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As Filed with the Securities and Exchange Commission on November 23, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Valero L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4610 (Primary Standard Industrial Classification Code Number)	74-2956831 (I.R.S. Employer Identification Number)

One Valero Way
San Antonio, Texas 78249
(210) 345-2000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

CURTIS V. ANASTASIO
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Valero GP, LLC
One Valero Way
San Antonio, Texas 78249
(210) 345-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:

JOHN A. WATSON, ESQ. Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, Texas 77010 (713) 651-5151	GISLAR DONNENBERG, ESQ. Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	LAWRENCE S. MAKOW, ESQ. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

        Approximate Date of Commencement of Proposed Sale to the Public:    As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger of Kaneb Pipe Line Partners, L.P., or Kaneb Partners, with a subsidiary of the Registrant pursuant to the Agreement and Plan of Merger by and among the Registrant, Kaneb Partners and the other parties thereto described in the enclosed document.

        If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Units	26,268,524	N/A	$1,373,481,161	$174,020

(1)
Represents the maximum number of common units of the registrant issuable upon the completion of the Kaneb Partners merger described herein to unitholders of Kaneb Partners.
(2)
Pursuant to Securities Act Rule 457(c), (f)(1) and (f)(3), and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $1,373,481,161, which equals (i) the product of (a) the average of the high and low prices of a unit of Kaneb Partners, of $59.12, as reported on the New York Stock Exchange on November 16, 2004 and (b) the total number of units of Kaneb Partners to be canceled and converted into the Registrant's common units (which is 23,232,090).

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2004

The information in this document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Dear Shareholders/Unitholders:

        Kaneb Services LLC, Kaneb Pipe Line Partners, L.P. and Valero L.P. have agreed to combine our businesses. As a result of the transaction, Kaneb Services LLC, which we refer to as Kaneb Services, and Kaneb Pipe Line Partners, L.P., which we refer to as Kaneb Partners, will become wholly owned subsidiaries of Valero L.P.

        In the merger of Kaneb Services with a subsidiary of Valero L.P., each Kaneb Services common share you hold will be converted into the right to receive $43.31 in cash. Immediately after completing the Kaneb Services merger, we intend to complete the merger of Kaneb Partners with a subsidiary of Valero L.P.

        In the Kaneb Partners merger, each Kaneb Partners unit you hold will be converted into the right to receive a number of Valero L.P. common units equal to

  •
  1.1307, if the average sales price of a Valero L.P. common unit is equal to or less than $54.39;

  •
  the ratio of $61.50 to the average Valero L.P. sales price, if the average Valero L.P. sales price is between $54.39 and $60.11; or

  •
  1.0231, if the average Valero L.P. sales price is equal to or greater than $60.11.

The average Valero L.P. sales price is the average of the average of the daily high and low sale price of a Valero L.P. common unit as reported on the NYSE Composite Transaction Reporting System for the ten consecutive NYSE full trading days ending at the close of trading on the NYSE full trading day immediately prior to the satisfaction or waiver of the conditions to the Kaneb Partners merger.

        The merger agreement between Valero L.P. and Kaneb Services must be approved by the Kaneb Services shareholders, and the merger agreement between Valero L.P. and Kaneb Partners must be approved by Kaneb Partners unitholders. In addition, the issuance of Valero L.P. common units to Kaneb Partners unitholders in the Kaneb Partners merger requires the approval of Valero L.P. common unitholders and of Valero L.P. subordinated unitholders (which are Valero Energy Corporation and its affiliates), each voting separately as a class. Each of us has scheduled a special meeting of its unitholders or shareholders to vote on these matters on [    ]. Regardless of the number of units or shares that you own or whether you plan to attend a meeting, it is important that your units or shares be represented and voted at the meeting. Voting instructions are inside.

        See "Risk Factors" beginning on page 25 of this document for a discussion of risks relevant to the mergers.

        Common units of Valero L.P., including common units issued to Kaneb Partners unitholders as a result of the Kaneb Partners merger, will continue to be quoted on the New York Stock Exchange under the symbol "VLI". Common shares of Kaneb Services, which are quoted on the New York Stock Exchange under the symbol "KSL," and units of Kaneb Partners, which are quoted on the New York Stock Exchange under the symbol "KPP," will be delisted if the mergers are consummated.

        The board of directors of Kaneb Services has unanimously approved the Kaneb Services merger and the Kaneb Services merger agreement, and has determined that the Kaneb Services merger is in the best interests of Kaneb Services and Kaneb Services' shareholders. Accordingly, the board of directors of Kaneb Services recommends that Kaneb Services' shareholders vote to approve and adopt the Kaneb Services merger agreement.

        The board of directors of Kaneb Pipe Line Company LLC, Kaneb Partners' general partner, has unanimously approved the Kaneb Partners merger and the Kaneb Partners merger agreement, and has determined that the Kaneb Partners merger is in the best interests of Kaneb Partners and Kaneb Partners' unitholders. Accordingly, the board of directors of Kaneb Partners' general partner recommends that Kaneb Partners' unitholders vote to approve the Kaneb Partners merger agreement.

        The board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, has unanimously approved each of the merger agreements, including the issuance of Valero L.P. common units in the Kaneb Partners merger, and has determined that the transactions are in the best interests of Valero L.P. and Valero L.P.'s unitholders. Accordingly, the board of directors of Valero GP, LLC recommends that Valero L.P. common unitholders vote to approve the issuance of Valero L.P. common units in the Kaneb Partners merger.

        Your vote is important regardless of the number of units or shares you own. Since the proposals relating to the mergers and the issuance of Valero L.P. common units in the Kaneb Partners merger require approval of a majority of the outstanding units or common shares, as the case may be, if you fail to vote or if you abstain, it will have the same effect as a vote against the mergers. Please vote as soon as possible to make sure that your units or shares are represented at the special meeting. To vote your units or common shares, please complete and return the enclosed proxy card. You also may cast your votes in person at the appropriate special meeting.

Very truly yours,

VALERO L.P.	KANEB SERVICES LLC	KANEB PIPE LINE PARTNERS, L.P.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Valero L.P. common units to be issued under this document or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.

        This document is dated            , and is first being mailed to Kaneb Services shareholders and Valero L.P. and Kaneb Partners unitholders on or about                         .

        This document incorporates by reference important business and financial information about Valero L.P., Kaneb Services and Kaneb Partners that is not included in or delivered with this document. Please read "Where You Can Find More Information."

        You can obtain any of the documents incorporated by reference into this document from Valero L.P., Kaneb Services or Kaneb Partners, as the case may be, or from the Securities and Exchange Commission's website at http://www.sec.gov. Documents incorporated by reference are available from Valero L.P., Kaneb Services and Kaneb Partners without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into this document. You may obtain documents incorporated by reference into this document by requesting them in writing or by telephone from the appropriate company as follows:

Valero L.P. Investor Relations One Valero Way San Antonio, Texas 78249 (210) 345-2000	Kaneb Pipe Line Partners, L.P. or Kaneb Services LLC Investor Relations 2435 N. Central Expressway, Suite 700 Richardson, Texas 75080 (972) 699-4041

        You should request the documents incorporated by reference no later than                to obtain timely delivery. Please be sure to include your complete name and address in your request. If you request any documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

        All information included or incorporated by reference in this document concerning Valero L.P. has been furnished by Valero L.P. All information included or incorporated by reference in this document concerning Kaneb Services has been furnished by Kaneb Services. All information included or incorporated by reference in this document concerning Kaneb Partners has been furnished by Kaneb Partners.

VALERO L.P.

One Valero Way
San Antonio, Texas 78249
(210) 345-2000

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

To Be Held on

To the Unitholders of Valero L.P.:

        We will hold a special meeting of unitholders of Valero L.P. at Valero L.P.'s headquarters at One Valero Way, San Antonio, Texas 78249, on            ,             ,     , at 10:00 a.m., local time, for the purposes of considering and voting on the following matters, as described in the accompanying document:

          1.     a proposal to approve the issuance of Valero L.P. common units pursuant to the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Pipe Line Partners, L.P. and the other parties thereto, as it may be amended from time to time. This proposal is more fully described in the accompanying document;

          2.     a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of Valero L.P. common units described in proposal 1; and

          3.     any other business as may properly come before the special meeting or any adjournments or postponements thereof.

        The board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, has unanimously approved each of the merger agreements, including the issuance of Valero L.P. common units in the Kaneb Partners merger, and has determined that the transactions are in the best interests of Valero L.P. and Valero L.P.'s unitholders. Accordingly, the board of directors of Valero GP, LLC recommends that Valero L.P. common unitholders vote to approve the issuance of Valero L.P. common units in the Kaneb Partners merger.

        The proposal regarding the issuance of Valero L.P. common units in the Kaneb Partners merger requires the affirmative vote of both the holders of a majority of Valero L.P.'s outstanding common units and the holders of a majority of Valero L.P.'s outstanding subordinated units. Since the approval of the proposal regarding the issuance of Valero L.P. common units in the Kaneb Partners merger requires the affirmative vote of the holders of a majority of Valero L.P.'s outstanding common units, abstentions and broker non-votes will have the same effect as a vote against this proposal.

        The proposal regarding the adjournment of the Valero L.P. special meeting, if necessary, to solicit additional proxies in connection with obtaining approval of the issuance of Valero L.P. common units in the Kaneb Partners merger requires the affirmative vote of the holders of a majority of the Valero L.P. common units and Valero L.P. subordinated units, voting together as a single class, present in person or by proxy and entitled to vote.

        Holders of record of Valero L.P. common units at the close of business on                        will be entitled to notice of and to vote, separately as a class, at the special meeting and any adjournments or postponements thereof.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

  •
  USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD;

  •
  USE THE INTERNET WEBSITE SHOWN ON THE PROXY CARD; OR

  •
  MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By order of the board of directors of Valero GP, LLC, as general partner of Riverwalk Logistics, L.P., the general partner of Valero L.P.
Bradley C. Barron Secretary

San Antonio, Texas
                      , 200

KANEB SERVICES LLC

2435 North Central Expressway, Suite 700
Richardson, Texas 75080
(972) 699-4062

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on

To the Shareholders of Kaneb Services LLC:

        We will hold a special meeting of the shareholders of Kaneb Services LLC ("Kaneb Services") on            ,            ,             , at       a.m., local time, at                        , for the purpose of considering and voting upon the following matters, as described in the accompanying document:

          1.     a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Services and the other parties thereto, as it may be amended from time to time, under which, among other things, Kaneb Services will merge with a subsidiary of Valero L.P.;

          2.     a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement described in the immediately above proposal; and

          3.     any other business as may properly come before the special meeting or any adjournments or postponements thereof.

        The board of directors of Kaneb Services has unanimously approved the Kaneb Services merger and the Kaneb Services merger agreement, and has determined that the Kaneb Services merger is in the best interests of Kaneb Services and Kaneb Services' shareholders. Accordingly, the board of directors of Kaneb Services recommends that Kaneb Services' shareholders vote to approve and adopt the Kaneb Services merger agreement.

        The proposal to approve and adopt the Kaneb Services merger agreement requires the affirmative vote of the holders of a majority of Kaneb Services' outstanding common shares, including the affirmative vote of holders of at least a majority of the outstanding Kaneb Services common shares (other than those beneficially owned by Valero L.P., Kaneb Services, Kaneb Pipe Line Company LLC or Kaneb Pipe Line Partners, L.P., or their respective affiliates) present in person or by proxy at the Kaneb Services special meeting. Since the approval of the Kaneb Services merger agreement requires the affirmative vote of the holders of a majority of Kaneb Services' outstanding common shares, abstentions and broker non-votes will have the same effect as a vote against this proposal.

        The proposal regarding the adjournment of the Kaneb Services special meeting, if necessary, to solicit additional proxies in connection with obtaining approval of the Kaneb Services merger agreement requires the affirmative vote of the holders of a majority of the Kaneb Services common shares present in person or by proxy and entitled to vote.

        Holders of record of Kaneb Services common shares at the close of business on            will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

  •
  USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD;

  •
  USE THE INTERNET WEBSITE SHOWN ON THE PROXY CARD; OR

  •
  MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By order of the board of directors of Kaneb Services LLC
Howard C. Wadsworth Vice President, Treasurer and Secretary

Richardson, Texas
                      , 200

KANEB PIPE LINE PARTNERS, L.P.

2435 North Central Expressway, Suite 700
Richardson, Texas 75080
(972) 699-4062

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

To Be Held on

To the Unitholders of Kaneb Pipe Line Partners, L.P.:

        We will hold a special meeting of the unitholders of Kaneb Pipe Line Partners, L.P. ("Kaneb Partners") on            ,            ,             , at        a.m., local time, at                        , for the purpose of considering and voting upon the following matters as described in the accompanying document:

          1.     to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Partners and the other parties thereto, as it may be amended from time to time, under which, among other things, Kaneb Partners will merge with a subsidiary of Valero L.P.;

          2.     a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement described in the immediately above proposal; and

          3.     any other business as may properly come before the special meeting or any adjournments or postponements thereof.

        The board of directors of Kaneb Pipe Line Company LLC, Kaneb Partners' general partner, has unanimously approved the Kaneb Partners merger and the Kaneb Partners merger agreement, and has determined that the Kaneb Partners merger is in the best interests of Kaneb Partners and Kaneb Partners' unitholders. Accordingly, the board of directors of Kaneb Partners' general partner recommends that Kaneb Partners' unitholders vote to approve the Kaneb Partners merger agreement.

        The proposal to approve the Kaneb Partners merger agreement requires the affirmative vote of the holders of a majority of Kaneb Partners' outstanding units, including the affirmative vote of the holders of at least a majority of Kaneb Partners' outstanding units (other than those beneficially owned by Valero L.P., Kaneb Pipe Line Company LLC, Kaneb Services LLC or any of their respective affiliates) present in person or by proxy at the Kaneb Partners special meeting. Since the approval of the Kaneb Partners merger agreement requires the affirmative vote of the holders of a majority of Kaneb Partners' outstanding units, abstentions and broker non-votes will have the same effect as a vote against this proposal.

        In the absence of a quorum at the Kaneb Partners special meeting, the affirmative vote of the general partner or the holders of a majority of Kaneb Partners' units present in person or by proxy at the Kaneb Partners special meeting is required to approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Kaneb Partners merger proposal. If a quorum is present at the Kaneb Partners special meeting, the vote of the holders of at least a majority of Kaneb Partners' outstanding units is required to approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Kaneb Partners merger proposal.

        Holders of record of Kaneb Partners units at the close of business on            will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

  •
  USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD;

  •
  USE THE INTERNET WEBSITE SHOWN ON THE PROXY CARD; OR

  •
  MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By order of the board of directors of Kaneb Pipe Line Company LLC, as general partner of Kaneb Pipe Line Partners, L.P.
Edward D. Doherty Chairman of the Board and Chief Executive Officer

Richardson, Texas
                      , 200

THE KANEB SERVICES MERGER AGREEMENT	101
Consideration to Be Received in the Kaneb Services Merger by Kaneb Services Shareholders	101
Treatment of Kaneb Services Equity-Based Awards	102
Completion of the Kaneb Services Merger	102
Representations and Warranties	103
Interim Operations	104
Additional Covenants	106
Conditions	110
Termination of the Kaneb Services Merger Agreement	111
Amendments, Extensions and Waivers	115
THE KANEB PARTNERS MERGER AGREEMENT	116
Consideration to Be Received in the Kaneb Partners Merger by Kaneb Partners Unitholders	116
Completion of the Kaneb Partners Merger	118
Representations and Warranties	119
Interim Operations	120
Additional Covenants	122
Conditions	127
Termination of the Kaneb Partners Merger Agreement	128
Amendments, Extensions and Waivers	132
COMPARISON OF THE RIGHTS OF VALERO L.P. AND KANEB PARTNERS UNITHOLDERS	133
VALERO L.P. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	166
LEGAL MATTERS	175
RIGHTS OF DISSENTING UNITHOLDERS/SHAREHOLDERS	175
EXPERTS	177
OTHER MATTERS	177
UNITHOLDER/SHAREHOLDER PROPOSALS	178
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	178
WHERE YOU CAN FIND MORE INFORMATION	178

QUESTIONS AND ANSWERS
ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETINGS

Q:
Why Am I Receiving These Materials?

A:
Valero L.P., Kaneb Services and Kaneb Partners have agreed to combine their businesses by merging subsidiaries of Valero L.P. with each of Kaneb Services and Kaneb Partners. The mergers cannot be completed without the required approvals of Valero L.P. unitholders, Kaneb Services shareholders and Kaneb Partners unitholders, as described in this document, and the purpose of this document is to provide information to you about the proposed transactions and to solicit your vote in favor of the transaction.

Q:
Why Are There Two Mergers?

A:
Kaneb conducts its business through two separate public entities, Kaneb Services and Kaneb Partners. In addition, Kaneb Services wholly owns Kaneb Pipe Line Company LLC, the general partner of Kaneb Partners, and Kaneb Pipe Line Company LLC owns approximately 18% of the limited partner interest in Kaneb Partners. It is the parties' intention that Valero L.P. will acquire the entire Kaneb business, including both Kaneb Services and Kaneb Partners. Accordingly, the transaction has been structured to accomplish this by providing for a merger of Kaneb Services with a Valero L.P. subsidiary as well as a merger of Kaneb Partners with another Valero L.P. subsidiary, resulting in Kaneb Services and Kaneb Partners becoming indirect wholly owned subsidiaries of Valero L.P. The parties expect that, if the mergers are completed, the Kaneb Partners merger will be completed immediately after the Kaneb Services merger.

Q:
Where and When Are the Special Meetings?

A:
The Valero L.P. special meeting will take place at Valero L.P.'s headquarters at One Valero Way, San Antonio, Texas 78249 on                        ,                         ,      , at        a.m., local time.

The Kaneb Services special meeting will take place at                        , on                        ,            ,             , at       a.m., local time.

The Kaneb Partners special meeting will take place at                        , on                        ,            ,             , at       a.m., local time.

Q:
What Are Unitholders and Shareholders Being Asked to Vote on at the Special Meetings?

A:
Valero L.P. common and subordinated unitholders will vote on a proposal to approve the issuance of Valero L.P. common units in the Kaneb Partners merger. Kaneb Services shareholders will vote on a proposal to approve and adopt the Kaneb Services merger agreement. Kaneb Partners unitholders will vote on a proposal to approve the Kaneb Partners merger agreement.

Valero L.P. unitholders, Kaneb Services shareholders and Kaneb Partners unitholders will also be asked to vote on proposals to adjourn the special meetings, if necessary, in order to solicit additional proxies, if there are not sufficient votes at the time of the special meetings, for the purpose of approving the transactions described above, and may also be asked to consider other matters as may properly come before the special meetings. At the present time, Valero L.P., Kaneb Services and Kaneb Partners know of no other matters that will be presented for consideration at the special meetings.

Q:
What Vote Is Required to Obtain Unitholder or Shareholder Approval of the Proposals Relating to the Mergers?

A:
For Valero L.P., the affirmative vote of the holders of a majority of the outstanding Valero L.P. common units and a majority of the outstanding Valero L.P. subordinated units, each voting separately as a class, is needed to approve the issuance of Valero L.P. common units in the Kaneb Partners merger. An affiliate of Valero L.P. beneficially owns all of the Valero L.P. subordinated units, and it is currently expected that all of the Valero L.P. subordinated units will be voted in favor of the approval of the proposals to be presented to Valero L.P. unitholders at the Valero L.P. special meeting.

For Kaneb Services, the affirmative vote of the holders of a majority of Kaneb Services' outstanding common shares, including the affirmative vote of holders of at least a majority of the outstanding Kaneb Services common shares (other than those beneficially owned by Valero L.P., Kaneb Services, Kaneb Pipe Line Company LLC or Kaneb Partners or any of their respective affiliates) present in person or by proxy at the Kaneb Services special meeting, is required to approve and adopt the Kaneb Services merger agreement.

For Kaneb Partners, the affirmative vote of the holders of a majority of Kaneb Partners' outstanding units, including the affirmative vote of the holders of at least a majority of Kaneb Partners' outstanding units (other than those beneficially owned by Valero L.P., Kaneb Services, Kaneb Partners, Kaneb Pipe Line Company LLC or any of their respective affiliates) present in person or by proxy at the Kaneb Partners special meeting, is required to approve the Kaneb Partners merger agreement.

As of the record date of the Valero L.P. special meeting, directors and executive officers of Valero GP, LLC and their affiliates had the right to vote             Valero L.P. common units, or approximately [    ]% of the outstanding Valero L.P. common units entitled to vote at the Valero L.P. special meeting. We currently expect that all of the directors and executive officers of Valero GP, LLC will vote their common units in favor of the issuance of common units in the Kaneb Partners merger, although none of them has entered into any agreement obligating them to do so.

As of the record date of the Kaneb Services special meeting, directors and executive officers of Kaneb Services and Kaneb Partners and their affiliates had the right to vote            Kaneb Services common shares, or approximately [    ]% of the outstanding Kaneb Services common shares entitled to vote at the Kaneb Services special meeting. Mr. John Barnes, Chairman and Chief Executive Officer of Kaneb Services, and Mr. Edward Doherty, President and Chief Executive Officer of Kaneb Partners' general partner, each entered into a support agreement under which they agreed, among other things, to vote their Kaneb Services common shares in favor of the approval of the Kaneb Services merger agreement. As of the date of these support agreements, October 31, 2004, Mr. Barnes held voting power with respect to 248,368 Kaneb Services common shares, and Mr. Doherty held voting power with respect to 31,990 Kaneb Services common shares. We currently expect that all of the directors and executive officers of Kaneb Services and Kaneb Partners and their affiliates will vote their common shares in favor of approving and adopting the Kaneb Services merger agreement, although, except for Messrs. Barnes and Doherty as noted above, none of them has entered into any agreement obligating them to do so.

As of the record date of the Kaneb Partners special meeting, directors of Kaneb Partners' general partner and executive officers of Kaneb Partners and Kaneb Services and their affiliates had the right to vote            Kaneb Partners units, or approximately [    ]% of the outstanding Kaneb Partners units entitled to vote at the Kaneb Partners special meeting. Messrs. Barnes and Doherty each entered into a support agreement under which they agreed, among other things, to vote their Kaneb Partners units in favor of the approval of the Kaneb Partners merger agreement. As of the date of these support agreements, October 31, 2004, Mr. Barnes held voting power with respect to 20,000 Kaneb Partners units, and Mr. Doherty held voting power with respect to 86,700 Kaneb Partners units. We currently expect that all of the directors and executive officers of Kaneb Partners and Kaneb Services and their affiliates will vote their Kaneb Partners units in favor of approving the Kaneb Partners merger agreement, although, except for Messrs. Barnes and Doherty as noted above, none of them has entered into any agreement obligating them to do so.

Q:
What Should I Do Now?

A:
After carefully reading and considering the information contained in this document, please respond by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed, postage-paid envelope, or by submitting your proxy or voting instructions by telephone or Internet as soon as possible so that your shares may be represented at your special meeting. The enclosed proxy card contains instructions for voting by mail, telephone or Internet. Please follow these instructions carefully. The proxies identified on the proxy card will vote your units, common units or common shares, as the case may be, in accordance with your instructions.

Q:
What If I Don't Vote?

A:
If you do not return your proxy or if you abstain, it will have the same effect as a vote against the proposals related to the approval of the mergers and the issuance of the Valero L.P. common units in the Kaneb Partners merger. If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of our proposals, unless your shares are held in "street name," as described below.

Q:
If My Units or Shares Are Held in "Street Name" by My Broker, Will My Broker Vote My Units or Shares for Me?

A:
If you do not provide voting instructions on how to vote any units, common units or common shares you own that are held of record by a brokerage firm, bank or other nominee (that is, in "street name"), your brokerage firm, bank or nominee will not be able to vote those shares or units for you on the proposals described in this document (referred to as broker non-votes). Broker non-votes will not be counted as units or shares entitled to vote that are present at the special meeting. Broker non-votes will have the same effect as a vote against the proposals related to the mergers and the issuance of the Valero L.P. common units in the Kaneb Partners merger. If your unit/shares are held in "street name," please be sure that you instruct the record holder of your units/shares how you wish them to be voted. Please check the voting form used by your broker to see if it offers you the opportunity to give your voting instructions by telephone or Internet.

Q:
Can I Change My Vote After I Have Delivered My Proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods and you are a holder of record, you must submit your notice of revocation or your new proxy to the Secretary of Valero L.P., Kaneb Services or Kaneb Partners, as appropriate, before the applicable special meeting. However, if your shares are held in a street name account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, or if your shares are held in street name and you receive a valid proxy from your broker, you can attend your special meeting and vote in person.

Q:
When Do You Expect the Mergers to Be Completed?

A:
We are working to complete the mergers as quickly as practicable. While there can be no assurances as to the timing of the completion of the mergers, we are currently working to complete the mergers during the first quarter of 2005.

Q:
Who Can Help Answer My Questions?

A:
If you have any questions about the mergers or how to submit your proxy, or if you need additional copies of this document or the enclosed proxy cards, or voting instructions, you should contact:

If you are a Valero L.P. unitholder:
Valero L.P.
Attention: Bradley C. Barron, Secretary
One Valero Way
San Antonio, Texas 78249
(210) 345-2000

If you are a Kaneb Services shareholder or a Kaneb Partners unitholder:
Investor Relations
2435 N. Central Expressway, Suite 700
Richardson, Texas 75080
(972) 699-4041

SUMMARY

        This brief summary may not contain all of the information that is important to you. To fully understand the mergers, you should carefully read this entire document and the other documents to which this document refers you. See "Where You Can Find More Information" on page 178.

The Mergers (Page 46)

        We propose that Valero L.P. acquire the entire Kaneb business represented by Kaneb Services, Kaneb Partners and their subsidiaries. Specifically, we propose that Valero L.P. acquire Kaneb Services through the merger of a subsidiary of Valero L.P. into Kaneb Services, and that immediately thereafter Valero L.P. acquire Kaneb Partners through the merger of a subsidiary of Valero L.P. into Kaneb Partners. As a result of the mergers, Kaneb Services and Kaneb Partners will become indirect wholly owned subsidiaries of Valero L.P. We refer to the merger between Kaneb Services and a subsidiary of Valero L.P. as the Kaneb Services merger, and we refer to the merger between Kaneb Partners and a subsidiary of Valero L.P. as the Kaneb Partners merger. Valero L.P. has entered into separate but interrelated merger agreements with each of Kaneb Services and Kaneb Partners to accomplish these transactions. We have attached the Kaneb Services merger agreement as Appendix A to this document, and the Kaneb Partners merger agreement as Appendix B to this document. We urge you to read the merger agreements, as these are the legal documents that govern the mergers.

What You Will Receive in the Mergers (Page 101 and Page 116)

        If you are a Kaneb Services shareholder, upon completion of the Kaneb Services merger, each of your Kaneb Services common shares will be converted into the right to receive $43.31 in cash. You are urged to obtain current trading price quotations for Kaneb Services common shares.

        If you are a Kaneb Partners unitholder, upon completion of the Kaneb Partners merger each of your Kaneb Partners units will be converted into the right to receive a number of Valero L.P. common units equal to:

if the average Valero L.P. sales price is equal to or less than $54.39	if the average Valero L.P. sales price is between $54.39 and $60.11	if the average Valero L.P. sales price is equal to or greater than $60.11
1.1307	$61.50 ÷ average Valero L.P. sales price	1.0231

The average Valero L.P. sales price is the average of the average of the daily high and low sale price of a Valero L.P. common unit as reported on the NYSE Composite Transaction Reporting System for the ten consecutive NYSE full trading days ending at the close of trading on the NYSE full trading day immediately prior to the satisfaction or waiver of the conditions to the Kaneb Partners merger. The number of Valero L.P. common units that Kaneb Partners unitholders will receive in the Kaneb Partners merger is sometimes referred to as the exchange ratio. Kaneb Partners unitholders will be paid cash instead of any fractional share of Valero L.P. common units to which they are otherwise entitled.

        If the average Valero L.P. sales price were determined as of the date of this document, it would be $57.89, the exchange ratio in the Kaneb Partners merger would be 1.0624, and as a result, upon completion of the Kaneb Partners merger current Kaneb Partners unitholders, in the aggregate, would own approximately 24,681,772 Valero L.P. common units, or approximately 64.7% of the outstanding Valero L.P. common units, and current Valero L.P. unitholders, in the aggregate, would own approximately 35.3% of the outstanding Valero L.P. common units following the Kaneb Partners merger. Under these assumptions, we expect that on completion of the merger the general partnership and limited partnership interest in Valero L.P. held by Valero Energy Corporation and its subsidiaries, which we refer to as Valero Energy, will equate to an approximate 23% interest in Valero L.P. As of September 30, 2004, prior to the completion of the mergers, the aggregate general partnership and limited partnership interest in Valero L.P. held by Valero Energy and its subsidiaries was approximately

45.6%. Because the trading price of Valero L.P. common units will likely fluctuate between the date of this document and the closing date of the Kaneb Partners merger, these percentages are indicated as an example only and may change. You are urged to obtain current quotations for Valero L.P. common units and Kaneb Partners units.

        Valero L.P.'s partnership agreement caps the incentive distribution rights payable to Valero L.P.'s general partner at 23% of cash distributions in excess of $0.66, the highest incentive distribution threshold. By contrast, Kaneb Partners' partnership agreement contains an approximate 29% cap above $0.70 per unit. Because Valero L.P.'s partnership agreement will govern the combined partnership, Kaneb Partners' unitholders will benefit from the lower cap as holders of Valero L.P. common units following the merger. For a description of Valero L.P.'s distribution policy, please read "Comparison of the Rights of Valero L.P. and Kaneb Partners Unitholders—Incentive Distribution Rights."

Comparative Per Unit Market Price Information

        On October 29, 2004, the last trading day before we announced the mergers, the closing price for Valero L.P. common units on the NYSE was $56.20 and for Kaneb Partners units was $50.76. On            , Valero L.P. common units closed at $            per unit, and Kaneb Partners units closed at $            per unit.

        The market value of the Valero L.P. common units that will be issued in exchange for Kaneb Partners units upon the completion of the Kaneb Partners merger will not be known at the time Kaneb Partners unitholders vote on the approval of the Kaneb Partners merger agreement. The market prices of Valero L.P. common units and Kaneb Partners units will likely fluctuate prior to the mergers, and the exchange ratio to Kaneb Partners unitholders will be related to the average sales price of Valero L.P. common units measured during a ten consecutive full trading-day measurement period ending two days prior to closing of the mergers. You should obtain current trading price quotations for Valero L.P. common units and Kaneb Partners units. In addition, set forth below is a table showing the implied value of the Kaneb Partners merger consideration to Kaneb Partners unitholders based on a range of hypothetical average sales prices of Valero L.P. common units as measured in the ten consecutive full trading-day measurement period contemplated by the Kaneb Partners merger agreement. This table is for illustrative purposes only, and the actual prices at which Valero L.P. common units may trade between the date hereof and the closing of the Kaneb Partners merger may be above or below the range set forth below.

Valero L.P. common unit hypothetical mean average sales price	Exchange ratio	Implied value of one Kaneb Partners unit
$50.00	1.1307	$56.54
$53.00	1.1307	$59.93
$54.39	1.1307	$61.50
$58.00	1.0603	$61.50
$60.11	1.0231	$61.50
$62.00	1.0231	$63.43
$65.00	1.0231	$66.50

Opinions of Financial Advisors (Pages 54 to 76)

  Valero L.P.'s Financial Advisor

        In connection with the mergers, Credit Suisse First Boston LLC delivered a written opinion to the board of directors of Valero GP, LLC, in its capacity as general partner of the general partner of

Valero L.P., as to the fairness, from a financial point of view, to Valero L.P. of the aggregate consideration to be paid by Valero L.P. in the Kaneb Services merger and the Kaneb Partners merger. The full text of Credit Suisse First Boston's written opinion, dated October 31, 2004, is attached to this document as Appendix C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Credit Suisse First Boston's opinion was provided to the board of directors of Valero GP, LLC in connection with its evaluation, on behalf of Valero L.P., of the aggregate consideration payable by Valero L.P. in the mergers, does not address any other aspect of the proposed mergers and does not constitute a recommendation to any unitholder or shareholder as to how such unitholder or shareholder should vote or act with respect to any matters relating to the mergers.

  Kaneb Services' Financial Advisor

        Among other factors considered in deciding to recommend to the full board of directors of Kaneb Services the Kaneb Services merger agreement and the Kaneb Services merger, the special committee of the board of directors of Kaneb Services received a written opinion from the special committee's financial advisor, Raymond James & Associates, Inc., that, as of the date of the opinion, the consideration to be received by Kaneb Services shareholders in the Kaneb Services merger is fair to the Kaneb Services shareholders, from a financial point of view. We have attached the full text of Raymond James' written opinion as Appendix D to this document. You should read this opinion completely to understand the assumptions made, matters considered and limitations on the review undertaken by Raymond James in providing its opinion. The opinion of Raymond James is addressed to the special committee of the board of directors of Kaneb Services and does not constitute a recommendation to any shareholders or unitholders as to any matters relating to the mergers.

  Kaneb Partners' Financial Advisor

        Among other factors considered in deciding to recommend to the full board of directors of Kaneb Partners' general partner the Kaneb Partners merger agreement and the Kaneb Partners merger, the special committee of the board of directors of Kaneb Partners' general partner received a written opinion addressed to the board of directors of Kaneb Partners' general partner from the special committee's financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., that, as of the date of the opinion, the exchange ratio in the Kaneb Partners merger is fair to the Kaneb Partners unitholders (excluding Kaneb Partners' general partner or any of its affiliates or associates, and excluding any director or member of management of Kaneb Services, Kaneb Partners' general partner and their respective affiliates) from a financial point of view. We have attached the full text of Houlihan Lokey's written opinion as Appendix E to this document. You should read this opinion completely to understand the assumptions made, matters considered and limitations on the review undertaken by Houlihan Lokey in providing its opinion. The opinion of Houlihan Lokey is addressed to the board of directors of Kaneb Partners' general partner and does not constitute a recommendation to any unitholders or shareholders as to any matters relating to the mergers.

Distribution Policy

        Pending completion of the merger, the parties are permitted by the merger agreements to continue paying regular quarterly distributions on units or common shares at current rates, consistent with their usual practice and timing.

        If you are a Kaneb Partners unitholder, you will receive one quarterly distribution with respect to the calendar quarter that the Kaneb Partners merger is completed. Valero L.P. and Kaneb Partners have agreed to coordinate the declaration and payment of quarterly distributions in respect of the Valero L.P. common units and the Kaneb Partners units and the record dates and payment dates relating to the units, so that every Kaneb Partners unitholder will receive their quarterly distribution, but will not receive more than one quarterly distribution, for any single calendar quarter with respect to their Kaneb Partners units or any Valero L.P. common units that a Kaneb Partners' unitholder receives in connection with the Kaneb Partners merger.

        Since Kaneb Services funds its distributions with cash from distributions that it receives from Kaneb Partners, Kaneb Services only pays cash distributions concurrently with cash distributions that it receives from Kaneb Partners. If the Kaneb Services merger is completed during any calendar quarter on a date after the record date of a declared Kaneb Services cash distribution, if you are a Kaneb Services shareholder, you will receive that cash distribution in addition to the $43.31 per Kaneb Services common share consideration payable in the Kaneb Services merger as described above under "—What You Will Receive in the Mergers." If the Kaneb Services merger is completed during any calendar quarter on a date before the record date of a declared Kaneb Services cash distribution, you will not receive any cash distributions with respect to that quarter. There will be no Kaneb Services cash distributions other than the regular quarterly cash distributions that are made concurrently with the regular quarterly Kaneb Partners cash distributions.

        Once the Kaneb Partners merger is completed, Kaneb Partners unitholders will become Valero L.P. common unitholders and, when distributions are approved and declared by Valero L.P.'s general partner, they will receive distributions on their Valero L.P. common units in accordance with Valero L.P.'s partnership agreement. It is the intent of Valero L.P. to increase its quarterly distribution from the current $0.80 per unit to $0.855 per Valero L.P. common unit following the closing of the Kaneb Partners merger. Any distribution on Valero L.P. common units will be subject to applicable law and the provisions of Valero L.P.'s partnership agreement, as well as approval by Valero GP, LLC's board of directors. See "Risk Factors" for a further discussion of factors that may affect Valero L.P.'s ability to make or increase distributions to unitholders.

Reasons for the Mergers (Pages 50 to 54)

        The board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, the board of directors and the special committee of the board of directors of Kaneb Services and the board of directors and the special committee of the board of directors of Kaneb Partners' general partner each considered a number of factors in connection with their decisions to approve the merger agreements and recommend unitholder or shareholder approval. See "The Mergers—Recommendation of Valero L.P.'s General Partner; Valero L.P.'s Reasons for the Mergers"; "The Mergers—Recommendation of the Kaneb Services Board of Directors; Kaneb Services' Reasons for the Merger"; and "The Mergers—Recommendation of Kaneb Partners' General Partner; Kaneb Partners' Reasons for the Merger."

Recommendations to Unitholders/Shareholders (Pages 50 to 54)

  Valero L.P. unitholders

        The board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, has unanimously approved the Kaneb Services merger agreement and the Kaneb Partners merger agreement and approved the issuance of Valero L.P. common units in the Kaneb Partners merger, and has determined that these transactions are in the best interests of Valero L.P. and Valero L.P.'s unitholders. Accordingly, the board of directors of Valero GP, LLC recommends that Valero L.P. common unitholders vote "FOR" the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger.

  Kaneb Services shareholders

        The board of directors of Kaneb Services has unanimously approved the Kaneb Services merger and the Kaneb Services merger agreement, and has determined that the Kaneb Services merger is in the best interests of Kaneb Services and Kaneb Services shareholders. Accordingly, the board of directors of Kaneb Services recommends that Kaneb Services' common shareholders vote "FOR" the approval and adoption of the Kaneb Services merger agreement.

  Kaneb Partners unitholders

        The board of directors of Kaneb Partners' general partner has unanimously approved the Kaneb Partners merger and the Kaneb Partners merger agreement, and has determined that the Kaneb Partners merger is in the best interests of Kaneb Partners and Kaneb Partners' unitholders. Accordingly, the board of directors of Kaneb Partners' general partner recommends that Kaneb Partners' unitholders vote "FOR" the approval of the Kaneb Partners merger agreement.

Kaneb Directors and Officers Have Interests in the Mergers that Are Different than Yours (Page 96)

        In considering the recommendations of the board of directors of Kaneb Services and the Kaneb Partners' general partner, you should be aware that some executive officers and members of the boards of directors of Kaneb Services and Kaneb Partners' general partner have interests in the mergers that are different or in addition to the interests of the Kaneb Services shareholders or the Kaneb Partners unitholders generally. The boards of directors of Kaneb Services and Kaneb Partners' general partner and each of their respective special committees were aware of these interests and considered them, among other matters, in approving the merger agreements and the transactions contemplated thereby. These different or additional interests relate to:

  •
  change of control and incentive plan severance payments;

  •
  the treatment of outstanding Kaneb Services stock options and Kaneb Services restricted common share awards;

  •
  the treatment of Kaneb Services deferred stock units issued under deferred compensation plans and agreements; and

  •
  the indemnification and provision of liability insurance for Kaneb Services and Kaneb Partners' general partner's directors and executive officers.

Material U.S. Federal Income Tax Considerations (Page 76)

        The tax consequences of the mergers are very complicated, and the particular tax consequences of the mergers to you will depend on your own situation. The tax discussions in this document focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that hold their common units or common shares as capital assets, and these discussions have only limited application to other taxpayers or persons who are subject to special tax treatment. We urge you to consult your tax advisor for a full understanding of the federal, state, local and foreign tax consequences of the mergers to you. For a more detailed discussion of the material U.S. federal income tax consequences of the mergers, please read "The Mergers—Material U.S. Federal Income Tax Considerations" beginning on page 76 of this document.

        For U.S. federal income tax purposes with respect to Kaneb Services shareholders, Valero L.P. and Kaneb Services will report the Kaneb Services merger as a sale of common shares by Kaneb Services shareholders to Valero L.P. in exchange for the Kaneb Services merger consideration. Consistent with this method of reporting, a Kaneb Services shareholder will recognize gain or loss in the Kaneb Services merger equal to the difference between the amount realized and the shareholder's adjusted tax basis in his common shares exchanged in the Kaneb Services merger. A Kaneb Services shareholder's amount realized will equal the sum of the Kaneb Services merger consideration received by the shareholder plus the shareholder's share of Kaneb Services' nonrecourse liabilities.

        Except with respect to the payment of cash instead of issuing fractional Valero L.P. common units and as described below with respect to the recalculation of each Valero L.P. unitholder's and Kaneb Partners unitholder's share of nonrecourse liabilities, no gain or loss will be recognized for U.S. federal income tax purposes by the Kaneb Partners unitholders or the Valero L.P. unitholders as a result of the Kaneb Partners merger.

        Each Valero L.P. unitholder and Kaneb Partners unitholder will be deemed to have received a cash distribution equal to the excess, if any, of the unitholder's share of the nonrecourse liabilities immediately before the effective time of the Kaneb Partners merger and the unitholder's share of the nonrecourse liabilities immediately following the effective time of the Kaneb Partners merger. If the amount of cash deemed distributed to a Valero L.P. unitholder or former Kaneb Partners unitholder exceeds a unitholder's basis in his Valero L.P. common units, a unitholder will recognize gain in an amount equal to that excess. The application of the rules governing the allocation of nonrecourse liabilities in the context of the Kaneb Partners merger is complex and subject to uncertainty. Valero L.P. and Kaneb Partners do not anticipate that there will be a material decrease in the amount of nonrecourse liabilities allocable to a Kaneb Partners unitholder or a Valero L.P. unitholder as a result of the Kaneb Partners merger.

Accounting Treatment

        Valero L.P. will account for the mergers using the purchase method of accounting. Under that method of accounting, the aggregate consideration that Valero L.P. pays for Kaneb Services and Kaneb Partners will be allocated to their assets and liabilities based on their fair values, with any excess being treated as goodwill. Valero L.P. currently expects to record approximately $1 billion of goodwill upon completion of the mergers, but that estimate is subject to change pending the completion of an independent appraisal.

Dissenters' Rights of Appraisal (Page 175)

  Valero L.P. Unitholders and Kaneb Partners Unitholders

        Under Delaware law and the Valero L.P. and Kaneb Partners partnership agreements, Valero L.P. unitholders and Kaneb Partners unitholders do not have the right to dissent from the mergers and obtain appraisal rights.

  Kaneb Services Shareholders

        The Kaneb Services' limited liability company agreement provides that shareholders will have appraisal rights in the same manner and to the same extent that appraisal rights would be available to a stockholder of a Delaware corporation under the Delaware General Corporation Law. Under the Delaware General Corporation Law, any stockholder who does not wish to accept the merger consideration has the right to dissent from the merger and to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for his or her shares of common stock, so long as the stockholder complies with the provisions of Section 262 of the Delaware General Corporation Law. Any Kaneb Services shareholder that does not wish to accept the merger consideration can exercise the shareholders' rights of appraisal by complying with the provisions of Section 262 of the Delaware General Corporation Law. The amount as determined by the Delaware court may be higher or lower than the value of the cash offered by Valero L.P. in the Kaneb Services merger.

The Companies

  Valero L.P.
  One Valero Way
  San Antonio, Texas 78249
  (210) 345-2000

        Valero L.P., through its subsidiaries, owns and operates crude oil and refined products pipeline, terminalling and storage facilities throughout the United States. Valero L.P. has no employees. Valero

GP, LLC, the general partner of Valero L.P.'s general partner, is responsible for the management of Valero L.P. As of November 22, 2004, Valero GP, LLC employed approximately 299 individuals who perform services for Valero L.P. Headquartered in San Antonio, Texas, Valero L.P. had over $850 million of assets at September 30, 2004, and over $165 million of revenues in the first three quarters of 2004.

        For additional information about Valero L.P. and its business, see "Where You Can Find More Information" on page 178.

  Kaneb Services LLC
  2435 North Central Expressway, Suite 700
  Richardson, Texas 75080
  (972) 699-4062

        Kaneb Services manages and operates a refined petroleum products and anhydrous ammonia pipeline business and a petroleum products and specialty liquids terminal storage business through one of its subsidiaries' general partner interest in Kaneb Partners, which in turn owns those systems and facilities through its subsidiaries. Kaneb Services' wholly owned subsidiary, Kaneb Pipe Line Company LLC, owns the general partner interest and 5.1 million limited partner units of Kaneb Partners. Kaneb Services also provides product marketing services through some of its subsidiaries. As of October 31, 2004, Kaneb Services and its affiliates employed approximately 1,136 persons, 1,117 of which are also included in the Kaneb Partners' total number of employees, below. Headquartered in Richardson, Texas, Kaneb Services, including the operations of Kaneb Partners, had over $1.3 billion in assets as of September 30, 2004 and approximately $760 million of revenues during the first three quarters of 2004.

        For additional information about Kaneb Services and its business, see "Where You Can Find More Information" on page 178.

  Kaneb Pipe Line Partners, L.P.
  2435 North Central Expressway, Suite 700
  Richardson, Texas 75080
  (972) 699-4062

        Kaneb Partners is engaged in the refined petroleum products and anhydrous ammonia pipeline business and the terminalling of petroleum products and specialty liquids. Kaneb Partners was formed in September 1989 to acquire, own and operate the pipeline system and operations that had been previously conducted by Kaneb Pipe Line Company LLC, the current general partner of Kaneb Partners. The general partner of Kaneb Partners owns a 1% interest as general partner of Kaneb Partners and a 1% interest as general partner of Kaneb Pipe Line Operating Partnership, L.P. Kaneb Partners' pipeline operations are conducted through Kaneb Pipe Line Operating Partnership, L.P., of which Kaneb Partners is the sole limited partner and Kaneb Partners' general partner is the sole general partner. The terminalling business of Kaneb Partners is conducted through Support Terminals Operating Partnership, L.P. and its affiliated partnerships and corporate entities. Kaneb Partners has no employees. The business of Kaneb Partners is conducted by Kaneb Partners' general partner and its affiliate, Kaneb LLC, which employs all persons necessary for the operation of the Kaneb Partners' business. As of October 31, 2004, approximately 1,117 individuals were employed by Kaneb Partners' general partner and its affiliate to provide services to Kaneb Partners. Headquartered in Richardson, Texas, Kaneb Partners had over $1.3 billion in assets as of September 30, 2004 and approximately $468 million of revenues in the first three quarters of 2004.

        For additional information about Kaneb Partners and its business, see "Where You Can Find More Information" on page 178.

Conditions to Completion of the Mergers (Page 110 and Page 127)

        Each of Valero L.P.'s and Kaneb Services' obligations to complete the Kaneb Services merger depend upon the satisfaction or, where legally permissible, waiver of a number of mutual conditions, including:

  •
  the approval of the Kaneb Services merger agreement by Kaneb Services shareholders,

  •
  the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger by Valero L.P. unitholders,

  •
  the absence of any law, order or injunction making the Kaneb Services merger or the Kaneb Partners merger illegal or otherwise prohibiting the consummation of either merger,

  •
  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, which we refer to as the HSR Act, without the imposition of any condition or requirement that would be expected to have a material adverse effect on either party and its affiliates taken as a whole prior to the Kaneb Services merger or on the combined company after the completion of the Kaneb Services merger, and

  •
  the receipt of required regulatory approvals.

        Also, Valero L.P.'s and Kaneb Services' obligations to complete the Kaneb Services merger are separately subject to the satisfaction or, where legally permissible, waiver of several additional conditions, including, in general, the material accuracy of the other party's representations and warranties and the material performance of the other party's material covenants. Additionally, Valero L.P.'s obligations to complete the Kaneb Services merger are subject to the receipt by Valero L.P. of legal opinions regarding the U.S. federal income tax consequences of the Kaneb Services merger and the Kaneb Partners merger, and that the Kaneb Partners merger will be capable of being completed immediately following the completion of the Kaneb Services merger.

        Each of Valero L.P.'s and Kaneb Partners' obligations to complete the Kaneb Partners merger depend upon the satisfaction or, where legally permissible, waiver of a number of mutual conditions, including:

  •
  the approval of the Kaneb Partners merger agreement by Kaneb Partners unitholders,

  •
  the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger by Valero L.P. unitholders,

  •
  the absence of any law, order or injunction making the merger illegal or otherwise prohibiting the consummation of the merger,

  •
  the expiration or termination of the applicable waiting period under the HSR Act without the imposition of any condition that would be expected to have a material adverse effect on either party and its affiliates taken as a whole prior to the Kaneb Partners merger or on the combined company after the completion of the Kaneb Partners merger,

  •
  the receipt of required regulatory approvals, and

  •
  the completion of the Kaneb Services merger.

        Also, Valero L.P.'s and Kaneb Partners' obligations to complete the Kaneb Partners merger are separately subject to the satisfaction or, where legally permissible, waiver of several additional conditions, including, in general, the material accuracy of the other party's representations and warranties and the material performance of the other party's material covenants, in Valero L.P.'s case, its receipt of legal opinions regarding the U.S. federal income tax consequences of the Kaneb Partners merger and the Kaneb Services merger, and in Kaneb Partners' case, its receipt of legal opinions regarding the U.S. federal income tax consequences of the Kaneb Partners merger and Valero L.P.'s reaffirmation in this document of its intent to increase its quarterly distribution from the current $0.80 per unit to $0.855 per Valero L.P. common unit following the closing of the Kaneb Partners merger.

        Where the law permits, a party to each of the merger agreements could elect to waive a condition to its obligation to complete the relevant merger although that condition has not been satisfied. We cannot be certain when the conditions to the mergers will be satisfied or waived or that the mergers will be completed on the contemplated schedule.

Termination of the Merger Agreements; Termination Fees (Page 111 and Page 128)

        Valero L.P. and Kaneb Services can jointly agree at any time to terminate the Kaneb Services merger agreement without completing the Kaneb Services merger, even if Valero L.P. unitholders and Kaneb Services shareholders have approved the Kaneb Services merger agreement, so long as the board of directors of Kaneb Services and the board of directors of the general partner of Valero L.P.'s general partner approve the termination.

        In addition, each of Valero L.P. and Kaneb Services, without the consent of the other, can terminate the Kaneb Services merger agreement in a number of situations, such as:

  •
  following the final denial of a required regulatory approval,

  •
  upon the failure to obtain requisite unitholder and shareholder approvals, or

  •
  upon the other company's material breach of a representation, warranty or covenant.

        Either of Valero L.P. or Kaneb Services may terminate the Kaneb Services merger agreement if the Kaneb Services merger has not been completed by August 31, 2005, unless the primary reason the Kaneb Services merger has not been completed by that date is a breach of the Kaneb Services merger agreement by the party seeking to terminate the Kaneb Services merger agreement.

        Valero L.P. and Kaneb Partners can jointly agree at any time to terminate the Kaneb Partners merger agreement without completing the Kaneb Partners merger, even if Kaneb Partners and Valero L.P. unitholders have approved the Kaneb Partners merger agreement, so long as the boards of directors of the general partner of Valero L.P.'s general partner and Kaneb Partners' general partner approve the termination. In addition, each of Valero L.P. and Kaneb Partners, without the consent of the other, can terminate the Kaneb Partners merger agreement in substantially the same situations as those described for the Kaneb Services merger agreement above.

        Also, under the limited circumstances specified in the relevant merger agreement the Kaneb Services board of directors and Kaneb Partners' general partner may change their recommendations to their shareholders and unitholders, respectively, regarding approval of the merger agreements and terminate the relevant merger agreement, in order to enter into another transaction arising out of an unsolicited acquisition proposal that meets several requirements listed in the relevant merger agreement for being deemed a superior offer to the Kaneb Services merger or the Kaneb Partners merger. Kaneb Services' and Kaneb Partners' right to change their recommendations and terminate the relevant merger agreement in this manner is conditioned upon, among other things, Kaneb Services and Kaneb Partners complying with the "no solicitation" provisions of the relevant merger agreement and paying a termination fee as described below and Valero L.P. being given an opportunity to respond to the alternative offer.

        Both the Kaneb Services merger agreement and the Kaneb Partners merger agreement provide that in several circumstances a party may be required to pay a termination fee to the other party to its merger agreement. These circumstances are described more fully beginning on pages 113 and 130 of this document.

        The termination fee payable by Valero L.P. in certain of these circumstances under the Kaneb Services merger agreement and the Kaneb Partners merger agreement is $25 million, except that the maximum aggregate termination fee payable by Valero L.P. under both agreements cannot exceed

$25 million. The termination fee payable by Kaneb Services in certain of these circumstances under the Kaneb Services merger agreement is $15 million and the termination fee payable by Kaneb Partners in certain of these circumstances under the Kaneb Partners merger agreement is $25 million, except that the maximum aggregate termination fee payable by both Kaneb Services and Kaneb Partners under both agreements cannot exceed $25 million. These termination fees may have the effect of discouraging other companies from seeking to acquire or merge with any of Valero L.P., Kaneb Services or Kaneb Partners.

Regulatory Approvals (Page 76)

        Under the federal antitrust laws, we cannot complete the mergers until we furnish specified materials and information to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and satisfy waiting period requirements under the HSR Act. We may also be required to obtain regulatory approvals from, or make filings with, various state and foreign authorities in connection with the mergers. We expect that we will be able to obtain all required regulatory approvals, but we cannot assure you when or if these regulatory approvals will be obtained or what, if any, conditions the regulatory authorities will place on the granting of these approvals.

Special Meetings; Record Dates (Pages 35 to 44)

  Valero L.P. Unitholders

        You can vote at the Valero L.P. special meeting if you owned Valero L.P. common units at the close of business on            . On that date, there were             Valero L.P. common units outstanding and entitled to vote. An affiliate of Valero L.P. beneficially owns all of the Valero L.P. subordinated units, and it is currently expected that all of the Valero L.P. subordinated units will be voted in favor of the approval of the proposals to be presented to Valero L.P. unitholders at the Valero L.P. special meeting. You can cast one vote for each Valero L.P. common unit that you owned on that date.

  Kaneb Services Shareholders

        You can vote at the Kaneb Services special meeting if you owned Kaneb Services common shares at the close of business on            . On that date, there were                         Kaneb Services common shares outstanding and entitled to vote, and                        of these shares were beneficially owned by Valero L.P., Kaneb Services, Kaneb Partners, Kaneb Partners' general partner or their respective affiliates. You can cast one vote for each Kaneb Services common share that you owned on that date.

  Kaneb Partners Unitholders

        You can vote at the Kaneb Partners special meeting if you owned Kaneb Partners units at the close of business on            . On that date, there were                         Kaneb Partners units outstanding and entitled to vote, and                        of these units were beneficially owned by Valero L.P., Kaneb Services, Kaneb Partners, Kaneb Partners' general partner or their respective affiliates. You can cast one vote for each Kaneb Partners unit that you owned on that date.

Comparison of the Rights of Valero L.P. and Kaneb Partners Unitholders (Pages 133 to 164)

        Kaneb Partners unitholders will own Valero L.P. common units following the completion of the Kaneb Partners merger, and their rights associated with these common units will be governed by, in addition to Delaware law, Valero L.P.'s partnership agreement, which differs in a number of respects from Kaneb Partners' partnership agreement. For information regarding the rights of Valero L.P. unitholders as compared to those of Kaneb Partners unitholders, see "Comparison of the Rights of Valero L.P. and Kaneb Partners Unitholders."

        Regardless of when the mergers occur, Valero L.P., Kaneb Services and Kaneb Partners expect to furnish their shareholders or unitholders with tax information for the year 2004 by March 15, 2005. That information will be included in a Schedule K-1 that sets forth the investor's allocable share of the entity's items of income, gain, loss, deduction and credit.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following selected unaudited pro forma condensed combined financial data has been derived from and should be read together with the unaudited pro forma condensed combined financial statements and related notes on page 166 through page 174. This information reflects the combined effect of both the Kaneb Services merger and the Kaneb Partners merger described herein and is based on the historical consolidated balance sheets and related historical consolidated statements of income of Valero L.P., Kaneb Services and Kaneb Partners, giving effect to the mergers using the purchase method of accounting for business combinations. This information is for illustrative purposes only and should be read in conjunction with the full financial statements of Valero L.P., Kaneb Services and Kaneb Partners for each respective period which are included in their SEC filings incorporated herein by reference. See "Where You Can Find More Information."

        The entities may have performed differently had they always been combined. You should not rely on the selected unaudited pro forma condensed combined financial data as being indicative of the historical results that would have been achieved had the entities always been combined or the future results that Valero L.P. will experience after the mergers. None of the amounts reflect any effects of anticipated cost savings or other financial benefits expected to result from the mergers.

	Unaudited Pro Forma Condensed Combined Financial Data
	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
	(in thousands, except per unit amounts)
Statement of Income Data:
Revenues	$1,042,935	$921,306
Operating income	187,402	158,669
Income from continuing operations	116,612	92,317
Income from continuing operations per unit applicable to limited partners	2.33	1.74
Cash distributions per limited partner unit	2.95	2.40
September 30, 2004
(in thousands)
Balance Sheet Data:
Property and equipment, net	$2,474,494
Total assets	3,742,273
Long-term debt, less current portion	1,632,882
Total equity	1,896,283

SELECTED HISTORICAL FINANCIAL DATA

How We Prepared the Financial Data

        The following tables set forth selected historical financial information for Valero L.P., Kaneb Services and Kaneb Partners for the periods and at the dates indicated. The selected historical financial information has been derived from the audited and unaudited financial statements of each entity for the periods indicated. The selected historical financial information for each of the three years in the period ended December 31, 2003 is derived from and should be read in conjunction with the audited financial statements and accompanying notes for such periods incorporated by reference into this document. The selected historical financial information for the nine-month periods ended September 30, 2003 and 2004 is derived from and should be read in conjunction with the unaudited financial statements and accompanying notes for such periods that are also incorporated by reference into this document.

Valero L.P.

        The following table contains selected financial data derived from the audited and unaudited financial statements of Valero L.P. and its predecessor (as defined below).

        Prior to July 1, 2000, Valero L.P.'s pipeline, terminalling and storage assets were owned and operated by Ultramar Diamond Shamrock Corporation (UDS, now part of Valero Energy). These assets and their related operations are referred to herein as the Ultramar Diamond Shamrock Logistics Business and that business is referred to as the "Predecessor" in the following table. The selected financial data for the year ended December 31, 1999 and for the six months ended June 30, 2000 reflect the operations of the Ultramar Diamond Shamrock Logistics Business as if it had existed as a single separate entity of UDS.

        Effective July 1, 2000, UDS transferred the Ultramar Diamond Shamrock Logistics Business to Shamrock Logistics Operations, L.P. (Shamrock Logistics Operations), a wholly owned subsidiary of Shamrock Logistics, L.P. (Shamrock Logistics). Shamrock Logistics was wholly owned by UDS. Shamrock Logistics, which later became Valero L.P., is referred to as the "Successor" in the following table. The transfer of the Ultramar Diamond Shamrock Logistics Business to Shamrock Logistics Operations represented a reorganization of entities under common control and was recorded at historical cost. On April 16, 2001, Shamrock Logistics completed its initial public offering of common units, which represented 26.4% of its outstanding partnership interests.

        Effective December 31, 2001, UDS merged with and into Valero Energy. That acquisition included the acquisition of UDS' majority ownership interest in Shamrock Logistics. The consolidated balance sheet of Shamrock Logistics as of December 31, 2001 was not adjusted to fair value due to the significant level of public ownership interest in Shamrock Logistics. Effective January 1, 2002, Shamrock Logistics became Valero L.P. The selected financial data for the six months ended December 31, 2000 and for the years ended December 31, 2001, 2002 and 2003 represent the consolidated operations of Valero L.P.

SELECTED HISTORICAL FINANCIAL DATA—Continued

Valero L.P.—Continued

        The amounts in the tables below are in thousands, except per unit data.

	Predecessor		Successor
		Six Months Ended June 30, 2000	Six Months Ended December 31, 2000				Nine Months Ended September 30,
	Year Ended December 31, 1999			Years Ended December 31,
				2001	2002	2003 (5)	2003	2004
							(unaudited)
Statement of Income Data:
Revenues (1)	$109,773	$44,503	$47,550	$98,827	$118,458	$181,450	$131,053	$166,106
Operating income	66,222	17,665	23,484	46,505	57,230	83,037	59,823	73,591
Income from continuing operations (2)	42,798	49,970	20,687	45,873	55,143	69,593	50,194	59,063
Basic and diluted income from continuing operations per unit applicable to limited partners (3)				1.82	2.72	3.02	2.23	2.37
Cash distributions per unit applicable to limited partners				1.70	2.75	2.95	2.20	2.40
		Successor
	Predecessor	December 31,				September 30,
	December 31, 1999	2000	2001 (4)	2002	2003 (5)	2003	2004
						(unaudited)
Balance Sheet Data:
Property and equipment, net	$284,954	$280,017	$349,012	$349,276	$765,002	$757,151	$793,393
Total assets	308,214	329,484	387,070	415,508	827,557	818,774	858,878
Long-term debt, including debt due to parent (less current portion)	10,462	117,752	25,660	108,911	353,257	357,646	395,114
Partners' equity/net parent investment (4)	254,807	204,838	342,166	293,895	438,163	437,168	438,903

See the footnote references beginning on page 19.

SELECTED HISTORICAL FINANCIAL DATA—Continued

Kaneb Services

        Kaneb Services owns (indirectly through its wholly-owned subsidiary, Kaneb Pipe Line Company LLC), among other assets, a 1% general partner interest in Kaneb Partners, an approximate 1% general partner interest in the operating partnership, Kaneb Pipe Line Operating Partnership, L.P., and 5.1 million limited partner units representing an 18% limited partner interest in Kaneb Partners. For financial statement purposes, Kaneb Services consolidates the financial statements of Kaneb Partners; therefore, the financial data of Kaneb Services reflected below include amounts related to Kaneb Partners. The 81% public unitholders' limited partner interest in Kaneb Partners is reflected as interest of outside non-controlling partners. The amounts in the tables below are in thousands, except per unit data.

	Years Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002 (6)	2003	2003	2004
						(unaudited)
Statement of Income Data:
Revenues	$370,326	$537,418	$535,338	$669,828	$865,791	$651,715	$759,623
Operating income	64,911	61,174	79,791	106,359	128,504	98,680	104,376
Interest of outside non-controlling partners in Kaneb Partners income	(33,479)	(32,693)	(45,951)	(52,639)	(61,908)	(49,151)	(49,109)
Income from continuing operations	44,257	12,643	28,323	47,228	33,396	28,222	20,201
Basic income from continuing operations per share	4.22	1.19	2.57	4.13	2.89	2.45	1.72
Diluted income from continuing operations per share	4.06	1.15	2.46	4.02	2.84	2.41	1.70
Cash distributions per share	—	—	0.725	1.65	1.825	1.35	1.465
	December 31,					September 30,
	1999	2000	2001	2002 (6)	2003	2003	2004
						(unaudited)
Balance Sheet Data:
Property and equipment, net	$316,956	$321,448	$481,396	$1,092,276	$1,113,020	$1,106,618	$1,135,685
Total assets	427,608	429,852	571,767	1,244,101	1,291,567	1,283,456	1,350,287
Long-term debt, less current portion	167,028	184,052	277,302	718,162	636,308	599,490	685,775
Interest of outside non-controlling partners in Kaneb Partners	124,820	119,981	168,219	316,631	407,635	410,040	397,305
Shareholders' equity	86,833	71,369	33,932	63,654	77,721	77,057	80,960

See the footnote reference on page 20.

SELECTED HISTORICAL FINANCIAL DATA—Continued

Kaneb Partners

        In August 1989, Kaneb Pipe Line Company LLC formed Kaneb Partners to own and operate its refined petroleum products pipeline business. The amounts presented below exclude amounts related to Kaneb Services. The amounts in the tables below are in thousands, except per unit data.

	Years Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002 (6)	2003	2003	2004
						(unaudited)
Statement of Income Data:
Revenues	$158,028	$156,232	$207,796	$386,630	$570,414	$428,109	$468,039
Operating income	64,413	59,571	82,091	105,721	128,501	98,655	102,358
Income from continuing operations	49,436	46,194	64,141	73,078	83,934	66,126	67,123
Basic and diluted income from continuing operations per unit applicable to limited partners	2.81	2.43	3.03	2.96	2.74	2.19	2.11
Cash distributions per unit applicable to limited partners	2.80	2.80	2.90	3.16	3.30	2.46	2.55
	December 31,					September 30,
	1999	2000	2001	2002 (6)	2003	2003	2004
						(unaudited)
Balance Sheet Data:
Property and equipment, net	$316,883	$321,355	$481,274	$1,092,192	$1,112,970	$1,106,559	$1,135,660
Total assets	365,953	375,063	548,371	1,215,410	1,264,682	1,256,940	1,310,276
Long-term debt, less current portion	155,987	166,900	262,624	694,330	617,696	579,882	662,191
Partners' equity	168,288	160,767	219,517	392,284	492,571	495,512	479,933

Footnotes to Valero L.P., Kaneb Services and Kaneb Partners Selected Historical Financial Data:

(1)
Effective January 1, 2000, the Ultramar Diamond Shamrock Logistics Business filed revised tariffs on many of its crude oil and refined product pipelines to reflect the total cost of the pipeline, the current throughput capacity, the current throughput utilization and other market conditions. If the revised tariffs had been implemented effective January 1, 1999, revenues for the year ended December 31, 1999 would have been $87.9 million, a decrease of $21.9 million from the historical revenues of $109.8 million.

(2)
Income from continuing operations for the six months ended June 30, 2000 and the year ended December 31, 1999 includes $30.8 million of income tax benefit and $26.5 million of income tax expense, respectively. Effective July 1, 2000, UDS transferred the Ultramar Diamond Shamrock Logistics Business to Shamrock Logistics Operations. As a limited partnership, Shamrock Logistics Operations was not subject to federal or state income taxes. Due to this change in tax status, the deferred income tax liability of $38.2 million as of June 30, 2000 was written off in the statement of income of the Ultramar Diamond Shamrock Logistics Business for the six months ended June 30, 2000. The resulting income tax benefit of $30.8 million for the six months ended June 30, 2000 includes the write-off of the deferred income tax liability less income tax expense of $7.4 million for the six months ended June 30, 2000. The income tax expense for periods prior to July 1, 2000 was based on the effective income tax rate for the Ultramar Diamond Shamrock Logistics Business of 38%. The effective income tax rate exceeds the U.S. federal statutory income tax rate due to state income taxes.

(3)
Income from continuing operations per unit applicable to limited partners is computed by dividing income from continuing operations applicable to limited partners, after deduction of the general partner's 2% interest and incentive distributions, by the weighted average number of limited partnership units outstanding for each class of unitholder. Basic and diluted income from continuing operations per unit applicable to limited partners is the same. Income from continuing operations per unit applicable to limited partners for periods prior to April 16, 2001, the date of Shamrock Logistics' initial public offering, is not shown as units had not been issued.

(4)
The selected financial data as of December 31, 2001 includes the acquisition of the Wichita Falls Business, which Valero L.P. acquired on February 1, 2002 from Valero Energy. Because Valero L.P. and the Wichita Falls Business came under the common control of Valero Energy commencing on December 31, 2001, the acquisition represented a reorganization of entities under common control and therefore required a restatement of the December 31, 2001 consolidated balance sheet of

SELECTED HISTORICAL FINANCIAL DATA—Continued

Valero L.P. to include the Wichita Falls Business as if it had been combined with Valero L.P. as of December 31, 2001. The partners' equity amount as of December 31, 2001 includes $50.6 million of net parent investment resulting from Valero L.P.'s acquisition of the Wichita Falls Business. Upon execution of the acquisition on February 1, 2002, partners' equity/net parent investment was reduced by $51.3 million.

(5)
On March 18, 2003, Valero Energy contributed the Valero South Texas Pipeline and Terminal Business and certain feedstock storage tanks to Valero L.P. for $350.3 million, including transaction costs.

(6)
On December 24, 2002, Kaneb Partners acquired a 400-mile petroleum products pipeline and four terminals in North Dakota and Minnesota from Tesoro Refining and Marketing Company for approximately $100 million in cash.

On November 1, 2002, Kaneb Partners acquired an approximate 2,000-mile anhydrous ammonia pipeline system from Koch Pipeline Company, L.P. for approximately $139 million in cash. This fertilizer pipeline system originates in southern Louisiana, proceeds north through Arkansas and Missouri, and then branches east into Illinois and Indiana and north and west into Iowa and Nebraska.

On September 18, 2002, Kaneb Partners acquired eight bulk liquid storage terminals in Australia and New Zealand from Burns Philp & Co. Ltd. for approximately $47 million in cash.

On February 28, 2002, Kaneb Partners acquired all of the liquids terminalling subsidiaries of Statia Terminals Group NV ("Statia") for approximately $178 million in cash (net of acquired cash). The acquired Statia subsidiaries had approximately $107 million in outstanding debt.

The results of operations for each of the above acquisitions are included in the consolidated financial statements of Kaneb Partners commencing on the date of each respective acquisition.

COMPARATIVE PER UNIT DATA

        Upon the completion of the Kaneb Services merger, each outstanding Kaneb Services common share will be converted into the right to receive $43.31 in cash. Because the Kaneb Services merger is a cash transaction, comparative per share information is not applicable and therefore is not reflected below.

        The table below presents the following information applicable to the limited partners of Valero L.P. and Kaneb Partners: (A) historical per unit information for Valero L.P.; (B) pro forma per unit information of the combined company after giving effect to both the Kaneb Services and Kaneb Partners mergers; and (C) historical and equivalent pro forma per unit information for Kaneb Partners.

        The combined company pro forma per unit information was derived by combining information from the historical consolidated financial statements of Valero L.P., Kaneb Services and Kaneb Partners using the purchase method of accounting for the mergers as described under "Unaudited Pro Forma Condensed Combined Financial Statements." You should read this table together with the historical consolidated financial statements of Valero L.P., Kaneb Services and Kaneb Partners that are filed with the Securities and Exchange Commission and incorporated by reference into this document. Please read the "Where You Can Find More Information" section of this document. You should not rely on the pro forma per unit information as being indicative of historical results that would have been achieved had the entities always been combined or the future results that Valero L.P. will experience after the mergers. The following tables present per unit data applicable to limited partners for the periods indicated.

	Year Ended December 31, 2003
	Valero L.P.		Kaneb Partners
	Historical	Combined Company Pro Forma (1)	Historical	Equivalent Pro Forma (2)
Basic and diluted income from continuing operations per unit	$3.02	$2.33	$2.74	$2.51
Cash distributions per unit (3)	2.95	2.95	3.30	3.17
Book value per unit (4)	18.60	38.66	17.36	41.59
	Nine Months Ended September 30, 2004
	Valero L.P.		Kaneb Partners
	Historical	Combined Company Pro Forma (1)	Historical	Equivalent Pro Forma (2)
Basic and diluted income from continuing operations per unit	$2.37	$1.74	$2.11	$1.87
Cash distributions per unit (3)	2.40	2.40	2.55	2.58
Book value per unit (4)	18.62	38.69	16.91	41.62

(1)
The combined company pro forma information includes the effect of the mergers on the basis described in the notes to the unaudited pro forma condensed combined financial statements included elsewhere in this document. The 5.1 million Kaneb Partners units held by Kaneb Services are excluded in determining the combined company pro forma information above, as these units are held by Valero L.P. in the Kaneb Services merger and will be cancelled concurrently with the Kaneb Partners merger.

(2)
Kaneb Partners' equivalent pro forma amounts have been calculated by multiplying the combined company pro forma per unit amounts by an assumed exchange ratio. The exchange ratio is assumed to be 1.0757 Valero L.P. common units for each Kaneb Partners unit. This assumed ratio is based on the average of the closing prices of Valero L.P. common units during the period from two trading days prior to announcement of the mergers to two trading days following the announcement of the mergers.

(3)
The Valero L.P. combined company pro forma amount reflects historical cash distributions per common unit declared with respect to each respective period. Valero L.P. intends to increase its quarterly cash distribution following the mergers to an equivalent $3.42 annual distribution per limited partner unit. This proposed increase, which is subject to applicable law and the provisions of Valero L.P.'s partnership agreement, as well as approval by Valero GP, LLC's board of directors, is not reflected in the pro forma amounts.

(4)
Book value per unit is based on limited partners' equity divided by limited partner units outstanding at the end of each respective period.

MARKET PRICES AND DISTRIBUTION INFORMATION

        Upon the completion of the Kaneb Services merger, each outstanding Kaneb Services common share, which is traded on the NYSE under the symbol "KSL," will be converted into the right to receive $43.31 in cash. As the Kaneb Services merger is a cash transaction, market price and distribution information is not applicable and therefore is not reflected below.

        Valero L.P. common units are traded on the NYSE under the symbol "VLI," and Kaneb Partners units are traded on the NYSE under the symbol "KPP." The following table sets forth, for the periods indicated, the range of high and low sales prices per unit for Valero L.P. common units and Kaneb Partners units, on the NYSE composite tape, as well as information concerning quarterly cash distributions paid on those units. The sales prices are as reported in published financial sources.

	Valero L.P. Common Units			Kaneb Partners Units
	High	Low	Distributions (1)	High	Low	Distributions (1)
2002
First Quarter	$42.23	$35.70	$0.65	$44.00	$34.35	$0.79
Second Quarter	39.90	35.40	0.70	42.06	36.05	0.79
Third Quarter	37.65	32.00	0.70	38.55	30.99	0.79
Fourth Quarter	39.85	35.10	0.70	38.18	31.60	0.79
2003
First Quarter	40.64	35.00	0.70	38.00	35.55	0.81
Second Quarter	44.20	36.41	0.75	44.40	36.80	0.81
Third Quarter	44.80	40.75	0.75	46.38	41.91	0.84
Fourth Quarter	50.25	43.22	0.75	51.08	46.58	0.84
2004
First Quarter	55.25	48.40	0.80	53.98	48.78	0.84
Second Quarter	55.30	43.60	0.80	53.29	40.80	0.855
Third Quarter	56.01	49.00	0.80	51.85	46.20	0.855
Fourth Quarter (through November 22, 2004)	59.10	54.85	(2)	59.88	50.50	(2)

(1)
Represents cash distributions per unit declared and paid in the subsequent quarter with respect to the stated quarter.
(2)
Cash distributions with respect to quarters subsequent to the third quarter of 2004 have neither been declared nor paid.

        As of the record date for the special meeting, Valero L.P. had [                        ] outstanding common units, beneficially held by approximately [            ] holders. Under Valero L.P.'s partnership agreement, within 45 days after the end of each quarter, it must distribute all of its cash on hand as of the end of that quarter, less reserves established by its general partner. This cash is generally referred to as "available cash," as defined in the Valero L.P. partnership agreement. The payment of quarterly cash distributions by Valero L.P. in the future, therefore, will depend on the amount of "available cash" on hand at the end of each quarter.

        As of the record date for the special meeting, Kaneb Partners had [                        ] outstanding units, beneficially held by approximately [            ] holders. Kaneb Partners' partnership agreement requires it to distribute all of its "available cash," as such term is defined in the Kaneb Partners partnership agreement, within 45 days after the end of each quarter. Generally, under the Kaneb Partners partnership agreement, "available cash" means, for the applicable quarter, all cash receipts for such quarter and any reductions in reserves established in prior quarters less all cash disbursements made in such quarter and additions to reserves, as determined by the Kaneb Partners general partner.

If the Kaneb Partners merger is not completed, the payment of quarterly cash distributions by Kaneb Partners in the future will depend on the amount of "available cash" on hand at the end of each quarter.

        It is the intent of Valero L.P. to increase its quarterly distribution from the current $0.80 per unit to $0.855 per Valero L.P. common unit following the closing of the Kaneb Partners merger. Any distribution on Valero L.P. common units will be subject to applicable law and the provisions of Valero L.P.'s partnership agreement, as well as approval by Valero GP, LLC's board of directors.

RISK FACTORS

        You should carefully consider the following risk factors relating to the mergers and the business of Valero L.P. and the combined company, as well as all other information included or incorporated by reference in this document, before deciding how to vote.

Risks Related to the Mergers

  Valero L.P. may fail to realize all of the anticipated benefits of the mergers.

        Integration of the operations of Valero L.P., Kaneb Services and Kaneb Partners will be a complex, time-consuming and costly process. Failure to timely and successfully integrate these entities may have a material adverse effect on Valero L.P.'s business, financial condition and results of operations. The combined company will also be exposed to other risks that are commonly associated with transactions similar to the mergers, such as unanticipated liabilities and costs, some of which may be material, and diversion of management's attention from other business matters or opportunities. As a result, we may not be able to realize the operating efficiencies, cost savings or other benefits expected from the mergers. In addition, the costs we incur in implementing these efficiencies, cost savings and other benefits, including our ability to terminate, amend or renegotiate prior contractual commitments of Valero L.P., Kaneb Services or Kaneb Partners, may be greater than expected. Currently, Valero L.P. derives approximately 98% of its revenues from Valero Energy and approximately 2% from unrelated third parties. Valero L.P.'s unrelated third-party customer base is expected to increase from the current 2% to approximately 74% on a pro forma basis. We may not be able to retain all of Kaneb Partners' customers after the merger or be able to achieve anticipated increases in third-party business, which could have a material adverse effect on the combined company's financial condition and, as a result, its ability to make cash distributions to the combined company's unitholders at expected levels.

  Because the market price of Kaneb Partners units or Valero L.P. common units may fluctuate, Kaneb Partners unitholders cannot be sure of the exchange ratio and the market value of the Valero L.P. common units issued in the Kaneb Partners merger.

        Upon completion of the Kaneb Partners merger, each then-outstanding Kaneb Partners unit automatically will be converted into the right to receive between 1.0231 and 1.1307 Valero L.P. common units, with the precise number depending upon the price of Valero L.P. common units during a measurement period preceding the closing of the Kaneb Partners merger. See "The Kaneb Partners Merger Agreement—Consideration To Be Received in the Kaneb Partners Merger by Kaneb Partners Unitholders." Changes in the price of Valero L.P. common units prior to the Kaneb Partners merger may affect the value of the consideration that Kaneb Partners unitholders will receive on the date of the Kaneb Partners merger. Unit price changes may result from a variety of factors, including general market and economic conditions, changes in interest rates, changes in businesses, operations and prospects and regulatory considerations, many of which factors are beyond our control. Neither Kaneb Partners nor Valero L.P. is permitted to terminate the Kaneb Partners merger agreement or resolicit the vote of its unitholders solely because of changes in market prices.

        The prices of Valero L.P. common units and Kaneb Partners units at the closing of the Kaneb Partners merger may, and likely will, vary from their respective prices on the date the Kaneb Partners merger agreement was executed, on the date of this document and on the date of the special unitholder meetings. As a result, the value represented by the exchange ratio may also vary. Because the date that the Kaneb Partners merger is completed will likely be later than the date of the special unitholder meetings, at the time of your meeting, you may not know the exact market value of the Valero L.P. common units that Kaneb Partners unitholders will receive upon completion of the Kaneb Partners merger.

  The completion of the mergers will effectively require the amendment or refinancing of Valero L.P.'s, Kaneb Services' and Kaneb Partners' credit facilities.

        The completion of the mergers will result in events of default under Kaneb Services' and Kaneb Partners' credit facilities. To avoid a default, the combined company must refinance or amend these credit facilities at or before the completion of the mergers. Valero L.P. currently intends to refinance or amend these credit facilities at or before the completion of the mergers. If Kaneb Services' and Kaneb Partners' credit facilities are not refinanced or amended prior to the completion of the mergers, the resulting defaults would have a material adverse effect on the combined company. Also, as a result of the mergers, Valero L.P. would no longer be in compliance with certain financial tests under its existing credit facility. If Valero L.P. were not able to amend its credit facility to increase the amount available for borrowing and modify the financial tests in the credit facility, the resulting default would have a material adverse effect on the combined company.

Risks Related to the Combined Company

  Valero L.P.'s future financial and operating flexibility may be adversely affected by restrictions in its debt agreements and by its leverage.

        Following the completion of the mergers, the combined company will have a substantially increased level of consolidated debt. On a pro forma basis, we expect the combined company's consolidated debt to be approximately $1.6 billion immediately following the completion of the mergers. Among other things, this increased leverage may be viewed negatively by credit rating agencies, which could result in increased cost to Valero L.P. of accessing the capital markets. In November 2004, following the public announcement of the mergers, several credit rating agencies announced potential actions with respect to the credit ratings of Valero L.P. and its subsidiaries and Kaneb Partners and its subsidiaries. For example, Standard & Poor's Ratings Services placed both Valero L.P. and Kaneb Partners on CreditWatch with negative implications and indicated that, upon completion of the mergers, it is likely to change Valero L.P.'s credit rating from BBB with a negative outlook to BBB- with a negative outlook. Also, Moody's Investor Service affirmed but assigned a negative outlook to the senior unsecured credit rating of Valero L.P.'s operating subsidiary and upgraded a negative outlook to the senior unsecured credit rating of Kaneb Partners' operating subsidiary to Baa3 with a negative outlook, and Fitch Ratings placed the senior unsecured notes of Kaneb Partners' operating subsidiary on Ratings Watch negative. Any further downgrade could significantly increase our capital costs or adversely affect our ability to raise capital in connection with completing the mergers.

        Debt service obligations, restrictive covenants in its revolving credit facility and the indentures governing its outstanding senior notes and maturities resulting from this leverage may adversely affect Valero L.P.'s ability to finance future operations, pursue acquisitions and fund other capital needs and Valero L.P.'s ability to pay cash distributions to unitholders, and may make Valero L.P.'s results of operations more susceptible to adverse economic or operating conditions. During an event of default under any of its debt agreements, Valero L.P. would be prohibited from making cash distributions to its unitholders.

        Additionally, Valero L.P. may not be able to access the capital markets in the future at economically attractive terms, which may adversely affect its future financial and operating flexibility and its ability to pay cash distributions at current rates.

  Valero L.P. may not be able to generate sufficient cash from operations to enable it to pay expected quarterly distributions on the Valero L.P. common units every quarter.

        The amount of cash Valero L.P. is able to distribute on its common units is principally dependent on the amount of cash it is able to generate from operations, which will fluctuate from quarter to quarter based on its performance. The amount of cash flow Valero L.P. generates from operations is in turn principally dependent on the average daily volumes of crude oil and refined products transported through its pipelines and stored in its terminals and storage facilities, the tariff rates, terminalling and storage fees Valero L.P. charges, and the level of operating costs Valero L.P. incurs.

        Other factors affecting the actual amount of cash that Valero L.P. will have available include the following:

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  the required principal and interest payments on its debt;

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  payments under interest rate swaps;

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  the costs of acquisitions;

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  restrictions contained in its debt instruments;

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  the level of its capital expenditures;

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  fluctuations in its working capital needs;

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  issuances of debt and equity securities; and

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  adjustments in cash reserves made by the general partner in its discretion.

        Cash distributions to Valero L.P. unitholders are dependent primarily on cash flow, including cash flow from financial reserves and working capital borrowings, and not solely on profitability, which is affected by non-cash items. Therefore, Valero L.P. may make cash distributions during periods when it records losses and may not make cash distributions during periods when it records net income.

  Valero Energy and its affiliates may have conflicts of interest and limited fiduciary responsibilities, which may permit them to favor their own interests to the detriment of Valero L.P.'s common unitholders.

        Valero Energy and its affiliates currently have in the aggregate an approximate 43.6% limited partner interest in Valero L.P. and own and control Valero L.P.'s general partner. Following the completion of the mergers, Valero Energy and its affiliates are expected to retain in the aggregate an approximate 21% limited partner interest in Valero L.P. and will continue to own and control Valero L.P.'s general partner. In addition to controlling the business and management of Valero L.P. through its ownership of Valero L.P.'s general partner, Valero Energy engages in numerous transactions with Valero L.P. and its subsidiaries in the ordinary course of business. While the merger will significantly reduce the volume of Valero L.P.'s business that is represented by dealings with Valero Energy as compared to the value of its business that is represented by unaffiliated third party customers, the revenues expected to be attributable to the Valero Energy business are expected to continue to represent a significant portion, approximately 26%, of Valero L.P.'s revenues after the merger.

        Conflicts of interest may arise between Valero Energy and its affiliates, including Valero L.P.'s general partner, on the one hand, and Valero L.P. and its limited partners, on the other hand. When these conflicts arise, Valero L.P.'s general partner may take actions that could be construed as favoring its own interests and the interests of its affiliates over the interests of the Valero L.P. unitholders. These conflicts include, among others, the following situations:

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  Valero Energy, as the primary shipper in Valero L.P.'s existing pipelines and as an anticipated significant shipper in the combined company's pipelines, has an economic incentive to seek lower tariff rates for Valero L.P.'s pipelines, lower terminalling fees and lower storage fees;

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  Some officers of Valero Energy, who provide services to Valero L.P., also devote significant time to the businesses of Valero Energy and are compensated by Valero Energy for the services rendered by them;

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  Neither the Valero L.P. partnership agreement nor any other agreement requires Valero Energy to pursue a business strategy that favors Valero L.P. or utilizes its assets, including any increase in refinery production or pursuing or growing markets linked to Valero L.P.'s assets. Valero Energy's directors and officers have a fiduciary duty to make these decisions in the best interests of the stockholders of Valero Energy;

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  Valero Energy and its affiliates may engage in limited competition with Valero L.P.;

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  Valero Energy may use other transportation methods or providers for up to 25% of the crude oil processed and refined products produced at the Ardmore, McKee and Three Rivers refineries and is not required to use Valero L.P.'s pipelines if there is a material change in the market conditions for the transportation of crude oil and refined products, or in the markets for refined products served by these refineries, that has a material adverse effect on Valero Energy;

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  For some of the refined product pipelines and terminals connected to Valero Energy's Corpus Christi East, Corpus Christi West and Three Rivers refineries, Valero Energy has agreed to specified minimum commitment percentages for certain pipelines and terminals, but may use other transportation and storage methods and providers for any volumes exceeding such minimum commitments;

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  The Valero L.P. partnership agreement allows Valero L.P.'s general partner to take into account the interests of parties other than Valero L.P., such as Valero Energy, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to the Valero L.P. unitholders;

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  Valero L.P.'s general partner may limit its liability and reduce its fiduciary duties, while also restricting the remedies available to unitholders. As a result of acquiring Valero L.P. common units, holders consent to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable state law;

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  Valero L.P.'s general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuance of additional limited partner interests and reserves, each of which can affect the amount of cash that is paid to holders of Valero L.P. common units;

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  Valero L.P.'s general partner determines in its sole discretion which costs incurred by Valero Energy and its affiliates are reimbursable by Valero L.P.;

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  Valero L.P.'s general partner may cause Valero L.P. to pay Valero L.P.'s general partner or its affiliates for any services rendered on terms that are fair and reasonable to Valero L.P. or enter into additional contractual arrangements with any of these entities on Valero L.P.'s behalf;

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  Valero L.P.'s general partner controls the enforcement of obligations owed to Valero L.P. by Valero Energy and its affiliates, including under various storage tank agreements, throughput agreements, terminalling agreements and pipeline and terminal usage agreements;

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  Valero L.P.'s general partner decides whether to retain separate counsel, accountants or others to perform services for Valero L.P.; and

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  In some instances, Valero L.P.'s general partner may cause Valero L.P. to borrow funds in order to permit the payment of distributions, even if the purpose or effect of the borrowing is to make a distribution on the subordinated units or to make incentive distributions or to hasten the expiration of the subordination period.

        Valero L.P.'s partnership agreement gives Valero L.P.'s general partner broad discretion in establishing financial reserves for the proper conduct of Valero L.P.'s business, including interest payments. These reserves will affect the amount of cash available for distribution. Valero L.P.'s general partner may establish reserves for distributions on the subordinated units, but only if those reserves will not prevent Valero L.P. from distributing the full minimum quarterly distribution, plus any arrearages, on the Valero L.P. common units for the following four quarters.

  Cost reimbursements paid to and fees due Valero Energy and its affiliates are substantial, reduce Valero L.P.'s cash available for distribution and could adversely affect Valero L.P.'s ability to make cash distributions to unitholders.

        Prior to making any distributions on its common units, Valero L.P. has agreed to pay Valero Energy and its affiliates fees and reimbursements for expenses incurred by Valero Energy and its affiliates on behalf of Valero L.P. For the year ended December 31, 2003, Valero L.P. paid to affiliates of Valero Energy operating and general and administrative expenses in the amount of approximately $30.3 million. For the nine months ended September 30, 2004, Valero L.P. paid to affiliates of Valero Energy approximately $31.3 million in operating and general and administrative expenses.

        Included in these amounts is an annual fee of $3.5 million payable to affiliates of Valero Energy for services provided in connection with Valero L.P.'s crude oil storage tank operations. Also included in these amounts is an annual services fee of $1.2 million for other corporate services payable under Valero L.P.'s services agreement. The services fee will be increased each year through 2008 by $1.2 million plus Valero Energy's average percentage increase in salaries. The services agreement may be adjusted to account for changed service levels due to Valero L.P.'s acquisition, sale or construction of assets. Valero L.P. expects that the annual services fee will be increased following the completion of the mergers, in order to reflect the additional operational costs to be incurred by affiliates of Valero Energy on behalf of Valero L.P.'s general partner as a result of the significant increase in size and diversification of the business of the combined company.

        Also included in these amounts are reimbursements paid to Valero Energy and its affiliates for expenses incurred in connection with all other services they provide to Valero L.P., such as salaries, bonuses and benefits for pipeline operations personnel. The amount of reimbursable expenses is determined by Valero L.P.'s general partner in its sole discretion.

  An impairment of goodwill could reduce the combined company's earnings.

        Valero L.P. had recorded $4.7 million of goodwill on its consolidated balance sheet as of September 30, 2004. Valero L.P. currently expects to record approximately $1 billion of goodwill upon completion of the mergers, but that estimate is subject to change pending the completion of an independent appraisal. Consequently, following the merger, we expect that approximately $1 billion, representing approximately 27% of the combined company's consolidated assets on a pro forma as adjusted basis, may be recorded as goodwill. Goodwill is recorded when the purchase price of a business exceeds the fair market value of the acquired tangible and separately measurable intangible net assets. U.S. generally accepted accounting principles, or GAAP, will require the combined company to test goodwill for impairment on an annual basis or when events or circumstances occur indicating that goodwill might be impaired. If the combined company were to determine that any of its remaining balance of goodwill was impaired, it would be required to take an immediate charge to earnings with a corresponding reduction of partners' equity and increase in balance sheet leverage as measured by debt to total capitalization.

  Increases in interest rates could adversely affect the combined company's business and the trading price of the combined company's common units.

        The combined company will have significant exposure to increases in interest rates. Assuming that the mergers had been completed on September 30, 2004, the combined company would have approximately $1.6 billion of consolidated debt on a pro forma basis, of which $1.3 billion would be at fixed interest rates and $0.3 billion would be at variable interest rates after giving effect to interest rate swap agreements. However, the combined company's results of operations, cash flows and financial position could be materially adversely affected by significant increases in interest rates above current levels. Further, the trading price of the combined company's common units will be sensitive to changes in interest rates and any rise in interest rates could adversely impact such trading price.

  The combined company's pipeline integrity program may impose significant costs and liabilities on it.

        In December 2003, the U.S. Department of Transportation issued a final rule (effective as of February 14, 2004) requiring pipeline operators to develop integrity management programs to comprehensively evaluate their pipelines, and take measures to protect the integrity of pipeline segments located in what the rule refers to as "high consequence areas." The final rule resulted from the enactment of the Pipeline Safety Improvement Act of 2002. At this time, we cannot predict the effect of this rule on the combined company. However, the combined company will continue Valero L.P.'s and Kaneb Partners' pipeline integrity management programs, which are intended to assess and maintain the integrity of their pipelines. While the costs associated with the pipeline integrity testing itself are not large, the results of these tests could cause the combined company to incur significant and unanticipated capital and operating expenditures for repairs or upgrades deemed necessary to ensure the continued safe and reliable operation of its pipelines.

  The combined company may be responsible for response and other costs for pipeline spills in Massachusetts and Maryland.

        As a result of its 1993 purchase of ST Services from Grace Energy Corporation, Kaneb Partners may be responsible for remediation costs related to a jet fuel pipeline abandoned prior to 1978. Further, Kaneb Partners may be responsible for clean up costs in connection with the 2000 rupture of a fuel oil pipeline in Maryland owned by a third party as a result of work performed by a subsidiary of Kaneb Partners. We cannot at this point determine the ultimate outcome of these matters or the extent of liabilities, if any, and whether such potential liabilities will have an adverse impact on the financial condition of the combined company. For additional information on Kaneb Partners' potential environmental responsibilities, please see Kaneb Partners' most recent annual report on Form 10-K, incorporated by reference in this document and listed under "Where You Can Find More Information."

  The combined company's exposure to a diversified national and international geographic asset and product mix may have an adverse impact on its results of operations.

        The combined company's business will be geographically diversified both in the United States and internationally, which will expose the combined company to supply and demand risks in new markets. A significant overall decrease in supply or demand for refined petroleum products or ammonia in the mainly agricultural markets served by Kaneb Partners' East Pipeline, North Pipeline or the Ammonia Pipeline may have an adverse effect on the combined company's financial condition. Also, the product mix handled by the combined company will be significantly diversified, and the transportation or the terminalling of specialty chemicals may expose the combined company to significant environmental risks, which could have a material adverse impact on the combined company's results of operations. Further, the combined company will have significant international terminalling operations, which will expose it to risks particular to such operations. A significant decrease in supply or demand at the combined company's main international terminals in Point Tupper, Canada or St. Eustatius, The Netherlands Antilles, as well as foreign currency risks and other risks associated with operations in foreign legal and political environments, could have an adverse impact on the combined company's financial results.

  Common unitholders may not have limited liability if a court finds that limited partner actions constitute control of Valero L.P.'s business.

        Under Delaware law, common unitholders could be held liable for Valero L.P.'s obligations to the same extent as a general partner if a court determined that the right of limited partners to remove Valero L.P.'s general partner or to take other action under the partnership agreement constituted participation in the "control" of Valero L.P.'s business.

        Under Delaware law, the general partner generally has unlimited liability for the obligations of the partnership, such as its debts and environmental liabilities, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. In addition, Section 17-607 of the Delaware Revised Uniform Limited Partnership Act provides that, under some circumstances, a limited partner may be liable to Valero L.P. for the amount of a distribution for a period of three years from the date of the distribution.

Tax Risks Related to the Kaneb Partners Merger

        You are urged to read the "The Mergers—Material U.S. Federal Income Tax Considerations" section of this document for a more complete discussion of the following U.S. federal income tax risks related to the Kaneb Partners merger and owning and disposing of Valero L.P. common units received in the Kaneb Partners merger.

  No ruling has been requested from the Internal Revenue Service with respect to the tax consequences of the Kaneb Partners merger.

        While it is anticipated that no gain or loss will be recognized by a Valero L.P. unitholder or Kaneb Partners unitholder as a result of the Kaneb Partners merger (except with respect to cash received instead of a fractional Valero L.P. common unit or a net decrease in a unitholder's share of nonrecourse liabilities), no ruling has been or will be requested from the Internal Revenue Service, or IRS, with respect to the U.S. federal income tax consequences of the Kaneb Partners merger. Instead, Valero L.P. and Kaneb Partners are relying on the opinions of their respective tax counsel as to certain U.S. federal income tax consequences of the Kaneb Partners merger, and tax counsel's conclusions may not be sustained if challenged by the IRS.

  The Kaneb Partners merger may result in income recognition by Valero L.P. unitholders and Kaneb Partners unitholders.

        As a result of the Kaneb Partners merger, each Valero L.P. unitholder's and Kaneb Partners unitholder's share of nonrecourse liabilities will be recalculated. Each Valero L.P. unitholder and Kaneb Partners unitholder will be deemed to have received a cash distribution equal to the excess, if any, of the unitholder's share of nonrecourse liabilities immediately before the effective time of the Kaneb Partners merger and the unitholder's share of nonrecourse liabilities immediately following the effective time of the Kaneb Partners merger. If the amount of the cash deemed distributed to a Valero L.P. unitholder or former Kaneb Partners unitholder exceeds a unitholder's basis in his Valero L.P. common units, a unitholder will recognize gain in an amount equal to that excess. The application of the rules governing the allocation of nonrecourse liabilities in the context of the Kaneb Partners merger is complex and subject to uncertainty.

  The intended tax consequences of the Kaneb Partners merger are dependent upon Valero L.P. being classified as a partnership for tax purposes.

        If Valero L.P. were classified as a corporation for U.S. federal income tax purposes, it is likely the Kaneb Partners merger would be a fully taxable transaction to the Kaneb Partners unitholders.

Tax Risks Related to Owning Valero L.P. Common Units

  A successful IRS contest that Valero L.P. should be classified as a corporation for tax purposes would substantially reduce the cash available for distribution to Valero L.P. unitholders following the Kaneb Partners merger.

        The anticipated after-tax economic benefit of owning Valero L.P. common units depends largely on Valero L.P. being classified as a partnership for U.S. federal income tax purposes. Valero L.P. has not requested, and does not plan to request, a ruling from the IRS on this or any other matter affecting it.

        If Valero L.P. were classified as a corporation for U.S. federal income tax purposes, it would pay U.S. federal income tax on its income at the corporate tax rate, which is currently a maximum of 35%, and it likely would pay state taxes as well. Distributions to Valero L.P. unitholders would generally be taxed again to them as corporate distributions, and Valero L.P.'s items of income, gains, losses or deductions would not flow through to Valero L.P. unitholders. Because U.S. federal income tax would be imposed upon Valero L.P. if it were classified as a corporation, the cash available for distribution to Valero L.P. unitholders would be substantially reduced. Therefore, treatment of Valero L.P. as a corporation would result in a material reduction in the after-tax return to Valero L.P. unitholders, likely causing a substantial reduction in the value of Valero L.P. common units. Additionally, if either Kaneb Services or Kaneb Partners were classified as a corporation for U.S. federal income tax purposes, it would pay U.S. federal income tax on its income at the corporate tax rate and it would likely pay state tax as well. This treatment would result in a material reduction in the after-tax return to Valero L.P. unitholders, likely causing a substantial reduction in the value of Valero L.P. common units.

        A change in current U.S. federal income tax law or a change in Valero L.P.'s business could cause Valero L.P. to be taxed as a corporation for U.S. federal income tax purposes or otherwise subject it to entity-level taxation. Valero L.P.'s partnership agreement provides that, if a law is enacted or an existing law is modified or interpreted in a manner that subjects it to taxation as a corporation or otherwise subjects it to entity-level taxation for federal, state or local income tax purposes, then the minimum quarterly distribution and the target distribution levels will be decreased to reflect that impact on it.

  A successful IRS contest of the tax positions Valero L.P. takes may adversely impact the market for Valero L.P. common units, and the costs of any contests will be borne by Valero L.P. unitholders and its general partner.

        Valero L.P. has not requested a ruling from the IRS with respect to any matter affecting it. The IRS may adopt positions that differ from the conclusions of Valero L.P.'s tax counsel expressed in this document or from the positions Valero L.P. takes. It may be necessary to resort to administrative or court proceedings to sustain some or all of Valero L.P.'s tax counsel's conclusions or the positions Valero L.P. takes. A court may not concur with Valero L.P.'s tax counsel's conclusions or the positions Valero L.P. takes. Any contest with the IRS may materially and adversely impact the market for Valero L.P. common units and the price at which they trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will be borne indirectly by Valero L.P.'s unitholders and its general partner.

  Valero L.P. unitholders may be required to pay taxes even if they do not receive any cash distributions.

        Valero L.P. unitholders are required to pay U.S. federal income taxes and, in some cases, state, local and foreign income taxes on their share of Valero L.P.'s taxable income even if they do not receive any cash distributions from Valero L.P. They may not receive cash distributions from Valero L.P. equal to their share of Valero L.P.'s taxable income or even equal to the actual tax liability that results from their share of Valero L.P.'s taxable income.

  Tax gain or loss on a disposition of Valero L.P. common units could be different than expected.

        If a Valero L.P. unitholder sells his Valero L.P. common units, the unitholder will recognize gain or loss equal to the difference between the amount realized and his adjusted tax basis in those common units. Prior distributions to a unitholder in excess of the total net taxable income he was allocated for a common unit, which decreased his tax basis in that common unit, will, in effect, become taxable income to him if the common unit is sold at a price greater than his tax basis in that common unit, even if the price he receives is less than his original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income to such unitholder. Should the IRS successfully contest some positions Valero L.P. takes, Valero L.P. unitholders could recognize more gain on the sale of common units than would be the case under those positions without the benefit of decreased income in prior years. Also, if a Valero L.P. unitholder sells common units, he may incur a tax liability in excess of the amount of cash he receives from the sale.

  Tax-exempt entities and foreign persons face unique tax issues from owning Valero L.P. common units that may result in adverse tax consequences to them.

        Ownership of Valero L.P. common units by tax-exempt entities, such as individual retirement accounts (known as IRAs) and foreign persons raises issues unique to them. For example, virtually all of Valero L.P.'s income allocated to unitholders who are organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to foreign persons will be reduced by withholding taxes at the highest effective U.S. federal income tax rate for individuals, and foreign persons will be required to file U.S. federal income tax returns and pay tax on their share of Valero L.P.'s taxable income.

  Valero L.P. will treat each purchaser of Valero L.P. common units as having the same tax benefits without regard to the specific common units purchased. The IRS may challenge this treatment, which could adversely affect the value of Valero L.P.'s common units.

        Because Valero L.P. cannot match transferors and transferees of its common units, it adopts depreciation and amortization positions that may not conform with all aspects of applicable Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to a Valero L.P. unitholder. It also could affect the timing of these tax benefits or the amount of gain from a sale of Valero L.P. common units and could have a negative impact on the value of the Valero L.P. common units or result in audit adjustments to the Valero L.P. unitholder's tax returns.

  Valero L.P.'s unitholders will likely be subject to state and local taxes in states where they do not live as a result of an investment in Valero L.P.'s units.

        In addition to U.S. federal income taxes, Valero L.P. unitholders will likely be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which Valero L.P. does business or owns property and in which they do not reside. Valero L.P. unitholders may be required to file state and local income tax returns and pay state and local income taxes in many or all of the jurisdictions in which Valero L.P. does business or owns property. Further, they may be subject to penalties for failure to comply with those requirements. It is the responsibility of each Valero L.P. unitholder to file all of his own federal, state and local tax returns. Valero L.P.'s tax counsel has not rendered an opinion on the state or local tax consequences of ownership of the Valero L.P. common units.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

        This document, including information incorporated by reference in this document (see "Where You Can Find More Information"), contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Valero L.P., Kaneb Services and Kaneb Partners, as well as certain information relating to the mergers, including, without limitation:

  •
  statements relating to the expected cost savings and accretion to reported earnings estimated to result from the mergers;

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  statements with respect to various actions to be taken or requirements to be met in connection with completing the mergers or integrating Valero L.P., Kaneb Services and Kaneb Partners after the mergers;

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  statements relating to revenue, income and operations of the combined company after the mergers; and

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  statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

        These statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements throughout this document and the materials incorporated by reference in this document:

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  expected cost savings from the mergers may not be fully realized or realized within the expected time frame;

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  revenues following the mergers may be lower than expected;

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  changes may occur in the supply of and demand for and the price of crude oil, petroleum products or the other products or services provided or consumed by our entities;

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  costs or difficulties related to obtaining regulatory approvals for and to completing the mergers and, following the mergers, to the integration of the businesses of Valero L.P., Kaneb Services and Kaneb Partners, may be greater than expected;

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  general economic conditions, either internationally or nationally or in the jurisdictions in which Valero L.P., Kaneb Services and Kaneb Partners are doing business, may be less favorable than expected;

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  legislative or regulatory changes, including changes in environmental regulation, may adversely affect the businesses in which Valero L.P., Kaneb Services and Kaneb Partners are engaged;

  •
  there may be environmental risks and liability under federal, state and foreign environmental laws and regulations;

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  changes may occur in the securities or capital markets; and

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  other economic, business, competitive and/or regulatory factors may affect Valero L.P.'s, Kaneb Services' and Kaneb Partners' businesses generally as described in Valero L.P.'s, Kaneb Services' and Kaneb Partners' filings with the Securities and Exchange Commission, or SEC.

VALERO L.P. SPECIAL MEETING

General

        This document is first being mailed by Valero L.P. to the holders of Valero L.P. common units on or about                        , and is accompanied by the notice of the Valero L.P. special meeting and a form of proxy that is solicited by Valero L.P.'s general partner for use at the Valero L.P. special meeting, to be held at Valero L.P.'s headquarters at One Valero Way, San Antonio, Texas 78249, on            ,            ,    , at       a.m., local time, and at any adjournments or postponements of the Valero L.P. special meeting.

Matters to Be Considered

        The purpose of the Valero L.P. special meeting is:

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  to consider and vote upon a proposal to approve the issuance of Valero L.P. common units pursuant to the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Partners and the other parties thereto, as it may be amended from time to time;

  •
  to approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of Valero L.P. common units described in the preceding bullet; and

  •
  to transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

Proxies

        Valero L.P.'s general partner is soliciting your proxy to give you the opportunity to vote at the Valero L.P. special meeting. When you deliver a valid proxy, the units represented by that proxy will be voted in accordance with your instructions.

        You may grant a proxy by:

  •
  signing and mailing your proxy card;

  •
  calling the toll-free telephone number shown on your proxy or voting instruction card and following the recorded instructions; or

  •
  transmitting your voting instructions over the Internet by going to the address shown on your proxy or voting instruction card.

        If you are a holder of record, or if your units are held in street name and you have a valid proxy from your broker, you also may cast your vote in person at the meeting. If you hold units of Valero L.P. through a broker or other custodian, please follow the voting instructions provided by that firm.

  Mail

        To grant your proxy by mail, please complete your proxy card, and sign, date and return it in the enclosed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated. If you vote by telephone or the Internet, do not mail back your proxy card.

  Telephone

        You may use the toll-free telephone number listed on your proxy card to grant your proxy. You must have your proxy card ready and:

  •
  dial the toll-free number;

  •
  enter the control number located on your proxy card; and

  •
  follow the recorded instructions.

  Internet

        You may transmit your voting instructions over the Internet by going to the website address shown on your proxy card. You will be asked to enter the six-digit control number you will find on your proxy card. Then follow the instructions. Votes directed by the Internet must be received by            on            , 200    . (As with all Internet usage, the user must pay all access fees and telephone charges.)

  In Person

        If you attend the Valero L.P. special meeting in person, you may vote your units by ballot at the Valero L.P. special meeting if you are a holder of record, or if your units are held in street name and you have a valid proxy from your broker.

        You may revoke your proxy at any time prior to the closing of the polls at the Valero L.P. special meeting by delivering to the Secretary of Valero GP, LLC a signed notice of revocation or a later-dated signed proxy or by attending the Valero L.P. special meeting and voting in person. Attendance at the Valero L.P. special meeting will not in itself constitute the revocation of your proxy.

        Written notices of revocation and other communications with respect to the revocation of Valero L.P. proxies should be addressed to Valero L.P., One Valero Way, San Antonio, Texas 78249, Attention: Secretary. All units represented by valid proxies received in response to this solicitation, and not revoked before they are exercised, will be voted in the manner specified in the proxies.

        If you sign and return your proxy card, but do not indicate how you want to vote, your proxy will be voted in favor of the proposals to be voted on at the Valero L.P. special meeting.

        Valero L.P.'s general partner currently is unaware of any matters, other than the matters we have described in this document, that may be presented for action at the Valero L.P. special meeting. If other matters do properly come before the Valero L.P. special meeting, however, it is intended that units represented by proxies will be voted, or not voted, by the individuals named in the proxies in their discretion.

Solicitation of Proxies

        Valero L.P. will bear the entire cost of soliciting proxies from Valero L.P. common unitholders, except that Valero L.P. on the one hand and Kaneb Services and Kaneb Partners on the other hand each has agreed to pay one-half of the costs of filing, printing and mailing this document and related proxy materials. In addition to the solicitation of proxies by mail, Valero L.P. will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of Valero L.P. common units held by them and secure their voting instructions if necessary. Valero L.P. has also made arrangements with            to assist it in soliciting proxies and has agreed to pay customary fees plus expenses for those services. Valero L.P. also may use several of the regular employees of Valero GP, LLC, the general partner of Valero L.P.'s general partner, who will not be specially compensated, to solicit proxies from Valero L.P. common unitholders, either personally or by telephone, telegram, facsimile, Internet or special delivery letter.

Record Date and Voting Rights

        In accordance with the provisions of Delaware law, Valero L.P.'s partnership agreement and the rules of the New York Stock Exchange, Valero L.P. has fixed             as the record date for determining those Valero L.P. unitholders entitled to notice of and to vote at the Valero L.P. special meeting. Accordingly, only Valero L.P. unitholders of record at the close of business on the record date will be entitled to notice of and to vote at the Valero L.P. special meeting. At the close of business on the record date, there were             Valero L.P. common units outstanding held by            holders of record. The presence, in person or by proxy, of a majority of Valero L.P. common units and a majority of Valero L.P. subordinated units is necessary to constitute a quorum at the Valero L.P. special meeting. Each Valero L.P. common unit outstanding on the record date entitles its holder to one vote.

        Valero L.P. common units held by persons attending the Valero L.P. special meeting in person but not voting, and Valero L.P. common units for which Valero L.P. has received proxies but with respect to which holders of those units have abstained from voting, will be counted as present at the Valero L.P. special meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Valero L.P. special meeting. Brokers that hold Valero L.P. common units in nominee or street name for customers who are the beneficial owners of those units are prohibited from giving a proxy to vote units held for those customers on the matters to be considered and voted upon at the Valero L.P. special meeting without specific instructions from those customers. These "broker non-votes" will not be counted as Valero L.P. common units entitled to vote that are present at the Valero L.P. special meeting, and will only be counted for purposes of determining whether a quorum exists.

        The issuance of additional Valero L.P. common units in the Kaneb Partners merger requires the affirmative vote of the holders of a majority of the outstanding Valero L.P. common units and a majority of the outstanding Valero L.P. subordinated units, each voting separately as a class. An affiliate of Valero L.P. beneficially owns all of the Valero L.P. subordinated units, and it is currently expected that all of the Valero L.P. subordinated units will be voted in favor of the approval of the proposals to be presented to Valero L.P. unitholders at the Valero L.P. special meeting.

        Approval of the proposal to adjourn the Valero L.P. special meeting, if necessary, to solicit additional proxies in connection with obtaining approval of the issuance of Valero L.P. common units in the Kaneb Partners merger requires the affirmative vote of the holders of a majority of the Valero L.P. common units and Valero L.P. subordinated units, voting together as a single class, present in person or by proxy and entitled to vote.

        Because of the requirement that the issuance of additional Valero L.P. common units in the Kaneb Partners merger be approved by the affirmative vote of the holders of a majority of the Valero L.P. common units voting separately as a class, abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the issuance of Valero L.P. common units in the Kaneb Partners merger. Abstentions and broker non-votes will have no effect on the vote on the proposal to approve the adjournment of the Valero L.P. special meeting if necessary to solicit additional proxies in connection with obtaining approval of the proposals to approve the issuance of Valero L.P. common units in the Kaneb Partners merger.

        Valero L.P.'s general partner urges Valero L.P. unitholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope, transmit your voting instructions over the Internet or by telephone.

        As of November 19, 2004, directors and executive officers of Valero GP, LLC, the general partner of Valero L.P.'s general partner, beneficially owned 294,060 Valero L.P. common units, constituting approximately 2.2% of the outstanding Valero L.P. common units. Additional information with respect to beneficial ownership of Valero L.P. common units by directors and executive officers of the Valero

GP, LLC, and certain key employees of Valero Energy's affiliates is set forth in Valero L.P.'s Annual Report on Form 10-K for the year ended December 31, 2003. See "Where You Can Find More Information."

Recommendation of Valero L.P.'s General Partner

        The board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, has unanimously approved each of the merger agreements and the issuance of Valero L.P. common units in the Kaneb Partners merger, and has determined that the transactions are in the best interests of Valero L.P. and Valero L.P.'s unitholders. Accordingly, the board of directors of Valero GP, LLC recommends that Valero L.P. common unitholders vote to approve the issuance of Valero L.P. common units in the Kaneb Partners merger.

KANEB SERVICES SPECIAL MEETING

General

        This document is first being mailed by Kaneb Services to the holders of Kaneb Services common shares on or about                , and is accompanied by the notice of the Kaneb Services special meeting and a form of proxy that is solicited by the Kaneb Services board of directors for use at the Kaneb Services special meeting, to be held on            ,             ,    , at       a.m., local time, at            ,                         , and at any adjournments or postponements of the Kaneb Services special meeting.

Matters to Be Considered

        The purpose of the Kaneb Services special meeting is:

  •
  to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Services and the other parties thereto, as it may be amended from time to time;

  •
  to approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement described in the preceding bullet; and

  •
  to transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

Proxies

        The Kaneb Services board of directors is soliciting your proxy to give you the opportunity to vote at the Kaneb Services special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

        You may grant a proxy by:

  •
  signing and mailing your proxy card; or

  •
  calling the toll-free telephone number shown on your proxy or voting instruction card and following the recorded instructions; or

  •
  transmitting your voting instructions over the Internet by going to the address shown on your proxy or voting instruction card.

        If you are a holder of record, or if your shares are held in street name and you have a valid proxy from your broker, you also may cast your vote in person at the meeting. If you hold units of Kaneb Services through a broker or other custodian, please follow the voting instructions provided by that firm.

  Mail

        To grant your proxy by mail, please complete your proxy card, and sign, date and return it in the enclosed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated. If you vote by telephone or the Internet, do not mail back your proxy card.

  Telephone

        You may use the toll-free telephone number listed on your proxy card to grant your proxy. You must have your proxy card ready and:

  •
  dial the toll-free number;

  •
  enter the control number located on your proxy card; and

  •
  follow the recorded instructions.

  Internet

        You may transmit your voting instructions over the Internet by going to the website address shown on your proxy card. You will be asked to enter the six-digit control number you will find on your proxy card. Then follow the instructions. Votes directed by the Internet must be received by            on            , 200    . (As with all Internet usage, the user must pay all access fees and telephone charges.)

  In Person

        If you attend the Kaneb Services special meeting in person, you may vote your shares by ballot at the Kaneb Services special meeting if you are a holder of record, or if your Kaneb Services common shares are held in street name and you have a valid proxy from your broker.

        You may revoke your proxy at any time prior to the closing of the polls at the Kaneb Services special meeting by delivering to the Secretary of Kaneb Services a signed notice of revocation or a later-dated signed proxy or by attending the Kaneb Services special meeting and voting in person. Attendance at the Kaneb Services special meeting will not in itself constitute the revocation of a proxy.

        Written notices of revocation and other communications with respect to the revocation of Kaneb Services proxies should be addressed to Kaneb Services LLC, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, Attention: Secretary. All shares represented by valid proxies received in response to this solicitation, and not revoked before they are exercised, will be voted in the manner specified in the proxies.

        If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be voted in favor of the proposals to be voted on at the Kaneb Services special meeting.

        The Kaneb Services board of directors currently is unaware of any other matters that may be presented for action at the Kaneb Services special meeting. If other matters do properly come before the Kaneb Services special meeting, however, it is intended that the shares represented by proxies will be voted, or not voted, by the individuals named in the proxies in their discretion.

Solicitation of Proxies

        Kaneb Services will bear the entire cost of soliciting proxies from Kaneb Services shareholders, except that Valero L.P. on the one hand and Kaneb Services and Kaneb Partners on the other hand each has agreed to pay one-half the costs of filing, printing and mailing this document and related proxy materials. In addition to the solicitation of proxies by mail, Kaneb Services will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of Kaneb Services common shares held by them and secure their voting instructions if necessary. Kaneb Services has also made arrangements with [    ] to assist it in soliciting proxies, and has agreed to pay customary fees plus expenses for those services. Kaneb Services also may use several of its regular employees, who will not be specially compensated, to solicit proxies from Kaneb Services shareholders, either personally or by telephone, telegram, facsimile, Internet or special delivery letter.

Record Date and Voting Rights

        In accordance with the provisions of Delaware law, Kaneb Services' limited liability company agreement and the rules of the NYSE, Kaneb Services has fixed                 as the record date for determining those Kaneb Services shareholders entitled to notice of and to vote at the Kaneb Services special meeting. Accordingly, only Kaneb Services shareholders of record at the close of business on the Kaneb Services record date will be entitled to notice of and to vote at the Kaneb Services special meeting. At the close of business on the Kaneb Services record date, there were                Kaneb Services common shares outstanding held by            holders of record, and                of these shares were beneficially owned by Valero L.P., Kaneb Services, Kaneb Partners, Kaneb Partners' general partner or their respective affiliates. The presence, in person or by proxy, of Kaneb Services common shares representing a majority of Kaneb Services common shares outstanding and entitled to vote is necessary to constitute a quorum at the Kaneb Services special meeting. Each Kaneb Services common share outstanding on the Kaneb Services record date entitles its holder to one vote.

        Kaneb Services common shares held by persons attending the Kaneb Services special meeting in person but not voting, and Kaneb Services common shares for which Kaneb Services has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the Kaneb Services special meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Kaneb Services special meeting. Brokers that hold Kaneb Services common shares in nominee or street name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers on the matters to be considered and voted upon at the Kaneb Services special meeting without specific instructions from those customers. These "broker non-votes" will not be counted as Kaneb Services common shares entitled to vote that are present at the Kaneb Services special meeting, and will not be counted for purposes of determining whether a quorum exists.

        The approval and adoption of the Kaneb Services merger agreement requires the affirmative vote of the holders of a majority of Kaneb Services' outstanding common shares, including the affirmative vote of holders of at least a majority of the outstanding Kaneb Services common shares (other than those beneficially owned by Valero L.P., Kaneb Services, Kaneb Partners, Kaneb Partners' general partner or their respective affiliates) present in person or by proxy at the Kaneb Services special meeting.

        Approval of the proposal to adjourn the Kaneb Services special meeting, if necessary, to solicit additional proxies in connection with obtaining approval and adoption of the Kaneb Services merger agreement requires the affirmative vote of the holders of a majority of the Kaneb Services common shares present in person or by proxy and entitled to vote.

        Because approval and adoption of the Kaneb Services merger agreement requires the affirmative vote of the holders of a majority of the outstanding Kaneb Services common shares, abstentions and broker non-votes will have the same effect as votes against approval and adoption of the Kaneb Services merger agreement. Broker non-votes will have no effect on the vote on the proposal to approve the adjournment of the Kaneb Services special meeting if necessary to solicit additional proxies in connection with obtaining approval of the Kaneb Services merger agreement.

        The Kaneb Services board of directors urges Kaneb Services shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope or transmit your voting instructions over the Internet or by telephone.

        As of October 31, 2004, directors and executive officers of Kaneb Services beneficially owned 792,234 Kaneb Services common shares, constituting approximately 6.73% of the outstanding Kaneb Services common shares. Additional information with respect to beneficial ownership of Kaneb Services common shares by directors and executive officers of Kaneb Services is incorporated by reference to

Kaneb Services' Definitive Proxy Statement on Schedule 14A filed on April 26, 2004. See "Where You Can Find More Information."

Recommendation of the Kaneb Services Board of Directors

        The board of directors of Kaneb Services has unanimously approved the Kaneb Services merger and the Kaneb Services merger agreement, and has determined that the Kaneb Services merger is in the best interests of Kaneb Services and Kaneb Services' shareholders. Accordingly, the board of directors of Kaneb Services recommends that Kaneb Services' shareholders vote to approve and adopt the Kaneb Services merger agreement.

KANEB PARTNERS SPECIAL MEETING

General

        This document is first being mailed by Kaneb Partners to the holders of Kaneb Partners units on or about                , and is accompanied by the notice of the Kaneb Partners special meeting and a form of proxy that is solicited by Kaneb Partners' general partner for use at the Kaneb Partners special meeting, to be held on                ,                ,         , at       a.m., local time, at                ,                 , and at any adjournments or postponements of the Kaneb Partners special meeting.

Matters to Be Considered

        The purpose of the Kaneb Partners special meeting is:

  •
  to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Partners and the other parties thereto, as it may be amended from time to time;

  •
  to approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement described in the preceding bullet; and

  •
  to transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

Proxies

        Kaneb Partners' general partner is soliciting your proxy to give you the opportunity to vote at the Kaneb Partners special meeting. When you deliver a valid proxy, the units represented by that proxy will be voted in accordance with your instructions.

        You may grant a proxy by:

  •
  signing and mailing your proxy card; or

  •
  calling the toll-free telephone number shown on your proxy or voting instruction card and following the recorded instructions; or

  •
  transmitting your voting instructions over the Internet by going to the address shown on your proxy or voting instruction card.

        If you are a holder of record, or if your units are held in street name and you have a valid proxy from your broker, you also may cast your vote in person at the meeting. If you hold units of Kaneb Partners through a broker or other custodian, please follow the voting instructions provided by that firm.

  Mail

        To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated. If you vote by telephone or the Internet, do not mail back your proxy card.

  Telephone

        You may use the toll-free telephone number listed on your proxy card to grant your proxy. You must have your proxy card ready and:

  •
  dial the toll-free number;

  •
  enter the control number located on your proxy card; and

  •
  follow the recorded instructions.

  Internet

        You may transmit your voting instructions over the Internet by going to the website address shown on your proxy card. You will be asked to enter the six-digit control number you will find on your proxy card. Then follow the instructions. Votes directed by the Internet must be received by            on            , 200    . (As with all Internet usage, the user must pay all access fees and telephone charges.)

  In Person

        If you attend the Kaneb Partners special meeting in person, you may vote your units by ballot at the Kaneb Partners special meeting if you are a holder of record, or if your units are held in street name and you have a valid proxy from your broker.

        You may revoke your proxy at any time prior to the closing of the polls at the Kaneb Partners special meeting by delivering to the Secretary of Kaneb Partners a signed notice of revocation or a later-dated signed proxy or by attending the Kaneb Partners special meeting and voting in person. Attendance at the Kaneb Partners special meeting will not in itself constitute the revocation of a proxy.

        Written notices of revocation and other communications with respect to the revocation of Kaneb Partners proxies should be addressed to Kaneb Pipe Line Partners, L.P., 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, Attention: Secretary. All units represented by valid proxies received in response to this solicitation, and not revoked before they are exercised, will be voted in the manner specified in the proxies.

        If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be voted in favor of the proposals to be voted on at the Kaneb Partners special meeting.

        Kaneb Partners' general partner currently is unaware of any other matters that may be presented for action at the Kaneb Partners special meeting. If other matters do properly come before the Kaneb Partners special meeting, however, it is intended that the units represented by proxies will be voted, or not voted, by the individuals named in the proxies in their discretion.

Solicitation of Proxies

        Kaneb Partners will bear the entire cost of soliciting proxies from Kaneb Partners unitholders, except that Valero L.P. on the one hand and Kaneb Services and Kaneb Partners on the other hand each has agreed to pay one-half the costs of filing, printing and mailing this document and related proxy materials. In addition to the solicitation of proxies by mail, Kaneb Partners will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of Kaneb Partners units held by them and secure their voting instructions if necessary. Kaneb Partners has also made arrangements with [    ] to assist it in soliciting proxies, and has agreed to pay customary fees plus expenses for those services. Kaneb Partners also may use several of its regular employees, who will not be specially compensated, to solicit proxies from Kaneb Partners unitholders, either personally or by telephone, telegram, facsimile, Internet or special delivery letter.

Record Date and Voting Rights

        In accordance with the provisions of Delaware law, Kaneb Partners' partnership agreement and the rules of the NYSE, Kaneb Partners has fixed            as the record date for determining those Kaneb Partners unitholders entitled to notice of and to vote at the Kaneb Partners special meeting. Accordingly, only Kaneb Partners unitholders of record at the close of business on the Kaneb Partners record date will be entitled to notice of and to vote at the Kaneb Partners special meeting. At the close of business on the Kaneb Partners record date, there were                Kaneb Partners units outstanding held by            holders of record, and                of these units were beneficially owned by Valero L.P., Kaneb Services, Kaneb Partners, Kaneb Partners' general partner or their respective affiliates. The presence, in person or by proxy, of Kaneb Partners units representing a majority of Kaneb Partners units outstanding is necessary to constitute a quorum at the Kaneb Partners special meeting. Each Kaneb Partners unit outstanding on the Kaneb Partners record date entitles its holder to one vote.

        Kaneb Partners units held by persons attending the Kaneb Partners special meeting in person but not voting, and Kaneb Partners units for which Kaneb Partners has received proxies but with respect to which holders of those units have abstained from voting, will be counted as present at the Kaneb Partners special meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Kaneb Partners special meeting. Brokers that hold Kaneb Partners units in nominee or street name for customers who are the beneficial owners of those units are prohibited from giving a proxy to vote units held for those customers on the matters to be considered and voted upon at the Kaneb Partners special meeting without specific instructions from those customers. These "broker non-votes" will not be counted as Kaneb Partners units entitled to vote that are present at the Kaneb Partners special meeting, and will only be counted for purposes of determining whether a quorum exists.

        The approval of the Kaneb Partners merger agreement requires the affirmative vote of the holders of a majority of Kaneb Partners' outstanding units, including the affirmative vote of the holders of at least a majority of Kaneb Partners' outstanding units (other than those beneficially owned by Valero L.P., Kaneb Partners, Kaneb Partners' general partner, Kaneb Services or any of their respective affiliates) present in person or by proxy at the Kaneb Partners special meeting.

        In the absence of a quorum at the Kaneb Partners special meeting, the affirmative vote of the general partner or the holders of a majority of Kaneb Partners' units present in person or by proxy at the Kaneb Partners special meeting is required to approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Kaneb Partners merger proposal. If a quorum is present at the Kaneb Partners special meeting, the vote of the holders of at least a majority of Kaneb Partners' outstanding units is required to approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Kaneb Partners merger proposal.

        Because approval of the Kaneb Partners merger agreement requires the affirmative vote of the holders of a majority of the outstanding Kaneb Partners units, abstentions and broker non-votes will have the same effect as votes against approval of the Kaneb Partners merger agreement. Because approval of the proposal to approve the adjournment of the Kaneb Partners special meeting to solicit additional proxies requires the affirmative vote of a majority of Kaneb Partners' outstanding units if a quorum is present at the Kaneb Partners special meeting, abstentions and broker non-votes will have the same effect as votes against approval of the Kaneb Partners adjournment proposal.

        Kaneb Partners' general partner urges Kaneb Partners unitholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope or transmit your voting instructions over the Internet or by telephone.

        As of October 31, 2004, directors and executive officers of Kaneb Partners and Kaneb Services and their affiliates beneficially owned 213,392 Kaneb Partners units, constituting approximately 0.75% of the outstanding Kaneb Partners units. Additional information with respect to beneficial ownership of Kaneb Partners units by directors and executive officers of Kaneb Partners and Kaneb Services and their affiliates is set forth in Kaneb Partners' Annual Report on Form 10-K for the year ended December 31, 2003. See "Where You Can Find More Information."

Recommendation of Kaneb Partners' General Partner

        The board of directors of Kaneb Partners' general partner has unanimously approved the Kaneb Partners merger and the Kaneb Partners merger agreement, and has determined that the Kaneb Partners merger is in the best interests of Kaneb Partners and Kaneb Partners' unitholders. Accordingly, the board of directors of Kaneb Partners' general partner recommends that Kaneb Partners' unitholders vote to approve the Kaneb Partners merger agreement.

THE MERGERS

General

        The board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, the Kaneb Services board of directors and the board of directors of Kaneb Partners' general partner have approved the relevant merger agreements and the mergers. In the mergers, subsidiaries of Valero L.P. will merge into Kaneb Services and Kaneb Partners.

Background of the Mergers

        In late June, 2004, Curtis V. Anastasio, President and Chief Executive Officer of Valero GP, LLC, the general partner of Valero L.P.'s general partner, spoke with Edward D. Doherty, Chairman of the Board and Chief Executive Officer of Kaneb Pipe Line Company, LLC, Kaneb Partners' general partner and expressed an interest in a potential combination of Valero L.P.'s, Kaneb Partners', and Kaneb Services' businesses. Mr. Anastasio and Mr. Doherty agreed to meet to discuss a potential transaction.

        On July 7, 2004, Mr. Anastasio and Joseph W. Gorder, Senior Vice President of Corporate Development of Valero Energy (in his capacity of providing services to Valero L.P. under Valero L.P.'s services agreement with Valero Energy), met with Mr. Doherty to discuss the possibility of a unit-for-unit merger of Kaneb Partners and Valero L.P. Mr. Anastasio also expressed an interest in acquiring in a merger all of the outstanding common shares of Kaneb Services for cash.

        On July 12, 2004, Mr. Doherty met with John R. Barnes, Chairman of the Board, President and Chief Executive Officer of Kaneb Services and member of the board of directors of Kaneb Partners' general partner, to inform him of, and to discuss the terms of, Valero L.P.'s July 7th proposal. During that week, Mr. Barnes contacted Sangwoo Ahn, who serves as presiding director of executive sessions of non-management directors of Kaneb Services and Kaneb Partners' general partner, to inform him of Valero L.P.'s interest.

        Later in July, Mr. Barnes met with Mr. Anastasio to discuss further Valero L.P.'s interest in acquiring Kaneb Partners and Kaneb Services.

        During the first week of August, Mr. Barnes briefed the directors of Kaneb Partners' general partner and Kaneb Services on Valero L.P.'s July 7th proposal and on the discussions with Valero L.P. The directors also discussed the performance of and outlook for Kaneb Partners and Kaneb Services. Also during that week, an investment bank contacted Mr. Barnes on behalf of an entity primarily engaged in the propane business regarding the possibility of an acquisition involving Kaneb Services, Kaneb Partners and the entity. Mr. Barnes also informed the directors of Kaneb Partners' general partner and Kaneb Services of this contact. Mr. Barnes notified the investment banker that he believed pursuing such an acquisition would not be in the best interests of Kaneb since the propane business did not fit within Kaneb's business strategies. As a result, discussions with this entity never commenced.

        On August 5, 2004, Mr. Barnes called Mr. Anastasio and advised him that the members of the boards of directors of Kaneb Partners' general partner and Kaneb Services believed that the consideration proposed by Valero L.P. in its July 7th proposal for the units of Kaneb Partners and the common shares of Kaneb Services would have to be meaningfully increased in order to reach levels that would interest the members of the respective boards. During that call, at Mr. Anastasio's request, Mr. Barnes agreed to send Mr. Doherty and Michael L. Rose, Chief Operating Officer of Kaneb Partners' general partner, to Valero L.P.'s offices in San Antonio, Texas so that each party could learn more about the business and operations of the other party. In mid-August, Mr. Doherty and Mr. Rose met with Mr. Anastasio and other representatives from Valero L.P. in San Antonio, Texas. Mr. Anastasio talked with Mr. Barnes again on August 17, 2004.

        On August 27, 2004, Mr. Doherty received a revised proposal from Valero, L.P. concerning the possible acquisition of Kaneb Partners and Kaneb Services which included an increase over the originally proposed consideration. Mr. Doherty and Mr. Anastasio then spoke by telephone regarding the offers for both Kaneb Partners and Kaneb Services and the possibility of a further improvement in the offers. Thereafter, Mr. Doherty informed Mr. Barnes of the revised proposal and subsequent telephone conversation.

        On October 1, 2004, Mr. Anastasio and Mr. Gorder met with Messrs. Barnes and Doherty and delivered a further revised proposal to acquire Kaneb Partners and Kaneb Services in merger transactions. This proposal provided that Valero L.P. would acquire all of the outstanding units of Kaneb Partners in a merger in which Kaneb Partners unitholders would receive the equivalent of $60.39 in value of Valero L.P. common units for each unit of Kaneb Partners, based upon Valero L.P.'s then-prevailing unit price. Under this proposal, Valero L.P. would also agree to express its intent to increase its per unit annual distribution from $3.20 to $3.42 after closing of the merger. In addition, Valero L.P. offered to acquire in a merger all of the outstanding common shares of Kaneb Services for $475 million in cash. Those present discussed the revised Valero L.P. proposal. The next day, Mr. Anastasio informed Mr. Barnes that Valero L.P. was willing to increase the aggregate consideration to acquire all of the outstanding common shares of Kaneb Services to $500 million.

        On October 4, 2004, Mr. Barnes contacted the board members of Kaneb Partners' general partner and Kaneb Services and updated them on the terms of the revised Valero L.P. proposal. The members of the boards of directors of Kaneb Services and Kaneb Partners' general partner authorized Mr. Barnes to begin negotiations for a business combination with Valero L.P.

        On October 5, 2004, Mr. Anastasio and Mr. Gorder met with the board of directors of Valero GP, LLC to inform the board of the possible opportunity to acquire Kaneb Partners and Kaneb Services and to update them on the status of negotiations. After giving an overview of Kaneb Partners' and Kaneb Services' businesses, Mr. Anastasio and Mr. Gorder focused on the strategic rationale for the transaction. They then summarized discussions with Mr. Barnes and Mr. Doherty. The board of directors of Valero GP, LLC authorized Mr. Anastasio and Mr. Gorder to continue negotiations for an acquisition of Kaneb Partners and Kaneb Services. The board also authorized the engagement of Credit Suisse First Boston LLC to evaluate the aggregate consideration to be paid by Valero L.P. in the proposed transactions.

        On October 7, 2004, Mr. Anastasio and Mr. Gorder met with Mr. Barnes and Mr. Doherty. Mr. Barnes reiterated the position of Kaneb Partners and Kaneb Services that the proposed acquisitions of those entities must be separately negotiated, and it was agreed that acceptable terms for a merger with Kaneb Partners must be reached before the acquisition of Kaneb Services was negotiated. The discussions focused on the consideration to be paid by Valero L.P. for each outstanding unit of Kaneb Partners, the structure of the Kaneb Partners merger, voting agreements to be entered into by certain board members, governance matters, the treatment of employees and a timetable for each party's due diligence review of the other. Following these discussions, in which the terms of the Kaneb Partners merger were improved, the parties to the meeting agreed that terms for the acquisition of Kaneb Partners substantially similar to the terms of the Kaneb Partners merger described in this document should be submitted to the parties' respective boards of directors. After reaching those terms, Mr. Barnes then indicated to the Valero L.P. representatives that he would be willing to begin negotiations to acquire all the outstanding common shares of Kaneb Services. Discussions continued the next day among Mr. Barnes, Mr. Doherty and Mr. Anastasio. Mr. Anastasio indicated that Valero L.P. would be willing to pay $525 million for Kaneb Services. Mr. Barnes agreed to recommend that proposal to the board of directors of Kaneb Services. At no time during the negotiations did Valero L.P. offer a single package of consideration for both Kaneb Services and Kaneb Partners, nor did any representative of Kaneb Partners or Kaneb Services indicate that Valero L.P. should allocate or reallocate the consideration offered from one entity to the other.

        On October 13, 2004, the members of the boards of directors of Kaneb Partners' general partner and Kaneb Services were updated at telephonic meetings by Mr. Barnes on the terms of the proposed Kaneb Partners transaction and the proposed Kaneb Services transaction discussed at the October 7th and 8th meetings.

        On October 15, 2004, the board of directors of Kaneb Services formed a special committee composed of three directors who were not officers or employees of Kaneb Services or any of its affiliates, Frank M. Burke Jr., Charles R. Cox and Hans Kessler. The special committee was formed to evaluate the fairness of the proposed transaction to the shareholders of Kaneb Services, other than the directors and members of management of Kaneb Services and Kaneb Partners' general partner, and to make a recommendation to the board of directors of Kaneb Services as to whether the board of directors should approve the proposed transaction with Valero L.P. and recommend that the shareholders of Kaneb Services approve the transaction. The Kaneb Services special committee was also authorized to retain legal and financial advisors to assist it.

        After the Kaneb Services board of directors meeting on October 15, 2004, the Kaneb Services special committee met and retained legal counsel and a financial advisor, Raymond James. At meetings on October 18 and 25, 2004, the Kaneb Services special committee was briefed upon its legal duties and received reports from its legal and financial advisors on the status of due diligence and the negotiations with Valero L.P. over the terms of the Kaneb Services merger. During this time, counsel for the Kaneb Services special committee was contacted by counsel for Kaneb Services inquiring about various aspects of the negotiations with Valero L.P. and asking for the Kaneb Services special committee's counsel's input on the structuring of various provisions in the Kaneb Services merger agreement.

        On October 15, 2004, the board of directors of Kaneb Partners' general partner formed a special committee composed of three directors who were not officers or employees of Kaneb Partners' general partner or any of its affiliates, Sangwoo Ahn, Murray R. Biles and James R. Whatley. The special committee was formed to evaluate the fairness of the proposed combination of Valero L.P. and Kaneb Partners to the unitholders of Kaneb Partners, other than Kaneb Partners' general partner and its affiliates and the directors and members of management of Kaneb Services and Kaneb Partners' general partner, and to make a recommendation to the board of directors of Kaneb Partners' general partner as to whether the board of directors should approve the proposed merger and recommend that the unitholders of Kaneb Partners approve the proposed merger. The Kaneb Partners special committee was also authorized to retain legal and financial advisors to assist it in the fulfillment of its purpose.

        After the meeting of Kaneb Partners' general partner's board of directors on October 15, 2004, the Kaneb Partners special committee met and retained legal counsel as well as a financial advisor, Houlihan Lokey. At a meeting on October 27, 2004, the Kaneb Partners special committee was briefed upon its legal duties and received reports from its legal and financial advisors on the status of due diligence and the negotiations with Valero L.P. over the terms of the Kaneb Partners merger. During this time, counsel for the Kaneb Partners special committee was contacted by counsel for Kaneb Partners inquiring about various aspects of the negotiations with Valero L.P. and asking for the Kaneb Partners special committee's counsel's input on the structuring of various provisions in the Kaneb Partners merger agreement.

        During this period, the parties held mutual due diligence sessions and discussions and negotiations continued among the parties relating to completing mutually acceptable definitive documentation reflecting the terms of the mergers.

        On October 28, 2004, the board of directors of Valero GP, LLC met to review with management, Credit Suisse First Boston and Valero L.P.'s legal advisor, Wachtell, Lipton, Rosen & Katz, the status of the negotiations and the proposed terms of the mergers between Valero L.P. and the Kaneb entities. During this meeting, the members of the board of directors reviewed the terms of the draft merger agreements, discussed next steps and reviewed with counsel the legal duties and responsibilities of Valero GP, LLC's board in connection with the proposed mergers. During these reviews, members of the board discussed the transactions and asked questions of Valero GP, LLC's management and legal and financial advisors. Also at this meeting, Credit Suisse First Boston reviewed with the board of directors of Valero GP, LLC its financial analysis of the aggregate consideration to be paid by Valero

L.P. in the mergers and informed the board that, assuming no material changes in the terms of the mergers or the information it considered in arriving at its opinion, it believed it would be in a position to render to the board, at the time of the finalization of definitive agreements for the mergers, an opinion to the effect that, as of the date of its opinion and subject to the matters described in its opinion, the aggregate consideration to be paid by Valero L.P. in the mergers was fair, from a financial point of view, to Valero L.P. Credit Suisse First Boston's written opinion was subsequently delivered to the board on October 31, 2004, the date on which the merger agreements were executed. Valero GP, LLC's board of directors then carefully considered the benefits and risks of the mergers. Following further discussion, Valero GP, LLC's board unanimously determined that the mergers were in the best interests of Valero L.P. and the Valero L.P. unitholders, approved each of the merger agreements, and resolved to recommend that Valero L.P. common unitholders vote to approve the issuance of Valero L.P. common units in the Kaneb Partners merger, and authorized management to finalize and execute definitive agreements reflecting the mergers not materially different than the terms presented to the board.

        On October 30, 2004, the Kaneb Services special committee held a meeting to discuss the proposed transaction, and at that meeting received detailed legal and financial guidance. Counsel to the Kaneb Services special committee reviewed with the committee its legal duties, and explained the draft Kaneb Services merger agreement in detail, including provisions regarding shareholder approval and the board's ability to consider other offers. The Kaneb Services special committee then received Raymond James' opinion that the transaction was fair to Kaneb Services' shareholders from a financial point of view, and a detailed explanation of this opinion. Following a thorough discussion of the proposed transaction, including questions to counsel and Raymond James, the Kaneb Services special committee unanimously determined that the transactions contemplated by the Kaneb Services merger agreement were fair to the shareholders of Kaneb Services, other than the directors and members of management of Kaneb Services and Kaneb Partners' general partner, and resolved to recommend to the board of directors of Kaneb Services that it should approve the Kaneb Services merger agreement and the merger with Valero L.P. and should recommend that the shareholders of Kaneb Services approve and adopt the Kaneb Services merger agreement.

        Also on October 30, 2004, the Kaneb Partners special committee held a separate meeting to discuss the proposed transaction, and at that meeting received detailed legal and financial guidance. Counsel to the Kaneb Partners special committee reviewed with the committee its legal duties, and explained the draft Kaneb Partners merger agreement in detail, including provisions regarding shareholder approval and the ability to consider other offers. The Kaneb Partners special committee then received Houlihan Lokey's opinion that the exchange ratio in the Kaneb Partners merger was fair to Kaneb Partners' unitholders (other than Kaneb Partners' general partner and its affiliates and the directors and members of management of Kaneb Services and Kaneb Partners' general partner) from a financial point of view, and a detailed explanation of this opinion. Following a thorough discussion of the proposed transaction, including a number of questions to counsel and Houlihan Lokey, the special committee of Kaneb Partners' general partner unanimously determined that the transactions contemplated by the Kaneb Partners merger agreement were fair to the unitholders of Kaneb Partners, other than Kaneb Partners' general partner and its affiliates and the directors and members of management of Kaneb Services and Kaneb Partners' general partner, and resolved to recommend to the board of directors of Kaneb Partners' general partner that it should approve the Kaneb Partners merger agreement and the merger with Valero L.P. and should recommend that the unitholders of Kaneb Partners approve the Kaneb Partners merger agreement.

        On October 31, 2004, Kaneb Partners' general partner's board of directors met to review with Kaneb Partners' general partner's management and legal and financial advisors the status of the negotiations and the proposed terms and conditions of the Kaneb Partners merger with Valero L.P. During this meeting, the members of the board of directors reviewed updates on the terms and conditions of the Kaneb Partners merger agreement previously discussed and reviewed the legal duties and responsibilities of Kaneb Partners' general partner's board in connection with the proposed merger. The special committee of Kaneb Partners' general partner reported on its deliberations, including the receipt of the Houlihan Lokey fairness opinion, and presented to the full board its determination that the transactions contemplated by the Kaneb Partners merger agreement were fair to the unitholders of Kaneb Partners, other than Kaneb Partners' general partner and its affiliates and the directors and members of management of Kaneb Partners' general partner and Kaneb Services, and its recommendation to the board of directors that the board of directors should approve the Kaneb Partners merger agreement and the merger with Valero L.P. and should recommend that the unitholders of Kaneb Partners approve the Kaneb Partners merger agreement. Kaneb Partners' general partner's board of directors then carefully considered the benefits and risks of a merger with Valero L.P. Following a thorough discussion and based on the special committee's recommendation, Kaneb Partners' general partner's board unanimously determined that the Kaneb Partners merger was advisable, approved the Kaneb Partners merger agreement, determined that the terms of the Kaneb Partners merger agreement and the transactions contemplated by the Kaneb Partners merger agreement were advisable and in the best interests of Kaneb Partners, Kaneb Partners' general partner and the unitholders of Kaneb Partners, determined to recommend the Kaneb Partners merger agreement, the Kaneb Partners merger and the other transactions contemplated by the Kaneb Partners merger agreement to the unitholders of Kaneb Partners for approval and adoption, and recommended that the unitholders of Kaneb Partners approve the Kaneb Partners merger agreement.

        On October 31, 2004, Kaneb Services' board of directors held a separate meeting to review with Kaneb Services' management and legal and financial advisors the status of the negotiations and the proposed terms and conditions of the merger with Valero L.P. During this meeting, the members of the board of directors reviewed updates on the terms and conditions of the Kaneb Services merger agreement previously discussed and reviewed the legal duties and responsibilities of Kaneb Services' board in connection with the proposed Kaneb Services merger. The special committee of Kaneb Services reported on its deliberations, including the receipt of the Raymond James fairness opinion, and presented to the full board its determination that the transactions contemplated by the Kaneb Services merger agreement were fair to the shareholders of Kaneb Services, other than the directors and members of management of Kaneb Services and Kaneb Partners' general partner, and its recommendation that the board of directors should approve the Kaneb Services merger agreement and the merger with Valero L.P. and should recommend that the shareholders of Kaneb Services approve the Kaneb Services merger agreement. Kaneb Services' board of directors then carefully considered the benefits and risks of a merger with Valero L.P. Following a thorough discussion and based on the special committee's recommendation, Kaneb Services' board unanimously determined that the Kaneb Services merger was advisable, approved the Kaneb Services merger agreement, determined that the terms of the Kaneb Services merger agreement and the transactions contemplated by the Kaneb Services merger agreement were advisable and in the best interests of Kaneb Services and the holders of Kaneb Services common shares, determined to recommend the Kaneb Services merger agreement, the Kaneb Services merger and the other transactions contemplated by the Kaneb Services merger agreement to the holders of Kaneb Services common shares for approval and adoption, and recommended that the holders of Kaneb Services common shares approve and adopt the Kaneb Services merger agreement.

        Later on October 31, 2004, after the Kaneb Partners' general partner and Kaneb Services board meetings, Valero L.P., Kaneb Partners, Kaneb Partners' general partner and Kaneb Services entered into the respective merger agreements. On the morning of November 1, 2004, prior to the opening of the markets, the parties issued a joint press release announcing the merger agreements.

Recommendation of Valero L.P.'s General Partner; Valero L.P.'s Reasons for the Mergers

        The board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, has unanimously approved each of the merger agreements, including the issuance of Valero L.P. common units in the Kaneb Partners merger, and has determined that the transactions are in the best interests of Valero L.P. and Valero L.P.'s unitholders. Accordingly, the board of directors of Valero GP, LLC recommends that Valero L.P. common unitholders vote to approve the issuance of Valero L.P. common units in the Kaneb Partners merger.

        In reaching its decision, the board of directors of Valero GP, LLC consulted with its management and Valero L.P.'s legal and financial advisors, and considered a variety of factors, including:

  •
  Its familiarity with and review of the pipeline, terminalling and storage industry and its understanding of Valero L.P.'s business, operations, financial condition, earnings, prospects and potential strategic opportunities.

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  The combined company would be the largest terminal operator and second largest petroleum liquids pipeline operator in the United States, and the expectation that the business of Valero L.P. would benefit from the increased size and geographic diversity of the operations of the combined company.

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  The combined company would be less dependent on Valero Energy and the impact of the transaction on the relationship between Valero L.P. and Valero Energy.

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  The complementary nature of the businesses and geographical footprints of Valero L.P., Kaneb Partners and Kaneb Services.

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  The anticipated effectiveness of the mergers in implementing and accelerating Valero L.P.'s strategy to expand its pipeline, terminalling and storage capacity and to undertake favorable-return projects to grow its business.

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  The business, operations, financial condition, earnings, assets, liabilities, prospects and management of Kaneb Services and Kaneb Partners, taking into account the results of Valero L.P.'s due diligence review of Kaneb Services and Kaneb Partners.

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  The anticipated financial impact of the proposed transaction on the combined company's financial position and performance and the potential reaction of investors, rating agencies and other members of the financial community, taking into account Valero L.P.'s planned financing of the transaction and the pro forma indebtedness of the combined company.

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  The expectation that the mergers would result in synergies, including cost-saving opportunities, for the combined company's operations, and the risk that those synergies might not be achieved in the amounts or at the times expected and the risks generally accompanying the process of integrating acquired businesses.

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  The members' own business judgments based upon their knowledge of Valero L.P. and the mid-stream energy sector.

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  Credit Suisse First Boston's opinion, dated October 31, 2004, to the board of directors of Valero GP, LLC as to the fairness, from a financial point of view and as of the date of the opinion, of the aggregate consideration to be paid by Valero L.P. in the Kaneb Services merger and Kaneb Partners merger.

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  The structure of the mergers and the financial and other terms of the Kaneb Services merger agreement and the Kaneb Partners merger agreement, including the fact that the transaction would involve the acquisition of two distinct public companies and the likelihood that both mergers, once agreed to, would be completed.

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  The anticipated tax and accounting treatment of Valero L.P. and Valero L.P. unitholders in the mergers.

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  The interests of officers and directors of Kaneb Services with respect to the mergers apart from their interests as Kaneb Services shareholders.

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  The expected impact of the mergers under employment agreements, benefit plans and other compensatory arrangements of the entities.

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  The regulatory approvals and processes that would be required in order to complete the mergers and the likelihood of receiving such approvals without conditions that would have a material adverse effect on the entities or the transaction, as well as the expected timeframe to complete the mergers.

        In view of the variety of factors considered in its evaluation of the mergers and the complexity of these matters, the Valero GP, LLC board of directors did not find it useful and did not attempt to rank, quantify or otherwise assign relative weights to the factors described above. In addition, individual board members may have given different weight to different factors. The Valero GP, LLC board of directors conducted an overall analysis of these factors, including thorough discussions with, and questioning of, its management and Valero L.P.'s legal and financial advisors, and considered the factors overall to be favorable to, and support, its determination.

        The Valero GP, LLC board of directors recommends that Valero L.P. unitholders vote "FOR" the proposal to approve the issuance of the Valero L.P. common units in the Kaneb Partners Merger.

Recommendation of the Kaneb Services Board of Directors; Kaneb Services' Reasons for the Merger

        The board of directors of Kaneb Services has unanimously approved the Kaneb Services merger and approved the Kaneb Services merger agreement and has determined that the Kaneb Services merger is in the best interests of Kaneb Services and Kaneb Services' shareholders. Accordingly, the board of directors of Kaneb Services recommends that Kaneb Services' shareholders vote to approve and adopt the Kaneb Services merger agreement.

        In reaching its decision, the board of directors of Kaneb Services relied, among other things, upon the recommendation of the Kaneb Services special committee that it take these actions. The Kaneb Services special committee, in reaching its decision to make this recommendation, consulted with its legal and financial advisors, and considered a variety of factors, including the following:

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  The special committee's understanding of the business, prospects and possible strategic opportunities of Kaneb Services.

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  The challenges that would potentially face an independent Kaneb Services in the future, including, among other things, management succession, the increasing competition for types of assets the company needed to acquire if it was to continue to grow and possible developments in the interest rate environment.

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  The value of the consideration provided for in the Kaneb Services merger, as well as the other terms of the Kaneb Services merger agreement.

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  Raymond James' opinion that the consideration in the Kaneb Services merger was fair to Kaneb Services' public shareholders from a financial point of view.

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  The detailed presentation prepared by Raymond James, which in the Kaneb Services special committee's view demonstrated the favorable nature of the transaction.

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  The special committee members' own business judgments based upon their knowledge of Kaneb Services and the mid-stream energy sector.

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  The loss of the Kaneb shareholders' opportunity to continue with the current tax structure as a result of the cash form of consideration in the Kaneb Services merger.

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  The terms of the Kaneb Services merger agreement, including provisions that permit Kaneb Services to respond to an unsolicited offer to acquire Kaneb Services, and the termination fee payable upon a termination of the Kaneb Services merger agreement.

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  The expected impact of the mergers under employment agreements, benefit plans and other compensatory arrangements.

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  The interests of officers and directors of Kaneb Services with respect to the mergers apart from their interests as Kaneb Services shareholders.

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  The regulatory approvals and processes that would be required in order to complete the mergers and the likelihood of receiving these approvals without conditions that would have a material adverse effect on the entities or the transaction, as well as the expected timeframe to complete the mergers.

        In view of the variety of factors considered in its evaluation of the Kaneb Services merger and the complexity of these matters, the Kaneb Services special committee did not find it useful and did not attempt to rank, quantify or otherwise assign relative weights to the factors described above. In addition, individual members may have given different weight to different factors. The Kaneb Services special committee conducted an overall analysis of these factors, including thorough discussions with, and questioning of, its management and its legal and financial advisors, and considered the factors overall to be favorable to, and support, its determination.

        The board of directors of Kaneb Services recommends that Kaneb Services' shareholders vote "FOR" the approval and adoption of the Kaneb Services merger agreement.

Recommendation of Kaneb Partners' General Partner; Kaneb Partners' Reasons for the Merger

        The board of directors of Kaneb Partners' general partner has unanimously approved the Kaneb Partners merger and approved the Kaneb Partners merger agreement and has determined that the Kaneb Partners merger is in the best interests of Kaneb Partners and Kaneb Partners' unitholders. Accordingly, the board of directors of Kaneb Partners' general partner recommends that Kaneb Partners' unitholders vote to approve the Kaneb Partners merger agreement.

        In reaching its decision, the board of directors of Kaneb Partners' general partner relied, among other things, upon the recommendation of the Kaneb Partners special committee that it take these actions. The Kaneb Partners special committee, in reaching its decision to make this recommendation, consulted with its legal and financial advisors, and considered a variety of factors, including the following:

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  The special committee's understanding of the business, prospects and possible strategic opportunities of Kaneb Partners.

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  The special committee's understanding of the business, prospects and possible strategic opportunities of Valero L.P., including the results of Kaneb Partners's due diligence review of Valero L.P.

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  The exchange ratio in the Kaneb Partners merger for the Kaneb Partners units.

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  Houlihan Lokey's opinion that the exchange ratio in the Kaneb Partners merger was fair to Kaneb Partners' public unitholders from a financial point of view.

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  The detailed presentation prepared by Houlihan Lokey, which in the Kaneb Partners special committee's view demonstrated the favorable nature of the transaction.

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  The special committee members' own business judgments based upon their knowledge of Kaneb Partners and the mid-stream energy sector.

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  The terms of the Kaneb Partners merger agreement, including provisions that permit Kaneb Partners to respond to an unsolicited offer to acquire Kaneb Partners, and the termination fee payable upon a termination of the Kaneb Partners merger agreement.

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  The fact that the Kaneb Partners unitholders who receive Valero L.P. common units in the Kaneb Partners merger are expected to have, as a result of the exchange ratio in the Kaneb

    Partners merger, an increased aggregate distribution on their Valero L.P. common units as compared with the distribution currently received on their Kaneb Partners units.

  •
  The business and contractual relationships between Valero L.P. and Valero Energy, including the fact that the incentive distribution rights payable to Valero L.P.'s general partner are capped at 23% of cash distributions in excess of $0.66 (as opposed to the current 29% cap above $0.70 per unit for Kaneb Partners' general partner).

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  The combination of Kaneb Partners and Valero L.P. should permit Kaneb Partners unitholders who receive Valero common units to benefit from:

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  a larger operating platform, which will permit greater anticipated growth both internally and through acquisitions;

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  geographic and product diversification;

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  increased liquidity and investor visibility;

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  potential cost savings and opportunities to increase revenues; and

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  greater stability.

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  The relative contributions of Kaneb Partners and Valero L.P. to the merged entity, in terms of earnings and distributable cash flow, as compared with the percentage of the Valero L.P. common units Kaneb Partners unitholders will receive as a result of the Kaneb Partners merger.

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  The fact that, in general, Kaneb Partners unitholders will not recognize a material gain or a loss for U.S. federal income tax purposes with respect to the Valero L.P. common units they receive as a result in the Kaneb Partners merger.

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  The expected impact of the mergers under employment agreements, benefit plans and other compensatory arrangements.

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  The interests of officers and directors of Kaneb Partners and its general partner with respect to the mergers apart from their interests as Kaneb Partners unitholders.

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  The regulatory approvals and processes that would be required in order to complete the mergers and the likelihood of receiving these approvals without conditions that would have a material adverse effect on the entities or the transaction, as well as the expected timeframe to complete the mergers.

        In view of the variety of factors considered in its evaluation of the Kaneb Partners merger and the complexity of these matters, the Kaneb Partners special committee did not find it useful and did not attempt to rank, quantify or otherwise assign relative weights to the factors described above. In addition, individual members may have given different weight to different factors. The Kaneb Partners special committee conducted an overall analysis of these factors, including thorough discussions with, and questioning of, its management and its legal and financial advisors, and considered the factors overall to be favorable to, and support, its determination.

        The board of directors of Kaneb Partners' general partner recommends that Kaneb Partners' unitholders vote "FOR" the approval of the Kaneb Partners merger agreement.

Opinion of Valero L.P.'s Financial Advisor

        In connection with Credit Suisse First Boston's engagement, Valero L.P. requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to Valero L.P. of the aggregate consideration to be paid by Valero L.P. in the Kaneb Services merger and the Kaneb Partners merger. Credit Suisse First Boston delivered to the board of directors of Valero GP, LLC, in its capacity as general partner of the general partner of Valero L.P., a written opinion dated October 31, 2004 to the effect that, as of that date and based on and subject to the matters described in its opinion, the aggregate consideration to be paid by Valero L.P. in the mergers was fair, from a financial point of view, to Valero L.P.

        The full text of Credit Suisse First Boston's written opinion, dated October 31, 2004, to the board of directors of Valero GP, LLC, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C and is incorporated into this document by reference. Holders of Valero L.P. common units are encouraged to read this opinion carefully in its entirety. Credit Suisse First Boston's opinion was provided to the board of directors of Valero GP, LLC as general partner of the general partner of Valero L.P. in connection with its evaluation, on behalf of Valero L.P., of the aggregate consideration payable by Valero L.P. in the mergers. Credit Suisse First Boston's opinion relates only to the fairness of the aggregate consideration from a financial point of view to Valero L.P., does not address any other aspect of the proposed mergers and does not constitute a recommendation to any unitholder or shareholder as to how such unitholder or shareholder should vote or act with respect to any matters relating to the mergers. The summary of Credit Suisse First Boston's opinion in this document is qualified in its entirety by reference to the full text of the opinion. References in the summary below to the "Valero Entities" refer to Valero L.P., together with its general partner and Valero GP, LLC, and references in this summary to the "Kaneb Entities" refer to Kaneb Services, together with Kaneb Partners and its general partner.

        In arriving at its opinion, Credit Suisse First Boston reviewed the Kaneb Services merger agreement and the Kaneb Partners merger agreement as well as publicly available business and financial information relating to Valero L.P., Kaneb Services and Kaneb Partners. Credit Suisse First Boston also reviewed other information relating to Valero L.P., Kaneb Services and Kaneb Partners, including financial forecasts, as adjusted in the case of Kaneb Services and Kaneb Partners, provided to or discussed with Credit Suisse First Boston by the managements of the Valero Entities and the Kaneb Entities and met with the managements of the Valero Entities and the Kaneb Entities to discuss the businesses and prospects of Valero L.P., Kaneb Services and Kaneb Partners. Credit Suisse First Boston also considered financial and market data of Valero L.P., Kaneb Services and Kaneb Partners and compared that data with similar data for publicly held companies in businesses Credit Suisse First Boston deemed similar to those of Valero L.P., Kaneb Services and Kaneb Partners, and considered, to the extent publicly available, the financial terms of other business combinations and transactions which have been effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was reviewed or considered by it and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts for Valero L.P., Kaneb Services and Kaneb Partners, including adjustments to the financial forecasts for Kaneb Services and Kaneb Partners prepared by the Valero Entities' management, Credit Suisse First Boston was advised by the managements of the Valero Entities and the Kaneb Entities, and assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Valero Entities and the Kaneb Entities as to the future financial performance of Valero L.P., Kaneb Services and Kaneb Partners and of the management of the Valero Entities as to the potential cost savings and other synergies anticipated to result from the mergers. Credit Suisse First Boston assumed, with the Valero Entities' consent, that the financial results reflected in such forecasts would be realized in the amounts and at the times projected in all respects material to Credit Suisse First Boston's analyses. Credit Suisse First Boston also assumed, with the Valero Entities' consent, that no tax liability will be payable by Valero L.P., Kaneb Services, Kaneb Partners and their respective affiliates as a result of the mergers for federal income tax purposes. Credit Suisse First Boston further assumed, with the Valero Entities' consent, that in the course of obtaining any necessary regulatory or third party consents, approvals or agreements in connection with the mergers, no delay, limitation, restriction or condition would be imposed that would have a material adverse effect on Valero L.P., Kaneb Services, Kaneb Partners or the contemplated benefits of the mergers and that the mergers would be consummated in accordance with the terms of the merger agreements, without waiver, modification or amendment of any material term, condition or agreement in the merger agreements.

        Credit Suisse First Boston was not requested to, and it did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Valero L.P., Kaneb Services or Kaneb Partners, and Credit Suisse First Boston was not furnished with any such evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information made available to it as of, and upon financial, economic, market and other conditions as they existed and could be evaluated on, the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to what the actual value of Valero L.P. common units will be when issued in the Kaneb Partners merger or the prices at which Valero L.P. common units will trade at any time. Credit Suisse First Boston's opinion only addressed the fairness, from a financial point of view, to Valero L.P. of the aggregate consideration to be paid by Valero L.P. in the mergers and did not address the allocation of the aggregate consideration or any other aspect or implication of the mergers or any related transaction. Credit Suisse First Boston's opinion did not address the relative merits of the mergers as compared to other business strategies or transactions that might be available to Valero L.P., and it did not address the underlying business decision of Valero L.P. to proceed with the mergers. Credit Suisse First Boston was not requested to, and it did not, participate in the negotiation or structuring of the mergers. Although Credit Suisse First Boston evaluated the aggregate consideration to be paid by Valero L.P. in the mergers from a financial point of view, Credit Suisse First Boston was not requested to, and it did not, recommend the specific consideration payable in the proposed transaction, which consideration was determined between the Valero Entities and the Kaneb Entities. Except as described above, Valero L.P. imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering the opinion.

        In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Credit Suisse First Boston arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Credit Suisse First Boston accordingly believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Valero L.P., Kaneb Services and Kaneb Partners. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Valero L.P., Kaneb Services or Kaneb Partners or the proposed mergers, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the entities, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse First Boston's analyses are inherently subject to substantial uncertainty.

        Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the board of directors of Valero GP, LLC in its evaluation of the proposed mergers and should not be viewed as determinative of the views of the board of directors of Valero GP, LLC or the Valero Entities' management with respect to the mergers or the aggregate consideration.

        The following is a summary of the material financial analyses prepared for the board of directors of Valero GP, LLC in connection with Credit Suisse First Boston's opinion dated October 31, 2004. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses. For purposes of this summary of Credit Suisse First Boston's analyses, the term "implied aggregate equity consideration payable in the mergers" refers to the estimated value of the aggregate equity consideration to be paid by Valero L.P. in the mergers of $1,953 million, consisting of:

  •
  the aggregate cash consideration to be paid in the Kaneb Services merger of approximately $525 million based on the cash consideration of $43.31 payable in the Kaneb Services merger for each outstanding common share of Kaneb Services; and

  •
  the estimated value of the aggregate consideration to be paid in the Kaneb Partners merger of $1,428 million based on consideration of $61.50 in the form of Valero L.P. common units issuable for each outstanding Kaneb Partners unit not owned by Kaneb Services.

Kaneb Entities Analyses

Discounted Cash Flow Analysis

        Credit Suisse First Boston performed discounted cash flow analyses of Kaneb Partners and Kaneb Services to calculate the estimated present value of the distributable cash flows that each of Kaneb Partners and Kaneb Services could generate over calendar years 2005 through 2009, both before and after giving effect to potential cost savings and other synergies anticipated by the Valero Entities' management to result from the proposed mergers. Calendar year 2005 estimated financial data for Kaneb Partners and Kaneb Services were based on internal estimates of the Kaneb Entities' management as adjusted by the Valero Entities' management, and estimated financial data for Kaneb Partners and Kaneb Services beyond calendar year 2005 were based on internal estimates of the Valero Entities' management. Credit Suisse First Boston applied a range of distributable cash flow terminal value multiples of 13.0x to 14.0x to each of Kaneb Partners' and Kaneb Services' calendar year 2009 estimated distributable cash flow. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.0% to 10.0% in the case of Kaneb Partners and 10.0% to 12.0% in the case of Kaneb Services. This analysis indicated the following implied aggregate equity reference ranges for Kaneb Partners and Kaneb Services both before and after giving effect to potential synergies resulting from the mergers, as compared to the implied aggregate equity consideration payable in the mergers:

Implied Aggregate Equity Reference Range for Kaneb Partners and Kaneb Services		Implied Aggregate Equity Consideration Payable in the Mergers
Without Synergies	With Synergies
$1,667 million – $1,831 million	$1,938 million – $2,130 million	$1,953 million

Selected Transactions Analysis

        Using publicly available information, Credit Suisse First Boston reviewed the purchase price multiples in the following two selected transactions involving publicly traded master limited partnerships in the energy midstream industry:

Acquiror	Target
• Enterprise Products Partners L.P.	• GulfTerra Energy Partners, L.P.
• Kinder Morgan Energy Partners, L.P.	• Santa Fe Pacific Pipeline Partners, L.P.

All multiples for the selected transactions were based on publicly available financial information. Credit Suisse First Boston reviewed, in the case of the Enterprise Products Partners L.P./GulfTerra Energy Partners, L.P. transaction, the purchase price as a multiple of GulfTerra Energy's calendar year estimated 2003 distributable cash flow and, in the case of the Kinder Morgan Energy Partners, L.P./Santa Fe Pacific Pipeline Partners, L.P. transaction, the purchase price as a multiple of Santa Fe Pacific Pipeline's latest 12 months distributable cash flow at the time of announcement. Credit Suisse First Boston also reviewed, in the case of the Enterprise Products/GulfTerra Energy transaction, the transaction value as a multiple of GulfTerra Energy's calendar year estimated 2003 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and, in the case of the Kinder Morgan/Santa Fe Pacific Pipeline transaction, the transaction value as a multiple of Santa Fe Pacific Pipeline's latest 12 months EBITDA at the time of announcement. Credit Suisse First Boston then applied a selected range of distributable cash flow and EBITDA multiples derived from the selected transactions to corresponding estimated financial data of the Kaneb Entities for calendar year 2004. Estimated financial data for the Kaneb Entities were based on internal estimates of the Kaneb Entities' management as adjusted by the Valero Entities' management. This analysis indicated the following implied aggregate equity reference range for Kaneb Partners and Kaneb Services, as compared to the implied aggregate equity consideration payable in the mergers:

Implied Aggregate Equity Reference Range for Kaneb Partners and Kaneb Services	Implied Aggregate Equity Consideration Payable in the Mergers
$1,800 million – $2,050 million	$1,953 million

Selected Companies Analysis

        Kaneb Partners.    Using publicly available information, Credit Suisse First Boston reviewed financial and market information of Kaneb Partners and the following selected publicly traded master limited partnerships in the energy midstream industry:

  •
  Kinder Morgan Energy Partners, L.P.
  •
  Enterprise Products Partners L.P.
  •
  Enbridge Energy Partners, L.P.
  •
  TEPPCO Partners, L.P.
  •
  Northern Border Partners, L.P.
  •
  Plains All American Pipeline, L.P.
  •
  Magellan Midstream Partners, L.P.

  •
  Buckeye Partners, L.P.
  •
  Sunoco Logistics Partners L.P.
  •
  Pacific Energy Partners, L.P.
  •
  Valero L.P.

All multiples were based on closing market prices on October 29, 2004. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for Kaneb Partners were based on internal estimates of the Kaneb Entities' management as adjusted by the Valero Entities' management. Credit Suisse First Boston reviewed market prices as a multiple of estimated distributable cash flow for calendar years 2004 and 2005 and also reviewed annualized latest quarterly distribution yields. Credit Suisse First Boston then applied a selected range of calendar years 2004 and 2005 estimated distributable cash flow multiples derived from the selected companies to corresponding estimated financial data of Kaneb Partners and a selected range of distribution yields derived from the selected companies to the annualized latest quarterly distribution of Kaneb Partners.

        Kaneb Services.    Using publicly available information, Credit Suisse First Boston also reviewed financial and market information of Kaneb Services and Kinder Morgan, Inc. Credit Suisse First Boston applied a selected range of calendar years 2004 and 2005 estimated distributable cash flow multiples to corresponding estimated financial data of Kaneb Services. Estimated financial data for Kaneb Services were based on internal estimates of the Kaneb Entities' management as adjusted by the Valero Entities' management.

        This analysis indicated the following implied aggregate equity reference range for Kaneb Partners and Kaneb Services, as compared to the implied aggregate equity consideration payable in the mergers:

Implied Aggregate Equity Reference Range for Kaneb Partners and Kaneb Services	Implied Aggregate Equity Consideration Payable in the Mergers
$1,559 million – $1,722 million	$1,953 million

Valero L.P. Analyses

Discounted Cash Flow Analysis

        Credit Suisse First Boston performed a discounted cash flow analysis of Valero L.P. to calculate the estimated present value of the standalone distributable cash flows that Valero L.P. could generate over calendar years 2005 through 2009, based on internal estimates of the Valero Entities' management. Credit Suisse First Boston applied a range of distributable cash flow terminal value multiples of 13.0x to 15.0x to Valero L.P.'s calendar year 2009 estimated distributable cash flow. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.0% to 10.0%. This analysis indicated the following implied per common unit reference range for Valero L.P., as compared to the closing price of Valero L.P. common units on October 29, 2004:

Implied Per Common Unit Reference Range for Valero L.P.	Closing Price of Valero L.P. Common Units on October 29, 2004
$49.80 – $57.18	$56.20

Selected Companies Analysis

        Using publicly available information, Credit Suisse First Boston reviewed financial and market information of Valero L.P. and the publicly traded master limited partnerships in the energy midstream industry referenced above under the heading "Kaneb Entities Analyses—Selected Companies Analysis." All multiples were based on closing market prices on October 29, 2004. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for Valero L.P. were based on internal estimates of the Valero Entities' management. Credit Suisse First Boston reviewed market prices as a multiple of estimated distributable cash flow for calendar years 2004 and 2005 and also reviewed annualized latest quarterly distribution yields. Credit Suisse First Boston then applied a selected range of calendar years 2004 and 2005 estimated distributable cash flow multiples derived from the selected companies to corresponding estimated financial data of Valero L.P. and a selected range of distribution yields derived from the selected companies to the annualized latest quarterly distribution of Valero L.P. This analysis indicated the following implied per common unit reference range for Valero L.P., as compared to the closing price of Valero L.P. common units on October 29, 2004:

Implied Per Common Unit Reference Range for Valero L.P.	Closing Price of Valero L.P. Common Units on October 29, 2004
$51.00 – $57.00	$56.20

Pro Forma Accretion/Dilution Analysis

        Credit Suisse First Boston analyzed the potential pro forma financial effect of the proposed mergers on Valero L.P.'s calendar year 2005 estimated distributable cash flow. This analysis was performed by utilizing the exchange ratios at the high and low boundaries of the exchange ratio collar in the Kaneb Partners merger as well as the exchange ratio implied in the Kaneb Partners merger by the closing price of Valero L.P. common units on October 29, 2004. Each exchange ratio case was analyzed both before and after giving effect to potential cost savings and other synergies anticipated by the Valero Entities' management to result from the proposed mergers. Estimated financial data for Valero L.P. were based on internal estimates of the Valero Entities' management. Estimated financial data for Kaneb Services and Kaneb Partners were based on internal estimates of the Kaneb Entities' management as adjusted by the Valero Entities' management. This analysis indicated that the proposed mergers could be:

  •
  accretive to Valero L.P.'s calendar year 2005 estimated distributable cash flow utilizing the exchange ratio at the high band of the exchange ratio collar in the Kaneb Partners merger, regardless of whether potential cost savings and other synergies are realized;

  •
  accretive to Valero L.P.'s calendar year 2005 estimated distributable cash flow utilizing either the exchange ratio at the low band of the exchange ratio collar in the Kaneb Partners merger or the exchange ratio implied in the Kaneb Partners merger by the closing price of Valero L.P. common units on October 29, 2004, in each case assuming potential cost savings and other synergies are fully realized; and

  •
  dilutive to Valero L.P.'s calendar year 2005 estimated distributable cash flow utilizing either the exchange ratio at the low band of the exchange ratio collar in the Kaneb Partners merger or the exchange ratio implied in the Kaneb Partners merger by the closing price of Valero L.P. common units on October 29, 2004, in each case assuming no potential cost savings and other synergies are realized.

The actual results achieved by the combined company may vary from projected results and the variations may be material.

Other Factors

        In rendering its opinion, Credit Suisse First Boston also reviewed and considered other factors, including:

  •
  selected trading multiples of Valero L.P., Kaneb Services and Kaneb Partners based on closing market prices on October 29, 2004 and implied transaction multiples of Kaneb Services, Kaneb Partners and the Kaneb Entities;

  •
  the implied equity ownership percentages of holders of Valero L.P. common units in the combined company immediately upon consummation of the Kaneb Partners merger utilizing the exchange ratios at the high and low boundaries of the exchange ratio collar in the Kaneb Partners merger as well as the exchange ratio implied in the Kaneb Partners merger by the closing price of Valero L.P. common units on October 29, 2004;

  •
  historical trading prices and trading volumes of Kaneb Services common shares and Kaneb Partners units;

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  the daily ratio of the closing price of Kaneb Partners units to the closing price of Valero L.P. common units during the period October 29, 2001 through October 29, 2004, the average of this ratio calculated over various periods ended October 29, 2004, as compared to the exchange ratio implied in the Kaneb Partners merger by the closing price of Valero L.P. common units on October 29, 2004, and the percentage premium implied by that exchange ratio relative to historical ratio averages;

  •
  the implied value of the aggregate consideration in the mergers based on illustrative average sales prices of Valero L.P. common units outside the high and low boundaries of the exchange ratio collar; and

  •
  the percentage that the synergies anticipated by Enterprise Products Partners L.P. in its acquisition of GulfTerra Energy Partners, L.P. constituted of GulfTerra's calendar year 2003 estimated EBITDA and distributable cash flow, as compared to the potential synergies anticipated by Valero's management to result from the mergers as a percentage of the calendar year 2004 estimated combined EBITDA and combined distributable cash flow of Kaneb Partners and its general partner.

Miscellaneous

        Credit Suisse First Boston was retained by Valero L.P. solely for purposes of evaluating, and rendering an opinion as to, the aggregate consideration payable by Valero L.P. in the mergers. Valero L.P. selected Credit Suisse First Boston based on Credit Suisse First Boston's experience and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Valero L.P. has agreed to pay Credit Suisse First Boston customary fees for its financial advisory services in connection with the mergers. Valero L.P. also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, and other items arising out of its engagement.

        Credit Suisse First Boston and its affiliates in the past have provided, currently are providing and in the future may provide financial and investment banking services to Valero Energy, an affiliate of Valero L.P., unrelated to the proposed mergers, for which services Credit Suisse First Boston and its affiliates have received, and expect to receive, compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of Valero L.P., Kaneb Services, Kaneb Partners and some of their affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

Opinion of Kaneb Services' Financial Advisor

        The Kaneb Services special committee retained Raymond James & Associates, Inc. to deliver its opinion as to the fairness, from a financial point of view, of the consideration to be received by Kaneb Services shareholders in connection with the Kaneb Services merger. On October 30, 2004, at a meeting of the Kaneb Services special committee, Raymond James delivered its written opinion that, as of that date, the merger consideration contemplated under the Kaneb Services merger agreement was fair, from a financial point of view, to the holders of Kaneb Services' common shares.

        The full text of Raymond James' written opinion, dated October 30, 2004, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Raymond James in connection with the opinion, is attached as Appendix D to this document and is incorporated into this document by reference. Kaneb Services' shareholders are urged to read Raymond James' opinion in its entirety. The summary of the Raymond James opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

        The Raymond James opinion is addressed to the Kaneb Services special committee for its consideration of the proposed Kaneb Services merger and is not a recommendation to any Kaneb Services shareholder as to whether the Kaneb Services merger is in that shareholder's best interest or as to whether any shareholder should vote for or against the Kaneb Services merger.

        In connection with its review of the proposed Kaneb Services merger and the preparation of its opinion, Raymond James, among other things:

  •
  Reviewed the financial terms and conditions as stated in the draft Kaneb Services merger agreement dated October 29, 2004;

  •
  Reviewed Kaneb Services' Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Kaneb Services' quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2004 and June 30, 2004;

  •
  Reviewed other financial and operating information requested from and/or provided by Kaneb Services;

  •
  Reviewed certain other publicly available information on Kaneb Services; and

  •
  Discussed with members of the senior management of Kaneb Services certain information relating to the aforementioned and any other matters which it deemed relevant to its inquiry.

        For the purposes of its opinion, Raymond James assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by Kaneb Services, Valero L.P. or any other party, and Raymond James undertook no duty or responsibility to verify independently any of this information. Raymond James did not perform an independent appraisal of the assets or liabilities of Kaneb Services. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James assumed that these forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and Raymond James relied upon each party to promptly advise it of any inaccuracies in information previously provided or if any information previously provided needed to be updated during the period of its review.

        The Raymond James opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James as of the date of its opinion. Any material change in such circumstances and conditions would require a reevaluation of this opinion, which Raymond James has not been requested to undertake.

        The Raymond James opinion did not address the relative merits of the Kaneb Services merger or any other business strategy considered by Kaneb Services' board of directors in contemplation of the Kaneb Services merger.

        The following is a summary of the financial analyses Raymond James presented to the Kaneb Services special committee on October 30, 2004 in connection with the delivery of its opinion. No company or transaction used in the analyses described below is directly comparable to Kaneb Services or the contemplated Kaneb Services merger. The information summarized in the tables that follow should be read in conjunction with the accompanying text.

Comparable Publicly Traded Company Analysis

        Raymond James compared selected financial ratios for Kaneb Services with a group of companies that Raymond James considered to be reasonably comparable to Kaneb Services for purposes of its analysis. The comparable companies Raymond James analyzed in the preparation of its opinion were companies that controlled the general partner interest of publicly traded master limited partnerships, and included Crosstex Energy, Inc., Enbridge, Inc., and Kinder Morgan Inc.

        Raymond James' analysis included, among other things, a review of: (1) equity market value; (2) the general partner interest in distributions from the associated master limited partnership; and (3) ratios of price per share to earnings per share. Raymond James calculated the ratio of price per share as of October 29, 2004 to earnings per share using projected 2004 and 2005 earnings per share estimates, as provided by First Call, a national data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. The estimates published by First Call were not prepared in connection with the Kaneb Services merger or at Raymond James' request and might or might not prove to be accurate. Raymond James' analysis suggested the following relevant ranges for the comparable companies:

Ratio	Low	Mean	High
Price / 2004 EPS	17.1	22.1	31.6
Price / 2005 EPS	15.5	20.7	30.0

        Raymond James compared these ratios to Kaneb Services' price to earnings ratios at both the latest closing price and the Kaneb Services merger consideration. Since the subject companies all pay income tax, in order to compare them to Kaneb Services, Raymond James applied an assumed tax rate of 32.5% to Kaneb Services' projected earnings. Applying this tax rate to First Call's projected earnings per share of $2.10 for 2004 and $2.14 for 2005 resulted in earnings of $1.42 and $1.45, respectively. Based on Kaneb Services' October 29, 2004 closing price of $31.40, the calculated price to earnings ratio is 22.1x for 2004 and 21.7x for 2005. Using the Kaneb Services merger consideration of $43.41 per share, the calculated price to earnings ratio is 30.5x for 2004 and 29.9x for 2005.

        None of the comparable companies is identical to Kaneb Services. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public valuation of the comparable companies, as well as that of Kaneb Services.

Precedent Transaction Analysis

        Raymond James analyzed the purchase price and transaction value multiples for the Kaneb Services merger based upon an analysis of eight comparable precedent transactions involving the acquisition of a General Partner, or GP, of a publicly traded Master Limited Partnership, or MLP.

Acquirer	Seller
BPL Acquisition L.P.	Glenmoor, Ltd.
Enterprise Products GTM, LLC	El Paso Corporation
El Paso Corporation	Goldman Sachs
La Grange Energy	AGL Resources et al.
Goldman Sachs	El Paso Corporation
WEG Acquisitions, LP	Williams Companies, Inc.
Tejas Energy, LLC	EPC Partners II, Inc.
Suburban Energy Services Group, LLC	Millennium Chemicals, Inc.

        Raymond James' analysis of each of these included, among other things, a review of: (1) the purchase price of the GP and any MLP units held by the GP; (2) the equity value of the MLP units held by the GP; (3) the ratios of the GP purchase price to the most recent annualized distributions received for the GP interest; and (4) the ratios of the purchase price of the GP and the associated MLP units held by the GP to the sum of the most recent annualized distributions received for the GP interest and the MLP units held by the GP. Raymond James' analysis suggested the following relevant range for the precedent transactions:

Ratio	Low	Mean	High
GP Purchase Price / Annualized GP Distribution	5.1x	9.6x	14.3x
GP and MLP Unit Purchase Price / Annualized GP and MLP Distribution	9.4x	9.8x	10.2x

Using the Kaneb Services merger consideration of $43.31 per share, the ratio of Kaneb Services' implied GP purchase price to annualized GP distribution is 24.2x, and the ratio of implied GP and MLP unit purchase price to annualized GP and MLP distribution is 18.5x.

        None of the comparable precedent transactions considered by Raymond James was identical to the proposed Kaneb Services merger. An analysis of the results, therefore, requires complex considerations and judgments regarding the financial and operating characteristics of Kaneb Services and the companies involved in the comparable precedent transactions analysis, as well as other facts that could affect their transaction values.

Premiums Paid Analysis

        Raymond James analyzed publicly available information relating to eight selected corporate transactions. The precedent transactions were chosen based on a review of target companies that had general business, operating and financial characteristics representative of companies in the industry in which Kaneb Services operates. The comparable precedent transactions Raymond James reviewed in the preparation of its opinion included:

Acquirer	Target
Dominion Resources	Consolidated Natural Gas Co.
NiSource	Columbia Energy Group
El Paso Energy	The Coastal Corporation
Advantage Management Group	Kenan Transport Company
Enbridge Inc.	Midcoast Energy Resources
Duke Energy	Westcoast Energy
Vulcan Capital	Plains Resouces
Enterprise Products Partners	GulfTerra Energy Partners

For this group of comparable precedent transactions, Raymond James calculated; (1) the purchase price's premium to the unaffected stock price of the target one day prior to announcement of the transaction; (2) the purchase price's premium to the unaffected stock price of the target one week prior to announcement of the transaction; and (3) the purchase price's premium to the unaffected stock price of the target one month prior to announcement of the transaction. Raymond James' analysis suggested the following relevant ranges for the precedent transactions:

Premium to:	Low	Mean	High
Target stock price one day prior	2.2%	21.1%	34.6%
Target stock price one week prior	3.7%	26.2%	45.8%
Target stock price one month prior	2.1%	23.3%	45.7%

Based on the Kaneb Services merger consideration of $43.31 per share, the calculated premium to be paid in the Kaneb Services merger is 37.9% one day prior, 33.6% one week prior, and 35.0% one month prior to the November 1, 2004 announcement of the transaction.

        None of the comparable precedent transactions considered by Raymond James was identical to the proposed Kaneb Services merger. An analysis of the results, therefore, requires complex considerations and judgments regarding the financial and operating characteristics of Kaneb Services and the companies involved in the comparable precedent transactions analysis, as well as other facts that could affect their transaction values.

Discounted Cash Flow Analysis

        Raymond James performed a discounted cash flow analysis. Ordinarily in performing a discounted cash flow analysis, Raymond James would use financial projections for a multi-year period. Kaneb Services, however, only creates projections for the coming year in the belief that it is not possible to forecast with any accuracy over a longer period of time. Thus, Raymond James informed the special committee that it was not possible to perform a discounted cash flow analysis in which the projected cash flows for a number of years are discounted back to present value. Therefore, Raymond James estimated the present value of future cash flows by capitalizing Kaneb Services' projected 2005 equity cash flow. Raymond James, however, was able to estimate the total value of future cash flows by capitalizing the predicted equity cash flow to Kaneb Services for 2005. The capitalization rate used was the reciprocal of the discount rate less an assumed growth rate. Raymond James calculated a discount rate range of 7.5% to 9.0% using the Capital Asset Pricing Model. The growth rate range used was 0% to 3% per year, and Raymond James assumed that Kaneb Services would not make a material acquisition in the future since none was currently planned and any attempt to evaluate the positive or negative effects of such an acquisition would be entirely dependent upon the assumptions used.

        Using Kaneb Services' projected 2005 equity cash flow of $27.8 million, which is based on internal estimates of Kaneb Services' management, Raymond James calculated a range of Kaneb Services equity value per share. Using a 9.0% discount rate and 0% growth rate, the calculated Kaneb Services equity value per share is $25.48. Using a 7.5% discount rate and 3% growth rate, the calculated Kaneb Services equity value per share is $50.96.

Miscellaneous

        The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analyses or summary description and taking portions of the analyses set out above, without considering the analyses as a whole, would, in the opinion of Raymond James, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering Raymond James' opinion. In arriving at its opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. These analyses were prepared solely as a part of Raymond James' analysis of the fairness, from a financial point of view, to the Kaneb Services shareholders of the consideration to be paid by Valero L.P. under the Kaneb Services merger agreement. The summary in this document of Raymond James' opinion is qualified in its entirety by reference to the full text of Raymond James' opinion.

        Under a letter agreement dated October 21, 2004, Kaneb Services has agreed to pay Raymond James customary fees for the delivery of its fairness opinion. In addition, Kaneb Services has agreed to reimburse Raymond James for its reasonable out-of-pocket expenses (including reasonable legal fees) incurred by Raymond James in connection with the engagement. No portion of Raymond James' fee was contingent upon the consummation of the Kaneb Services merger or the conclusions reached by Raymond James in its opinion.

        As a condition of the engagement, Kaneb Services has also agreed to indemnify Raymond James, its directors, officers, agents, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Raymond James' engagement.

        Raymond James & Associates, Inc., a subsidiary of Raymond James Financial, Inc., is a nationally recognized investment banking firm. Raymond James and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Kaneb Services selected Raymond James as its financial advisor on the basis of Raymond James' experience and expertise in mergers and acquisitions transactions. In the ordinary course of business, Raymond James or its affiliates may actively trade the debt and equity securities of Kaneb Services, Kaneb Partners and Valero L.P. for its or any such affiliate's own account or for the account of customers and, accordingly, may hold a long or short position in such securities.

Opinion of Kaneb Partners' Financial Advisor

        Houlihan Lokey acted as financial advisor to the Kaneb Partners special committee in connection with the proposed Kaneb Partners merger and evaluated the fairness, from a financial point of view, of the exchange ratio of the number of Valero L.P. common units into which each Kaneb Partners unit will be converted upon completion of the Kaneb Partners merger, as described in the Kaneb Partners merger agreement, to Kaneb Partners unitholders, other than Kaneb Partners' general partner and its affiliates and the officers and members of management of Kaneb Partners' general partner and Kaneb Services. The fairness opinion was prepared to assist the Kaneb Partners special committee in evaluating the terms of the proposed Kaneb Partners merger.

        On October 30, 2004, at a meeting of the Kaneb Partners special committee held to evaluate the Kaneb Partners merger and to form a recommendation to Kaneb Partners' general partner's board of directors, Houlihan Lokey presented to the Kaneb Partners special committee its summary analyses and indicated that, subject to review of the final Kaneb Partners merger transaction documents, Houlihan Lokey was prepared to deliver its written opinion that the exchange ratio in the Kaneb Partners merger is fair, from a financial point of view, to the Kaneb Partners unitholders, other than Kaneb Partners' general partner and its affiliates and the officers and members of management of Kaneb Partners' general partner and Kaneb Services. On October 31, 2004, at a meeting of Kaneb Partners' general partner's board of directors held to evaluate the Kaneb Partners merger, Houlihan Lokey delivered to Kaneb Partners' general partner's board of directors an oral opinion, which was confirmed by delivery of the opinion to Kaneb Partners' general partner's board of directors on the same date, to the effect that, as of that date and based on and subject to various assumptions made, matters considered and limitations described in the opinion, the exchange ratio in the Kaneb Partners merger is fair, from a financial point of view, to the Kaneb Partners unitholders, other than Kaneb Partners' general partner and its affiliates and the officers and members of management of Kaneb Partners' general partner and Kaneb Services.

        The full text of Houlihan Lokey's opinion describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey. Houlihan Lokey's opinion is attached as Appendix E to this document. The Kaneb Partners unitholders are encouraged to read Houlihan Lokey's opinion carefully in its entirety.

        Houlihan Lokey's opinion is directed only to the fairness, from a financial point of view, of the exchange ratio in the Kaneb Partners merger to the Kaneb Partners unitholders, other than Kaneb Partners' general partner and its affiliates and the officers and members of management of Kaneb Partners' general partner and Kaneb Services, and does not address any other aspect of the Kaneb Partners merger. In particular, in arriving at its opinion, Houlihan Lokey did not analyze, compare or address the relative value of

  •
  the consideration to be received by any or all of Kaneb Partners' general partner and its affiliates and the officers and members of management of Kaneb Partners' general partner and Kaneb Services, on the one hand, and

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  the Valero L.P. common units to be received by all other Kaneb Partners unitholders under the exchange ratio in the Kaneb Partners merger, on the other hand.

Houlihan Lokey expresses no opinion as to what the value of Valero L.P.'s common units will be when issued under the Kaneb Partners merger or the prices at which the Valero L.P. common units will trade in the future.

        The opinion does not address Kaneb Partners' underlying business decision to effect the Kaneb Partners merger or constitute a recommendation to the Kaneb Partners unitholders as to how such Kaneb Partners unitholders should vote with respect to the Kaneb Partners merger or any other matter. Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Kaneb Partners. Furthermore, at Kaneb Partners' general partner's board of directors' request, Houlihan Lokey has not negotiated the Kaneb Partners merger agreement or advised Kaneb Partners' general partner's board of directors with respect to the merits of the Kaneb Partners merger as compared to other business strategies or transactions that might be available to Kaneb, and has not been asked to, and does not, offer any opinion as to the material terms of the Kaneb Partners merger agreement other than the exchange ratio or the form of the Kaneb Partners merger. The exchange ratio in the Kaneb Partners merger was determined through negotiations between Kaneb and Valero L.P. and not as a result of a recommendation by Houlihan Lokey, and the decision to enter into the Kaneb Partners merger was solely that of Kaneb Partners' general partner's board of directors.

        In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries, as deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

  •
  reviewed Kaneb Partners' annual reports on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2004, and Kaneb Partners-prepared interim financial statements for the period ended September 30, 2004, which Kaneb Partners' management identified as being the most current financial statements available;

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  reviewed Valero L.P.'s annual reports on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2004, and Valero L.P.-prepared interim financial statements for the period ended September 30, 2004, which Valero L.P.'s management identified as being the most current financial statements available;

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  reviewed the Kaneb Partners merger agreement;

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  reviewed the Kaneb Partners partnership agreement;

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  reviewed the Valero L.P. partnership agreement;

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  met with certain members of the senior management of Kaneb Partners and Valero L.P. to discuss the operations, financial condition, future prospects and projected operations and performance of Kaneb Partners and Valero L.P.;

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  reviewed forecasts and projections prepared by Kaneb Partners' management with respect to Kaneb Partners for the years ending December 31, 2004 through 2005;

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  reviewed forecasts and projections prepared by Valero L.P.'s management with respect to Valero L.P. for the years ending December 31, 2004 through 2009;

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  reviewed drafts of certain documents to be delivered at the closing of the Kaneb Partners merger;

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  reviewed the historical market prices and trading volume for Kaneb Partners' and Valero L.P.'s publicly traded securities;

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  reviewed other publicly available financial data for companies that Houlihan Lokey deemed comparable to Kaneb Partners and Valero L.P., and publicly available prices paid in other transactions that Houlihan Lokey considered similar to the Kaneb Partners merger; and

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  conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

        Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to Houlihan Lokey with respect to Kaneb Partners and Valero L.P. and does not assume any responsibility with respect to it. With respect to the estimates, financial forecasts, pro forma effects (including debt financing) and calculations of cost savings and other synergies referred to above, Houlihan Lokey has assumed, at Kaneb Partners' general partner's special committee's direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of Kaneb Partners and management of Valero L.P. as to the future performance of their respective companies and that there has been no material change in the assets, financial condition, business or prospects of Kaneb Partners and Valero L.P. since the date of the most recent financial statements made available to Houlihan Lokey. Houlihan Lokey has assumed, with Kaneb Partners' general partner's special committee's approval, that the estimates, financial forecasts, pro forma effects (including debt financing) and calculations of cost savings and other synergies referred to above will be achieved at the times and in the amounts and rates projected. Houlihan Lokey has assumed, with Kaneb Partners' general partner's special committee's consent, that all interim and permanent financings contemplated in connection with the Kaneb Partners merger will be obtained without any material adverse effect on Kaneb Partners and/or Valero L.P. and the Kaneb Partners merger will qualify as a tax-free merger for U.S. federal income tax purposes. Houlihan Lokey has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Kaneb Partners merger will be obtained without any adverse effect on either or both of Kaneb and Valero L.P. and the Kaneb Partners merger.

        Houlihan Lokey's opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by Houlihan Lokey at the date of its opinion. Except as described above and in Houlihan Lokey's analyses described below, Kaneb Partners' general partner's special committee imposed no other instructions or limitations on Houlihan Lokey with respect to the investigations made or the procedures followed by Houlihan Lokey in rendering its opinion.

  Houlihan Lokey's Analysis

        In connection with rendering its opinion, Houlihan Lokey performed a variety of financial and comparative analyses, including, but not limited to, those described below. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Fairness opinions are therefore not necessarily susceptible to partial analysis or summary description.

        Accordingly, Houlihan Lokey believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, or focusing on information in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying the analyses performed by Houlihan Lokey in connection with its opinion. In arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analyses or factors considered by Houlihan Lokey and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support Houlihan Lokey's opinion. Rather, Houlihan Lokey arrived at its final opinion based on the results of all analyses undertaken and assessed as a whole, and believes all of the factors considered and analyses it performed in connection with its opinion operated collectively to support its determination as to the fairness of the exchange ratio in the Kaneb Partners merger, from a financial point of view, to the Kaneb Partners unitholders, other than Kaneb Partners' general partner and its affiliates and the officers and members of management of Kaneb Partners' general partner and Kaneb Services.

        The analyses performed by Houlihan Lokey are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Houlihan Lokey's analysis of the fairness of the exchange ratio in the Kaneb Partners merger, from a financial point of view, to the Kaneb Partners unitholders, other than Kaneb Partners' general partner and its affiliates and the officers and members of management of Kaneb Partners' general partner and Kaneb Services.

        The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with providing its opinion to the special committee of the board of directors of Kaneb Partners' general partner.

  Pro Forma Kaneb Partners Merger Analysis

        Houlihan Lokey analyzed the potential pro forma impact of the Kaneb Partners merger on Kaneb's

  •
  distribution per common unit,

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  distribution coverage ratio (defined as distributable cash flow, as defined below, divided by distributions to common unit holders) and

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  distributable cash flow (defined as EBITDA less cash interest expense and maintenance capital expenditures)

per common unit for fiscal year 2005 by comparing Kaneb Partners' metrics on a stand-alone basis to the metrics to the Kaneb Partners unitholders pro forma for the Kaneb Partners merger. For purposes of its pro forma analysis, at the direction of Kaneb Partners' general partner's special committee, Houlihan Lokey made various assumptions relating to annual expected, Kaneb Partners merger related synergies.

        According to the terms of the Kaneb Partners merger agreement, a base line exchange ratio was established based on Valero L.P.'s common unit trading price as of October 7, 2004, which implies an exchange ratio of 1.0742 Valero L.P. common units for each Kaneb Partners unit. A fixed value collar was set at +/-5.0% of the base line exchange ratio. Within this fixed value collar, the exchange ratio in the Kaneb Partners merger fluctuates based on changes in Valero L.P.'s common unit price, and the Kaneb Partners unitholders will receive a fixed value per Kaneb Partners unit of $61.50. Outside the exchange ratio in the Kaneb Partners merger collar, the exchange ratio in the Kaneb Partners merger remains fixed. Specifically, the exchange ratio in the Kaneb Partners merger is fixed at 1.1307, which we refer to as the Maximum Exchange Ratio, at the lower end of the exchange ratio in the Kaneb Partners merger collar (-5.0% of the base line exchange ratio) and 1.0231, which we refer to as the Minimum Exchange Ratio, at the upper end of the exchange ratio in the Kaneb Partners merger collar (+5.0% of the base line exchange ratio). In Houlihan Lokey's analysis, the hypothetical current exchange ratio is 1.1043, based on Valero L.P.'s common unit, 10-day average trading price as of October 29, 2004.

        Utilizing a pro forma 2005 common unit distribution target of $3.42, Houlihan Lokey analyzed the expected accretion or dilution resulting from the Kaneb Partners merger under three possible exchange ratio scenarios: the Minimum Exchange Ratio, Current Exchange Ratio and Maximum Exchange Ratio.

Distribution Per Common Unit	Minimum	Current	Maximum
2005 Pro forma Distribution per Common Unit	$3.42	$3.42	$3.42
Exchange Ratio	1.0231	1.1043	1.13107

2005 Equivalent Distribution per Kaneb Common Unit	$3.50	$3.78	$3.87
Current Projected Distribution per Kaneb Partners Unit	$3.42	$3.42	$3.42

Accretion	2.3%	10.5%	13.2%

        Houlihan Lokey also analyzed the distribution coverage ratio on a pro forma basis for the Kaneb Partners merger compared to Kaneb's forecast 2005 distribution coverage ratio on a stand alone basis under the Minimum Exchange Ratio, Current Exchange Ratio and Maximum Exchange Ratio scenarios, with and without the Kaneb Partners merger related synergies. Under all three exchange ratio scenarios, with and without the Kaneb Partners merger related synergies, the distribution coverage ratio is expected to be lower pro forma for the Kaneb Partners merger.

Distribution Coverage Ratio	Minimum	Current	Maximum
Without Synergies
2005 Pro forma Coverage Ratio	1.13	1.09	1.07
2005 Kaneb Coverage Ratio	1.28	1.28	1.28

% Change	-11.7%	-14.8%	-16.2%
With Synergies
2005 Pro forma Coverage Ratio	1.24	1.20	1.18
2005 Kaneb Coverage Ratio	1.28	1.28	1.28

% Change	-3.1%	-6.7%	-7.8%

Houlihan Lokey noted that the distribution coverage ratio for comparable companies referenced below for fiscal year 2003 ranged from 0.92 to 1.34, with a mean 1.09 of and a median of 1.06. Kaneb Partners' and Valero L.P.'s distribution coverage ratios for fiscal year 2003 are 1.21 and 1.32, respectively.

        Additionally, utilizing the forecast 2005 distributable cash flow per common unit on a pro forma basis for the Kaneb Partners merger compared to Kaneb Partners' 2005 forecast distributable cash flow per common unit on a stand alone basis, Houlihan Lokey analyzed the accretion or dilution that would result from the Kaneb Partners merger under the Minimum Exchange Ratio, Current Exchange Ratio and Maximum Exchange Ratio scenarios, with and without the Kaneb Partners merger related synergies.

Distributable Cash Flow	Minimum	Current	Maximum
Without Synergies
2005 Pro forma Distributable Cash Flow per Common Unit	$3.87	$3.72	$3.67
Exchange Ratio	1.023	1.104	1.131

2005 Pro forma Distributable Cash Flow per Kaneb Partners Unit	$3.96	$4.11	$4.15
2005 Distributable Cash Flow per Kaneb Partners Unit	$4.39	$4.39	$4.39

Dilution	-9.8%	-6.4%	-5.5%
With Synergies
2005 Pro forma Distributable Cash Flow per Common Unit	$4.25	$4.09	$4.04
Exchange Ratio	1.023	1.104	1.131
2005 Pro forma Distributable Cash Flow per Kaneb Partners Unit	$4.35	$4.52	$4.57
2005 Distributable Cash Flow per Kaneb Partners Unit	$4.39	$4.39	$4.39
Accretion / Dilution	-0.9%	3.0%	4.1%

  Contribution Analysis

        Utilizing financial projections provided by Kaneb Partners and Valero L.P. management, Houlihan Lokey analyzed the Kaneb Partners unitholders' and Valero L.P.'s common unit holders' respective contribution of forecasted EBITDA and distributable cash flow to the combined company for fiscal years 2004 and 2005, on a pro forma basis for the Kaneb Partners merger, under two scenarios. The first, pre-transaction, scenario excludes the purchase of Kaneb Services by Valero L.P. and the second, post-transaction, scenario includes the purchase of Kaneb Services by Valero L.P. Houlihan Lokey derived the effective, economic interests contributed by the Kaneb Partners unitholders, Valero L.P.'s common units holders and Kaneb Partners' and Valero L.P.'s general partners based on Kaneb Partners' and Valero L.P.'s then existing general partners' incentive distribution structures. Additionally, Houlihan Lokey analyzed the Kaneb Partners unitholders' and Valero L.P.'s common unit holders'

respective contributions to equity value and enterprise value for the combined company, on a pro forma basis for the Kaneb Partners merger, under each scenario. Kaneb and Valero L.P. management projections utilized in Houlihan Lokey's contribution analysis did not include the Kaneb Partners merger related synergies. Houlihan Lokey performed its contribution analysis for the Current Exchange Ratio and Minimum Exchange Ratio scenarios.

	Pre-Transaction		Post Transaction
Current Exchange Ratio Scenario	Kaneb Partners	Valero L.P.	Kaneb Partners	Valero L.P.
2004
EBITDA	53.3%	46.7%	N/A	N/A
distributable cash flow	50.0%	50.0%	N/A	N/A
Equity Value	52.7%	47.3%	N/A	N/A
Enterprise Value	53.3%	46.7%	N/A	N/A
2005
EBITDA	54.6%	45.4%	45.7%	54.3%
distributable cash flow	52.8%	47.2%	50.4%	49.6%
Equity Value	52.7%	47.3%	52.7%	47.3%
Enterprise Value	53.3%	46.7%	44.3%	55.7%
	Pre-Transaction		Post-Transaction
Minimum Exchange Ratio Scenario	Kaneb Partners	Valero L.P.	Kaneb Partners	Valero L.P.
2004
Equity Value	50.8%	49.2%	N/A	N/A
Enterprise Value	51.9%	48.1%	N/A	N/A
2005
Equity Value	50.8%	49.2%	50.8%	49.2%
Enterprise Value	51.9%	48.1%	42.9%	57.1%

  Historical Exchange Ratio / Market Price Premium Analysis

        Houlihan Lokey reviewed the common unit trading prices of Kaneb Partners and Valero L.P. as of October 29, 2004 and for the preceding day and the average unit/common unit trading prices for the 10-day, 20-day, 30-day, 60-day, 90-day, 120-day, one-year, two-year and three-year periods preceding October 29, 2004, and calculated the difference between the Minimum Exchange Ratio, Current Exchange Ratio and Maximum Exchange Ratio and the historical exchange ratio of the two company's units for the various periods as shown below. Houlihan Lokey's market price premium analysis indicated the premiums illustrated below, based on the fixed, common unit price of $61.50, which is within the collar in the Kaneb Partners merger exchange ratio, and Valero L.P.'s common unit trading price as of October 29, 2004.

		Exchange Ratio Analysis			Market Price Premium Analysis*
Period	Kaneb Partners/Valero L.P. Historical Exchange Ratio	Minimum Exchange Ratio % Change	Current Exchange Ratio % Change	Maximum Exchange Ratio % Change	Kaneb Partners Historical Stock Price	Implied Premium
1-Day	0.903	13.3%	22.3%	25.2%	$50.76	21.2%
10-Day Average	0.929	10.2%	18.9%	21.8%	$51.68	19.0%
20-Day Average	0.924	10.7%	19.5%	22.4%	$51.87	18.6%
30-Day Average	0.926	10.5%	19.3%	22.2%	$51.71	18.9%
60-Day Average	0.928	10.3%	19.0%	21.9%	$50.60	21.5%
90-Day Average	0.929	10.2%	18.9%	21.8%	$49.35	24.6%
120-Day Average	0.931	9.9%	18.6%	21.5%	$47.89	28.4%
1-Year Average	0.968	5.7%	14.1%	16.8%	$47.98	28.2%
2-Year Average	0.979	4.5%	12.8%	15.5%	$42.28	45.4%
3-Year Average	0.989	3.4%	11.6%	14.3%	$39.03	57.6%

*
Based on the fixed, common unit price of $61.50, which is the fixed price within the collar in the Kaneb Partners merger exchange ratio.

  Analysis of Comparable Companies

        Houlihan Lokey reviewed and analyzed the financial information and ratios and public market multiples of the following eight publicly traded master limited partnerships, or MLPs, in the energy midstream industry:

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  Buckeye Partners, L.P.

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  Enbridge Energy Partners, L.P.

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  Kinder Morgan Energy Partners, L.P.

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  Magellan Midstream Partners, L.P.

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  Pacific Energy Partners, L.P.

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  Plains All American Pipeline, L.P.

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  Sunoco Logistics Partners, L.P.

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  TEPPCO Partners, L.P.

Houlihan Lokey chose the foregoing selected companies because they are publicly traded MLPs in the energy midstream industry with operations that Houlihan Lokey believes to be comparable to Kaneb and Valero L.P. for the purposes of this analysis. For the MLPs, Kaneb Partners and Valero L.P., Houlihan Lokey then calculated:

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  the ratio of enterprise value, calculated as equity value plus total debt less cash and cash equivalents, to latest twelve month (or LTM) and estimated EBITDA for the fiscal years ending December 31, 2004 and 2005. Historical EBITDA information was based upon publicly available information. Estimates for 2004 and 2005 EBITDA for the selected MLPs were compiled from analysts' estimates;

  •
  the ratio of common unit price to common unit LTM and estimated distributions for the fiscal years ending December 31, 2004 and 2005. Historical common unit distribution information was based upon publicly available information. Estimates for 2004 and 2005 common unit distributions for the selected MLPs were compiled from analysts' estimates; and

  •
  the ratio of common equity value to distributable cash flow to common unit holders for the fiscal years ending December 31, 2004 and 2005. Estimates for 2004 and 2005 distributable cash flows for the selected MLPs were compiled from analysts' estimates.

        Houlihan Lokey's comparable companies analysis indicated the following market multiples compared to Kaneb Partners' and Valero L.P.'s stand alone market multiples and Kaneb Partners' multiples implied by the Kaneb Partners merger. Houlihan Lokey compared Kaneb Partners' multiples implied by the Kaneb Partners merger, using the fixed, common unit price of $61.50, which is within the collar in the Kaneb Partners merger exchange ratio.

				Common Unit Price / Common Unit Distribution			Common Equity / Distributable Cash to Common Unit Holders
EV / EBITDA
Selected MLPs
	LTM	2004E	2005E	LTM	2004E	2005E	2004E	2005E
Mean	13.6x	11.6x	10.7x	15.5x	15.2x	14.6x	13.7x	13.2x
Median	13.2x	11.0x	10.4x	15.5x	15.3x	14.7x	13.6x	13.2x
High	16.2x	13.8x	12.4x	17.7x	16.9x	16.2x	15.5x	14.3x
Low	11.7x	10.5x	9.4x	12.7x	12.7x	12.6x	12.5x	12.1x
Kaneb Partners	11.0x	10.8x	10.6x	15.0x	14.9x	14.5x	12.3x	12.2x
Valero L.P.	13.0x	12.6x	12.2x	17.8x	17.6x	16.9x	14.0x	13.7x
Implied Kaneb Partners Merger Multiples	12.6x	12.4x	12.2x	18.2x	18.0x	17.6x	14.9x	14.8x

        Houlihan Lokey noted that none of the MLPs is either identical or directly comparable to Kaneb Partners or Valero L.P. and that any analysis of the selected MLPs necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading of the selected MLPs.

  Analysis of Transaction Comparables

        Houlihan Lokey reviewed selected, precedent transactions involving the acquisition of oil- and/or gas-related assets or companies for which enterprise value and LTM EBITDA information was available. Houlihan Lokey's transaction study is based on announced and completed acquisitions with announcement dates between January 1, 2002 and October 29, 2004. Houlihan Lokey reviewed twenty-five transactions involving oil-related assets or companies and nineteen involving natural gas related assets or companies. Financial data for the selected transactions were based on publicly available information, including publicly available analyst reports. Houlihan Lokey then calculated, where available, enterprise value to LTM EBITDA multiples for each selected, precedent transaction and compared the results to the 12.6x LTM EBITDA multiple implied by the Kaneb Partners merger, using the fixed, common unit price of $61.50, which is within the exchange ratio in the Kaneb Partners merger collar.

        A summary of the calculated enterprise value to LTM EBITDA multiples for the selected, precedent transactions is illustrated below.

	All Transactions	Oil	Gas
Mean	7.6x	7.6x	7.5x
Median	7.6x	8.1x	7.5x
High	14.5x	14.5x	11.8x
Low	3.8x	3.8x	4.8x

        Houlihan Lokey noted that none of the selected, precedent transactions are either identical or directly comparable to the Kaneb Partners merger and that any analysis of selected, precedent transactions necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition values of the companies concerned.

  Selected MLP Unit-for-Unit Merger Transactions

        Houlihan Lokey separately reviewed two merger transactions that it deemed to be comparable to the Kaneb Partners merger. Both transactions involved publicly traded MLPs in the energy midstream industry in unit-for-unit merger transactions. Summary data for these transactions is illustrated below.

	Enterprise / GulfTerra Implied Multiples	Kinder Morgan / Santa Fe Implied Multiples	Kaneb / Valero L.P. Implied Multiples
Transaction Equity Value to LTM Aggregate Distributable Cash Flow	N/A	18.5x	17.1x
Transaction Enterprise Value to LTM EBITDA	11.8x	12.7x	12.6x
Implied Transaction Market Price Premiums
1-Day	2.2%	38.5%	21.2%
10-Day	3.7%	23.6%	19.0%
30-Day	5.8%	25.6%	18.9%

  Miscellaneous

        The Kaneb Partners special committee selected Houlihan Lokey as their financial advisor in connection with the Kaneb Partners merger because Houlihan Lokey is a nationally recognized investment banking firm that is engaged in providing financial advisory services, including fairness opinions, in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

        Under the terms of the engagement letter dated October 18, 2004, Kaneb Partners has agreed to pay Houlihan Lokey a customary fee for its services in connection with its engagement as financial advisor. No portion of Houlihan Lokey's fees was contingent upon the consummation of the Kaneb Partners merger or the conclusions reached by Houlihan Lokey in its opinion. Kaneb Partners has agreed to reimburse Houlihan Lokey for its reasonable out-of-pocket expenses. Kaneb Partners has also agreed to indemnify and hold harmless Houlihan Lokey and its affiliates, and their respective directors, officers, shareholders, employees, agents, representatives, advisors and controlling persons from and against all losses, claims, damages or liabilities arising out of, related to or in connection with its engagement by Kaneb Partners.

        In the ordinary course of trading activities of Houlihan Lokey affiliates, Houlihan Lokey may from time to time have long or short positions in and buy or sell debt or equity securities or options on securities of Kaneb Partners and other companies that are or may be involved in the Kaneb Partners merger.

Regulatory Approvals Required for the Mergers

        Valero L.P., Kaneb Services and Kaneb Partners have agreed to use their respective reasonable best efforts to obtain all regulatory approvals required in order to consummate the mergers. Valero L.P., Kaneb Services and Kaneb Partners have either filed, or intend to file promptly after the date of this document, applications and notifications to obtain the required regulatory approvals. Valero L.P., Kaneb Services and Kaneb Partners cannot provide any assurances that the required regulatory approvals will be obtained, as to what, if any, conditions the regulatory authorities will place on the granting of the approvals that may affect the combined company and, if obtained, as to the date of any of these approvals or the absence of any litigation challenging them or the mergers.

        The HSR Act prohibits Valero L.P., Kaneb Services and Kaneb Partners from completing the mergers until certain information and materials have been provided to the U.S. Federal Trade Commission, or FTC, and the Antitrust Division of the U.S. Department of Justice, and certain waiting periods have expired or been terminated. On November 12, 2004, Valero L.P., Kaneb Services and Kaneb Partners filed their Premerger Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. The waiting period will expire at 11:59 p.m., New York City Time on December 13, 2004, unless it is terminated earlier by the FTC and the Antitrust Division or is extended if the FTC or the Antitrust Division requests additional information or documentary material. If such a request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the thirtieth day after substantial compliance by Valero L.P., Kaneb Services and Kaneb Partners with the request. Even after the waiting period expires or has been terminated, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the mergers or to compel a divestiture of the shares being acquired or substantial assets of Valero L.P., Kaneb Services or Kaneb Partners. Other parties, including State Attorneys General and private parties, could also seek to review and/or challenge the mergers on antitrust grounds. We can give no assurance that a challenge to the mergers on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.

        We also may be required to make filings and obtain regulatory approvals from various other governmental authorities. Where necessary or advisable, the parties intend to make such filings. See "The Kaneb Services Merger Agreement—Additional Covenants—Reasonable Best Efforts"; "The Kaneb Services Merger Agreement—Conditions"; "The Kaneb Partners Merger Agreement—Additional Covenants—Reasonable Best Efforts" and "The Kaneb Partners Merger Agreement—Conditions."

Material U.S. Federal Income Tax Considerations

        The following discussion summarizes the material U.S. federal income tax considerations of the Kaneb Services merger and the Kaneb Partners merger that are applicable to Valero L.P. unitholders, Kaneb Partners unitholders and Kaneb Services shareholders, as well as the material U.S. federal income tax considerations that are applicable to owning Valero L.P. common units received in the Kaneb Partners merger. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, or Code, existing and proposed Treasury regulations promulgated thereunder, including temporary regulations, and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the mergers or Valero L.P. common unit ownership. Moreover, this discussion focuses on Valero L.P. unitholders, Kaneb Partners unitholders and Kaneb Services shareholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens, other unitholders or shareholders subject to special tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts, or IRAs, real estate investment trusts, or REITs, mutual funds, traders in securities that elect to mark-to-market, Kaneb Partners unitholders who acquired Kaneb Partners common units from Kaneb Partners in exchange for property other than cash, or persons who hold Valero L.P. common units, Kaneb Partners common units or Kaneb Services common shares as part of a hedge, straddle, constructive sale or conversion transaction. Also, this discussion assumes that the Valero L.P. common units, Kaneb Partners common units and Kaneb Services common shares are held as capital assets (within the meaning of Section 1221 of the Code) at the effective time of the mergers and that Valero L.P. common units will be held as capital assets after the mergers.

        Furthermore, except as specifically provided, this discussion does not address the tax considerations arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

        If a Valero L.P. unitholder, Kaneb Partners unitholder or Kaneb Services shareholder is an entity classified as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership generally will depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership that holds Valero L.P. common units, Kaneb Partners common units or Kaneb Services common shares is encouraged to consult his own tax advisor.

        Valero L.P., Kaneb Services and Kaneb Partners strongly urge each Valero L.P. unitholder, Kaneb Partners unitholder and Kaneb Services shareholder to consult with, and rely upon, his own tax advisor in analyzing the U.S. federal income tax consequences to him of the mergers and subsequent ownership and disposition of Valero L.P. common units received in the Kaneb Partners merger in light of his own particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

  Material U.S. Federal Income Tax Considerations of the Mergers

        No ruling has been or will be requested from the Internal Revenue Service, or IRS, with respect to any of the U.S. federal income tax consequences of the Kaneb Services merger or the Kaneb Partners merger. Instead, subject to the assumptions, qualifications and limitations set forth below, Valero L.P. and Kaneb Partners will rely on the opinions of their respective tax counsel.

        It is a condition of Valero L.P.'s obligations to complete the mergers that Valero L.P. receive an opinion from each of Andrews Kurth LLP and Wachtell, Lipton, Rosen & Katz to the effect that:

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  none of Valero L.P., the general partner of Valero L.P., Valero GP, LLC or the respective merger subsidiaries will recognize any income or gain as a result of the Kaneb Services merger or the Kaneb Partners merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code);

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  no gain or loss will be recognized by Valero L.P. unitholders as a result of the Kaneb Services merger or the Kaneb Partners merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code); and

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  90% of the combined gross income of Valero L.P., Kaneb Services and Kaneb Partners for the most recent four complete calendar quarters ending before the closing date of the mergers for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

        It is a condition of Kaneb Partners' obligations to complete the Kaneb Partners merger that Kaneb Partners receive an opinion of Fulbright & Jaworski L.L.P. to the effect that, except with respect to fractional Valero L.P. common units:

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  Kaneb Partners will not recognize any income or gain as a result of the Kaneb Partners merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code); and

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  no gain or loss will be recognized by Kaneb Partners unitholders as a result of the Kaneb Partners merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code); provided that this opinion shall not extend to any holder who acquired Kaneb Partners common units from Kaneb Partners in exchange for property other than cash.

        These opinions of tax counsel will be based upon customary assumptions and representations, including representations made by Valero L.P., Valero GP, LLC, Kaneb Partners, Kaneb Pipe Line Company and Kaneb Services. Each of Andrews Kurth and Wachtell, Lipton, Rosen and Katz presently intends to deliver to Valero L.P., and Fulbright & Jaworski L.L.P. presently intends to deliver to Kaneb Partners, on the closing date of the mergers, an opinion that satisfies the requirements set forth in the preceding paragraphs. If either Valero L.P. or Kaneb Partners fails to receive an opinion that satisfies the requirements set forth in the preceding paragraphs and agrees to waive the condition relating to the receipt of its respective opinion, the applicable partnership would circulate revised materials to its unitholders and would resolicit proxies from its unitholders in the event the expected U.S. federal income tax consequences of the mergers to its unitholders are materially different from those described below.

        Unlike a ruling, an opinion of tax counsel represents only that tax counsel's best legal judgment and is not binding on the IRS or the courts. Accordingly, no assurance can be given that the above-described opinions and the opinions and statements made hereafter in this section of the discussion will be sustained by a court if contested by the IRS. The remainder of this section of the discussion assumes that the U.S. federal income tax consequences of the mergers will be consistent with the opinions of tax counsel.

  The Kaneb Services Merger

        The Kaneb Services merger will be a taxable transaction that Valero L.P. and Kaneb Services will report for U.S. federal income tax purposes with respect to the Kaneb Services shareholders as a sale of such shareholder's common shares to Valero L.P. in exchange for the Kaneb Services merger consideration.

        Under this method of reporting, a Kaneb Services shareholder will recognize gain or loss in the Kaneb Services merger equal to the difference between the amount realized and the shareholder's adjusted tax basis in the common shares deemed sold in the Kaneb Services merger. A Kaneb Services shareholder's amount realized will equal the sum of the amount of cash received plus his share of Kaneb Services nonrecourse liabilities immediately prior to the effective time of the Kaneb Services merger. Because the amount realized includes a shareholder's share of Kaneb Services nonrecourse liabilities, the gain recognized on the sale of his common shares could result in a U.S. federal income tax liability that exceeds the amount of cash received in the Kaneb Services merger.

        Except as noted below, the gain or loss recognized by a Kaneb Services shareholder under this method of reporting will be taxed as a capital gain or loss and will be a long-term capital gain or loss if the shareholder held his common shares for more than 12 months as of the effective time of the Kaneb Services merger. However, a portion of the recognized gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Kaneb Services' "unrealized receivables" and "inventory items." For this purpose, Kaneb Services is deemed to own a share of Kaneb Partners' "unrealized receivables" and "inventory items." The term "unrealized receivables" includes potential recapture items such as depreciation recapture. The amount of ordinary income attributable to "unrealized receivables" and "inventory items" may exceed a Kaneb Services shareholder's net taxable gain realized upon the exchange of his common shares pursuant to the Kaneb Services merger and may be recognized even if there is a net taxable loss realized on the exchange. Thus, a Kaneb Services shareholder may recognize both ordinary income and a capital loss upon an exchange of his common shares in the Kaneb Services merger. Capital loss may offset capital gains and net capital loss may offset no more than $3,000 of ordinary income in the case of individuals.

        Alternatively, the Kaneb Services merger could be treated for U.S. federal income tax purposes as a sale by Kaneb Services of its assets (subject to its liabilities) in exchange for the Kaneb Services merger consideration, followed by a liquidation of Kaneb Services in which the Kaneb Services merger consideration is distributed to the Kaneb Services shareholders in liquidation of their common shares. The amount of gain recognized by the Kaneb Services shareholders under this alternative treatment would not be expected to be materially greater and the character of that gain would not be expected to be materially different than as described above, although in the case of any capital gain, the portion of that gain that is taxed as long-term or short-term capital gain may differ.

  The Kaneb Partners Merger

        If two partnerships merge or consolidate into one partnership, the resulting partnership will be considered for U.S. federal income tax purposes as a continuation of the merging or consolidating partnership the partners of which own more than 50% in the capital and profits interest of the resulting partnership. Although not free from doubt because the determination of which partnership will continue is dependent upon, among other matters, the value of the Valero L.P. common units at the effective time of the Kaneb Partners merger, Valero L.P. believes that the partners of Valero L.P. immediately prior to the Kaneb Partners merger will own greater than 50% of the aggregate interest in the capital and profits of Valero L.P. following the Kaneb Partners merger and, as a result, believes that Valero L.P. will be treated as the continuing partnership for U.S. federal income tax purposes.

        Assuming Valero L.P. will be the continuing partnership, Valero L.P. and Kaneb Partners will report the Kaneb Partners merger for U.S. federal income tax purposes as if Kaneb Partners contributed to Valero L.P. all of Kaneb Partners' assets and liabilities attributable to the Kaneb Partners unitholders other than Kaneb Services in exchange for the Valero L.P. common units and cash paid instead of fractional Valero L.P. common units, followed by a liquidation of Kaneb Partners in which the Valero L.P. common units and cash are distributed to the Kaneb Partners unitholders other than Kaneb Services in liquidation of their Kaneb Partners common units. Except as described below with respect to a net decrease in a unitholder's share of nonrecourse liabilities and subject to the discussion below with respect to fractional common units, no gain or loss will be recognized by a Valero L.P. unitholder or a Kaneb Partners unitholder for U.S. federal income tax purposes as a result of the Kaneb Partners merger. Following the Kaneb Partners merger, a Kaneb Partners unitholder that receives Valero L.P. common units will be treated as a partner of Valero L.P. Please read "—Material U.S. Federal Income Tax Considerations of Valero L.P. Common Unit Ownership—Limited Partner Status."

        Alternatively, if former Kaneb Partners unitholders own greater than 50% of the aggregate interest in the capital and profits of the resulting partnership following the Kaneb Partners merger, the resulting partnership would instead be treated as a continuation of Kaneb Partners for U.S. federal income tax purposes. In that event, the Kaneb Partners merger would be treated for U.S. federal income tax purposes as a contribution by Valero L.P. of all of its assets and liabilities to Kaneb Partners in exchange for Kaneb Partners units, followed by a liquidation of Valero L.P. in which Kaneb Partners common units are distributed to the Valero L.P. unitholders in exchange for their Valero L.P. common units. Except as described below with respect to a net decrease in a unitholder's share of nonrecourse liabilities, no gain or loss would be recognized by a Valero L.P. unitholder or a Kaneb Partners unitholder for U.S. federal income tax purposes as a result of the Kaneb Partners merger, and the U.S.

federal income tax consequences described below, other than the discussion with respect to fractional common units, would instead apply to the Valero L.P. unitholders with respect to the deemed distribution of Kaneb Partners common units to Valero L.P. unitholders in the Kaneb Partners merger.

        The remainder of this section of the discussion is based on the assumption that following the Kaneb Partners merger Valero L.P. will be treated as the continuing partnership for U.S. federal income tax purposes.

        A Kaneb Partners unitholder's holding period in the Valero L.P. common units received in the Kaneb Partners merger will not be determined by reference to the holding period of the unitholder's Kaneb Partners common units. Instead, a Kaneb Partners unitholder's holding period for the portion of each Valero L.P. common unit received in the Kaneb Partners merger that is attributable to Kaneb Partners' capital assets or assets used in its business (as defined in Section 1231 of the Code) will include Kaneb Partners' holding periods in those assets. The holding periods for the portion of each Valero L.P. common unit received by a Kaneb Partners unitholder attributable to other assets of Kaneb Partners, such as inventory and receivables, if any, will begin on the day following the Kaneb Partners merger.

        As a result of the Kaneb Partners merger, a Kaneb Partners unitholder will be deemed to have received a cash distribution equal to the excess, if any, of the unitholder's share of Kaneb Partners nonrecourse liabilities immediately before the effective time of the Kaneb Partners merger over the unitholder's share of the Valero L.P. nonrecourse liabilities immediately following the effective time of the Kaneb Partners merger. Similarly, a Valero L.P. unitholder will be deemed to have received a cash distribution equal to the excess, if any, of the unitholder's share of Valero L.P. nonrecourse liabilities immediately before the effective time of the Kaneb Partners merger over the unitholder's share of the Valero L.P. nonrecourse liabilities immediately following the effective time of the Kaneb Partners merger. If the amount of the cash deemed distributed to a Kaneb Partners unitholder or Valero L.P. unitholder exceeds a unitholder's basis in his Valero L.P. common units immediately following the effective time of the Kaneb Partners merger, a unitholder will recognize gain for U.S. federal income tax purposes in an amount equal to that excess. A non-pro rata deemed distribution of money may result in ordinary income to an existing Valero L.P. unitholder, regardless of his tax basis in his Valero L.P. common units following the effective time of the Kaneb Partners merger, if the distribution reduces the unitholder's share of Valero L.P.'s "unrealized receivables," including depreciation recapture, and/or substantially appreciated "inventory items." Please read "—Material U.S. Federal Income Tax Considerations of Valero L.P. Common Unit Ownership—Tax Consequences of Valero L.P. Common Unit Ownership—Treatment of Distributions."

        A unitholder's share of the nonrecourse liabilities is determined under Section 752 of the Code and Treasury regulations promulgated thereunder. The application of these rules in the context of the Kaneb Partners merger is complex and subject to uncertainty. While there can be no assurance, Valero L.P. and Kaneb Partners do not anticipate that there will be a material decrease in the amount of nonrecourse liabilities allocable to a Kaneb Partners unitholder or a Valero L.P. unitholder as a result of the Kaneb Partners merger.

        As discussed above, Valero L.P. and Kaneb Partners intend to report the Kaneb Partners merger, in part, as if Kaneb Partners received the cash paid instead of fractional Valero L.P. common units and then distributed such cash to the Kaneb Partners unitholders in liquidation of Kaneb Partners. Under this method of reporting, Valero L.P. and Kaneb Partners believe that Kaneb Partners would be treated as if it sold a portion of its assets to Valero L.P. for the cash deemed received plus a portion of its liabilities deemed assumed by Valero L.P. Any resulting gain recognized from this sale would be allocated to all the Kaneb Partners unitholders for U.S. federal income tax purposes, whether or not they receive any of the cash. As a result, a Kaneb Partner unitholder could be allocated taxable gain from this sale that exceeds the amount, if any, of the cash he receives instead of a fractional Valero L.P. common unit. Valero L.P. and Kaneb Partners believe that the amount of any such gain allocated to a Kaneb Partners unitholder would not be material.

        The U.S. federal income tax consequences described above are dependent upon Valero L.P. being classified as a partnership for U.S. federal income tax purposes. If Valero L.P. were classified as a corporation for U.S. federal income tax purposes, the Kaneb Partners merger would likely be a fully taxable transaction for the Kaneb Partners unitholders. Please read "—Material U.S. Federal Income Tax Considerations of Valero L.P. Common Unit Ownership—Partnership Status." Additionally, if prior to the mergers either Kaneb Services or Kaneb Partners were classified as a corporation for U.S. federal income tax purposes, it is possible that the mergers may result in a taxable liquidation of such entity, resulting in an immediate corporate tax liability for such entity as if it had sold all of its assets, and such a liquidation could also result in taxable gain to Valero L.P., which gain would flow through and be taxable to the Valero L.P. unitholders (including for this purpose former Kaneb Partners unitholders).

        Kaneb Partners uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. As a result of the Kaneb Partners merger, Kaneb Partners' taxable year will end and Kaneb Partners will be required to file a final U.S. federal income tax return for the taxable year ending upon the date the Kaneb Partners merger is effected. Each Kaneb Partners unitholder will be required to include in income his share of Kaneb Partners' income, gain, loss and deduction for this period. In addition, a Kaneb Partners unitholder who has a taxable year ending on a date other than December 31 and after the date the Kaneb Partners merger is effected must include his share of Kaneb Partners' income, gain, loss and deduction in income for his taxable year, with the result that he may be required to include in income for his taxable year his share of more than one year of income, gain, loss and deduction from Kaneb Partners.

  Information Reporting and Backup Withholding

        Kaneb Services shareholders and Kaneb Partners unitholders may be subject, under some circumstances, to information reporting and possibly backup withholding with respect to the amount of cash received in the mergers unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against a shareholder's or unitholder's federal income tax liability, so long as the required information is furnished to the IRS.

  Material U.S. Federal Income Tax Considerations of Valero L.P. Common Unit Ownership

        No ruling has been or will be requested from the IRS regarding classification of Valero L.P. as a partnership for federal income tax purposes or any other matter affecting Valero L.P. following the mergers or the consequences of owning Valero L.P. common units received in the Kaneb Partners merger. Instead, Valero L.P. will rely on opinions and advice of Andrews Kurth with respect to these matters. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, no assurance can be given that the opinions and statements made below will be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the Valero L.P. common units and the prices at which Valero L.P. common units trade. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the unitholders and the general partner of Valero L.P. Furthermore, the tax treatment of ownership of Valero L.P. common units may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Andrews Kurth has not rendered an opinion with respect to the following specific federal income tax issues:

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  the treatment of a unitholder whose Valero L.P. common units are loaned to a short seller to cover a short sale of Valero L.P. common units (please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Treatment of Short Sales");

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  whether Valero L.P.'s monthly convention for allocating taxable income and losses is permitted by existing Treasury regulations (please read "—Disposition of Valero L.P. Common Units—Allocations Between Transferors and Transferees");

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  whether Valero L.P.'s method for depreciating Section 743 adjustments is sustainable (please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Section 754 Election"); and

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  whether a Kaneb Partners unitholder will be able to utilize suspended passive losses related to his Kaneb Partners common units, if any, to offset income from Valero L.P. common units (please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Limitations on Deductibility of Losses").

      Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable unless the amount of cash distributed is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "qualifying income exception," exists with respect to publicly-traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, refining, transportation and marketing of any mineral or natural resource. Other types of qualifying income include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. Valero L.P. estimates that less than [    ]% of its gross income after the completion of the mergers is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by Valero L.P. and its general partner and a review of the applicable legal authorities, Andrews Kurth is of the opinion that at least 90% of the combined gross income of Valero L.P., Kaneb Services and Kaneb Partners constitutes qualifying income.

        Except as described below with respect to Support Terminals Operating Partnership, L.P., a Kaneb Partners subsidiary, no ruling has been or will be sought from the IRS and the IRS has made no determination as to the status of Valero L.P., the operating partnership, Kaneb Services or Kaneb Partners as partnerships for federal income tax purposes or whether Valero L.P.'s operations generate "qualifying income" under Section 7704 of the Code. Support Terminals Operating Partnership, L.P. received a ruling from the IRS in 1993 to the effect that fees earned from its terminalling operations for petroleum or other qualifying products will be "qualifying income" for purposes of the qualifying income exception. Although that ruling was based on the facts as they existed in 1993, Kaneb Partners believes the current operations of Support Terminals Operating Partnership, L.P. continue to conform with the facts disclosed and representations made in the request for the ruling.

        Valero L.P. will rely on the opinion of Andrews Kurth that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations and covenants described below, Valero L.P. and the Valero L.P. operating partnership will each be classified as a partnership for federal income tax purposes.

        In rendering its opinion, counsel has relied on factual representations and covenants made by Valero L.P. and its general partner. The representations made by Valero L.P. and its general partner upon which counsel has relied include:

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  Neither Valero L.P. nor the Valero L.P. operating partnership will elect to be treated as a corporation; and

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  For each taxable year, more than 90% of Valero L.P.'s gross income will be income from sources that Andrews Kurth has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Code.

        If Valero L.P. fails to meet the qualifying income exception, other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery, Valero L.P. will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which it fails to meet the qualifying income exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in Valero L.P. This contribution and liquidation should be tax-free to unitholders and Valero L.P. so long as Valero L.P., at that time, does not have liabilities in excess of the tax basis of its assets. Thereafter, Valero L.P. would be treated as a corporation for federal income tax purposes.

        If Valero L.P. were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the unitholders, and its net income would be taxed at corporate rates. In addition, any distribution made to a Valero L.P. unitholder would be treated as either taxable dividend income, to the extent of Valero L.P.'s current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his Valero L.P. common units, or taxable capital gain, after the unitholder's tax basis in his Valero L.P. common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Valero L.P. common units.

        The discussion below is based on the conclusion that Valero L.P. will be classified as a partnership for federal income tax purposes.

      Limited Partner Status

        Unitholders who have become limited partners of Valero L.P. will be treated as partners of Valero L.P. for federal income tax purposes. Also:

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  assignees who have executed and delivered transfer applications and are awaiting admission as limited partners; and

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  unitholders whose Valero L.P. common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their Valero L.P. common units will be treated as partners of Valero L.P. for federal income tax purposes. As there is no direct authority addressing assignees of Valero L.P. common units who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, the opinion of Andrews Kurth does not extend to these persons. Furthermore, a purchaser or other transferee of Valero L.P. common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to the record holders of Valero L.P. common units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

        A beneficial owner of Valero L.P. common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Treatment of Short Sales."

        Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their status as partners in Valero L.P. for federal income tax purposes.

  Tax Consequences of Valero L.P. Common Unit Ownership

        Flow-through of Taxable Income.    Valero L.P. will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of the income, gains, losses and deductions of Valero L.P. without regard to whether corresponding cash distributions are received by him. Consequently, Valero L.P. may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of the income, gains, losses and deductions for the taxable year ending with or within his taxable year. Valero L.P.'s taxable year ends on December 31.

        Treatment of Distributions.    Distributions by Valero L.P. to a unitholder generally will not be taxable to the unitholder for federal income tax purposes to the extent of his tax basis in his Valero L.P. common units immediately before the distribution. Cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the Valero L.P. common units, taxable in accordance with the rules described under "—Disposition of Valero L.P. Common Units" below. Any reduction in a unitholder's share of Valero L.P. liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution of cash to that unitholder. To the extent distributions by Valero L.P. cause a unitholder's "at risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in Valero L.P. because of the issuance of additional Valero L.P. common units will decrease his share of Valero L.P. nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his Valero L.P. common units, if the distribution reduces the unitholder's share of Valero L.P.'s "unrealized receivables," including depreciation recapture, and/or substantially appreciated "inventory items," both as defined in the Code, and collectively, "Section 751 assets." To that extent, he will be treated as having been distributed his proportionate share of the Section 751 assets and having exchanged those assets with Valero L.P. in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income. That income will equal the excess of the non-pro rata portion of that distribution over the unitholder's tax basis for the share of Section 751 assets deemed relinquished in the exchange.

        Basis of Valero L.P. Common Units. A unitholder's initial tax basis for his Valero L.P. common units received in the Kaneb Partners merger will be equal to his tax basis in the Kaneb Partners common units exchanged therefore, plus his share of Valero L.P. nonrecourse liabilities, minus his share of Kaneb Partners nonrecourse liabilities immediately before the Kaneb Partners merger. That initial tax basis will be increased by his share of Valero L.P. income and by any increases in his share of Valero L.P. nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions, by the unitholder's share of Valero L.P. losses, by any decreases in his share of Valero L.P. nonrecourse liabilities and by his share of Valero L.P.'s expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of Valero L.P. debt which is recourse to the general partner, but will have a share, generally based on his share of profits, of nonrecourse liabilities. Please read "—Disposition of Valero L.P. Common Units—Recognition of Gain or Loss."

        Limitations on Deductibility of Losses.    The ability of a unitholder to deduct his share of Valero L.P. losses is limited first by his tax basis and the amount he has at risk, and second, by application of the passive loss rules.

        The deduction by a unitholder of his share of Valero L.P. losses will first be limited to the tax basis in his Valero L.P. common units and, in the case of an individual unitholder or a corporate unitholder, if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by five or fewer individuals or some tax exempt organizations, to the amount for which the unitholder is considered to be "at risk" with respect to Valero L.P. activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years as income from such activity to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a Valero L.P. common unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of his Valero L.P. common units, excluding any portion of that basis attributable to his share of Valero L.P. nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his Valero L.P. common units, if the lender of those borrowed funds owns an interest in Valero L.P., is related to the unitholder or can look only to the Valero L.P. common units for repayment. A unitholder's at risk amount will increase or decrease as the tax basis of the unitholder's Valero L.P. common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of Valero L.P. nonrecourse liabilities.

        Second, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally corporate or partnership activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses generated by Valero L.P. will be available to offset only passive income generated by Valero L.P. in the future and will not be available to offset income from other passive activities or investments, including Valero L.P.'s investments or investments in other publicly-traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income Valero L.P. generates may be deducted in full when he disposes of his entire ownership interest in Valero L.P. in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

        A unitholder's share of Valero L.P. net income may be offset by any suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships.

        There is no guidance as to whether suspended passive activity losses of Kaneb Partners common units, if any, will be available to offset passive activity income that is allocated to a former Kaneb Partners common unitholder from Valero L.P. activities after the Kaneb Partners merger. The IRS may contend that Valero L.P. is not the same partnership as Kaneb Partners and, accordingly, the passive loss limitations will not allow use of such losses until such time as all of such holder's Valero L.P. common units are sold. A Valero L.P. common unitholder may take the position, however, that Valero L.P. should be deemed a continuation of Kaneb Partners for this purpose such that any suspended Kaneb Partners losses would be available to offset Valero L.P. taxable income allocated to such holder.

Because of the lack of guidance with respect to this issue, counsel is unable to opine as to whether suspended passive activity losses arising from Kaneb Partners activities will be available to offset Valero L.P. taxable income allocated to a former Kaneb Partners common unitholder following the Kaneb Partners merger.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  Valero L.P.'s interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Valero L.P. common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly-traded partnership will be treated as investment income to unitholders. In addition, the unitholder's share of Valero L.P.'s portfolio income will be treated as investment income.

        Entity-Level Collections.    If Valero L.P. is required or elects under applicable law to pay any federal, state or local income tax on behalf of any unitholder or the general partner or any former unitholder, Valero L.P. is authorized to pay those taxes from its funds. That payment, if made, will be treated as a distribution of cash to the partner on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, Valero L.P. is authorized to treat the payment as a distribution to all current unitholders. Valero L.P. is authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of Valero L.P. common units and to adjust later distributions so that after giving effect to these distributions the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by Valero L.P. as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if Valero L.P. has a net profit, items of income, gain, loss and deduction will be allocated among the general partner and the unitholders in accordance with their percentage interests in Valero L.P. At any time that incentive distributions are made to the general partner, gross income will be allocated to the general partner to the extent of these distributions. If Valero L.P. has a net loss for the entire year, that loss will be allocated first to the general partner and the unitholders in accordance with their percentage interests to the extent of their positive capital accounts and, second, to the general partner.

        Specified items of income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of property contributed to Valero L.P. by the general partner and its affiliates, referred to in this discussion as "Contributed Property." The effect of these allocations to a Kaneb Partners unitholder as a result of the Kaneb Partners merger will be essentially the same as if the tax basis of Valero L.P.'s assets were equal to their fair market value at the time of merger. Conversely, specified items of income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of property deemed contributed to Valero L.P. by Kaneb Partners in the Kaneb Partners merger. The effect of these allocations to a Valero L.P.

unitholder as a result of the Kaneb Partners merger will be essentially the same as if the tax basis of Kaneb Partners assets were equal to their fair market value at the time of merger. In addition, items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although Valero L.P. does not expect that its operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of Valero L.P. income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

        An allocation of items of Valero L.P. income, gain, loss or deduction, other than an allocation required by the Code to eliminate the difference between a partner's book capital account credited with the fair market value of Contributed Property, and "tax" capital account, credited with the tax basis of Contributed Property referred to in this discussion as the "Book-Tax Disparity," will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of his interest in Valero L.P., which will be determined by taking into account all the facts and circumstances, including his relative contributions to Valero L.P., the interests of all the partners in profits and losses, the interest of all the partners in cash flow and other nonliquidating distributions and rights of all the partners to distributions of capital upon liquidation.

        Andrews Kurth is of the opinion that, with the exception of the issues described in "—Tax Consequences of Valero L.P. Common Unit Ownership—Section 754 Election" and "—Disposition of Valero L.P. Common Units—Allocations Between Transferors and Transferees," allocations under the Valero L.P. partnership agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

        Treatment of Short Sales.    A unitholder whose Valero L.P. common units are loaned to a "short seller" to cover a short sale of Valero L.P. common units may be considered as having disposed of those units. If so, he would no longer be a partner for those Valero L.P. common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of Valero L.P.'s income, gain, loss or deduction with respect to those Valero L.P. common units would not be reportable by the unitholder;

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  any cash distributions received by the unitholder as to those Valero L.P. common units would be fully taxable; and

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  all of these distributions would appear to be ordinary income.

        Counsel has not rendered an opinion regarding the treatment of a unitholder where Valero L.P. common units are loaned to a short seller to cover a short sale of Valero L.P. common units; therefore unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Valero L.P. common units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Valero L.P. Common Units—Recognition of Gain or Loss."

        Alternative Minimum Tax.    Each unitholder will be required to take into account his distributive share of any items of Valero L.P. income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Valero L.P. strongly recommends that unitholders consult with their tax advisors as to the impact of owning Valero L.P. common units on their liability for the alternative minimum tax.

        Tax Rates.    In general the highest effective United States federal income tax rate for individuals currently is 35% and the maximum United States federal income tax rate for net capital gains of an individual currently is 15% if the asset disposed of was held for more than 12 months at the time of disposition.

        Section 754 Election.    Valero L.P. has made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally permits Valero L.P. to adjust a Valero L.P. common unit purchaser's tax basis in Valero L.P.'s assets ("inside basis") under Section 743(b) of the Code to reflect his purchase price. This election does not apply to a person who purchases Valero L.P. common units directly from Valero L.P. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder's inside basis in Valero L.P.'s assets will be considered to have two components, (1) his share of the tax basis in Valero L.P.'s assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

        Treasury regulations under Section 743 of the Code require that, if the remedial allocation method is adopted (which Valero L.P. has adopted), a portion of the Section 743(b) adjustment attributable to recovery property be depreciated over the remaining cost recovery period for the Section 704(c) built-in gain. Under Treasury regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Code rather than cost recovery deductions under Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under the Valero L.P. partnership agreement, Valero L.P. has adopted a position to preserve the uniformity of Valero L.P. common units even if that position is not consistent with these Treasury regulations. Please read "Tax Treatment of Operations" and "Uniformity of Valero L.P. Common Units."

        Although Andrews Kurth is unable to opine as to the validity of this approach because there is no clear authority on this issue, Valero L.P. intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the regulations under Section 743 but is arguably inconsistent with Treasury regulation Section 1.167(c)-1(a)(6). To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, Valero L.P. will apply the rules described in the Treasury regulations and legislative history. If Valero L.P. determines that this position cannot reasonably be taken, it may take a depreciation or amortization position under which all purchasers acquiring Valero L.P. common units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in Valero L.P.'s assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "—Uniformity of Valero L.P. Common Units."

        A Section 754 election is advantageous if the transferee's tax basis in his Valero L.P. common units is higher than those units' share of the aggregate tax basis of Valero L.P.'s assets immediately prior to the transfer. In that case, as a result of the election the transferee would have a higher tax basis in his share of Valero L.P. assets for purposes of calculating, among other items, depreciation and depletion deductions and gain or loss on a sale of Valero L.P.'s assets. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his Valero L.P. common units is lower than those units' share of the aggregate tax basis of the Valero L.P.'s assets immediately prior to the transfer. Thus the fair market value of the Valero L.P. common units may be affected either favorably or unfavorably by the election.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of Valero L.P.'s assets and other matters. There are no assurances that the determinations Valero L.P. makes will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in Valero L.P.'s opinion the expense of compliance exceed the benefit of the election, it may seek permission from the IRS to revoke its Section 754 election. If permission is granted a subsequent purchaser of Valero L.P. common units may be allocated more income than he would have been allocated had the election not been revoked.

  Tax Treatment of Operations

        Accounting Method and Taxable Year.    Valero L.P. uses the year ending December 31 as its taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of income, gain, loss and deduction for Valero L.P.'s taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his Valero L.P. common units following the close of Valero L.P.'s taxable year but before the close of his taxable year must include his share of income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of income, gain, loss and deduction. Please read "—Disposition of Valero L.P. Common Units—Allocations Between Transferors and Transferees."

        Tax Basis, Depreciation and Amortization.    The tax basis of Valero L.P.'s assets will be used for purposes of computing depreciation and cost recovery deductions and ultimately gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of Valero L.P.'s assets and their tax basis immediately prior to the Kaneb Partners merger will be borne by Valero L.P.'s general partner, its affiliates and the Valero L.P. unitholders as of that time, and the federal income tax burden associated with the difference between the fair market value of Kaneb Partners' assets and their tax basis immediately prior to the Kaneb Partners merger will be borne by the Kaneb Partners unitholders as of that time. Please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, Valero L.P. may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Valero L.P. is not entitled to any amortization deductions with respect to any goodwill conveyed to it on formation. Property subsequently acquired or constructed may be depreciated using accelerated methods permitted by the Code.

        If Valero L.P. disposes of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a partner who has taken cost recovery or depreciation deductions with respect to property Valero L.P. owns will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in Valero L.P. Please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Valero L.P. Common Units—Recognition of Gain or Loss."

        Valuation and Tax Basis of Valero L.P. Properties.    The federal income tax consequences of the ownership and disposition of Valero L.P. common units will depend in part on Valero L.P.'s estimates of the relative fair market values, and the initial tax bases, of Valero L.P.'s assets. Although Valero L.P. may from time to time consult with professional appraisers regarding valuation matters, it will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

  Disposition of Valero L.P. Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of Valero L.P. common units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of the Valero L.P. nonrecourse liabilities. Because the amount realized includes a unitholder's share of the Valero L.P. nonrecourse liabilities, the gain recognized on the sale of Valero L.P. common units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions in excess of cumulative net taxable income for a Valero L.P. common unit that decreased a unitholder's tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than the unitholder's tax basis in that unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in Valero L.P. common units, on the sale or exchange of a Valero L.P. common unit held for more than one year will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Valero L.P. common units held more than 12 months will generally be taxed at a maximum rate of 15%. A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" Valero L.P. owns. The term unrealized receivables includes potential recapture items including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a Valero L.P. common unit and may be recognized even if there is a net taxable loss realized on the sale of a Valero L.P. common unit. Thus a unitholder may recognize both ordinary income and a capital loss upon a sale of Valero L.P. common units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method. Although the ruling is unclear as to how the holding period of these interests is determined once they are combined, Treasury regulations allow a selling unitholder who can identify Valero L.P. common units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling, a unitholder will be unable to select high or low basis Valero L.P. common units to sell as would be the case with corporate stock, but, according to the Treasury regulations, may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of Valero L.P. common units transferred must consistently use that identification method for all subsequent sales or exchanges of Valero L.P. common units. Valero L.P. strongly recommends that a unitholder considering the purchase of additional Valero L.P. common units or a sale of Valero L.P. common units purchased in separate transactions consult his tax advisor as to the possible consequences of this ruling and application of the final regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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    a short sale;

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    an offsetting notional principal contract; or

    •
    a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, Valero L.P.'s taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of Valero L.P. common units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "allocation date"). However, gain or loss realized on a sale or other disposition of Valero L.P.'s assets other than in the ordinary course of business will be allocated among the unitholders on the allocation date in the month in which that gain or loss is recognized. As a result, a unitholder transferring Valero L.P. common units may be allocated income, gain, loss and deduction realized after the date of transfer.

        The use of this method may not be permitted under existing Treasury regulations. Accordingly, Andrews Kurth is unable to opine on the validity of this method of allocating income and deductions between unitholders. If this method is not allowed under the Treasury regulations or only applies to transfers of less than all of the unitholder's Valero L.P. common units, Valero L.P. taxable income or losses might be reallocated among the unitholders. Valero L.P. is authorized to revise its method of allocation between unitholders as well as among unitholders whose interests vary during a taxable year to conform to a method permitted under future Treasury regulations.

        A unitholder who owns Valero L.P. common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

        Notification Requirements.    A unitholder who sells or exchanges Valero L.P. common units is required to notify Valero L.P. in writing of that sale or exchange within 30 days after the sale or exchange. Valero L.P. is required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. However these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker. Additionally, a transferee of a common unit will be required to furnish a statement to the IRS, filed with its income tax return for the taxable year in which the sale or exchange occurred, that describes the amount of consideration paid for the common unit. Failure to satisfy these reporting obligations may lead to the imposition of substantial penalties.

        Constructive Termination.    Valero L.P. will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a 12 month period. A constructive termination results in the closing of Valero L.P.'s taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of Valero L.P.'s taxable year may result in more than 12 months of Valero L.P.'s taxable income or loss being includable in his taxable income for the year of termination. Valero L.P. would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of deductions for depreciation. A termination could also result in penalties if Valero L.P. were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject Valero L.P. to, any tax legislation enacted before the termination.

  Uniformity of Valero L.P. Common Units

        Because Valero L.P. cannot match transferors and transferees of Valero L.P. common units, it must maintain uniformity of the economic and tax characteristics of the Valero L.P. common units to a purchaser of these units. In the absence of uniformity, it may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the Valero L.P. common units. Please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Section 754 Election."

        Valero L.P. intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 even though that position may be inconsistent with Treasury regulation Section 1.167(c)-1(a)(6). Please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, Valero L.P. will apply the rules described in the Treasury regulations and legislative history. If Valero L.P. determines that this position cannot reasonably be taken, it may adopt a depreciation and amortization position under which all purchasers acquiring Valero L.P. common units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in Valero L.P.'s property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and, risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if Valero L.P. determines that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If Valero L.P. chooses not to utilize this aggregate method, it may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any Valero L.P. common units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of Valero L.P. common units might be affected and the gain from the sale of Valero L.P. common units might be increased without the benefit of additional deductions. Please read "—Disposition of Valero L.P. Common Units—Recognition of Gain or Loss."

  Tax-Exempt Organizations and Other Investors

        Ownership of Valero L.P. common units by employee benefit plans, other tax exempt organizations, nonresident aliens, foreign corporations, other foreign persons and regulated investment companies raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans are subject to federal income tax on unrelated business taxable income. Virtually all of the income of Valero L.P. allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

        A regulated investment company or "mutual fund" is required to derive 90% or more of its gross income from specific sources including interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. It is not anticipated that any significant amount of the gross income of Valero L.P. will include that type of income. The American Jobs Creation Act of 2004, signed into law on October 22, 2004, also includes net income derived from the ownership of an interest in a "qualified publicly traded partnership" as qualified income to a regulated investment company. Valero L.P. expects that it will meet the definition of a qualified publicly traded partnership. However, this legislation is only effective for taxable years beginning after October 22, 2004.

        Nonresident aliens and foreign corporations, trusts or estates that own Valero L.P. common units will be considered to be engaged in business in the United States because of the ownership of the units. As a consequence they will be required to file federal tax returns to report their share of Valero L.P. income, gain, loss or deduction and pay federal income tax at regular rates on their share of Valero L.P. net income or gain. Under rules applicable to publicly traded partnerships, Valero L.P. or its transfer agent will withhold at applicable rates on cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to Valero L.P.'s transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes.

        In addition, because a foreign corporation that owns Valero L.P. common units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of Valero L.P. income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a Valero L.P. common unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that the gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a Valero L.P. common unit if he has owned 5% or less in value of the Valero L.P. common units during the five-year period ending on the date of the disposition and if the Valero L.P. common units are regularly traded on an established securities market at the time of the sale or disposition.

  Administrative Matters

        Information Returns and Audit Procedures.    Valero L.P. intends to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of the income, gain, loss and deduction for Valero L.P.'s preceding taxable year. In preparing this information, which will not be reviewed by counsel, Valero L.P. will take various accounting and reporting positions, some of which have been mentioned earlier, to determine his share of income, gain, loss and deduction. There are no assurances that those positions will yield a result that conforms to the requirements of the Code, Treasury regulations or administrative interpretations of the IRS. Neither Valero L.P. nor any counsel can assure that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Valero L.P. common units.

        The IRS may audit Valero L.P.'s federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his own return. Any audit of a unitholder's return could result in adjustments not related to Valero L.P.'s returns as well as those related to Valero L.P.'s returns.

        Partnerships generally are treated as separate entities for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction is determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the "tax matters partner" for these purposes. The partnership agreement names Valero L.P.'s general partner as Valero L.P.'s tax matters partner.

        The tax matters partner will make some elections on Valero L.P.'s behalf and on behalf of unitholders. In addition, the tax matters partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in Valero L.P.'s returns. The tax matters partner may bind a unitholder with less than a 1% interest in Valero L.P.'s profits to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the tax matters partner. The tax matters partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment, and, if the tax matters partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on Valero L.P.'s return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Nominee Reporting.    Persons who hold an interest in Valero L.P. as a nominee for another person are required to furnish to Valero L.P.:

  •
  the name, address and taxpayer identification number of the beneficial owner and the nominee,

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  whether the beneficial owner is

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  a person that is not a United States person,

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  a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or

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  a tax-exempt entity,

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  the amount and description of Valero L.P. common units held, acquired or transferred for the beneficial owner, and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on Valero L.P. common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to Valero L.P. The nominee is required to supply the beneficial owner of the Valero L.P. common units with the information furnished to Valero L.P.

        Registration as a Tax Shelter.    Prior to enactment of new legislation, the Code required that "tax shelters" be registered with the Secretary of the Treasury. The American Jobs Creation Act of 2004 eliminated this tax shelter registration requirement. Although Valero L.P. may not have been subject to this registration requirement on the basis that it would not constitute a tax shelter, Valero L.P. registered as a tax shelter with the Secretary of Treasury because of the absence of assurance that it would not be subject to tax shelter registration and in light of the substantial penalties which might be imposed if registration was required and not undertaken.

        Reportable Transactions.    Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Unitholders may be required to file this form with the IRS if Valero L.P. participates in a "reportable transaction." A transaction may be a reportable transaction based upon any of several factors. Each unitholder is urged to consult with his own tax advisor concerning the application of any of these factors to his ownership of Valero L.P. common units. The American Jobs Creation Act of 2004 contains provisions that impose significant penalties for failure to comply with these disclosure requirements. This new legislation also imposes disclosure and information maintenance obligations on "material advisors" that organize, manage, promote, sell, implement, insure or carry out any "reportable transaction." Each Valero L.P. common unitholder is urged to consult his own tax advisor concerning any possible disclosure obligation with respect to his ownership of Valero L.P. common units and should be aware that Valero L.P. and its material advisors intend to comply with the information maintenance and disclosure requirements.

        Accuracy-related Penalties.    An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

        A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

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  for which there is, or was, "substantial authority," or

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  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        More stringent rules apply to "tax shelters," a term that in this context does not appear to include Valero L.P. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, Valero L.P. must disclose the pertinent facts on its return. In addition, Valero L.P. will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty.

        A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

  State, Local and Other Tax Considerations

        In addition to federal income taxes, each unitholder will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which Valero L.P. does business or owns property or in which the unitholder is a resident. Although an analysis of those various taxes is not presented here, each unitholder should consider their potential impact on his ownership of Valero L.P. common units. Each unitholder will be required to file state income tax returns and to pay state income taxes in some or all of the states in which Valero L.P. does business or owns property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require Valero L.P., or Valero L.P. may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return in that state. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by Valero L.P. Please read "—Tax Consequences of Valero L.P. Common Unit Ownership—Entity-Level Collections." Based on current law and Valero L.P.'s estimate of its future operations, Valero L.P.'s general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of his ownership of Valero L.P. common units. Accordingly, Valero L.P. and Kaneb Partners strongly recommend that each unitholder consult, and depend upon, his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state and local tax returns, as well as United States federal tax returns, that may be required of him. Andrews Kurth has not rendered an opinion on the state, local or foreign tax consequences of ownership of Valero L.P. common units.

Kaneb Directors and Officers Have Interests in the Mergers that Are Different than Yours

  General

        In considering the recommendations of the boards of directors of Kaneb Services and Kaneb Partners' general partner, you should be aware that certain executive officers and members of the boards of directors of Kaneb Services and Kaneb Partners' general partner have certain interests in the mergers that are different or in addition to the interests of the Kaneb Services shareholders or the Kaneb Partners unitholders generally. These additional interests, to the extent material, are described below. The boards of directors of Kaneb Services and Kaneb Partners' general partner and each of their respective special committees were aware of these interests and considered them, among other matters, in approving the respective merger agreements and the transactions contemplated thereby. All dollar amounts set forth below are gross amounts and are not reduced for applicable tax withholding.

  Severance Arrangements and Other Payments

        Each of Messrs. Doherty, Barnes, Wadsworth and Rose is a party to a change of control agreement with Kaneb Services. Under the change of control agreements with each of Messrs. Doherty, Barnes and Wadsworth, if the employment of the covered executive officer is terminated, voluntarily or involuntarily, for any reason, during the one-year period following the merger, the terminated executive will be entitled to 299% of his average annual base salary (whether or not deferred) for the five years prior to the year in which the change of control occurs, or for such shorter period in the event his employment with Kaneb Services or any of its subsidiaries is less than five years. None of Messrs. Doherty, Barnes and Wadsworth is expected to continue his employment with the Kaneb entities or Valero L.P. or its affiliates following completion of the mergers. Pursuant to the change of control agreement with Mr. Rose, if his employment is terminated, voluntarily or involuntarily, for any reason, during the one-year period following the merger, Mr. Rose will be entitled to 200% of his then current annual base salary. The change of control agreements for Messrs. Doherty and Wadsworth provide that average annual base salary includes cash bonuses paid to the individual (whether or not deferred). If the employment of an executive officer who is party to a change of control agreement does not continue after the completion of the Kaneb Services merger, the amount due to the executive officer under his change of control agreement will be paid by wire transfer of immediately available funds (less applicable tax withholding) to the executive officer at the effective time of the Kaneb Services merger. If the employment of an executive officer who is party to a change of control agreement continues immediately after the completion of the Kaneb Services merger, the amount due to the executive officer will be paid into an escrow account prior to the completion of the Kaneb Services merger and may be withdrawn from the escrow account by the executive officer upon his written demand in the event of termination of his employment for any reason for a period of one year after the date of deposit by Kaneb Services of the escrowed funds. The severance amounts that would be payable under these agreements to each of Messrs. Doherty, Barnes, Wadsworth and Rose are $1,210,826, $1,076,472, $489,144 and $500,000, respectively, if the employment of the covered executive officers is terminated immediately after the occurrence of the mergers (assumed for purposes of these calculations to occur in January 2005).

        The Kaneb LLC 2002 Long Term Incentive Plan, as amended and supplemented to date, was implemented by the board of directors of Kaneb Partners' general partner for the benefit of Mr. Barnes. A payment equal to 2% of the increase in aggregate unit value of Kaneb Partners, as computed under this plan, excluding increases derived from the issuance of additional units, from December 31, 2001 to the effective date of the mergers will be made by wire transfer of immediately available funds (less applicable tax withholding) at the effective time of the mergers. It is presently estimated, assuming Valero L.P.'s average sales price is $57.17 (the average closing price of Valero L.P. common units utilized in the pro forma financial information included in this document), Valero L.P.'s quarterly distribution after the effective time of the merger will be $3.42 per unit and a PMLP Yield, as defined in the plan, of 6.5%, that a cash payment of approximately $10.5 million will be made to the participant in the plan at the effective time of the mergers. For purposes of calculating the cash payment above, the average pipeline master limited partnership composite, as published by Smith Barney, for the month of September 2004 was used as the PMLP Yield.

  Equity-Based Rights

        In connection with the Kaneb Services merger, all outstanding options to purchase Kaneb Services common shares granted pursuant to the Kaneb Services 2001 Incentive Plan (including those held by Kaneb Services' and Kaneb Partners' general partner's executive officers and directors) will become fully vested, immediately exercisable and cancelled in exchange for the excess, if any, of $43.31 over the per share exercise price of the option multiplied by the number of common shares subject to the option exercisable as of the effective time of the Kaneb Services merger. The cash payments in settlement of the stock options held by the Kaneb Services executive officers and directors (less applicable tax withholding) will be made by wire transfer of immediately available funds at the effective time of the mergers. The following table sets forth the number of Kaneb Services common shares subject to stock options that are held by executive officers of Kaneb Partners' general partner and Kaneb Services as of October 31, 2004, and the amount that each officer and director would receive in exchange for the cancellation of those options in connection with the Kaneb Services merger. As of October 31, 2004,

311,379 of the 445,444 outstanding options held by the executive officers and directors listed below were not vested.

Name	Number of Kaneb Services Common Shares Subject to Options	Potential Payment upon Cancellation of Options
Edward D. Doherty	63,109	$2,359,848
John R. Barnes	300,000	4,368,000
Howard C. Wadsworth	5,050	144,788
Ronald D. Scoggins	6,329	149,238
James R. Whatley	16,700	580,940
Charles R. Cox	31,227	1,105,440
Sangwoo Ahn	23,029	794,759

Total	445,444	$9,503,013

        The completion of the Kaneb Services merger will also cause an acceleration in the vesting periods of, and lapse of restrictions on, Kaneb Services restricted common share awards issued to the non-employee directors of Kaneb Services under the 2001 Incentive Plan. As of October 31, 2004, there were 60,000 common shares of Kaneb Services subject to future vesting/restrictions that will be accelerated upon consummation of the merger, of which 10,000 common shares of Kaneb Services are held by each of Messrs. Ahn, Biles, Burke, Cox, Kessler and Whatley.

  Deferred Stock Units.

        Over several years, beginning in 1996, pursuant to the terms of deferred compensation plans and agreements, certain executive officers and directors of Kaneb Services have elected to defer some of their compensation. These amounts are denominated in deferred stock units valued by reference to Kaneb Services common shares. In connection with the Kaneb Services merger, each outstanding deferred stock unit in respect of Kaneb Services common shares (including those held by Kaneb Services' and Kaneb Partners' general partner's executive officers and directors) credited under the deferred compensation plans or agreements will be converted into the obligation to pay cash in an amount equal to $43.31, plus accrued dividends and interest earned with respect to such unit in accordance with the terms of the deferred compensation plan or agreement. Currently, the cash payments in settlement of the deferred stock units held by the Kaneb Services executive officers and directors (less applicable tax withholding) will be made by wire transfer of immediately available funds no later than the effective time of the mergers. The following table sets forth the number of deferred stock units in respect of Kaneb Services common shares that are credited to the accounts of the executive officers of Kaneb Partners' general partner and Kaneb Services as of October 31, 2004 and the amount that each executive officer and director would receive in exchange for the conversion of those units in connection with the Kaneb Services merger. The number of deferred stock units and the amount of accrued dividends and interest below are calculated based on the compensation deferred by the executive officers and directors identified below, and the dividends and interest accrued in respect of such deferrals, through October 31, 2004.

Name	Number of Deferred Stock Units(1)	Accrued Dividends and Interest(2)	Potential Payment Upon Conversion of Deferred Stock Units
Edward D. Doherty	11,202	$20,364	$505,523
John R. Barnes	124,947	92,324	5,503,779
Howard C. Wadsworth	9,704	6,973	427,253
Ronald D. Scoggins	4,219	19,056	201,781

Total	150,072	$138,717	$6,638,336

(1)
Includes deferred stock units under the Kaneb Services, Inc. Deferred Stock Unit Plan or the Kaneb Services, Inc. 1996 Supplemental Deferred Compensation Plan (collectively the "Xanser Deferred Stock Unit Plans"), the liability for which was assumed by Kaneb Services under the Employee Benefits Agreement, dated as of June 28, 2001 between Xanser Corporation (formerly known as Kaneb Services, Inc.) and Kaneb Services.

(2)
In addition to the accrued dividends and interest payable by Kaneb Services set forth in the table above, Messrs. Doherty, Barnes and Wadsworth are entitled to $32,884, $548,393 and $41,885, respectively, for dividends and interest accrued in connection with deferred stock units issued under the Xanser Deferred Stock Unit Plans. These amounts are payable by, and obligations of, Xanser Corporation.

        Prior to the completion of the Kaneb Services merger, subject to the consent of Valero L.P., which may not be unreasonably withheld, Kaneb Services may amend or terminate its deferred compensation plans and agreements to comply with Section 409A of the Internal Revenue Code, as amended, or to effectuate changes to these plans and agreements to permit distributions under these plans prior to the completion of the Kaneb Services merger in compliance with Section 409A of the Code. The amounts in the table above are based on amounts deferred and accrued dividends and interest through October 31, 2004 and assume that these plans and agreements have not been terminated and no distributions have been made thereunder prior to the completion of the Kaneb Services merger.

  Directors' and Executive Officers' Indemnification and Insurance

        The merger agreements provide that the indemnification provisions of the Kaneb Services limited liability company agreement, the Kaneb Partners partnership agreement and Kaneb Partners' general partner's limited liability company agreement as currently in effect will not be amended, repealed or otherwise modified for a period of at least six years after the completion of the respective mergers in any manner that would adversely affect the rights of the individuals who as of the completion of the respective mergers would be entitled to indemnification. In addition, Valero L.P. has agreed to indemnify and hold harmless all past and present officers and directors of Kaneb Services, Kaneb Partners' general partner or Kaneb Partners or any of their respective subsidiaries for acts or omissions occurring at and prior to the completion of the respective mergers and to advance reasonable expenses incurred by these officers and directors in connection with any action arising out of these actions or omissions. Valero L.P. has also agreed to pay all reasonable expenses and attorneys fees that may be incurred by an indemnified party in enforcing the indemnity provisions of the respective merger agreements to the extent the indemnified party is finally determined to be successful on the merits.

        For a period of six years after the completion of the respective mergers, Valero L.P. has agreed that it will maintain in effect current policies of directors' and officers' liability insurance maintained by Kaneb Services, Kaneb Partners' general partner, Kaneb Partners or their respective subsidiaries with respect to matters arising on or before the effective time of the respective mergers, provided that Valero L.P. may substitute policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the indemnified parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for Valero L.P.'s officers and directors. However, Valero L.P. will not be required to pay an annual premium for this insurance in excess of two times the last annual premium paid by Kaneb Services, Kaneb Partners and Kaneb Partners' general partner, or their respective subsidiaries as the case may be, on October 31, 2004.

  Xanser Distribution Agreement

        Other than Messrs. Biles and Doherty, each of the members of the boards of directors of Kaneb Services and Kaneb Partners' general partner is also a director of Xanser Corporation (formerly known as Kaneb Services, Inc.) and Mr. Barnes is the Chairman, President and Chief Executive Officer of Xanser Corporation. In connection with the distribution of Kaneb Services common shares by Xanser to the shareholders of Xanser in June 2001, Kaneb Services entered into a distribution agreement with Xanser. Under the terms of this distribution agreement, among other things, certain federal, state and local tax liabilities were allocated between Kaneb Services and Xanser, and Kaneb Services agreed to indemnify Xanser for matters involving Kaneb Services' business. Also under the terms of the distribution agreement, Kaneb Services agreed, among other things, not to engage in an exchange for a majority of its common shares, unless the acquiring party met conditions including expressly assuming Kaneb Services' obligations under the distribution agreement.

THE KANEB SERVICES MERGER AGREEMENT

        The following is a summary of the material terms and provisions of the Kaneb Services merger agreement. The Kaneb Services merger agreement is attached as Appendix A to this document and incorporated by reference in this document. We encourage you to carefully read the complete Kaneb Services merger agreement for the precise legal terms of the Kaneb Services merger agreement and other information that may be important to you.

Consideration to Be Received in the Kaneb Services Merger by Kaneb Services Shareholders

        At the effective time of the Kaneb Services merger, each Kaneb Services common share automatically will be converted into the right to receive $43.31 in cash.

  Exchange of Kaneb Services Common Shares

        Prior to the completion of the Kaneb Services merger, Valero L.P. will appoint Computershare Limited, or a commercial bank or trust company that is reasonably acceptable to Kaneb Services, to act as the exchange agent. At or prior to the completion of the Kaneb Services merger, Valero L.P. will deposit with the exchange agent in trust for the benefit of holders of Kaneb Services common shares, cash to be issued and paid in exchange for outstanding Kaneb Services Common Shares. Holders of unexchanged Kaneb Services common shares will not be entitled to receive any amount payable by Valero L.P. until their certificates are surrendered after the Kaneb Services merger is completed.

        Holders of Kaneb Services common shares of record as of the effective time of the Kaneb Services merger, other than holders exercising their right to dissent to the Kaneb Services merger, will receive from the exchange agent by mail a transmittal letter and instructions explaining how to surrender their Kaneb Services common shares to the exchange agent after the effective time of the Kaneb Services merger. Certificates representing Kaneb Services common shares should not be returned with the enclosed proxy card.

        Kaneb Services shareholders who deliver a properly completed and signed transmittal letter and any other documents required by the instructions to the transmittal letter to the exchange agent, together with their Kaneb Services common share certificates, will receive an amount of cash to which each holder is entitled in accordance with the Kaneb Services merger agreement and as described above.

        The exchange agent will deliver to Valero L.P. any cash to be paid to Kaneb Services shareholders in connection with the Kaneb Services merger that is not claimed by former Kaneb Services shareholders within one year after the effective time of the Kaneb Services merger. Thereafter, Valero L.P. will act as the exchange agent and former Kaneb Services shareholders may look only to Valero L.P. for payment of their cash payment. To the extent permitted by law, none of Valero L.P., Valero L.P. affiliates that are party to the Kaneb Services merger agreement, Kaneb Services or the exchange agent will be liable to any person for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws. To the extent permitted by applicable law, any amount that would escheat or become the property of any governmental entity will, immediately prior thereto, become the property of Valero L.P. free and clear of all claims or interests of any person previously entitled thereto.

  Lost, Stolen or Destroyed Certificates

        The instructions for effecting the surrender of Kaneb Services common share certificates will set forth procedures that must be taken by the Kaneb Services shareholders in connection with a Kaneb Services common share certificate that has been lost, destroyed or stolen. If any Kaneb Services common share certificate (other than any Kaneb Services common share certificate representing any dissenting shares) is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Valero L.P., the posting by such person of a bond in such reasonable amount as Valero L.P. may direct as indemnity against any claim that may be made against it with respect to such certificate, following the consummation of the Kaneb Services merger the exchange agent will deliver in exchange for such lost, stolen or destroyed certificate the consideration and amounts payable with respect to the Kaneb Services common shares formerly represented thereby.

  Withholding Rights

        Valero L.P. will be entitled to deduct and withhold from the consideration otherwise payable to Kaneb Services shareholders such amounts as Valero L.P. is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are withheld or paid over to or deposited with the relevant governmental entity by Valero L.P., such amounts will be treated as having been paid to the Kaneb Services shareholder.

Treatment of Kaneb Services Equity Based Awards

        Immediately prior to the Kaneb Services merger, each Kaneb Services stock option then outstanding will become fully vested and will be converted into the right to receive an amount of cash (without interest) equal to the product of (a) the total number of Kaneb Services common shares subject to such Kaneb Services stock option, multiplied by (b) the excess, if any, of $43.31 over the exercise price per share of Kaneb Services common shares under such Kaneb Services stock option, less (c) any applicable taxes required to be withheld. The cash payments in settlement of the stock options held by the Kaneb Services executive officers and directors (less applicable tax withholding) will be made by wire transfer of immediately available funds at the effective time of the mergers.

        Upon the consummation of the Kaneb Services merger, all then outstanding and unsettled stock units in respect of Kaneb Services common shares held in the stock unit account under a Kaneb Services deferred unit share plan or agreement will be converted into an obligation by Valero L.P. to pay cash with a value equal to the product of (a) $43.31 and (b) the number of Kaneb Services common shares subject to such Kaneb Services Deferred Unit Share Plan. Currently, the cash payments in settlement of the deferred stock units held by the Kaneb Services executive officers and directors (less applicable tax withholding) are expected to be made by wire transfer of immediately available funds at the effective time of the mergers.

Completion of the Kaneb Services Merger

        The Kaneb Services merger will be completed at the time and date stated in the certificate of merger that will be filed with the Secretary of State of the State of Delaware (the state of organization of Kaneb Services and Valero L.P.). Under the Kaneb Services merger agreement, this will occur on the second full NYSE trading day following the satisfaction or waiver of all conditions (excluding conditions, that by their nature, cannot be satisfied until closing) to the Kaneb Services merger, unless the Kaneb Services merger agreement has been terminated by its terms or unless otherwise agreed to by the parties in writing. We are currently working to complete the Kaneb Services merger during the first quarter of 2005.

        Completion of the Kaneb Services merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying other conditions to the Kaneb Services merger. There can be no assurances as to whether, and on what date, Valero L.P. and Kaneb Services will obtain those approvals or that Valero L.P. and Kaneb Services will complete the Kaneb Services merger on the contemplated schedule. If the Kaneb Services merger is not completed on or before August 31, 2005, either Valero L.P. or Kaneb Services may terminate the Kaneb Services merger agreement, with the exception that a party may not terminate the Kaneb Services merger agreement if that party's failure to perform its obligations under the Kaneb Services merger agreement is the primary cause of the Kaneb Services merger not being completed by that date. See "—Conditions."

Representations and Warranties

        In the Kaneb Services merger agreement, Kaneb Services makes representations and warranties to Valero L.P. related to, among other things:

  •
  organizational existence, qualification to conduct business and organizational power;

  •
  ownership of subsidiaries;

  •
  capital structure;

  •
  authority to enter into, and carry out the obligations under, the Kaneb Services merger agreement, and enforceability of the Kaneb Services merger agreement;

  •
  absence of a breach of organizational documents or absence of a breach of agreements as a result of the Kaneb Services merger which would have a material adverse effect on Kaneb Services before or after the completion of the Kaneb Services merger;

  •
  required governmental consents, approvals, filings and registrations;

  •
  financial reports;

  •
  filings with the SEC;

  •
  absence of undisclosed liabilities;

  •
  absence of specified changes or events since December 31, 2003;

  •
  legal proceedings;

  •
  compliance with applicable laws;

  •
  material contracts;

  •
  insurance;

  •
  environmental liability;

  •
  employee benefit plans and labor matters;

  •
  property;

  •
  intellectual property;

  •
  inapplicability of state anti-takeover laws;

  •
  inapplicability of its rights plan to the Kaneb Services merger;

  •
  receipt of an opinion from its financial advisor;

  •
  board approval;

  •
  payment of fees to finders or brokers in connection with the Kaneb Services merger;

  •
  tax matters;

  •
  labor relations and collective bargaining agreements; and

  •
  inapplicability of the Investment Company Act of 1940 and the Public Utility Holding Company Act of 1935.

        In the Kaneb Services merger agreement, Valero L.P. makes representations and warranties to Kaneb Services related to, among other things:

  •
  its being duly organized, validly existing in good standing and organizational power;

  •
  authority to enter into, and carry out the obligations under, the merger agreement, and enforceability of the merger agreement;

  •
  absence of a breach of organizational documents or material agreements as a result of the Kaneb Services merger;

  •
  required governmental consents, approvals, filings and registrations;

  •
  Valero L.P.'s general partner's approval;

  •
  payment of fees to finders or brokers in connection with the Kaneb Services merger;

  •
  receipt of an opinion from its financial advisor; and

  •
  sufficiency of funds to enable Valero L.P. to consummate the transactions contemplated by the Kaneb Services merger agreement.

        The representations and warranties contained in the Kaneb Services merger agreement are subject to materiality and knowledge qualifications in many respects, and do not survive the completion of the Kaneb Services merger.

Interim Operations

  Restrictions on Valero L.P.'s and Kaneb Services' Interim Operations

        Valero L.P. and Kaneb Services have agreed not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the Kaneb Services merger, the other transactions contemplated by the Kaneb Services merger agreement or the payment of the consideration to the Kaneb Services shareholders under the Kaneb Services merger agreement.

  Additional Restrictions on Kaneb Services' Interim Operations

        Subject to limited exceptions, Kaneb Services has agreed to specific restrictions that prohibit it, subject to written consent of Valero L.P., which consent will not be unreasonably withheld or delayed, from certain actions. In general, it is required to conduct its businesses in the ordinary course consistent with past practices in all material respects, in substantially the same manner as previously conducted, and to use its reasonable best efforts to:

  •
  preserve intact its present lines of business and maintain its rights and franchises;

  •
  preserve its relationships with customers, suppliers and others having business dealings with them; and

  •
  keep available the services of its current officers and other key employees,

in each case, so that its ongoing business is not impaired in any material respect at the time the Kaneb Services merger is completed.

        Also, subject to specified exceptions, Kaneb Services has agreed to the following restrictions that prohibit it, subject to the written consent of Valero L.P., which consent will not be unreasonably withheld or delayed, from:

  •
  entering into any new material line of business;

  •
  splitting, combining or reclassifying its equity securities or issuing or authorizing or proposing to issue any other securities in respect of, in lieu of or in substitution for its equity securities;

  •
  repurchasing, redeeming or otherwise acquiring its equity securities, or any securities convertible into or exercisable for its equity securities;

  •
  issuing, delivering, selling, pledging or disposing of any of its equity securities, voting debt or convertible securities or any rights, warrants, calls or options to acquire any of these securities or voting debt other than (i) in connection with certain issuances by its wholly owned subsidiaries; (ii) in connection with the Kaneb Services stock options outstanding as of October 31, 2004; (iii) in satisfaction of Kaneb Services deferred share units unsatisfied as of October 31, 2004; and (iv) issuances under the Kaneb Services rights agreement;

  •
  amending its or its subsidiaries' organizational documents;

  •
  disposing of assets (including the equity securities of its subsidiaries), other than immaterial assets, which are not equity securities or partnership units, in the ordinary course of business consistent with past practice;

  •
  making loans, advances, capital contributions or investments in any person other than specified intercompany loans or immaterial loans made in the ordinary course of business consistent with past practice, and only if those otherwise permitted immaterial loans do not present a material risk of making it more difficult to obtain any regulatory approval that is required in connection with the Kaneb Services merger;

  •
  incurring debt, other than additional borrowing under existing loan agreements;

  •
  increasing the compensation or paying any severance to any director, officer or employee or increasing any employee benefits (except for increases in base salary or wages to employees who are not directors or officers in the ordinary course of business consistent with past practice); granting any additional equity based awards (including Kaneb Services stock options or deferral or accrual of any amounts under the Kaneb Services deferred share unit arrangements); adopting, entering into, amending or taking any action to clarify a provision of any benefit plan (other than the 401(k) plan amendment announced prior to the execution of the merger agreements); funding or making any contribution to any benefit plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans; or adopting, entering into or amending any collective bargaining agreement or other arrangement relating to union or organized employees;

  •
  changing in any material respect, other than as required by changes in GAAP, its accounting methods in effect on December 31, 2003, changing its fiscal year or any method of tax accounting, making any material tax election or settling or compromising any material liability for taxes with certain exceptions;

  •
  entering into any contract or agreement that would be a material contract or terminating or amending in any material respect a material contract or waiving any material rights under any existing material contracts;

  •
  settling any claim, demand, lawsuit or state or federal regulatory proceeding (i) for damages to the extent such settlements in the aggregate exceed $500,000 or (ii) which seeks an injunction or any other equitable relief;

  •
  incurring or committing to any capital expenditures or related liabilities, other than those (i) not exceeding $1 million individually or $3 million in the aggregate or (ii) contemplated by the 2004 or 2005 capital budget of Kaneb Services;

  •
  declaring or paying distributions other than regular quarterly distributions not in excess of $0.495 per Kaneb Services common share, and regular distributions from a wholly owned subsidiary of Kaneb Services to its parent or another wholly owned subsidiary of that parent in accordance with past distribution practice; and

  •
  making any acquisitions, other than acquisitions in the ordinary course of business consistent with past practice that do not exceed $1 million individually or $3 million in the aggregate.

        Kaneb Services also agreed that it would timely file all material filings and applications required to be made with any governmental entities, and further agreed to use commercially reasonable efforts to maintain current levels of insurance covering it and its subsidiaries.

Additional Covenants

        In addition to the covenants relating to the conduct of the parties' businesses before completion of the Kaneb Services merger, each of Valero L.P. and Kaneb Services has agreed to perform additional specified covenants in the Kaneb Services merger agreement. The principal additional covenants are as follows:

  No Solicitation

        Kaneb Services has agreed that neither it nor any of its subsidiaries nor any of its officers and directors nor those of its subsidiaries will, and that it will cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly:

  •
  initiate, solicit, encourage or knowingly facilitate any inquiries or the making of an acquisition proposal;

  •
  have any discussion with, or provide any confidential information or data to any third party relating to an acquisition proposal or engage in any negotiations concerning an acquisition proposal, subject to certain exceptions;

  •
  approve or recommend, or propose publicly to approve or recommend, an acquisition proposal; or

  •
  approve or recommend, or propose to approve or recommend, or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to an acquisition proposal.

        An "acquisition proposal" means any proposal or offer relating to, or a transaction to effect:

  •
  a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Kaneb Services or any of its subsidiaries;

  •
  any purchase or sale or other transfer of 10% or more of the consolidated assets of Kaneb Services (including stock of its subsidiaries) or its subsidiaries; or

  •
  any purchase or sale of, or tender or exchange offer for, or other transfer of the equity securities of the Kaneb Services that, if completed, would result in any other person (or shareholders of such other person) beneficially owning securities representing 10% or more of the total voting power of Kaneb Services or the voting power of any of its subsidiaries.

        However, an acquisition proposal under the Kaneb Services merger agreement does not include a proposal or offer solely involving the equity securities of Kaneb Partners if Kaneb Partners and its general partner comply with their obligations under the Kaneb Partners merger agreement.

        Notwithstanding the above restrictions, the Kaneb Services merger agreement permits Kaneb Services to disclose to its shareholders a position with respect to a tender offer, as required by law. Also, the Kaneb Services merger agreement permits Kaneb Services, subject to the conditions described below, to engage in discussions or negotiations with, or provide information to, a third party who submits an unsolicited bona fide written acquisition proposal if all of the following apply:

  •
  the special meeting of Kaneb Services shareholders to vote on the approval of the Kaneb Services merger agreement has not occurred other than by reason of a breach of Kaneb Services' obligations to hold the meeting under the Kaneb Services merger agreement;

  •
  the board of directors of Kaneb Services concludes in good faith, after consultation with outside counsel, that entering into discussions or providing information to the third party is necessary for the directors to comply with their fiduciary duties under applicable law;

  •
  before providing any information or data to any third party in connection with an acquisition proposal by that third party, (i) the third party enters into a customary confidentiality agreement on terms no less favorable to Kaneb Services than the confidentiality agreement between Kaneb Services and Valero L.P. and (ii) Kaneb Services contemporaneously provides to Valero L.P. a copy of any of that information or data being provided to the third party to the extent not previously provided or made available to Valero L.P.; and

  •
  before providing any information or data to any third party or entering into discussions with any third party, Kaneb Services promptly:

  —
  notifies Valero L.P. of inquiries, proposals or offers received by, any information requested from, or any discussions sought to be initiated or continued with, any of its representatives; and

  —
  notifies Valero L.P. of the name of the person and the material terms and conditions of any inquiries, proposals or offers, along with a copy of the relevant proposed transaction agreements, if any, with such person.

In addition, the board of directors of Kaneb Services is permitted under the terms of the Kaneb Services merger agreement to make a change in board recommendation (as defined below under "—Special Meetings"), only if all of the following apply:

  •
  the special meeting of Kaneb Services' shareholders to vote on the approval of the Kaneb Services merger agreement has not occurred other than by reason of a breach of Kaneb Services' obligations to hold the meeting under the Kaneb Services merger agreement;

  •
  Kaneb Services has received an unsolicited bona fide written acquisition proposal;

  •
  the Kaneb Services' board of directors concludes in good faith that the acquisition proposal constitutes a "superior proposal"; and

  •
  the Kaneb Services' board of directors concludes in good faith, after consultation with outside legal counsel, that making the change in board recommendation is necessary for such directors to comply with their fiduciary duties under applicable law.

        For purposes of the provisions described above, a "superior proposal" means a bona fide written acquisition proposal for a majority of the Kaneb Services equity securities or all or substantially all of the consolidated assets of Kaneb Services and its subsidiaries that is on terms that the board of directors of Kaneb Services in good faith concludes, after receipt of the advice of its financial advisors and outside legal counsel, and taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to completion), as well as after giving effect to all of the adjustments to the terms of the Kaneb Services merger agreement which may be offered by Valero L.P.:

  •
  is more favorable to Kaneb Services' shareholders from a financial point of view than the Kaneb Services merger; and

  •
  is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed.

No acquisition proposal will be considered a "superior proposal" unless Valero L.P. is first given, at least five business days in advance of the board of directors of Kaneb Services effecting a change in board recommendation, notice of the material terms and conditions of the acquisition proposal (including a copy of any proposed transaction agreements) and the opportunity to negotiate in good faith any change to the Kaneb Services merger Valero L.P. may wish to make in response to the other acquisition proposal.

        In connection with these "no-solicitation" provisions, Kaneb Services has agreed that:

  •
  it will promptly keep Valero L.P. reasonably informed of the status and terms of any inquiries, proposals, offers, discussions or negotiations, including the identity of the person making the inquiry, proposal or offer; and

  •
  it will, and it will cause its officers and directors to, and it will use its reasonable best efforts to cause its representatives to, immediately cease and terminate any activities existing as of October 31, 2004, the date of the Kaneb Services merger agreement, with any persons conducted before that date in relation to any acquisition proposal.

  Special Meetings

        Kaneb Services has agreed to hold special meetings of its shareholders as soon as practicable on a date determined in accordance with the mutual agreement of Valero L.P. and Kaneb Services to consider and vote upon approval of the Kaneb Services merger agreement and the Kaneb Services merger. Kaneb Services has agreed that, except for as otherwise provided under the no-solicitation provisions of the Kaneb Services merger agreement (described immediately above) it will recommend to its shareholders the adoption of the Kaneb Services merger agreement and not change its recommendation or take any action inconsistent with its recommendation, unless Valero L.P. first changes its recommendation. Valero L.P. has agreed to hold a special meeting of its unitholders as soon as practicable to consider and vote upon approval of the issuance of Valero L.P. common in the Kaneb Partners merger. Valero L.P. has agreed, subject to the proper exercise of its fiduciary duties, that it will recommend to its unitholders the approval of the issuance of the Valero L.P. common units in the Kaneb Partners merger and not change its recommendation or take any action inconsistent with its recommendation unless Kaneb Partners first changes its recommendation to its unitholders or Kaneb Services changes its recommendation to its shareholders.

  Voting of the Kaneb Partners Units Held by Kaneb Services at the Kaneb Partners Special Meeting

        Kaneb Services has agreed that it will cause all Kaneb Partners units beneficially owned by it or any of its subsidiaries to be present for quorum purposes at the Kaneb Partners special meeting and will vote or cause to be voted these Kaneb Partners units in favor of the approval of the Kaneb Partners merger agreement and the transactions contemplated by the Kaneb Partners merger agreement, and against any other acquisition proposal at any meeting of Kaneb Partners unitholders at which such a proposal may be considered.

  Reasonable Best Efforts

        Kaneb Services has agreed to use its reasonable best efforts to take all actions and do all things necessary or advisable under the Kaneb Services merger agreement and applicable law to complete the Kaneb Services merger and the other transactions contemplated by the Kaneb Services merger agreement as soon as reasonably practicable. This cooperation may include contesting and resisting any action or proceeding that would make the Kaneb Services merger illegal or would otherwise prohibit or restrict the consummation of the Kaneb Services merger. This cooperation may also include holding separate or otherwise disposing of assets, or conducting business in a specified manner, except that the parties are not required to take any of these actions that would reasonably be expected to have a material adverse effect on either party and its affiliates (in the case of Kaneb Services including Kaneb Partners and its general partner) taken as a whole prior to the Kaneb Services merger or the combined company after the consummation of the Kaneb Services merger.

  Employee Matters

        Until one year after completion of the Kaneb Services merger, Valero L.P. has agreed with Kaneb Services to maintain employee benefits (other than equity-based benefits) to employees of Kaneb Services and its subsidiaries who continue to be employed by Valero L.P. or its affiliates after the completion of the Kaneb Services merger that are no less favorable in the aggregate than those generally provided to these continuing employees as of October 31, 2004.

        Valero L.P. has also agreed with Kaneb Services to:

  •
  make each of these continuing employees eligible to participate, without any waiting time, in any and all Valero L.P. employee benefit plans replacing benefit plans of employees of Kaneb Services and its subsidiaries after completion of the Kaneb Services merger;

  •
  solely for purposes of levels of vacation and severance benefits under the severance and vacation plans providing benefits to these continuing employees after the completion of the Kaneb Services merger, Valero L.P. has agreed to credit each of these continuing employees for his or her years of service with Kaneb Services and its subsidiaries and predecessor employers before the completion of the Kaneb Services merger, to the same extent as each such employee was entitled, before the Kaneb Services merger, to credit for that service under any similar Kaneb Services benefit plans, except to the extent that credit would result in a duplication of benefits;

  •
  generally waive any limitations regarding preexisting conditions and actively-at-work requirements under the welfare benefit plans in which these continuing employees may participate after completion of the Kaneb Services merger; and

  •
  credit the eligible expenses incurred by these continuing employees under the Kaneb Services plans for purposes of satisfying their annual deductibles, co-insurance and out-of-pocket requirements under any plans that replace the Kaneb Services welfare benefit plans.

  Insurance and Indemnification

        Valero L.P. has agreed to:

  •
  not to amend or repeal for a period of at least six years after completion of the Kaneb Services merger the indemnification provisions of the limited liability company agreement of Kaneb Services in any way that would adversely affect the rights of the individuals who at the time of the Kaneb Services merger would be entitled to indemnification under such provisions;

  •
  indemnify, and provide advancement of expenses to, all past and present directors, officers and employees of each of Kaneb Services and its subsidiaries for acts or omissions occurring before the completion of the Kaneb Services merger;

  •
  for a period of six years after the completion of the Kaneb Services merger, cause to be maintained the current policies of directors' and officers' liability insurance maintained by Kaneb Services, or subject to certain limitations on the maximum amount Valero L.P. is required to expend on the annual premium, policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the Kaneb Services merger; and

  •
  pay all reasonable expenses and attorneys fees that may be incurred by an indemnified party in enforcing the indemnity provisions of the Kaneb Services merger agreement to the extent the indemnified party is finally determined to be successful on the merits.

  Expenses

        Each of Kaneb Services and Valero L.P. has agreed to pay its own costs and expenses incurred in connection with the Kaneb Services merger and the Kaneb Services merger agreement, regardless of whether the Kaneb Services merger is consummated. Kaneb Services and the Kaneb Partners Entities, on the one hand, and Valero L.P., on the other hand, are, however, sharing equally the costs associated with printing and mailing this document, expenses incurred in connection with any filings under the HSR Act, and expenses incurred in connection with filing with the SEC the Registration Statement of which this document is a part.

  Amending the Kaneb Services Rights Agreement

        Kaneb Services has agreed that its board of directors will take all action to the extent necessary (including amending the Kaneb Services rights agreement) in order to render the Kaneb Services rights inapplicable to the Kaneb Services merger and the Kaneb Partners merger and the other transactions contemplated by the Kaneb Services merger agreement, and that except in connection with this amendment of the Kaneb Services rights agreement, the board of directors of Kaneb Services will not, without the prior written consent of Valero L.P.

  •
  amend or waive any provision of the Kaneb Services rights agreement, or

  •
  take any action with respect to, or make any determination under, the Kaneb Services rights agreement, including a redemption or exchange of the Kaneb Services rights,

in each case in order to, or that would reasonably be expected to, facilitate any third party acquisition proposal with respect to Kaneb Services.

Conditions

        Valero L.P.'s and Kaneb Services' obligations to complete the Kaneb Services merger are subject to the satisfaction or waiver, if permitted by law, of the following mutual conditions:

  •
  the approval of the Kaneb Services merger agreement by the holders of at least a majority of the Kaneb Services common shares, including the affirmative vote of the holders of at least a majority of the Kaneb Services common shares (other than those beneficially owned by Valero L.P., Kaneb Services or Kaneb Partners or any of their respective affiliates) present in person or by proxy at the Kaneb Services special meeting;

  •
  the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger by an affirmative vote of the holders of a majority of the Valero L.P. common units and a majority of the Valero L.P. subordinated units, each voting separately as a class;

  •
  the absence of any law, order or injunction having the effect of making the Kaneb Services merger illegal or otherwise prohibiting completion of the Kaneb Services merger;

  •
  the expiration or termination of the applicable waiting period under the HSR Act without the imposition of any condition or requirement that would be expected to have a material adverse effect on Valero L.P. and its affiliates that are party to the Kaneb Services merger agreement taken as a whole or the Kaneb Partners Entities and Kaneb Services taken as whole prior to the Kaneb Services merger or the combined company after the completion of the Kaneb Services merger; and

  •
  the receipt of all other governmental and regulatory consents, approvals and authorizations required to complete the Kaneb Services merger, unless the failure to obtain those consents or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Valero L.P. or Kaneb Services and its affiliates.

        Valero L.P.'s and Kaneb Services' obligations are also separately subject to the satisfaction or waiver, if permitted by law, of the following conditions:

  •
  each representation and warranty of the other party that is qualified as to materiality or material adverse effect being true and correct, and each representation or warranty of each party that is not so qualified being true and correct in all material respects, except that no representations and warranties will be deemed to have failed to be true and correct unless that failure

  —
  disregarding all qualifications and exceptions as to materiality or material adverse effect would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the party making the representation and warranty, or

  —
  in the case of representations and warranties made by the Kaneb Services and its subsidiaries, would have an adverse effect on Kaneb Services and its subsidiaries involving $20 million or more (individually or in the aggregate);

  •
  the representations and warranties of the other party relating to organization and capitalization that are qualified as to materiality or material adverse effect being true and correct, and those that are not so qualified being true and correct in all material respects;

  •
  the other party having provided a certificate of an executive officer with regard to the two preceding bullets; and

  •
  the other party having complied in all material respects with all its material agreements and covenants in the Kaneb Services merger agreement, except for non-willful breaches that would not, individually or in the aggregate, have a material adverse effect on the combined company after the consummation of the Kaneb Services merger, and the other party having provided a certificate of an executive officer to that effect.

        In addition, the obligations of Valero L.P. to complete the Kaneb Services merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the receipt of opinions from its counsel with regard to the U.S. federal income tax consequences of the Kaneb Partners merger and the Kaneb Services merger; and

  •
  the Kaneb Partners merger being capable of being consummated immediately after the consummation of the Kaneb Services merger.

Termination of the Kaneb Services Merger Agreement

  Termination by Valero L.P. or Kaneb Services

        Either Valero L.P., by action of the board of directors of Valero GP, LLC, or Kaneb Services, by action of its board of directors, may terminate the Kaneb Services merger agreement and abandon the Kaneb Services merger at any time prior to completion of the Kaneb Services merger if:

  •
  Kaneb Services and Valero L.P. agree to terminate by mutual written consent;

  •
  the Kaneb Services merger has not been completed on or before August 31, 2005, except that a party may not terminate the Kaneb Services merger agreement if that party's failure to perform its obligations under the Kaneb Services merger agreement is the primary cause of the Kaneb Services merger not being completed by that date;

  •
  a court or another governmental authority has issued a final and nonappealable order, decree or ruling or taken other action permanently restraining, enjoining or otherwise prohibiting the Kaneb Services merger; but only if the terminating party has used its reasonable best efforts to avoid or remove the prohibition, and the primary cause of the injunction or restraint prohibiting the Kaneb Services merger was not the terminating party's failure to comply with the reasonable best efforts provisions in the Kaneb Services merger agreement;

  •
  a court or another governmental authority has failed to issue an order or ruling that is necessary to satisfy the conditions to the Kaneb Services merger, and the denial of a request to issue this order or ruling has become final and nonappealable; but only if the terminating party has used its reasonable best efforts to obtain the order or ruling, and the primary cause of the failure to obtain the necessary order or ruling was not the terminating party's failure to comply with the reasonable best efforts provisions in the Kaneb Services merger agreement; or

  •
  Kaneb Services shareholders have failed to approve the Kaneb Services merger agreement, or Valero L.P. unitholders have failed to approve the issuance of the Valero L.P. common units in the Kaneb Partners merger, at the applicable special meeting.

  Termination by Valero L.P.

        Valero L.P., by action of the board of directors of the general partner of its general partner, may terminate the Kaneb Services merger agreement and abandon the Kaneb Services merger at any time prior to completion of the Kaneb Services merger if:

  •
  Kaneb Services' board of directors:

  —
  fails to recommend to Kaneb Services shareholders the approval of the Kaneb Services merger agreement;

  —
  effects (or proposes to effect) a change in board recommendation with respect to the Kaneb Services merger;

  —
  fails to call the Kaneb Services special meeting;

  •
  Kaneb Services fails to prepare and mail to Kaneb Services shareholders the joint proxy statement/prospectus;

  •
  Kaneb Services breaches its representations, warranties or covenants contained in the Kaneb Services merger agreement so that the conditions described above relating to the absence of a breach of representation, warranty or covenant by Kaneb Services are not capable of being satisfied on or before August 31, 2005; or

  •
  the Kaneb Partners merger agreement has been terminated without the completion of the Kaneb Partners merger.

  Termination by Kaneb Services

        Kaneb Services, by action of its board of directors, may terminate the Kaneb Services merger agreement and abandon the Kaneb Services merger at any time prior to completion of the Kaneb Services merger if:

  •
  Valero L.P.'s general partner:

  —
  fails to recommend to Valero L.P. unitholders the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger;

  —
  effects (or proposes to effect) a change in board recommendation with respect to the issuance of Valero L.P. common units in the Kaneb Partners merger;

  —
  fails to call the Valero L.P. special meeting; or

  •
  Valero L.P. fails to prepare and mail to Valero L.P. unitholders the joint proxy statement/prospectus;

  •
  Valero L.P. breaches its representations, warranties or covenants contained in the Kaneb Services merger agreement so that the conditions described above relating to the absence of a breach of representation, warranty or covenant by Valero L.P. are not capable of being satisfied on or before August 31, 2005; or

  •
  the board of directors of Kaneb Services gives written notice to Valero L.P. that Kaneb Services intends to enter into a binding written agreement for a superior proposal, but only if:

  —
  Kaneb Services has complied with the no solicitation provisions of the Kaneb Services merger agreement described under "—Additional Covenants—No Solicitation" in all material respects;

  —
  Kaneb Services has notified Valero L.P. in writing that it has received a superior proposal and that it intends to enter into a binding agreement with respect to that superior proposal, and has attached the most current version (or a summary of material terms) of the superior proposal to that notice; and

  —
  Valero L.P. does not make, within five business days after receipt of Kaneb Services' written notice, an offer that the board of directors of Kaneb Services' general partner reasonably concludes in good faith (following consultation with its financial advisor and legal counsel) to be as favorable to Kaneb Services shareholders as the superior proposal.

  Termination Fee to Be Paid by Kaneb Services

        Kaneb Services has agreed to pay Valero L.P. a termination fee of $15 million if the following three conditions summarized in the bullet points below are satisfied:

  •
  Any of the following occurs:

  —
  either party terminates the Kaneb Services merger agreement because Kaneb Services shareholders have failed to approve the Kaneb Services merger agreement and the Kaneb Services merger at the Kaneb Services special meeting;

  —
  either party terminates the merger agreement because the Kaneb Services merger has not been consummated by August 31, 2005 and the Kaneb Services shareholders meeting has not occurred;

  —
  Valero L.P. terminates the Kaneb Services merger agreement as the result of Kaneb Services' board of directors:

  -->
  failing to recommend that Kaneb Services shareholders approve the Kaneb Services merger agreement and the Kaneb Services merger;

  -->
  effecting (or proposing to effect) a change in board recommendation with respect to the Kaneb Services merger agreement; or

  -->
  failing to call the Kaneb Services unitholder meeting;

  —
  Valero L.P. terminates the Kaneb Services merger agreement after Kaneb Services has failed to prepare and mail to the Kaneb Services shareholders the joint proxy statement/prospectus in accordance with the Kaneb Services merger agreement;

  —
  Valero L.P. terminates the Kaneb Services merger agreement after Kaneb Services has breached its representations, warranties or covenants contained in the Kaneb Services merger agreement so that the condition described above relating to the absence of a breach of representation, warranty or covenant by Kaneb Services is not capable of being satisfied on or before August 31, 2005; or

  —
  Kaneb Services terminates the Kaneb Services merger agreement upon entering into a definitive agreement in response to an unsolicited superior proposal (provided that Kaneb Services has complied with the applicable restrictions in the Kaneb Services merger agreement described above under "—Termination by Kaneb Services" relating to a termination for this reason);

        and

  •
  at any time after October 31, 2004, and before the termination of the Kaneb Services merger agreement, an acquisition proposal with respect to Kaneb Services has been publicly announced or otherwise communicated to the senior management, board of directors of Kaneb Services or shareholders of Kaneb Services;

        and

  •
  within 18 months of the termination of the Kaneb Services merger agreement, Kaneb Services or any of its subsidiaries enters into a definitive agreement with respect to or completes an acquisition proposal or Kaneb Services' board of directors recommends that its shareholders approve, adopt or accept an acquisition proposal, and the acquisition proposal is consummated at any time.

The termination fee is payable to Valero L.P. one business day after the date of the consummation of the acquisition described in the last bullet above.

  Termination Fee to Be Paid by Valero L.P.

        Valero L.P. has agreed to pay Kaneb Services a termination fee of $25 million if the following three conditions summarized in the bullet points below are satisfied:

  •
  Any of the following occurs:

  —
  either party terminates the Kaneb Services merger agreement because Valero L.P. unitholders have failed to approve the issuance of the Valero L.P. common units in the Kaneb Partners merger at the Valero L.P. special meeting;

  —
  either party terminates the Kaneb Services merger agreement because the Kaneb Services merger has not been consummated by August 31, 2005 and the Valero L.P. special meeting has not occurred;

  —
  Kaneb Services terminates the Kaneb Services merger agreement as a result of Valero L.P.'s general partner:

  -->
  failing to recommend that Valero L.P. unitholders approve the issuance of the Valero L.P. common units in the Kaneb Partners merger;

  -->
  effecting (or proposing to effect) a change in board recommendation with respect to the issuance of the Valero L.P. common units in the Kaneb Partners merger; or

  -->
  failing to call the Valero L.P. special meeting;

  —
  Kaneb Services terminates the Kaneb Services merger agreement after Valero L.P. has failed to prepare and mail to the Valero L.P. unitholders the joint proxy statement/prospectus in accordance with the Kaneb Services merger agreement; or

  —
  Kaneb Services terminates the Kaneb Services merger agreement after Valero L.P. has breached its representations, warranties or covenants contained in the Kaneb Services merger agreement so that the condition described above relating to the absence of a breach of representation, warranty or covenant by Valero L.P. is not capable of being satisfied on or before August 31, 2005;

        and

  •
  at any time after October 31, 2004, and before the termination of the Kaneb Services merger agreement, an acquisition proposal for 10% or more of the consolidated assets of Valero L.P.

    and its subsidiaries, taken as a whole, or 10% or more of its total voting power has been publicly announced or otherwise communicated to the senior management, Valero L.P.'s general partner, Valero GP, LLC, the general partner of Valero L.P.'s general partner, or Valero L.P. unitholders;

        and

  •
  within 18 months of the termination of the Kaneb Services merger agreement, Valero L.P. or any of its subsidiaries enters into a definitive agreement with respect to or completes an acquisition proposal or Valero L.P.'s general partner recommends that its unitholders approve, adopt or accept such an acquisition proposal.

The termination fee is payable to Kaneb Services one business day after the date of the consummation of the acquisition proposal, described in the last bullet above.

  Maximum Aggregate Termination Fee

        The maximum aggregate termination fee payable by Valero L.P., on the one hand, and Kaneb Services and Kaneb Partners collectively, on the other hand, under the Kaneb Services merger agreement and the Kaneb Partners merger agreement, regardless of whether one or both of the agreements is terminated, is $25 million.

Amendments, Extensions and Waivers

  Amendments

        The Kaneb Services merger agreement may be amended by action of Valero L.P.'s general partner's board of directors and the Kaneb Services board of directors, at any time before or after Valero L.P. unitholders approve the issuance of Valero L.P. common units in the Kaneb Partners merger or Kaneb Services shareholders approve the Kaneb Services merger agreement. However, after any such approvals, no amendment may be made that requires further approval by unitholders or shareholders under applicable law or the rules of any relevant stock exchange without such further approval. All amendments to the Kaneb Services merger agreement must be in writing signed by each party.

  Extensions and Waivers

        At any time prior to completion of the Kaneb Services merger, any party to the Kaneb Services merger agreement may, to the extent legally allowed:

  •
  extend the time for the performance of any of the obligations or other acts of the other party to the Kaneb Services merger agreement;

  •
  waive any inaccuracies in the representations and warranties of the other party contained in the Kaneb Services merger agreement; and

  •
  waive compliance by the other party with any of the agreements or conditions contained in the Kaneb Services merger agreement.

        Any agreement on the part of a party to any such extension or waiver must be in writing and signed on behalf of such party.

Interpretation

        The Kaneb Services merger agreement provides that no provision of the Kaneb Services merger agreement will be construed to require Valero L.P. or Kaneb Services or any of their respective subsidiaries or affiliates to take or omit to take any actions if doing so would violate any applicable obligation, rule or regulation.

THE KANEB PARTNERS MERGER AGREEMENT

        The following is a summary of the material terms and provisions of the Kaneb Partners merger agreement. The Kaneb Partners merger agreement is attached as Appendix B to this document and incorporated by reference in this document. We encourage you to carefully read the complete Kaneb Partners merger agreement for the precise legal terms of the Kaneb Partners merger agreement and other information that may be important to you in the merger of Kaneb Partners with a subsidiary of Valero L.P.

Consideration to Be Received in the Kaneb Partners Merger by Kaneb Partners Unitholders

        Upon completion of the Kaneb Partners merger, each outstanding Kaneb Partners unit will be converted into the right to receive a number of Valero L.P. common units equal to

  •
  1.1307, if the average closing price of a Valero L.P. common unit is equal to or less than $54.39;

  •
  the ratio of $61.50 to the average Valero L.P. sales price, if the average Valero L.P. sales price is between $54.39 and $60.11; or

  •
  1.0231, if the average Valero L.P. closing price is equal to or greater than $60.11.

        The average Valero L.P. sales price will be measured over ten consecutive NYSE trading days ending on the full trading day ending immediately prior to the satisfaction or waiver of the conditions set forth in the Kaneb Partners merger agreement. Kaneb Partners unitholders will be paid cash instead of any fractional Valero L.P. common units to which they are otherwise entitled. Valero L.P. common units outstanding before the Kaneb Partners merger is completed will remain outstanding and will not be changed as a result of the Kaneb Partners merger.

  Exchange of Kaneb Partners Units

        Prior to the completion of the Kaneb Partners merger, Valero L.P. will appoint Computershare Limited, or a commercial bank or trust company that is reasonably acceptable to Kaneb Partners and Kaneb Partners' general partner, which we collectively refer to as the Kaneb Partners Entities, to act as the exchange agent. At or prior to the completion of the Kaneb Partners merger, Valero L.P. will deposit with the exchange agent in trust for the benefit of Kaneb Partners unitholders certificates representing Valero L.P. common units and cash. Holders of unexchanged Kaneb Partners units will not be entitled to receive any distributions payable by Valero L.P. until their certificates are surrendered after the Kaneb Partners merger is completed. Upon surrender, however, subject to applicable laws, the holders of Kaneb Partners units will receive, in addition to Valero L.P. common units, accumulated distributions with respect to the Valero L.P. common units together with cash in lieu of fractional Valero L.P. common units, in each case without interest.

        Kaneb Partners unitholders of record as of the effective time of the Kaneb Partners merger will receive from the exchange agent by mail a transmittal letter and instructions explaining how to surrender Kaneb Partners units to the exchange agent after the effective time of the Kaneb Partners merger. Certificates representing Kaneb Partners units should not be returned with the enclosed proxy card.

        Kaneb Partners unitholders who deliver a properly completed and signed transmittal letter and any other documents required by the instructions to the transmittal letter to the exchange agent, together with their Kaneb Partners unit certificates, will receive:

  •
  certificates representing the number of whole Valero L.P. common units to which each holder is entitled in accordance with the Kaneb Partners merger agreement and as described above; and

  •
  after giving effect to any required tax withholdings, a check in the aggregate amount of:

  —
  the value of such fractional interest of a Valero L.P. common unit each holder of Kaneb Partners units would otherwise have been entitled to receive; and

  —
  any cash distributions declared by Valero L.P. on its common units with a record date after the effective time of the Kaneb Partners merger and a payment due on or before the date the Kaneb Partners unitholder surrendered the Kaneb Partners unit certificate.

        You should surrender your Kaneb Partners unit certificates for exchange only after the effective time of the Kaneb Partners merger. Until you deliver a properly completed and signed transmittal letter and any other documents required by the instructions to the transmittal letter to the exchange agent, together with your Kaneb Partners unit certificates, the distributions declared by Valero L.P. with a record date after the effective time of the Kaneb Partners merger will accrue, but will not be paid, on Valero L.P. common units that you are entitled to receive as a result of the exchange of your Kaneb Partners units. No interest will be paid or accrue on:

  •
  the amount of cash to be received by Kaneb Partners unitholders in lieu of fractional units of Valero L.P. common units; or

  •
  any cash distributions declared by Valero L.P. on its common units with a record date after the effective time of the Kaneb Partners merger and a payment date on or before the date the Kaneb Partners unit certificate is surrendered.

        The exchange agent will deliver to Valero L.P. any Valero L.P. common units to be issued in the Kaneb Partners merger, cash in lieu of fractional units to be paid to Kaneb Partners unitholders in connection with the Kaneb Partners merger and any distributions paid on Valero L.P. common units to be issued in the Kaneb Partners merger that are not claimed by former Kaneb Partners unitholders within one year after the effective time of the Kaneb Partners merger. Thereafter, Valero L.P. will act as the exchange agent and former Kaneb Partners unitholders may look only to Valero L.P. for payment of their Valero L.P. common units, cash in lieu of fractional units and unpaid distributions to former Kaneb Partners unitholders. To the extent permitted by law, none of Valero L.P. or its affiliates who are party to the Kaneb Partners merger agreement, Kaneb Partners, Kaneb Partners' general partner or the exchange agent will be liable to any person for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws. To the extent permitted by applicable law, any amount that would escheat or become the property of any governmental entity will, immediately prior thereto, become the property of Valero L.P. free and clear of all claims or interests of any person previously entitled thereto.

        If any certificates representing Valero L.P. common units are to be issued in a name other than that in which the certificates representing Kaneb Partners common units exchanged for such units are registered, the person requesting the exchange must (1) pay any transfer or other taxes required by reason of the issuance of certificates representing Valero L.P. common units in a name other than that of the registered holder of the surrendered Kaneb Partners units or (2) establish to the satisfaction of Valero L.P. or the exchange agent that such tax has been paid or is not applicable.

  Lost, Stolen or Destroyed Certificates

        The instructions for effecting the surrender of Kaneb Partners unit certificates will set forth procedures that must be taken by the Kaneb Partners unitholders in connection with a Kaneb Partners unit certificate that has been lost, destroyed or stolen. If a Kaneb Partners unit certificate has been lost, stolen or destroyed, the exchange agent will issue certificates representing the Valero L.P. common units properly issuable in accordance with the Kaneb Partners merger agreement and any cash payment only upon receipt of, along with the letter of transmittal, a duly executed lost certificate affidavit, and, if required by Valero L.P., the posting by such person of a bond in such reasonable amount as

Valero L.P. may direct as indemnity against any claim that may be made against it with respect to the certificate.

  Distributions

        Holders of Kaneb Partners units will not be entitled to receive any distributions payable by Valero L.P. in respect of Valero L.P. common units until they exchange their Kaneb Partners unit certificates for Valero L.P. common units. After they deliver their Kaneb Partners units to the exchange agent, those Kaneb Partners unitholders will receive without interest, subject to applicable law including any required tax withholdings, distributions declared by Valero L.P. on its common units with a record date after the effective time of the Kaneb Partners merger.

  Fractional Shares

        No fractional Valero L.P. common units will be issued upon the surrender of Kaneb Partners unit certificates. No distribution of Valero L.P. will relate to any fractional Valero L.P. common units that would otherwise be issuable in the Kaneb Partners merger, and those fractional Valero L.P. common units will not entitle the owner thereof to any voting or other rights of a Valero L.P. unitholder.

        Holders of Kaneb Partners units otherwise entitled to fractional Valero L.P. common units will receive, upon surrender of all of their Kaneb Partners unit certificates, a cash payment without interest instead of the fractional Valero L.P. common units they would otherwise be entitled to. The amount of cash they receive, subject to applicable law including any required tax withholdings, will be equal to the value of their fractional interests, determined based on the average of the average of the daily high and low sale price of a Valero L.P. common unit over ten consecutive NYSE full trading days immediately prior to the satisfaction or waiver of the conditions set forth in the Kaneb Partners merger agreement.

  Antidilution Adjustments

        If, before the Kaneb Partners merger is completed, there is a reclassification, recapitalization, split, split-up, unit distribution, combination or exchange of shares with respect to, or rights issued in respect of Valero L.P. common units, the exchange ratio will be adjusted to provide the Kaneb Partners unitholders the same economic effect as of immediately before the relevant event.

Completion of the Kaneb Partners Merger

        The Kaneb Partners merger will be completed at the time and date stated in the certificate of merger that will be filed with the Secretary of State of the State of Delaware (the state of organization of Kaneb Partners and Valero L.P.). Under the Kaneb Partners merger agreement, this will occur on the second full NYSE trading day following the satisfaction or waiver of all conditions (excluding conditions that, by their nature, cannot be satisfied until the closing) to the Kaneb Partners merger, unless the Kaneb Partners merger agreement has been terminated by its terms or unless otherwise agreed to by the parties. We are currently working to complete the Kaneb Partners merger during the first quarter of 2005.

        Completion of the Kaneb Partners merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying other conditions to the Kaneb Partners merger. There can be no assurances as to whether, and on what date, Valero L.P. and Kaneb Partners will obtain those approvals or that Valero L.P. and Kaneb Partners will complete the Kaneb Partners merger on the contemplated schedule. If the Kaneb Partners merger is not completed on or before August 31, 2005, either Valero L.P. or Kaneb Partners may terminate the Kaneb Partners merger agreement, with the exception that a party may not terminate the Kaneb Partners merger agreement if that party's failure to perform its obligations under the Kaneb Partners merger agreement is the primary cause of the Kaneb

Partners merger not being completed by that date. See "—Termination of the Kaneb Partners Merger Agreement."

Representations and Warranties

        In the Kaneb Partners merger agreement, Kaneb Partners and Valero L.P. make representations and warranties to each other related to, among other things:

  •
  organizational existence, qualification to conduct business and organizational power;

  •
  ownership of subsidiaries;

  •
  capital structure;

  •
  authority to enter into, and carry out the obligations under, the Kaneb Partners merger agreement, and enforceability of the Kaneb Partners merger agreement;

  •
  absence of a breach of organizational documents or absence of a breach of agreements as a result of the Kaneb Partners merger which would have a material adverse effect on the party making the representation;

  •
  required governmental consents, approvals, filings and registrations;

  •
  financial reports;

  •
  filings with the SEC;

  •
  absence of undisclosed liabilities;

  •
  absence of specified changes or events since December 31, 2003;

  •
  legal proceedings;

  •
  compliance with applicable laws;

  •
  material contracts;

  •
  insurance;

  •
  environmental liability;

  •
  employee benefit plans and labor matters;

  •
  pipeline systems, rights of way and the sufficiency of assets to conduct its business as it is currently being conducted;

  •
  intellectual property;

  •
  inapplicability of state anti-takeover laws and related provisions of limited partnership agreements;

  •
  receipt of an opinion from its financial advisor;

  •
  general partner approval;

  •
  payment of fees to finders or brokers in connection with the Kaneb Partners merger;

  •
  tax matters;

  •
  labor relations and collective bargaining agreements; and

  •
  inapplicability of the Investment Company Act of 1940 and the Public Utility Holding Company Act of 1935.

        The representations and warranties contained in the Kaneb Partners merger agreement are subject to materiality and knowledge qualifications in many respects, and do not survive the completion of the Kaneb Partners merger.

Interim Operations

  Restrictions on Valero L.P.'s and Kaneb Partners' Interim Operations

        In the Kaneb Partners merger agreement, Valero L.P. and Kaneb Partners have agreed to specified restrictions on their activities until either the completion of the Kaneb Partners merger or the termination of the Kaneb Partners merger agreement. In general, they are required to conduct their respective businesses in the ordinary course consistent with past practices in all material respects, in substantially the same manner as previously conducted, and to use their reasonable best efforts to:

  •
  preserve intact their present lines of business and maintain their rights and franchises; and

  •
  preserve their relationships with customers, suppliers and others having business dealings with them;

in each case, so that their ongoing businesses are not impaired in any material respect at the time the Kaneb Partners merger is completed. Kaneb Partners also agreed, in connection with the above agreement, to use its reasonable best efforts to keep available the services of its current officers and other key employees.

        Also, subject to specified exceptions, each of Kaneb Partners and Valero L.P. has agreed to the following restrictions that prohibit it, subject to the written consent of the other, which consent will not be unreasonably withheld or delayed, from:

  •
  entering into any new material lines of business;

  •
  splitting, combining or reclassifying its equity securities or partnership units or issuing or authorizing or proposing to issue any other securities in respect of, in lieu of or in substitution for its equity securities or partnership units;

  •
  repurchasing, redeeming or otherwise acquiring its equity securities or partnership units, or any securities convertible into or exercisable for its equity securities or partnership units;

  •
  issuing, delivering, selling, pledging or disposing of any of its equity securities or partnership units, voting debt or convertible securities or any rights, warrants, calls or options to acquire any of these units, securities or voting debt (or partnership actions related thereto), other than in connection with certain issuances by its wholly owned subsidiaries;

  •
  amending its or its subsidiaries' organizational documents;

  •
  disposing of assets (including the equity securities or partnership units of its subsidiaries), other than immaterial assets, which are not equity securities or partnership units, in the ordinary course of business consistent with past practice;

  •
  making loans, advances, capital contributions or investments in any person other than specified intercompany loans or immaterial loans made in the ordinary course of business consistent with past practice, and only if those otherwise permitted immaterial loans do not present a material risk of making it more difficult to obtain any regulatory approval that is required in connection with the Kaneb Partners merger;

  •
  incurring debt, other than additional borrowing under existing loan agreements, or in the case of Valero L.P., other than in connection with financing of the transactions contemplated by the Kaneb Partners merger agreement;

  •
  increasing the compensation or paying any severance to any director, officer or employee (key employee in the case of Valero L.P.), other than increases in base salary or wages to employees who are not directors or officers in the ordinary course of business consistent with past practice, or increasing any employee benefits; granting any additional equity-based awards (only in the case of Kaneb Partners); adopting, entering into, amending or taking any action to clarify a benefit plan (other than the 401(k) plan amendment announced prior to the execution of the merger agreements); funding or making any contribution to any benefit plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans; or adopting, entering into or amending any collective bargaining agreement or other arrangement relating to union or organized employees;

  •
  changing in any material respect, other than as required by changes in GAAP, its accounting methods in effect on December 31, 2003, changing its fiscal year or any method of tax accounting, making any material tax election or settling or compromising any material liability for taxes with certain exceptions;

  •
  entering into any contract or agreement that would be a material contract or terminating or amending in any material respect a material contract or waiving any material rights under any existing material contracts; and

  •
  settling any claim, demand, lawsuit or state or federal regulatory proceeding (i) for damages to the extent such settlements in the aggregate exceed $500,000 or (ii) which seeks an injunction or any other equitable relief.

Each party also agreed that it and its subsidiaries would timely file all material filings and applications required to be made with any governmental entities, and further agreed to use commercially reasonable efforts to maintain current levels of insurance covering it and its subsidiaries.

  Additional Restrictions on Kaneb Partners' Interim Operations

        Subject to specified exceptions, Kaneb Partners has also agreed to the following additional specific restrictions that prohibit it, subject to written consent of Valero L.P., which consent will not be unreasonably withheld or delayed, from:

  •
  without the prior written consent of Valero L.P., incurring or committing to any capital expenditures or related liabilities, other than those (i) not exceeding $1 million individually or $3 million in the aggregate or (ii) contemplated by the 2004 or 2005 capital budget of Kaneb Partners;

  •
  declaring or paying distributions other than regular quarterly distributions not in excess of $0.855 per Kaneb Partners unit, and regular distributions from a wholly owned subsidiary of any of the Kaneb Partners Entities to its parent or another wholly owned subsidiary of that parent in accordance with past distribution practice;

  •
  making any acquisitions, other than acquisitions in the ordinary course of business consistent with past practice that do not exceed $1 million individually or $3 million in the aggregate; and

  •
  taking any action, or failing to take any action, the consequence of which would reasonably be expected to prevent, or materially delay or impede completion of the Kaneb Partners merger.

  Additional Restrictions on Valero L.P.'s Interim Operations

        Subject to specified exceptions, Valero L.P. has agreed to the following additional specific restrictions that prohibit it, subject to the written consent of the general partner of Kaneb Partners, which consent will not be unreasonably withheld or delayed, from:

  •
  declaring or paying distributions other than regular quarterly distributions not in excess of $0.80 per Valero L.P. common unit and regular distributions from wholly owned subsidiaries of Valero L.P. to Valero L.P. or another wholly owned subsidiary of Valero L.P. in accordance with past distribution practice;

  •
  incurring or committing to any capital expenditures or any related obligations or liabilities, other than those (i) not in excess of $40 million individually or in the aggregate or (ii) contemplated by the 2004 or 2005 capital budget of Valero L.P.;

  •
  making acquisitions, other than acquisitions in the ordinary course of business consistent with past practice that do not exceed $35 million individually or in the aggregate; and

  •
  taking any action, or failing to take any action, the consequence of which would reasonably be expected to prevent, or materially delay or impede completion of the Kaneb Partners merger or the Kaneb Services merger.

Additional Covenants

        In addition to the covenants relating to the conduct of the parties' businesses before completion of the Kaneb Partners merger, each of Valero L.P. and Kaneb Partners has agreed to perform additional specified covenants in the Kaneb Partners merger agreement. The principal additional covenants are as follows.

  No Solicitation

        Each of the Kaneb Partners Entities has agreed that neither it nor any of its subsidiaries nor any of its officers and directors nor those of its subsidiaries will, and that it will cause its and its subsidiaries' employees and agents and will use reasonable best efforts to cause its and its subsidiaries representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly:

  •
  initiate, solicit, encourage or knowingly facilitate any inquiries or the making of an acquisition proposal;

  •
  have any discussion with, or provide any confidential information or data to any third party relating to an acquisition proposal or engage in any negotiations concerning an acquisition proposal, subject to certain exceptions;

  •
  approve or recommend, or propose publicly to approve or recommend, an acquisition proposal; or

  •
  approve or recommend, or propose to approve or recommend, or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to an acquisition proposal.

        An "acquisition proposal" means any proposal or offer relating to, or a transaction to effect:

  •
  a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Kaneb Partners' general partner, Kaneb Partners or any of their respective subsidiaries;

  •
  any purchase or sale or other transfer of 10% or more of the consolidated assets of Kaneb Partners or Kaneb Partners' general partner (including stock of any of their subsidiaries) or their subsidiaries; or

  •
  any purchase or sale of, or tender or exchange offer for, or other transfer of the equity securities of the Kaneb Partners Entities that, if completed, would result in any other person (or shareholders of such other person) beneficially owning securities representing 10% or more of the total voting power of Kaneb Partners or Kaneb Partners' general partner or any portion of the general partner interest in Kaneb Partners' general partner, Kaneb Partners or any of their respective subsidiaries (or 10% or more of the surviving parent entity in the transaction) or the voting power of any of its subsidiaries.

        However, an acquisition proposal under the Kaneb Partners merger agreement does not include a proposal or offer solely involving the equity securities of Kaneb Services or all or substantially all of the assets of Kaneb Services to the extent Kaneb Services complies with its no-solicitation obligations under the Kaneb Services merger agreement.

        Notwithstanding the above restrictions, the Kaneb Partners merger agreement permits Kaneb Partners to disclose to its shareholders a position with respect to a tender offer, as required by law. Also, the Kaneb Partners merger agreement permits Kaneb Partners or Kaneb Partners' general partner, subject to the conditions described below, to engage in discussions or negotiations with, or provide information to, a third party who submits an unsolicited bona fide written acquisition proposal if all of the following apply:

  •
  the special meeting of Kaneb Partners' unitholders to vote on the approval of the Kaneb Partners merger agreement has not occurred other than by reason of a breach of Kaneb Partners' obligations to hold the meeting under the Kaneb Partners merger agreement;

  •
  the board of directors of Kaneb Partners' general partner concludes in good faith, after consultation with outside counsel, that entering into discussions or providing information to the third party is necessary for the directors to comply with their fiduciary duties under applicable law;

  •
  before providing any information or data to any third party in connection with an acquisition proposal by that third party, (i) the third party enters into a customary confidentiality agreement on terms no less favorable to Kaneb Partners than the confidentiality agreement between Kaneb Partners and Valero L.P. and (ii) Kaneb Partners contemporaneously provides to Valero L.P. a copy of any of that information or data being provided to the third party to the extent not previously provided or made available to Valero L.P.; and

  •
  before providing any information or data to any third party or entering into discussions with any third party, Kaneb Partners promptly:

  —
  notifies Valero L.P. of inquiries, proposals or offers received by, any information requested from, or any discussions sought to be initiated or continued with, any of its representatives, and

  —
  notifies Valero L.P. of the name of the person and the material terms and conditions of any inquiries, proposals or offers, along with a copy of the relevant proposed transaction agreements, if any, with such person.

In addition, the board of directors of Kaneb Partners' general partner is permitted under the terms of the Kaneb Partners merger agreement to make a change in board recommendation (as defined below under "—Special Meetings"), only if all of the following apply:

  •
  the special meeting of Kaneb Partners' unitholders to vote on the approval of the Kaneb Partners merger agreement has not occurred other than by reason of a breach of Kaneb Partners' obligations to hold the meeting under the Kaneb Partners merger agreement;

  •
  Kaneb Partners has received an unsolicited bona fide written acquisition proposal;

  •
  the Kaneb Partners general partner concludes in good faith that the acquisition proposal constitutes a "superior proposal"; and

  •
  the board of directors of the general partner of Kaneb Partners concludes in good faith, after consultation with outside legal counsel, that making the change in board recommendation is necessary for such directors to comply with their fiduciary duties under applicable law.

        For purposes of the provisions described above, a "superior proposal" means a bona fide written acquisition proposal for a majority of the Kaneb Partners equity securities or all or substantially all of the consolidated assets of Kaneb Partners and its subsidiaries that is on terms that the board of directors of Kaneb Partners' general partner in good faith concludes, after receipt of the advice of its financial advisors and outside legal counsel, and taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to completion), as well as after giving effect to all of the adjustments to the terms of the Kaneb Partners merger agreement which may be offered by Valero L.P.:

  •
  is more favorable to Kaneb Partners unitholders from a financial point of view than the Kaneb Partners merger; and

  •
  is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed.

No acquisition proposal will be considered a "superior proposal" unless Valero L.P. is first given, at least five business days in advance of the board of directors of Kaneb Partners' general partner effecting a change in board recommendation, notice of the material terms and conditions of the acquisition proposal (including a copy of any proposed transaction agreements) and the opportunity to negotiate in good faith any change to the Kaneb Partners merger Valero L.P. may wish to make in response to the other acquisition proposal.

        In connection with these "no-solicitation" provisions, Kaneb Partners has agreed that:

  •
  it will promptly keep Valero L.P. reasonably informed of the status and terms of any inquiries, proposals, offers, discussions or negotiations, including the identity of the person making the inquiry, proposal or offer; and

  •
  it will, and it will cause its officers and directors to, and it will use its reasonable best efforts to cause its representatives to, immediately cease and terminate any activities existing as of October 31, 2004, the date of the Kaneb Partners merger agreement, with any persons conducted before that date in relation to any acquisition proposal.

  Special Meetings

        Each of Valero L.P. and Kaneb Partners has agreed to hold special meetings of their respective unitholders as soon as practicable on a date determined in accordance with the mutual agreement of Valero L.P. and the Kaneb Partners Entities to consider and vote upon the requisite proposals relating to the approval of the Kaneb Partners merger agreement. Valero L.P. has agreed that it will recommend to its unitholders the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger and not change its recommendation or take any action inconsistent with its recommendation unless Kaneb Partners first changes its recommendation to its unitholders or Kaneb Services first changes its recommendation to its shareholders under the Kaneb Services merger agreement. Kaneb Partners has agreed that, other than in accordance with the exceptions to the restrictions and the related procedures as described under "—No Solicitation" above, it will recommend to its unitholders the approval of the Kaneb Partners merger agreement and not change its recommendation or take any action inconsistent with its recommendation, unless Valero L.P. first changes its recommendation.

        A "change in board recommendation" means withdrawing, modifying or qualifying, or proposing to do any of those things, in any manner adverse to the other party, the recommendation of the board of directors of the party's general partner that its unitholders vote in favor of the approval of the Kaneb Partners merger agreement (or, in the case of Valero L.P., the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger), or taking any action or making any statement in connection with the unitholders' meeting inconsistent with this recommendation.

  Reasonable Best Efforts

        Each of Valero L.P. and Kaneb Partners has agreed to use its reasonable best efforts to take all actions and do all things necessary or advisable under the Kaneb Partners merger agreement and applicable law to complete the Kaneb Partners merger and the other transactions contemplated by the Kaneb Partners merger agreement as soon as practicable. This cooperation may include contesting and resisting any action or proceeding that would make the Kaneb Partners merger illegal or would otherwise prohibit or restrict the consummation of the Kaneb Partners merger. This cooperation may also include holding separate or otherwise disposing of assets, or conducting business in a specified manner, except that the parties are not required to take any of these actions that would reasonably be expected to have a material adverse effect on either party and its affiliates taken as a whole prior to the Kaneb Partners merger or the combined company after the consummation of the Kaneb Partners merger.

  Employee Matters

        Until one year after completion of the Kaneb Partners merger, Valero L.P. has agreed with Kaneb Partners to maintain employee benefits (other than equity-based benefits) to employees of Kaneb Partners, Kaneb Services, and their subsidiaries who continue to be employed by Valero L.P. or its affiliates after the completion of the Kaneb Partners merger that are no less favorable in the aggregate than those generally provided to these continuing employees as of October 31, 2004.

        Valero L.P. has also agreed with Kaneb Partners to:

  •
  make each of these continuing employees eligible to participate, without any waiting time, in any and all Valero L.P. employee benefit plans replacing benefit plans of employees of Kaneb Partners and its subsidiaries after completion of the Kaneb Partners merger;

  •
  solely for purposes of levels of vacation and severance benefits under the severance and vacation plans providing benefits to employees after the completion of the Kaneb Partners merger, Valero L.P. has agreed to credit each of these continuing employees for his or her years of service with Kaneb Partners and its subsidiaries and predecessor employers before the completion of the Kaneb Partners merger, to the same extent as each such employee was entitled, before the Kaneb Partners merger, to credit for that service under any similar Kaneb Partners benefit plans, except to the extent that credit would result in a duplication of benefits;

  •
  generally waive any limitations regarding preexisting conditions and actively-at-work requirements under the welfare benefit plans in which these continuing employees may participate after completion of the Kaneb Partners merger; and

  •
  credit the eligible expenses incurred by these continuing employees under the Kaneb Partners plans for purposes of satisfying their annual deductibles, co-insurance and out-of-pocket requirements under any plans that replace the Kaneb Partners welfare benefit plans.

  Insurance and Indemnification

        Valero L.P. has agreed to:

  •
  not to amend or repeal for a period of at least six years after completion of the Kaneb Partners merger the indemnification provisions of the limited partnership agreements of Kaneb Partners and its general partner in any way that would adversely affect the rights of the individuals who at the time of the Kaneb Partners merger would be entitled to indemnification under such provisions;

  •
  indemnify, and provide advancement of expenses to, all past and present directors, officers and employees of each of the Kaneb Partners Entities and its subsidiaries for acts or omissions occurring before the completion of the Kaneb Partners merger;

  •
  for a period of six years after the completion of the Kaneb Partners merger, cause to be maintained the current policies of directors' and officers' liability insurance maintained by the Kaneb Partners Entities, or subject to certain limitations on the maximum amount Valero L.P. is required to expend on the annual premium, policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the Kaneb Partners merger; and

  •
  pay all reasonable expenses and attorneys fees that may be incurred by an indemnified party in enforcing the indemnity provisions of the Kaneb Partners merger agreement to the extent the indemnified party is finally determined to be successful on the merits.

  Expenses

        Each of Kaneb Partners and Valero L.P. has agreed to pay its own costs and expenses incurred in connection with the Kaneb Partners merger and the Kaneb Partners merger agreement, regardless of whether the Kaneb Partners merger is consummated. The Kaneb Partners Entities and Kaneb Services, on the one hand, and Valero L.P., on the other hand, are, however, sharing equally the costs associated with printing and mailing this document, expenses incurred in connection with any filings under the HSR Act, and expenses incurred in connection with filing with the SEC the Registration Statement of which this document is a part.

  Coordination of Distributions

        Valero L.P. and Kaneb Partners have agreed to coordinate the declaration and payment of distributions in respect of the Valero L.P. common units and the Kaneb Partners units and the record dates and payment dates relating to the units, so that no Kaneb Partners unitholder will receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its Kaneb Partners units or any Valero L.P. common units that a Kaneb Partners' unitholder receives in connection with the Kaneb Partners merger.

  New York Stock Exchange

        Valero L.P. has agreed to use its reasonable best efforts to cause the Valero L.P. common units to be issued in the Kaneb Partners merger to be approved for listing on the NYSE prior to the completion of the Kaneb Partners merger.

  Affiliates

        Kaneb Partners has agreed to identify all persons who may be deemed "affiliates" of Kaneb Partners at the time of the Kaneb Partners unitholders special meeting for purposes of Rule 145 under the Securities Act of 1933, as amended, or the Securities Act, and to use its reasonable best efforts to cause each of those affiliates to enter into a written agreement providing that they will not offer, sell or otherwise dispose of any of the Valero L.P. common units issued to them in the Kaneb Partners merger in violation of the Securities Act or the related SEC rules.

  Amendment of the Valero L.P. Partnership Agreement

        Valero L.P. has agreed to cause the Valero L.P. partnership agreement to be amended if required to cause the Kaneb Partners unitholders upon their surrender of their Kaneb Partners units in accordance with the Kaneb Partners merger agreement to automatically be admitted to the Valero L.P. partnership as additional limited partners and be bound by the Valero L.P. partnership agreement.

Conditions

        Valero L.P.'s and Kaneb Partners' obligations to complete the Kaneb Partners merger are subject to the satisfaction or waiver, if permitted by law, of the following mutual conditions:

  •
  the approval of the Kaneb Partners merger agreement by the holders of at least a majority of the Kaneb Partners units, including the affirmative vote of the holders of at least a majority of the Kaneb Partners units (other than those beneficially owned by Valero L.P., Kaneb Services or any of their respective affiliates) present in person or by proxy at the Kaneb Partners special meeting;

  •
  the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger by an affirmative vote of the holders of a majority of the Valero L.P. common units and a majority of the Valero L.P. subordinated units, each voting separately as a class;

  •
  the absence of any law, order or injunction having the effect of making the Kaneb Services merger or the Kaneb Partners merger illegal or otherwise prohibiting completion of either the Kaneb Services merger or the Kaneb Partners merger;

  •
  the expiration or termination of the applicable waiting period under the HSR Act without the imposition of any condition or requirement that would be expected to have a material adverse effect on either party and its affiliates taken as a whole prior to the Kaneb Partners merger or the combined company after the completion of the Kaneb Partners merger;

  •
  the receipt of all other governmental and regulatory consents, approvals and authorizations required to complete the Kaneb Partners merger, unless the failure to obtain those consents or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Valero L.P. or the Kaneb Partners Entities;

  •
  the approval for listing on the NYSE of the Valero L.P. common units to be issued in the Kaneb Partners merger, subject to official notice of issuance;

  •
  the SEC declaring the Form S-4 effective and the absence of any stop order issued by the SEC suspending the effectiveness of the Registration Statement of which this document is part and the absence of any proceedings initiated or threatened by the SEC for that purpose; and

  •
  the consummation of the Kaneb Services merger.

        Valero L.P.'s and Kaneb Partners' obligations are also separately subject to the satisfaction or waiver, if permitted by law, of the following conditions:

  •
  each representation and warranty of the other party that is qualified as to materiality or material adverse effect being true and correct, and each representation or warranty of each party that is not so qualified being true and correct in all material respects, except that no representations and warranties will be deemed to have failed to be true and correct unless that failure

    —
    disregarding all qualifications and exceptions as to materiality or material adverse effect would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the party making the representation and warranty, or

    —
    in the case of representations and warranties made by the Kaneb Partners Entities, would have an adverse effect on the Kaneb Partners Entities involving $20 million or more (individually or in the aggregate);

  •
  the representations and warranties of the other party relating to organization and capitalization that are qualified as to materiality or material adverse effect being true and correct, and those that are not so qualified being true and correct in all material respects;

  •
  the other party having provided a certificate of an executive officer with regard to the two preceding bullets;

  •
  the other party having complied in all material respects with all its material agreements and covenants in the Kaneb Partners merger agreement, except for non-willful breaches that would not, individually or in the aggregate, have a material adverse effect on the combined company after the consummation of the Kaneb Partners merger, and the other party having provided a certificate of an executive officer to that effect;

  •
  in the case of Valero L.P.'s condition, the receipt of opinions from its counsel with regard to the U.S. federal income tax consequences of the Kaneb Partners merger and the Kaneb Services merger, and in the case of Kaneb Partners' condition, the receipt of opinions from its counsel with regard to the U.S. federal income tax consequences of the Kaneb Partners merger; and

  •
  in the case of Kaneb Partners' condition, this document must contain Valero L.P.'s reaffirmation of its intent to increase its quarterly distribution to at least $0.855 per Valero L.P. common unit.

Termination of the Kaneb Partners Merger Agreement

  Termination by Valero L.P. or Kaneb Partners

        Either Valero L.P., by action of the board of directors of Valero GP, LLC, or Kaneb Partners, by action of the board of directors of its general partner, may terminate the Kaneb Partners merger agreement and abandon the Kaneb Partners merger at any time prior to completion of the Kaneb Partners merger if:

  •
  Kaneb Partners and Valero L.P. agree to terminate by mutual written consent;

  •
  the Kaneb Partners merger has not been completed on or before August 31, 2005, except that a party may not terminate the Kaneb Partners merger agreement if that party's failure to perform its obligations under the Kaneb Partners merger agreement is the primary cause of the Kaneb Partners merger not being completed by that date;

  •
  a court or another governmental authority has issued a final and nonappealable order, decree or ruling or taken other action permanently restraining, enjoining or otherwise prohibiting the Kaneb Partners merger; but only if the terminating party has used its reasonable best efforts to avoid or remove the prohibition, and the primary cause of the injunction or restraint prohibiting the Kaneb Partners merger was not the terminating party's failure to comply with the reasonable best efforts provisions in the Kaneb Partners merger agreement;

  •
  a court or another governmental authority has failed to issue an order or ruling that is necessary to satisfy the conditions to the Kaneb Partners merger, and the denial of a request to issue this order or ruling has become final and nonappealable; but only if the terminating party has used its reasonable best efforts to obtain the order or ruling, and the primary cause of the failure to obtain the necessary order or ruling was not the terminating party's failure to comply with the reasonable best efforts provisions in the Kaneb Partners merger agreement;

  •
  Kaneb Partners unitholders have failed to approve the Kaneb Partners merger agreement, or Valero L.P. unitholders have failed to approve the issuance of the Valero L.P. common units in the Kaneb Partners merger, at the applicable special meeting; or

  •
  the Kaneb Services merger agreement has been terminated without the consummation of the Kaneb Services merger.

  Termination by Valero L.P.

        Valero L.P., by action of the board of directors of the general partner of its general partner, may terminate the Kaneb Partners merger agreement and abandon the Kaneb Partners merger at any time prior to completion of the Kaneb Partners merger if:

  •
  Kaneb Partners' general partner:

  —
  fails to recommend to Kaneb Partners unitholders the approval of the Kaneb Partners merger agreement;

  —
  effects (or proposes to effect) a change in board recommendation with respect to the Kaneb Partners merger;

  —
  fails to call the Kaneb Partners special meeting;

  •
  Kaneb Partners fails to prepare and mail to Kaneb Partners unitholders the joint proxy statement/prospectus; or

  •
  Kaneb Partners breaches its representations, warranties or covenants contained in the Kaneb Partners merger agreement so that the conditions described above relating to the absence of a breach of representation, warranty or covenant by Kaneb Partners are not capable of being satisfied on or before August 31, 2005.

  Termination by Kaneb Partners

        Kaneb Partners, by action of the board of directors of its general partner, may terminate the Kaneb Partners merger agreement and abandon the Kaneb Partners merger at any time prior to completion of the Kaneb Partners merger if:

  •
  Valero L.P.'s general partner:

  —
  fails to recommend to Valero L.P. unitholders the approval of the issuance of Valero L.P. common units in the Kaneb Partners merger;

  —
  effects (or proposes to effect) a change in board recommendation with respect to the issuance of Valero L.P. common units in the Kaneb Partners merger;

  —
  fails to call the Valero L.P. special meeting;

  •
  Valero L.P. fails to prepare and mail to Valero L.P. unitholders the joint proxy statement/prospectus;

  •
  Valero L.P. breaches its representations, warranties or covenants contained in the Kaneb Partners merger agreement so that the conditions described above relating to the absence of a breach of representation, warranty or covenant by Valero L.P. are not capable of being satisfied on or before August 31, 2005; or

  •
  the board of directors of Kaneb Partners general partner or Kaneb Partners gives written notice to Valero L.P. that it intends to enter into a binding written agreement for a superior proposal, but only if:

  —
  Kaneb Partners has complied with the no solicitation provisions of the Kaneb Partners merger agreement described under "—Additional Covenants—No Solicitation" in all material respects;

  —
  Kaneb Partners has notified Valero L.P. in writing that it has received a superior proposal and that it intends to enter into a binding agreement with respect to that superior proposal, and has attached the most current version (or a summary of material terms) of the superior proposal to that notice; and

  —
  Valero L.P. does not make, within five business days after receipt of Kaneb Partners' written notice, an offer that the board of directors of Kaneb Partners' general partner reasonably concludes in good faith (following consultation with its financial advisor and legal counsel) to be as favorable to Kaneb Partners unitholders as the superior proposal.

  Termination Fee to Be Paid by Kaneb Partners

        Kaneb Partners has agreed to pay Valero L.P. a termination fee of $25 million if the following three conditions summarized in the bullet points below are satisfied:

  •
  Any of the following occurs:

  —
  either party terminates the Kaneb Partners merger agreement because Kaneb Partners unitholders have failed to approve the Kaneb Partners merger agreement and the Kaneb Partners merger at the Kaneb Partners special meeting;

  —
  either party terminated the merger agreement because the Kaneb Partners merger has not been consummated by August 31, 2005 and the Kaneb Partners unitholder meeting has not occurred;

  —
  Valero L.P. terminates the Kaneb Partners merger agreement as the result of Kaneb Partners' general partner:

  -->
  failing to recommend that Kaneb Partners unitholders approve the Kaneb Partners merger agreement and the Kaneb Partners merger;

  -->
  effecting (or proposing to effect) a change in board recommendation with respect to the Kaneb Partners merger agreement; or

  -->
  failing to call the Kaneb Partners unitholder meeting;

  —
  Valero L.P. terminates the Kaneb Partners merger agreement after Kaneb Partners has failed to prepare and mail to the Kaneb Partners unitholders the joint proxy statement/prospectus in accordance with the Kaneb Partners merger agreement;

  —
  Valero L.P. terminates the Kaneb Partners merger agreement after Kaneb Partners has breached its representations, warranties or covenants contained in the Kaneb Partners merger agreement so that the condition described above relating to the absence of a breach of representation, warranty or covenant by Kaneb Partners is not capable of being satisfied on or before August 31, 2005; or

  —
  Kaneb Partners terminates the Kaneb Partners merger agreement upon entering into a definitive agreement in response to an unsolicited superior proposal (provided that Kaneb Partners has complied with the applicable restrictions in the Kaneb Partners merger agreement described above under "—Termination by Kaneb Partners" relating to a termination for this reason);

        and

  •
  at any time after October 31, 2004, and before the termination of the Kaneb Partners merger agreement, an acquisition proposal with respect to Kaneb Partners has been publicly announced or otherwise communicated to the senior management, board of directors of Kaneb Partners' general partner or unitholders of Kaneb Partners;

        and

  •
  within 18 months of the termination of the Kaneb Partners merger agreement, Kaneb Partners or any of its subsidiaries enters into a definitive agreement with respect to or completes an acquisition proposal or Kaneb Partners' general partner's board of directors recommends that its unitholders approve, adopt or accept an acquisition proposal, and the acquisition proposal is consummated at any time.

The termination fee is payable to Valero L.P. one business day after the date of the consummation of the acquisition described in the last bullet above.

  Termination Fee to Be Paid by Valero L.P.

        Valero L.P. has agreed to pay Kaneb Partners a termination fee of $25 million if the following three conditions summarized in the bullet points below are satisfied:

  •
  Any of the following occurs:

  —
  either party terminates the Kaneb Partners merger agreement because Valero L.P. unitholders have failed to approve the issuance of the Valero L.P. common units in the Kaneb Partners merger at the Valero L.P. special meeting;

  —
  either party terminates the Kaneb Partners merger agreement because the Kaneb Partners merger has not been consummated by August 31, 2005 and the Valero L.P. special meeting has not occurred;

  —
  Kaneb Partners terminates the Kaneb Partners merger agreement as a result of Valero L.P.'s general partner:

  -->
  failing to recommend that Valero L.P. unitholders approve the issuance of Valero L.P. common units in the Kaneb Partners merger;

  -->
  effecting (or proposing to effect) a change in board recommendation with respect to the issuance of the Valero L.P. common units in the Kaneb Partners merger; or

  -->
  breaching its obligation to call the Valero L.P. special meeting;

  —
  Kaneb Partners terminates the Kaneb Partners merger agreement after Valero L.P. has failed to prepare and mail to the Valero L.P. unitholders the joint proxy statement/prospectus in accordance with the Kaneb Partners merger agreement; or

  —
  Kaneb Partners terminates the Kaneb Partners merger agreement after Valero L.P. has breached its representations, warranties or covenants contained in the Kaneb Partners merger agreement so that the condition described above relating to the absence of a breach of representation, warranty or covenant by Valero L.P. is not capable of being satisfied on or before August 31, 2005;

        and

  •
  at any time after October 31, 2004, and before the termination of the Kaneb Partners merger agreement, an acquisition proposal for 10% or more of the consolidated assets of Valero L.P. and its subsidiaries, taken as a whole, or 10% or more of its total voting power has been publicly announced or otherwise communicated to the senior management, Valero L.P.'s general partner, Valero GP, LLC, the general partner of Valero L.P.'s general partner, or Valero L.P. unitholders;

        and

  •
  within 18 months of the termination of the Kaneb Partners merger agreement, Valero L.P. or any of its subsidiaries enters into a definitive agreement with respect to or completes an acquisition proposal or Valero L.P.'s general partner recommends that its unitholders approve, adopt or accept such an acquisition proposal.

The termination fee is payable to Kaneb Partners one business day after the date of the consummation of the acquisition proposal, described in the last bullet above.

  Maximum Aggregate Termination Fee

        The maximum aggregate termination fee payable by Valero L.P., on the one hand, and Kaneb Services and Kaneb Partners collectively, on the other hand, under the Kaneb Services merger agreement and the Kaneb Partners merger agreement, regardless of whether one or both of the agreements is terminated, is $25 million.

Amendments, Extensions and Waivers

  Amendments

        The Kaneb Partners merger agreement may be amended by action of Valero L.P.'s general partner and Kaneb Partners' general partner, as authorized by their respective boards of directors, at any time before or after the Kaneb Partners unitholders' approval of the Kaneb Partners merger agreement and the Valero L.P. unitholders' approval of the issuance of the Valero L.P. common units in the Kaneb Partners merger. However, after any such approvals, no amendment may be made that requires further approval by unitholders under applicable law or the rules of any relevant stock exchange without such further approval. All amendments to the Kaneb Partners merger agreement must be in writing signed by each party.

  Extensions and Waivers

        At any time prior to completion of the Kaneb Services merger and the Kaneb Partners merger, any party to the Kaneb Partners merger agreement may, to the extent legally allowed:

  •
  extend the time for the performance of any of the obligations or other acts of the other party to the Kaneb Partners merger agreement;

  •
  waive any inaccuracies in the representations and warranties of the other party contained in the Kaneb Partners merger agreement; and

  •
  waive compliance by the other party with any of the agreements or conditions contained in the Kaneb Partners merger agreement.

        Any agreement on the part of a party to any such extension or waiver must be in writing and signed on behalf of such party.

Interpretation

        The Kaneb Partners merger agreement provides that no provision of the Kaneb Partners merger agreement will be construed to require Valero L.P., Kaneb Partners or Kaneb Partners' general partner or any of their respective subsidiaries or affiliates to take or omit to take any actions if doing so would violate any applicable obligation, rule or regulation.

COMPARISON OF THE RIGHTS OF VALERO L.P. AND KANEB PARTNERS UNITHOLDERS

        The following summary describes the material differences between the rights of Valero L.P. common unitholders and the rights of Kaneb Partners unitholders. The rights of Valero L.P. common unitholders are governed by the Third Amended and Restated Agreement of Limited Partnership of Valero L.P. dated as of March 18, 2003, as amended by Amendment No. 1 thereto dated as of March 11, 2004. The rights of Kaneb Partners unitholders are governed by the Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Partners, L.P., as revised as of July 23, 1998 and amended by Amendment No. 1 thereto effective as of June 30, 2003. You should refer to each of these documents for a more detailed description of the rights of Valero L.P. and Kaneb Partners unitholders. If the merger is consummated, Kaneb Partners unitholders will become holders of common units representing limited partner interests in Valero L.P., and their rights as Valero L.P. common unitholders will be governed by Delaware law and the Valero L.P. partnership agreement. You should refer to Valero L.P.'s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2003 and Valero L.P.'s Annual Report on Form 10-K filed on March 12, 2004 for a copy of Valero L.P.'s partnership agreement and the amendment thereto, respectively, which are incorporated by reference herein. For Kaneb Partners' revised partnership agreement and the amendment thereto, please refer to Kaneb Partners' Annual Reports on Form 10-K filed with the SEC on March 19, 2001 and March 15, 2004. This summary is qualified in its entirety by reference to the Delaware Revised Uniform Limited Partnership Act, the Valero L.P. partnership agreement and the Kaneb Partners partnership agreement.

Purpose and Term of Existence
Valero L.P.	Kaneb Partners

Valero L.P.'s stated purposes under its partnership agreement are to serve as a partner of its operating partnership and to engage in any business activities that may be engaged in by its operating partnership or that are approved by its general partner, provided that the general partner must reasonably determine that such activity generates or enhances the operations of an activity that generates "qualifying income" within the meaning of Section 7704 of the Internal Revenue Code.
Kaneb Partners' stated purposes under its partnership agreement are to serve as a limited partner of its operating partnership and to conduct any other business that may be lawfully conducted by a Delaware limited partnership.
Valero L.P.'s partnership existence will continue until dissolved under the terms of Valero L.P.'s partnership agreement.	Kaneb Partners' partnership existence will continue until terminated under the terms of Kaneb Partners' partnership agreement.

Distributions of Available Cash
Valero L.P.	Kaneb Partners
Within 45 days following the end of each fiscal quarter, Valero L.P. will distribute all of its available cash to its partners of record as of the applicable record date.	Within 45 days following the end of each calendar quarter, Kaneb Partners will distribute all of its available cash to its partners of record as of the applicable record date.

Available cash is defined in Valero L.P.'s partnership agreement and generally means, with respect to any fiscal quarter, the sum of all cash and cash equivalents on hand at the end of such quarter, plus any working capital borrowings made subsequent to the end of such quarter, less the amount of any cash reserves that Valero L.P.'s general partner deems necessary or appropriate to:

    •  provide for the proper conduct of Valero L.P.'s business, including reserves for future capital expenditures and anticipated credit needs;

    •  comply with applicable law or any debt instrument or other agreement or obligation; or

• provide funds for distributions with respect to any one or more of the next four fiscal quarters.

Available cash is defined in Kaneb Partners' partnership agreement and generally means, with respect to any calendar quarter, the sum of all cash receipts for such quarter, plus any reductions in reserves established in prior quarters, less all cash disbursements made during such quarter, less any reserves established in such quarter in such amounts as determined by Kaneb Partners' general partner to be necessary or appropriate to:

    •  provide for the proper conduct of Kaneb Partners' business, including reserves for future capital expenditures; or

    •  provide funds for distributions with respect to any one or more of the next four calendar quarters; and

less any other reserves established in such quarter in such amounts as determined by Kaneb Partners' general partner to be necessary because the distribution of such amounts would be prohibited by applicable law or any debt instrument or other agreement or obligation.

Operating Surplus and Capital Surplus
Valero L.P.	Kaneb Partners

Cash distributions are characterized as distributions from either operating surplus or capital surplus. Valero L.P. distributes available cash from operating surplus differently than available cash from capital surplus.

Operating surplus is defined in Valero L.P.'s partnership agreement and generally means, with respect to any period ending prior to the dissolution of Valero, L.P.:

    •  $10 million plus all cash and cash equivalents on hand as of the close of business on April 16, 2001, the closing date of its initial public offering of its common units;

    •  plus all cash receipts since April 16, 2001, other than from interim capital transactions such as borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of normal retirements or replacements of assets;

    •  plus all cash receipts resulting from working capital borrowings after the end of such period but on or before the date of determination of the operating surplus for such period;

    •  less all operating expenditures since April 16, 2001;

    •  less the amount of cash reserves that Valero L.P.'s general partner deems necessary or advisable to provide funds for future operating expenditures.

Cash distributions are characterized as distributions from either cash from operations or cash from interim capital transactions. Kaneb Partners treats cash from operations differently than cash from interim capital transactions.

Cash from operations, which is determined on a cumulative basis, is defined in the Kaneb Partners partnership agreement and generally means, as of any date ending prior to the dissolution or liquidation of Kaneb Partners:

    •  Kaneb Partners' cash balance on October 3, 1989, the closing date of its initial public offering of its preference units (including distributions of cash received from its operating partnership but excluding any cash proceeds from any interim capital transactions or terminating capital transactions);

    •  plus all cash receipts from the commencement of operations through such date;

    •  less all cash operating expenditures from the commencement of operations through such date;

    •  less all cash debt service payments from the commencement of operations through such date (other than payments or prepayments of principal and premiums required in connection with assets sales or dispositions or in connection with refinancings or refundings of indebtedness);

    •  less all cash capital expenditures from the commencement of operations through such date (other than cash capital expenditures made (a) to increase the throughput or deliverable capacity or termimaling capacity of Kaneb Partners' assets or (b) in payment of transaction expenses relating to interim capital transactions);

• less the amount of outstanding reserves that Kaneb Partners' general partner deems necessary or appropriate to provide for future cash payment of items of the type referred to in the prior three bullet points;

    •  less an amount equal to revenues collected under a rate increase that are subject to possible refund;

• less the amount of any reserves that Kaneb Partners' general partner deems necessary or appropriate to provide funds for distributions with respect to any one or more of the following four calendar quarters.

Capital surplus is typically generated only by borrowings (other than borrowings for working capital purposes), sales of debt and equity securities and sales or other dispositions of assets for cash (other than inventory, accounts receivable and other assets disposed of in the ordinary course of business).
Cash from interim capital transactions is typically generated only by borrowings (other than borrowings for working capital purposes and for goods or services purchased on an open account in the ordinary course of business), sales of debt and equity securities and sales or other dispositions of assets for cash (other than inventory, accounts receivable and other assets disposed of in the ordinary course of business).

To avoid the difficulty of trying to determine whether the available cash that Valero L.P. distributes is from operating surplus or from capital surplus, all available cash that Valero L.P. distributes on any date from any source is treated as a distribution of cash from operating surplus until the sum of all available cash theretofore distributed equals the operating surplus calculated as of the end of the fiscal quarter with respect to which such distribution is being made. Any remaining amounts of available cash distributed on such date will be treated as cash from capital surplus and will be distributed accordingly.
To avoid the difficulty of trying to determine whether the available cash that Kaneb Partners distributes is cash from operations or cash from interim capital transactions, all available cash that Kaneb Partners distributes on any date from any source is treated as a distribution of cash from operations until the sum of all available cash theretofore distributed equals the aggregate amount of all cash from operations actually produced since October 3, 1989 through such date. Any remaining amounts of available cash distributed on such date will be treated as a distribution of cash from interim capital transactions and will be distributed accordingly.

If at any time (i) a hypothetical holder of a common unit acquired on April 16, 2001 has received distributions of available cash from capital surplus in an aggregate amount equal to the $24.50 initial public offering price of the common units, and (ii) each common unit then outstanding has received an amount equal to any cumulative arrearage existing with respect to the common units, then the distinction between operating surplus and capital surplus will cease, and all subsequent distributions of available cash will be treated as distributions of cash from operating surplus and will be distributed accordingly. To date there have been no distributions from capital surplus, and Valero L.P. does not anticipate that there will be significant distributions from capital surplus in the future.
If at any time available cash that constitutes cash from interim capital transactions has been distributed with respect to each senior preference unit (which, as of August 14, 1998, was designated as a "unit") sold in Kaneb Partners' initial public offering in an aggregate amount equal to $22, then the distinction between cash from operations and cash from interim capital transactions will cease, and all subsequent distributions of available cash will be treated as a distribution of cash from operations and will be distributed accordingly. To date there have been no distributions of cash from interim capital transactions, and Kaneb Partners does not anticipate that there will be significant distributions of cash from interim capital transactions in the future.

Subordination Period
Valero L.P.	Kaneb Partners

Valero L.P. is currently in its "subordination period," which generally will not end prior to March 31, 2006. During the subordination period, the common units have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.60 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. Affiliates of Valero Energy currently hold all the 9,599,322 outstanding subordinated units.
The "preference period" for Kaneb Partners ended on June 30, 1998, and all differences and distinctions between the preference units and the common units ceased to apply. Consequently, as of August 14, 1998 (the date of the last distribution prior to the end of the preference period), all outstanding units of limited partnership interest in the partnership were designated as "units," constituting a single class of securities.

Upon expiration of the subordination period, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash. In addition, upon removal of the general partner other than for cause (see second bullet below) each subordinated unit will immediately convert into one common unit.

The subordination period is defined in Valero L.P.'s partnership agreement, and will end on the first to occur of the following:

    •  the first day of any fiscal quarter beginning after March 31, 2006 in respect of which (a)(i) distributions of available cash from operating surplus on each of the outstanding common and subordinated units for each of the three previous, consecutive, non-overlapping four-quarter periods equaled or exceeded the sum of the minimum quarterly distribution on all outstanding common and subordinated units during such periods and (ii) the adjusted operating surplus generated during each of the three previous, consecutive, non-overlapping four-quarter periods equaled or exceeded the sum of the minimum quarterly distribution on all outstanding common and subordinated units on a fully diluted basis plus the related distribution to the general partner, and (b) there are no cumulative arrearages on the common units; and

    •  the date on which the general partner is removed as general partner of the partnership other than for cause and units held by the general partner and its affiliates are not voted in favor of such removal. Upon such removal, existing arrearages on the common units will be extinguished and the common units will no longer be entitled to arrearages if Valero L.P. fails to pay the minimum quarterly distribution in any quarter.

Adjusted operating surplus is defined in Valero L.P.'s partnership agreement and generally means, with respect to any period:

    •  operating surplus generated during that period;

    •  less any net increase in working capital borrowings during that period;

    •  less any net reduction in cash reserves for operating expenditures during that period not relating to an operating expenditure made during that period;

    •  plus any net decrease in working capital borrowings during that period;

    •  plus any net increase in cash reserves for operating expenditures during that period required by any debt agreement for the repayment of principal, interest or premium.

Generally speaking, adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowing and net drawdowns of reserves of cash generated in prior periods.

Distributions of Available Cash from Operating Surplus
Valero L.P.	Kaneb Partners

During Subordination Period

Currently, Valero L.P. distributes available cash from operating surplus with respect to any fiscal quarter in the following manner:

    •  First, 98% to the common unitholders, pro rata, and 2% to the general partner, until there has been distributed with respect to each common unit then outstanding an amount equal to the minimum quarterly distribution of $0.60 per unit;

    •  Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until there has been distributed with respect to each common unit then outstanding an amount equal to any cumulative arrearage existing with respect to the common units;

    •  Third, 98% to the subordinated unitholders, pro rata, and 2% to the general partner, until there has been distributed with respect to each subordinated unit then outstanding an amount equal to the minimum quarterly distribution of $0.60 per unit;

    •  Fourth, 90% to all unitholders, pro rata, 8% to the holders of incentive distribution rights, pro rata, and 2% to the general partner, until there has been distributed with respect to each unit then outstanding an amount equal to the excess of the first target distribution ($0.66 per unit) over the minimum quarterly distribution; and

    •  Thereafter, 75% to all unitholders, pro rata, 23% to the holders of incentive distribution rights, pro rata, and 2% to the general partner.

If the minimum quarterly distribution and the first target distribution have been reduced to zero under the terms of the partnership agreement, then any distribution of available cash from operating surplus will be made solely in accordance with the final bullet point above.

 After Subordination Period

After the end of the subordination period, Valero L.P. will distribute available cash from operating surplus with respect to any fiscal quarter in the following manner:

Kaneb Partners distributes available cash constituting cash from operations with respect to any calendar quarter in the following manner:

    •  First, 98/99ths to the unitholders, pro rata, and 1/99th to the general partner, until there has been distributed with respect to each unit then outstanding an amount equal to the minimum quarterly distribution of $0.55;

    •  Second, 98/99ths to the unitholders, pro rata, and 1/99th to the general partner, until there has been distributed with respect to each unit then outstanding an amount equal to the excess of the first target distribution ($0.60 per unit) over the minimum quarterly distribution;

    •  Third, 90/99ths to the unitholders, pro rata, and 9/99ths to the general partner, until there has been distributed with respect to each unit then outstanding an amount equal to the excess of the second target distribution ($0.65 per unit) over the first target distribution;

    •  Fourth, 80/99ths to the unitholders, pro rata, and 19/99ths to the general partner, until there has been distributed with respect to each unit then outstanding an amount equal to the excess of the third target distribution ($0.70 per unit) over the second target distribution;

    •  Thereafter, 70/99ths to the unitholders, pro rata, and 29/99ths to the general partner.

    •  First, 98% to all unitholders, pro rata, and 2% to the general partner, until there has been distributed with respect to each unit then outstanding an amount equal to the minimum quarterly distribution of $0.60 per unit;

    •  Second, 90% to all unitholders, pro rata, 8% to the holders of incentive distribution rights, pro rata, and 2% to the general partner, until there has been distributed with respect to each unit then outstanding an amount equal to the excess of the first target distribution ($0.66 per unit) over the minimum quarterly distribution; and

    •  Thereafter, 75% to all unitholders, pro rata, 23% to the holders of incentive distribution rights, pro rata, and 2% to the general partner.

If the minimum quarterly distribution and the first target distribution have been reduced to zero under the terms of the partnership agreement, then any distribution of available cash from operating surplus will be made solely in accordance with the final bullet point above.
The minimum quarterly distribution and the first target distribution are subject to adjustment as described below in "Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels."	The minimum quarterly distribution and target distributions are subject to adjustment as described below in "Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels."

Distributions of Available Cash from Capital Surplus
Valero L.P.	Kaneb Partners

Valero L.P. will make any distributions of available cash from capital surplus in the following manner:

    •  First, 98% to all unitholders, pro rata, and 2% to the general partner, until a hypothetical holder of a common unit acquired on April 16, 2001 has received an aggregate amount equal to the $24.50 initial public offering price of the common units;

    •  Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until there has been distributed with respect to each common unit then outstanding an amount equal to any cumulative arrearage existing with respect to the common units; and

• Thereafter, all distributions of available cash will be distributed as if they were from operating surplus.

Kaneb Partners will make any distributions of available cash constituting cash from interim capital transactions in the following manner:

    •  First, 98/99ths to the unitholders, pro rata, and 1/99th to the general partner, until there has been distributed with respect to each senior preference unit (which, as of August 14, 1998, was designated as a "unit") sold in Kaneb Partners' initial public offering an aggregate amount equal to $22; and

• Thereafter, all distributions of available cash will be distributed as if they were from cash from operations.

Valero L.P.'s partnership agreement treats a distribution of cash from capital surplus on a common unit as the repayment of the initial public offering price of such common unit, which is a return of capital. The initial public offering price less any distributions of cash from capital surplus per common unit is referred to as "unrecovered initial unit price" or "unrecovered capital." Each time a distribution of cash from capital surplus is made on a common unit, the minimum quarterly distribution and the first target distribution for all units will be reduced in the same proportion as the corresponding reduction in the unrecovered capital. Because distributions of cash from capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for Valero L.P.'s general partner to receive incentive distributions. However, any distribution by Valero L.P. of capital surplus before the unrecovered capital is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.
Kaneb Partners' partnership agreement treats a distribution of cash from interim capital transactions on a unit as the repayment of the initial public offering price of such unit, which is a return of capital. The initial public offering price less any distributions of cash from interim capital transactions per unit is referred to as unrecovered capital. Each time a distribution of cash from interim capital transactions is made on a unit, the minimum quarterly distribution and the target distribution levels for all units will be reduced in the same proportion as the corresponding reduction in the unrecovered capital. Because distributions of cash from interim capital transactions will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for Kaneb Partners' general partner to receive an increasing share of future distributions.

If at any time, Valero L.P. makes a distribution of cash from capital surplus in an amount equal to the then-current unrecovered capital, the minimum quarterly distribution and the first target distribution will be reduced to zero. As a result, all future distributions will be made from operating surplus, with 75% being paid to all unitholders, pro rata, 23% to the general partner as the holder of incentive distribution rights, pro rata, and 2% to the general partner.	If at any time Kaneb Partners makes a distribution of cash from interim capital transactions in an amount equal to the then-current unrecovered capital, the minimum quarterly distribution and the target distribution levels will be reduced to zero. As a result, all future distributions will be of cash from operations, with 70/99ths being paid to the unitholders, pro rata, and 29/99ths to the general partner.

Incentive Distribution Rights
Valero L.P.	Kaneb Partners

Incentive distribution rights are non-voting limited partner interests that were issued to Valero L.P.'s general partner in connection with the transfer of its general partnership interest in the operating partnership to Valero L.P. Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution has been achieved. The general partner as the holder of incentive distribution rights is paid in the manner described in "Distributions of Available Cash from Operating Surplus," above.
While Kaneb Partners' partnership agreement does not use the term "incentive distribution rights," the general partner receives an increasing percentage of quarterly distributions of available cash from operations as described in "Distributions of Available Cash from Operations," above.

Prior to March 31, 2011, the general partner may not transfer (other than to affiliates, in a merger or the sale of all assets) the incentive distribution rights without the approval of the majority of the common units (excluding the general partner's common units).

Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels
Valero L.P.	Kaneb Partners

Valero L.P.'s minimum quarterly distribution is $0.60 per unit, subject to adjustment. Valero L.P.'s first target distribution is $0.66 per unit, subject to adjustment. Valero L.P. has no other target distribution levels.
Kaneb Partners' minimum quarterly distribution is $0.55 per unit, subject to adjustment. Kaneb Partners' first, second and third target distributions levels are $0.60, $0.65 and $0.70 per unit, respectively, subject to adjustment.

In addition to reductions of the minimum quarterly distribution and first target distribution level made upon a distribution of available cash from capital surplus, as described above, if Valero L.P. distributes units to its unitholders, combines its units into fewer units or subdivides its units into a greater number of units, Valero L.P. will proportionately adjust:

    •  the minimum quarterly distribution;

    •  the first target distribution level;

    •  any common unit arrearage;

    •  any cumulative common unit arrearage; and

    •  the unrecovered capital.

For example, in the event of a two-for-one split of the common units (assuming no prior adjustments), the minimum quarterly distribution, the first target distribution level, any common unit arrearage, any cumulative common unit arrearage and the unrecovered capital of the common units would each be reduced to 50% of its initial level.

In addition to reductions of the minimum quarterly distribution and target distribution levels made upon a distribution of available cash from interim capital transactions, as described above, if Kaneb Partners distributes units to its unitholders, combines its units into fewer units or subdivides its units into a greater number of units, Kaneb Partners will proportionately adjust:

    •  the minimum quarterly distribution;

    •  the target distribution levels; and

    •  the unrecovered capital.

For example, in the event of a two-for-one split of the units (assuming no prior adjustments), the minimum quarterly distribution, each of the target distribution levels and the unrecovered capital of the units would each be reduced to 50% of its initial level.

In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes Valero L.P. and/or the operating partnership to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, then Valero L.P. will reduce the then-applicable minimum quarterly distribution and the first target distribution level by multiplying the same by one minus the sum of (a) the highest marginal federal corporate (or other) income tax rate that could apply plus (b) any increase in the effective overall state and local income tax rates. For example, if Valero L.P. became subject to a maximum effective federal, state and local income tax rate of 35%, then the minimum quarterly distribution and the first target distribution level would each be reduced to 65% of their previous levels.
In addition, if legislation is enacted that causes Kaneb Partners to become taxable as a corporation, then Kaneb Partners will reduce the minimum quarterly distribution and the target distribution levels by multiplying the same by one minus the sum of (a) the highest marginal federal corporate income tax rate plus (b) the effective overall state and local income tax rate. For example, if Kaneb Partners became subject to a maximum effective federal, state and local income tax rate of 35%, then the minimum quarterly distribution and the target distribution levels would each be reduced to 65% of their previous levels.

Distributions of Cash Upon Liquidation
Valero L.P.	Kaneb Partners

If Valero L.P. dissolves in accordance with its partnership agreement, it will sell or otherwise dispose of its assets in a process called a liquidation, and the partner's capital account balances will be adjusted to reflect and resulting gain or loss. Valero L.P. will first apply the proceeds of liquidation to the payment of its creditors (including partners) in the order of priority provided in the partnership agreement and by law and, thereafter, it will distribute any remaining proceeds to its partners in accordance with, and to the extent of, the positive balances in their respective capital accounts, as adjusted. The manner of adjustment of capital accounts is set forth in Valero L.P.'s partnership agreement.
If Kaneb Partners dissolves in accordance with its partnership agreement, it will sell or otherwise dispose of its assets in a process called liquidation, and the partner's capital account balances will be adjusted to reflect any resulting gain or loss. Kaneb Partners will apply the proceeds of liquidation: first, to the payment of its creditors (other than partners) in the order of priority provided by law; second, the payment to partners for loans or other amounts owed to them by Kaneb Partners; third, to the partners in accordance with the positive balances in their capital accounts, as adjusted; and thereafter, to the partners in proportion to their respective interests. The manner of adjustment of capital accounts is set forth in Kaneb Partners' partnership agreement.

Upon its liquidation, Valero L.P. will allocate any net gain (or unrealized gain attributable to assets distributed in kind to the partners) in the following manner:

    •  first, to each partner having a negative balance in its capital account, in the proportion that such negative balance bears to the total negative balances of all partners, until each partner has been allocated net gain equal to its negative balance;

    •  second, 98% to the common unitholders, pro rata, and 2% to the general partner, until the capital account for each common unit then outstanding is equal to the sum of:

        •  the unrecovered capital with respect to such common unit; and

        •  the amount of any unpaid minimum quarterly distribution for the quarter during which the liquidation occurs; and

        •  the amount of any cumulative arrearage existing with respect to the common units;

    •  third, if prior to the expiration of the subordination period, 98% to the subordinated unitholders, pro rata, and 2% to the general partner, until the capital account for each subordinated unit then outstanding is equal to the sum of:

Upon its liquidation, Kaneb Partners will allocate any net gain (or unrealized gain attributable to assets distributed in kind to the partners) in the following manner:

    •  first, to each partner having a negative balance in its capital accounts, to the extent of, and in proportion to, such negative balance;

    •  second, 98/99ths to the unitholders, pro rata, and 1/99th to the general partner, until the capital account for each unit is equal to the remaining capital with respect to such unit;

    •  third, 98/99ths to the unitholders, pro rata, and 1/99th to the general partner, until the capital account for each unit is equal to the first liquidation target amount;

    •  fourth, 90/99ths to the unitholders, pro rata, and 9/99ths to the general partner, until the capital account for each unit is equal to the second liquidation target amount;

    •  fifth, 80/99ths to the unitholders, pro rata, and 19/99ths to the general partner, until the capital account for each unit is equal to the third liquidation target amount; and

    •  thereafter, 70/99ths to the unitholders, pro rata, and 29/99ths to the general partner.

        •  the unrecovered capital with respect to such subordinated unit; and

        •  the amount of any unpaid minimum quarterly distribution for the quarter during which the liquidation occurs.

    •  fourth, 90% to all unitholders, pro rata, 8% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner, until the capital account for each common unit then outstanding is equal to the sum of:

        •  the unrecovered capital with respect to each common unit; and

        •  the amount of any unpaid minimum quarterly distribution for the quarter during which the liquidation occurs; and

        •  the amount of any cumulative arrearage existing with respect to the common units; and

        •  the excess of (a) the first target distribution less the minimum quarterly distribution for each quarter of the partnership's existence, over (b) the cumulative per unit amount of any distributions of available cash from operating surplus that were distributed 90% to all unitholders, pro rata, 8% to the holders of incentive distribution rights, pro rata, and 2% to the general partner; and

• thereafter, 75% to all unitholders, pro rata, 23% to the holders of incentive distribution rights, pro rata, and 2% to the general partner.

Remaining capital is defined in Kaneb Partners' partnership agreement and generally means, with respect to a unit, the initial public offering price of such unit less the sum of (a) any distributions of cash from interim capital transactions plus (b) any distributions of cash (or the net agreed value of any distributions in kind) previously made in connection with the dissolution and liquidation of the partnership.

Kaneb Partners' first liquidation target amount is, with respect to a unit, an amount equal to the sum of:

    •  the remaining capital on such unit;

    •  plus the excess of (a) the first target distribution less the minimum quarterly distribution for each quarter of the partnership's existence, over (b) the cumulative per unit amount of any distributions of available cash from operations that were distributed 98/99ths to the unitholders, pro rata, and 1/99th to the general partner, until there was distributed with respect to each unit then outstanding an amount equal to the excess of the first target distribution over the minimum quarterly distribution.

Kaneb Partners' second liquidation target amount is, with respect to a unit, an amount equal to the sum of:

    •  the first liquidation target amount;

    •  plus the excess of (a) the second target distribution less the first target distribution for each quarter of the partnership's existence, over (b) the cumulative per unit amount of any distributions of available cash from operations that were distributed 90/99ths to the unitholders, pro rata, and 9/99ths to the general partner, until there was distributed with respect to each unit then outstanding an amount equal to the excess of the second target distribution over the first target distribution.

Kaneb Partners' third liquidation target amount is, with respect to a unit, an amount equal to the sum of:

    •  the second liquidation target amount;

Distributions of Available Cash
Valero L.P.	Kaneb Partners

    •  plus the excess of (a) the third target distribution less the second target distribution for each quarter of the partnership's existence, over (b) the cumulative per unit amount of any distributions of available cash from operations that were distributed 80/99ths to the unitholders, pro rata, and 19/99ths to the general partner, until there was distributed with respect to each unit then outstanding an amount equal to the excess of the third target distribution over the second target distribution.

Upon its liquidation, Valero L.P. will allocate any loss in the following manner:

    •  first, if prior to the conversion of the last subordinated unit, 98% to the subordinated unitholders, pro rata, and 2% to the general partner, until the capital account for each subordinated unit has been reduced to zero; and

    •  second, 98% to the common unitholders, pro rata, and 2% to the general partner, until the capital account for each common unit has been reduced to zero; and

    •  thereafter, 100% to the general partner.

In addition, interim adjustments to capital accounts will be made at the time Valero L.P. issues additional partnership interests or makes distributions of property. Such adjustments will be based on the fair market value of the partnership interests or the property distributed and any gain or loss resulting therefrom will be allocated to the partners in the same manner as gain or loss is allocated upon liquidation. In the event that positive interim adjustments are made to the capital accounts, any subsequent negative adjustments to the capital accounts resulting from the issuance of additional partnership interests in Valero L.P., distributions of property by Valero L.P., or upon Valero L.P.'s liquidation, will be allocated in a manner which results, to the extent possible, in the capital account balances of the general partner equaling the amount that would have been the general partner's capital account balances if no prior positive adjustments to the capital accounts had been made.

Upon its liquidation, Kaneb Partners will allocate any loss in the following manner:

    •  first, to the partners in proportion to, and to the extent of, the positive balances in their respective capital accounts; and

• thereafter, 100% to the general partner.

Merger/Consolidation
Valero L.P.	Kaneb Partners

A merger or consolidation of Valero L.P. requires the prior approval of Valero L.P.'s general partner. The general partner must also approve the merger agreement, which must include certain information as set forth in Valero L.P.'s partnership agreement. Once approved by the general partner, the merger agreement must be submitted to a vote of Valero L.P.'s limited partners, and the merger agreement will be approved upon receipt of the affirmative vote or consent of the holders of a unit majority (unless the affirmative vote of the holders of a greater percentage is required under the merger agreement or Delaware law).
A merger or consolidation of Kaneb Partners requires the prior approval of Kaneb Partners' general partner. The general partner must also approve the merger agreement, which must include certain information as set forth in Kaneb Partners' partnership agreement. Once approved by the general partner, the merger agreement must be submitted to a vote of Kaneb Partners' limited partners, and the merger agreement will be approved upon receipt of the affirmative vote or consent of the holders of at least a majority of the outstanding units (unless the affirmative vote of the holders of a greater percentage is required under the merger agreement or Delaware law).

Unit Majority. During the subordination period, a unit majority consists of at least a majority of the outstanding common units (excluding those common units held by the general partner or its affiliates if they own at least 10% of the common units), voting as a class, and at least a majority of the outstanding subordinated units, voting as a class. Upon the expiration of the subordination period, a unit majority will consist of at least a majority of the outstanding common units.

Disposal of Assets
Valero L.P.	Kaneb Partners

Except in connection with a dissolution and liquidation of the partnership or a duly approved merger, Valero L.P.'s general partner may not (a) sell, exchange or otherwise dispose of all or substantially all of Valero L.P.'s assets in a single transaction or a series of related transactions, or (b) approve on behalf of the partnership the sale, exchange or other disposition of all or substantially all the assets of the operating partnership without the approval of the holders of a unit majority. However, the general partner may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the partnership or operating partnership without the approval of the unitholders. In addition, the general partner may sell any or all of the assets of the partnership or operating partnership in a forced sale pursuant to the foreclosure of, or other realization upon, any such encumbrance without the approval of the unitholders.
Except in connection with a dissolution and liquidation of the partnership, Kaneb Partners' general partner may not (a) sell, exchange or otherwise dispose of all or substantially all of Kaneb Partners' assets in a single transaction or a series of related transactions, or (b) approve on behalf of the partnership the sale, exchange or other disposition of all or substantially all the assets of the operating partnership without the approval of the holders of a majority of the units. However, the general partner may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the partnership without the approval of the unitholders. In addition, the general partner may sell any or all of the assets of the partnership in a forced sale under the foreclosure of, or other realization upon, any such encumbrance without the approval of the unitholders.
Transfer of General Partner Interest
Valero L.P.	Kaneb Partners

Prior to March 31, 2011, Valero L.P.'s general partner may not transfer all or any part of its general partner interest unless such transfer (a) has been approved by the prior written consent or vote of the holders of at least a majority of the outstanding common units (excluding any common units held by the general partner or its affiliates) or (b) is of all, but not less than all, of its general partner interest to (i) an affiliate of the general partner or (ii) another person in connection with the merger or consolidation of the general partner with or into such person or the transfer by the general partner of all or substantially all of its assets to such person.	Kaneb Partners' general partner may transfer all or any part of its general partner interest without unitholder approval.
On or after March 31, 2011, Valero L.P.'s general partner may transfer all or any part of its general partner interest in Valero L.P. without unitholder approval.

No transfer by Valero L.P.'s general partner of all or any part of its general partner interest is permitted unless (a) the transferee agrees to assume the rights and duties of the general partner and be bound by the partnership agreement and (b) the partnership receives an opinion of counsel regarding limited liability and tax matters.	No transfer by Kaneb Partners' general partner of all or any part of its general partner interest is permitted unless (a) the transferee agrees to assume the rights and duties of the general partner and be bound by the partnership agreement and (b) the partnership receives an opinion of counsel regarding limited liability and tax matters.
Withdrawal of General Partner
Valero L.P.	Kaneb Partners

Valero L.P.'s general partner has agreed not to voluntarily withdraw as general partner prior to March 31, 2011 without giving 90 days' advance notice, obtaining the approval of the holders of at least a majority of the outstanding common units (excluding any common units held by the general partner or its affiliates), and providing an opinion of counsel regarding limited liability and tax matters.	Kaneb Partners' general partner may voluntarily withdraw as general partner by giving 90 days' advance written notice.
On or after March 31, 2011, Valero L.P.'s general partner may voluntarily withdraw as general partner without unitholder approval by giving 90 days' advance notice.

In addition, Valero L.P.'s general partner may voluntarily withdraw as general partner at any time without unitholder approval by giving 90 days' advance notice if at least 50% of Valero L.P.'s outstanding units are held or controlled by one person and its affiliates (other than the general partner and its affiliates).

Upon the voluntary withdrawal of the general partner, the holders of a unit majority may elect a successor to the withdrawing general partner prior to the effective date of the withdrawal. If, prior to the effective date of the withdrawal, a successor is not elected or an opinion of counsel regarding limited liability and tax matters cannot be obtained, Valero L.P. will be dissolved, wound up and liquidated, unless within 90 days after the withdrawal, the holders of a unit majority agree to continue Valero L.P.'s business and to appoint a successor general partner.
Prior to any withdrawal, the partnership must receive an opinion of counsel regarding limited liability and tax matters. Upon the voluntary withdrawal of the general partner, the holders of a majority of the outstanding units may elect a successor to the withdrawing general partner prior to the effective date of the withdrawal. If a successor is not elected prior to the effective date of the withdrawal, Kaneb Partners will be dissolved, wound up and liquidated, unless within 180 days after the withdrawal, the holders of a majority of the outstanding units agree to continue Kaneb Partners' business and to appoint a successor general partner.

If the general partner withdraws under circumstances where such withdrawal does not violate the partnership agreement, and a successor general partner is elected under the partnership agreement, the departing general partner will have the option to require the successor general partner to purchase its general partner interests and incentive distribution rights for cash. If the general partner withdraws under circumstances where such withdrawal does violate the partnership agreement, and a successor general partner is elected, the successor general partner will have the option to purchase the general partner interests and incentive distribution rights of the departing general partner. If such general partner interests and incentive distribution rights are not purchased by the successor general partner, they will be converted into common units.	A successor general partner will have the right to purchase for cash the partnership interests of the departing general partner. If such partnership interests are not purchased by the successor general partner, they will be converted into units.

Removal of General Partner
Valero L.P.	Kaneb Partners

Valero L.P.'s general partner may not be removed unless such removal is approved by unitholders holding at least a unit majority (excluding units held by its general partner and its affiliates) and the partnership receives an opinion of counsel regarding limited liability and tax matters. Any removal action must also provide for the election of a successor general partner by a unit majority.
Kaneb Partners' general partner may not be removed unless such removal is approved by the vote of not less than 85% of the outstanding units (including units held by Kaneb Partners' general partner and its affiliates) and the partnership receives an opinion of counsel regarding limited liability and tax matters. Any removal action must also provide for the election of a successor general partner.

If the general partner is removed under circumstances where cause does not exist, and a successor general partner is elected under the partnership agreement, the departing general partner will have the option to require the successor general partner to purchase its general partner interests and incentive distribution rights for cash. If the general partner is removed under circumstances where cause does exist, and a successor general partner is elected, the successor general partner will have the option to purchase the general partner interests and incentive distribution rights of the departing general partner. If the general partner interests and incentive distribution rights are not purchased by the successor general partner, they will be converted into common units.
A successor general partner will have the right to purchase for cash the partnership interests of the departing general partner. If such partnership interests are not purchased by the successor general partner, they will be converted into units.

"Cause" is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable for actual fraud, gross negligence, or willful or wanton misconduct in its capacity as the general partner.

In addition, if the general partner is removed under circumstances where cause does not exist, and units held by the general partner and its affiliates are not voted in favor of such removal, the subordination period will end and all subordinated units will convert into common units and all cumulative arrearages on the common units will be extinguished.

Valero L.P.'s partnership agreement expressly permits the sale of any limited partner interests in the general partner (Riverwalk Logistics, L.P.) as well as the sale of any of the outstanding equity interests in the general partner (Valero GP, LLC) of the general partner.
Kaneb Partners' partnership agreement does not expressly prohibit the sale, in whole or in part, of the ownership of the general partner. Also, Kaneb Partners' general partner is not expressly prohibited from transferring, in whole or in part, the limited partner interests it owns.

Limited Call Rights
Valero L.P.	Kaneb Partners

If at any time Valero L.P.'s general partner and its affiliates own 80% or more of the issued and outstanding limited partner interests of any class, the general partner will have the right (which right it may assign and transfer to the partnership or any affiliate of the general partner) to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests to be purchased by the general partner will be selected by the general partner, and the general partner must mail notice of its election to purchase the interests to the holders of such interests at least 10 but not more than 60 days prior to the purchase date. The purchase price in the event of a purchase under these provisions would be the greater of (a) the current market price (as defined in the partnership agreement) of the limited partner interests of that class as of the date three days prior to the date the general partner mails notice of its election to purchase the interests and (b) the highest price paid by the general partner or any of its affiliates for any limited partner interest of that class purchased within the 90 days preceding the date the general partner mails notice of its election to purchase the interests.
If at any time less than 750,000 units (such number to be adjusted in proportion to any distributions, combinations or subdivisions of units) are held by persons other than the general partner and its affiliates, the general partner will have the right (which right it may assign and transfer to the partnership or any affiliate of the general partner) to purchase all, but not less than all, of the outstanding units that are held by non-affiliated persons. The record date for determining ownership of the units to be purchased by the general partner will be selected by the general partner, and the general partner must mail notice of its election to purchase the units to the holders of such units at least 10 but not more than 60 days prior to the purchase date. The purchase price in the event of a purchase under these provisions would be the greater of (a) the current market price (as defined in the partnership agreement) of the units as of the date the general partner mails notice of its election to purchase the units and (b) the highest cash price paid by the general partner or any of its affiliates for any unit purchased within the 90 days preceding the date the general partner mails notice of its election to purchase the units.

Restrictions on the Issuance of Additional Securities
Valero L.P.	Kaneb Partners

During the subordination period, Valero L.P. may not issue equity securities ranking senior to the common units or in aggregate of more than 4,462,161 additional common units or units on a parity with the common units, in each case without the approval of the holders of a majority of the outstanding common units (excluding those common units held by the general partner and its affiliates so long as the general partner and its affiliates own 10% or more of the outstanding common units) and subordinated units, voting as separate classes, except that Valero L.P. may issue an unlimited number of common units as follows:
The general partner may cause the Kaneb Partners to issue additional limited partner interests and other equity securities of the partnership for such consideration and on such terms and conditions as shall be established by the general partner.

    •  under employee benefit plans;

    •  upon conversion of the general partner interest and incentive distribution rights as a result of a withdrawal of the general partner;

    •  in the event of a combination or subdivision of common units; or

• to finance an acquisition or a capital improvement that would have resulted, on a pro forma basis, in an increase in adjusted operating surplus on a per unit basis for the preceding four-quarter period.

It is possible that Valero L.P. will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units.
After the subordination period, there will be no restriction under the partnership agreement on the ability of the general partner to issue common units or units junior or senior to the common units.

Preemptive Rights
Valero L.P.	Kaneb Partners

Valero L.P.'s general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase equity securities from the partnership whenever, and on the same terms that, Valero L.P. issues those securities to persons other than its general partner and its affiliates, to the extent necessary to maintain the percentage interests of the general partner and/or its affiliates in Valero L.P. that existed immediately prior to the issuance. The holders of common units have no preemptive rights to acquire additional equity securities in the partnership.	Under Kaneb Partners' partnership agreement, no person has any preemptive rights with respect to any issuance of any security by the partnership.

Amendment of Partnership Agreement
Valero L.P.	Kaneb Partners

Amendments to Valero L.P.'s partnership agreement may be proposed only by or with the consent of its general partner. Any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests (including general partner interests) in relation to other classes of partnership interests must be approved by at least a majority of the holders of the class of partnership interest so affected. However, in some circumstances, more particularly described in the partnership agreement, Valero L.P.'s general partner may make amendments to the partnership agreement without the approval of Valero L.P.'s limited partners or assignees to reflect, among other things:

    •  a change in Valero L.P.'s name, the location of its principal place of business, its registered agent or its registered office;

    •  the admission, substitution, withdrawal or removal of partners;

    •  a change to qualify or continue Valero L.P.'s qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither Valero L.P. nor its operating partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

    •  a change that does not adversely affect Valero L.P.'s limited partners in any material respect;

    •  a change to (a) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or (b) facilitate the trading of Valero L.P.'s limited partner interests or comply with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are or will be listed for trading;

Amendments to Kaneb Partners' partnership agreement may be proposed only by its general partner. Any amendment that would materially and adversely affect a class of units in relation to any other class of units or the general partner interest in the partnership must be approved by at least a majority of the holders of the class of units so affected. However, in some circumstances, more particularly described in the partnership agreement, Kaneb Partners' general partner may make amendments to the partnership agreement without the approval of Kaneb Partners' limited partners or assignees to reflect, among other things:

    •  a change in Kaneb Partners' name or the location of its principal place of business;

    •  the admission, substitution, withdrawal or removal of partners;

    •  a change to qualify or continue Kaneb Partners' qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that the partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

    •  a change that does not adversely affect Kaneb Partners' limited partners in any material respect;

    •  a change to (a) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or (b) facilitate the trading of Kaneb Partners' units or comply with any rule, regulation, guideline or requirement of any national securities exchange on which the units are or will be listed for trading;

    •  a distribution, combination or subdivision of partnership securities;

    •  a change in Valero L.P.'s fiscal year or taxable year and any changes that are necessary or advisable as a result of a change in Valero L.P.'s fiscal year or taxable year;

    •  an amendment that is necessary to prevent Valero L.P., or its general partner or its directors, officers, trustees or agents, from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

    •  an amendment that is necessary or advisable in connection with the authorization of issuance of any class or series of partnership securities;

    •  any amendment expressly permitted in the partnership agreement to be made by the general partner acting alone;

    •  an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the partnership agreement;

    •  an amendment that is necessary or advisable to reflect, account for and deal with appropriately the formation of, or investment in, any corporation, partnership, joint venture, limited liability company or other entity in connection with the conduct of activities permitted by the partnership agreement;

    •  a merger or conveyance to effect a change in the partnership's legal form; or

• any other amendments substantially similar to the foregoing.

    •  an amendment that is necessary to prevent Kaneb Partners, or its general partner or its directors or officers, from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

    •  an amendment that is necessary or desirable in connection with the issuance of any class of units;

• any other amendments similar to the foregoing.

Proposed amendments (other than those described above) must be approved by holders of at least a unit majority, unless a greater or different percentage is required in the partnership agreement or under Delaware law. No provision of the partnership agreement that establishes a percentage of outstanding units required to take any action may be amended, altered, changed, repealed, or rescinded to reduce such voting requirement without the approval of the holders of those outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.
Proposed amendments (other than those described above) must be approved by the general partner and the holders of at least 50% of the outstanding units, unless a greater or different percentage or a class vote is required by the partnership agreement. No provision of the partnership agreement that establishes a percentage of the partners required to take any action may be amended, altered, changed, repealed or rescinded to reduce such voting requirement without the approval of the holders of that percentage of units constituting the voting requirement sought to be amended.

No amendments to the partnership agreement (other than those that may be made by the general partner without the approval of the limited partners) will become effective without the approval of the holders of at least 90% of the outstanding units, voting as a single class, unless Valero L.P. obtains an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under applicable law.
No amendments to the partnership agreement (other than those that may be made by the general partner without the approval of the limited partners) will become effective without the approval of the holders of at least 90% of the issued and outstanding units, voting as separate classes, unless Kaneb Partners obtains an opinion of counsel to the effect that such amendment will not cause (a) Kaneb Partners to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes nor (b) the loss of the limited liability of Kaneb Partners' limited partners or the limited partners of the operating partnership.

Dissolution of the Partnership
Valero L.P.	Kaneb Partners

Valero L.P. will be dissolved, and its affairs will be wound up, upon the occurrence of any of the following:

    •  the expiration of its term as provided in the partnership agreement;

    •  the withdrawal or removal of the general partner or any other event that results in its ceasing to be Valero L.P.'s general partner (other than by reason of transfer of its general partner interest in accordance with the partnership agreement) unless a successor general partner is elected and admitted to the partnership and an opinion of counsel regarding limited liability and tax matters is obtained;

    •  an election by the general partner to dissolve the partnership, if approved by the holders of a unit majority;

    •  the entry of a decree of judicial dissolution of the partnership under the provisions of the Delaware Revised Uniform Limited Partnership Act; or

• the sale of all or substantially all of the assets and properties of Valero L.P., the operating partnership and any of their subsidiaries.

Kaneb Partners will be dissolved upon the occurrence of any of the following:

    •  the expiration of its term as provided in the partnership agreement;

    •  the withdrawal or removal of the general partner or any other event that results in its ceasing to be Kaneb Partners' general partner (other than by reason of transfer of its general partner interest in accordance with the partnership agreement or a withdrawal occurring, or removal effective, upon or after approval of a successor general partner);

    •  a written determination by the general partner that projected future revenues of the partnership will be insufficient to enable payment of projected partnership costs and expenses or, if sufficient, will be such that continued operation of the partnership is not in the best interests of the partners;

    •  an election by the general partner to dissolve the partnership, if approved by the holders of at least a majority of the issued and outstanding units;

    •  the sale of all or substantially all of the assets and properties of Kaneb Partners and the operating partnership; or

    •  any other event that, under the Delaware Revised Uniform Limited Partnership Act, would cause its dissolution.

Liquidation
Valero L.P.	Kaneb Partners

Upon Valero L.P.'s dissolution, unless it is reconstituted and continued as a new limited partnership, the person authorized to wind up Valero L.P.'s affairs (the liquidator) will, acting with all the powers of the general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate Valero L.P.'s assets. The proceeds of the liquidation will be applied as follows:

    •  first, towards the payment of all of Valero L.P.'s creditors (including partners) and/or the creation of a reserve for contingent liabilities; and

• then, to all partners in accordance with, and to the extent of, the positive balances in their respective capital accounts, as adjusted under the terms of the partnership agreement.

Upon Kaneb Partners' dissolution, unless it is reconstituted and continued as a new limited partnership, the person authorized to wind up Kaneb Partners' affairs (the liquidating trustee) will, acting with all the powers of the general partner that the liquidating trustee deems necessary or desirable in its good faith judgment, liquidate Kaneb Partners' assets. The proceeds of the liquidation will be applied as follows:

    •  first, towards the payment of all of Kaneb Partners' creditors (other than partners) and/or the creation of a reserve for contingent liabilities;

    •  then, to partners pro rata for loans or other amounts owed to them by Kaneb Partners;

    •  then, to all partners in accordance with the positive balances in their respective capital accounts, as adjusted under the terms of the partnership agreement; and

• then, to all partners in proportion to their respective partnership interests.

The liquidator may, in its absolute discretion, (a) defer liquidation or distribution of the partnership's assets for a reasonable period of time, or (b) distribute the partnership's assets, in whole or in part, in kind, if in either case it determines that an immediate sale and/or distribution of all or some of the partnership's assets would be impractical or would cause undue loss to the partners.
Subject to certain limitations, the liquidating trustee may, in its absolute discretion, (a) defer liquidation or distribution of the partnership's assets for a reasonable period of time, or (b) distribute undivided interests in such of the partnership's assets as the liquidator deems not suitable for liquidation, if in either case it determines that an immediate sale of part or all of the partnership's assets would be impractical or would cause undue loss to the partners.

Management
Valero L.P.	Kaneb Partners

Valero L.P.'s general partner conducts, directs and manages all of the partnership's activities. Except as specifically granted in the partnership agreement, all management powers over the business and affairs of the partnership are exclusively vested in the general partner, and no limited partner or assignee may have any power over the business and affairs of the partnership. Valero L.P.'s general partner has full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the partnership.
Except as otherwise expressly provided in Kaneb Partners' partnership agreement, all decisions respecting any matter set forth therein or otherwise affecting or arising out of the conduct of the business of the partnership are made by Kaneb Partners' general partner. Kaneb Partners' general partner has the exclusive right and full authority to manage, conduct, control and operate the partnership's business and effect the purposes and provisions of the partnership agreement. Except as otherwise expressly provided in the partnership agreement, Kaneb Partners' general partner has the full authority to do all things on behalf of the partnership deemed necessary or desirable by it in the conduct of the business of the partnership.

Change of Management Provisions
Valero L.P.	Kaneb Partners

Valero L.P.'s partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove the general partner or otherwise change management, including the following:

    •  If the general partner is removed without cause, and the units held by the general partner and its affiliates are not voted in favor of that removal, the subordination period will end, all remaining subordinated units will automatically convert into common units and will share distributions with the existing common units pro rata, existing arrearages on the common units will be extinguished and the common units will no longer be entitled to arrearages if Valero L.P. fails to pay the minimum quarterly distribution in any quarter.

    •  Any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner and its affiliates, cannot be voted on any matter.

• The partnership agreement contains provisions limiting the ability of unitholders to call meetings or to acquire information about the partnership's operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

Kaneb Partners' partnership agreement contains provisions limiting the ability of unitholders to call meetings or to acquire information about the partnership's operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

Meetings and Voting
Valero L.P.	Kaneb Partners

Special meetings of Valero L.P.'s limited partners may be called by the general partner or by limited partners owning 20% or more of the outstanding limited partner interests of the class or classes for which a meeting is proposed. The general partner must send notice of any meeting to the limited partners, and a meeting may not be held less than 10 days nor more than 60 days after the mailing of the notice. For the purpose of determining the limited partners entitled to notice of, and to vote at, a meeting of the limited partners (or to give written approvals without a meeting as described below), the general partner will set a record date, which may not be less than 10 nor more than 60 days before the date of the meeting (or the date by which the limited partners are requested to submit written approvals). Only record holders of limited partner interests on such record date are entitled to notice of, and to vote at, a meeting of the limited partners (or to vote on any action to be taken without a meeting).
Meetings of Kaneb Partners limited partners may be called only by the general partner (or the liquidating trustee). The general partner must provide written notice of any meeting to all limited partners of record as of the record date. For the purpose of determining the limited partners entitled to notice of, and to vote at, a meeting of the limited partners, the general partner will set a record date, which may not be less than 10 or more than 60 days prior to the date of the meeting. Only record holders of limited partner interests on such record date are entitled to notice of, and to vote at, a meeting of the limited partners.

If authorized by the general partner, any action that may be taken at a meeting of limited partners may be taken without a meeting by obtaining approval in writing of the necessary percentage of the limited partners that would be required to authorize or take the action at a meeting of the limited partners.
Any action that may be taken at a meeting of limited partners may be taken without a meeting by obtaining approval in writing of the general partner and the necessary percentage of limited partners that would be required to authorize or take the action at a meeting of limited partners.

Each record holder of a limited partner interest has a vote according to his percentage interest in the partnership. Limited partner interests held for a person's account by another person (such as a broker, dealer, or bank), in whose name such limited partner interests are registered, will be voted by such other person in favor of, and at the direction of, the beneficial owner unless the arrangement between such persons provides otherwise. Representation in person or by proxy of a majority of the outstanding limited partner interests of the class or classes for which a meeting has been called will constitute a quorum at such meeting (unless a particular action by the limited partners requires approval by a greater percentage of limited partner interests, in which case the quorum shall be such greater percentage). At any meeting at which a quorum
Each limited partner has one vote for each unit of which he, she or it is the record holder as of the record date. Units held for a person's account by another person (such as a broker, dealer, or bank), in whose name such units are registered, will be voted by such other person in favor of, and at the direction of, the person on whose behalf such units are held. Representation in person or by proxy of a majority of the outstanding units of the class or classes for which a meeting has been called will constitute a quorum at such meeting. Except as otherwise required by the partnership agreement or by law, at any meeting at which a quorum is present, the act of the holders of a majority of the outstanding units present in person or by proxy at the meeting will decide all matters submitted to the limited partners for determination at

is present, the act of the limited partners holding a majority of the outstanding limited partner interests entitled to vote at the meeting will be deemed to be the act of all the limited partners, unless a greater or different percentage is required under the partnership agreement, in which case the act of the limited partners holding such greater or different percentage of the outstanding limited partner interests will be required.	such meeting.

Valero L.P. unitholders have no right to elect Valero L.P.'s general partner on an annual or other continuing basis. Valero L.P.'s partnership agreement explicitly authorizes the general partner to issue limited partner interests having special or superior voting rights without the consent of the limited partners.
Kaneb Partners unitholders have no right to elect Kaneb Partners' general partner on an annual or other continuing basis. Kaneb Partners' partnership agreement explicitly authorizes the general partner to issue limited partner interests having special or superior voting rights without the consent of the limited partners.

Transfer of Units and Status as a Limited Partner or Assignee
Valero L.P.	Kaneb Partners

No transfer of Valero L.P. limited partner interests will be recognized by the partnership unless certificate(s) representing those limited partnership interests are surrendered and such certificates are accompanied by a duly executed transfer application. Each transferee of Valero L.P. limited partner interests must execute a transfer application whereby the transferee, among other things, requests admission as a substituted limited partner, makes certain representations, executes and agrees to comply with and be bound by the partnership agreement, and gives the consents and approvals and makes the waivers contained in the partnership agreement. Transferees may hold common units in nominee accounts.
No transfer of Kaneb Partners units will be recorded or recognized by the partnership unless the transferee executes and delivers a transfer application, whereby the transferee, among other things, requests admission as a substituted limited partner, makes certain representations, executes and agrees to comply with and be bound by the partnership agreement, and gives the approvals and makes the waivers contained in the partnership agreement. Transferees may hold units in nominee accounts.

Once a transferee has executed and delivered a transfer application in accordance with the partnership agreement, the transferee becomes an assignee. An assignee becomes a limited partner upon the consent of the general partner and the recordation of the name of the assignee on Valero L.P.'s books and records. Such consent may be withheld in the sole discretion of the general partner. An assignee, pending its admission as a substituted limited partner, is entitled to an interest in Valero L.P. equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Valero L.P.'s general partner will vote and exercise, at the written direction of the assignee, other powers attributable to limited partner interests owned by an assignee who has not become a substituted limited partner.
Once a transferee has executed and delivered a transfer application in accordance with the partnership agreement, the transferee becomes an assignee. An assignee becomes a limited partner upon the consent of the general partner and the recordation of the name of the assignee on Kaneb Partners' books and records. Such consent may be withheld in the sole discretion of the general partner. An assignee, pending its admission as a substituted limited partner, is entitled to an interest in Kaneb Partners equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Kaneb Partners' general partner will vote and exercise, at the written direction of the assignee, other powers attributable to limited partner interests owned by an assignee who has not become a substituted limited partner.

Transferees who do not execute and deliver transfer applications will be treated neither as assignees nor as record holders of limited partner interests and will not receive distributions, federal income tax allocations or reports furnished to record holders of limited partner interests. The only right such transferees will have is the right to admission as a substituted limited partner upon execution of a transfer application, subject to the approval of the general partner. A nominee or broker who has executed a transfer application with respect to limited partner interests held in street name or nominee accounts will receive distributions and reports pertaining to such limited partner interests.
Transferees who do not execute and deliver transfer applications will be treated neither as assignees nor as record holders of units and will not receive distributions, federal income tax allocations or reports furnished to record holders of units. The only right such transferees will have is the right to admission as a substituted limited partner upon execution of a transfer application, subject to the approval of the general partner. A nominee or broker who has executed a transfer application with respect to units held in street name or nominee accounts will receive distributions and reports pertaining to such units.

VALERO L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Valero L.P. Unaudited Pro Forma Condensed Combined Financial Statements:
Introduction	166
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2004	167
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2003	168
Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended September 30, 2004	169
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	170

VALERO L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

        The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Valero L.P. of Kaneb Services and Kaneb Partners (collectively referred to herein as Kaneb), announced on November 1, 2004. Valero L.P. will acquire all of the equity securities of Kaneb Services in a fixed cash merger for $43.31 per share. Immediately subsequent to the Kaneb Services merger, each unitholder of Kaneb Partners will exchange their units for a number of newly issued Valero L.P. common units based on an exchange ratio measured over a ten-day period prior to closing as follows:

  •
  1.1307 Valero L.P. common units if the average per unit Valero L.P. sales price is equal to or less than $54.39;

  •
  The ratio of $61.50 to the average per unit Valero L.P. sales price, if the average per unit Valero L.P. sales price is between $54.39 and $60.11; or

  •
  1.0231 Valero L.P. common units if the average per unit Valero L.P. sales price equals or exceeds $60.11.

        The Kaneb Services historical information reflects the consolidation of Kaneb Partners and Kaneb Services with all intercompany transactions being eliminated. The first set of pro forma adjustments in the unaudited pro forma condensed combined financial statements reflects the effect of the Kaneb Services merger. The second set of pro forma adjustments reflects the effect of the Kaneb Partners merger that will occur immediately upon the closing of the Kaneb Services merger. The unaudited pro forma condensed combined balance sheet as of September 30, 2004 is presented as if the Kaneb acquisitions had occurred on that date. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2003 and for the nine months ended September 30, 2004, assume that the Kaneb acquisitions occurred on January 1, 2003. The estimates of fair value of the assets acquired and liabilities assumed are based on preliminary assumptions, pending the completion of an independent appraisal, with any excess of purchase price over the net fair value of assets acquired and liabilities assumed assigned to goodwill.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of Valero L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2003; (ii) the audited historical consolidated financial statements of Kaneb Partners included in its Annual Report on Form 10-K for the year ended December 31, 2003; (iii) the audited historical consolidated financial statements of Kaneb Services included in its Annual Report on Form 10-K for the year ended December 31, 2003; and (iv) the unaudited historical consolidated financial statements of Valero L.P., Kaneb Services and Kaneb Partners included in their respective quarterly reports on Form 10-Q for the nine months ended September 30, 2004, all of which are incorporated by reference in this document. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Kaneb acquisitions had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the notes to unaudited pro forma condensed combined financial statements, are based upon available information and certain assumptions that Valero L.P.'s management believes are reasonable.

        The unaudited pro forma condensed combined financial statements do not give effect to any divestiture of assets that may be required for governmental approval of the proposed mergers or to any anticipated cost savings or other financial benefits expected to result from the mergers.

VALERO L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2004
(in thousands)

	Valero L.P. Historical	Kaneb Services Historical	Kaneb Services Merger Pro Forma Adjustments		Valero L.P. Pro Forma before Kaneb Partners Merger	Kaneb Partners Merger Pro Forma Adjustments		Valero L.P. Pro Forma Combined with Kaneb
Assets
Current assets:
Cash and cash equivalents	$17,687	$50,019	$500,000 (3,250 (525,043	(a) )(a) )(b)	$39,413	$(4,500 29,158 (500 (15,100	)(d) (e) )(f) )(h)	$48,471
Receivable from Valero Energy	18,574	—	—		18,574	—		18,574
Accounts receivable	3,428	84,940	—		88,368	—		88,368
Other current assets	1,863	31,034	—		32,897	—		32,897

Total current assets	41,552	165,993	(28,293)		179,252	9,058		188,310

Property and equipment	981,640	1,422,132	—		2,403,772	545,416 (286,447	(d) )(g)	2,662,741
Less accumulated depreciation and amortization	(188,247)	(286,447)	—		(474,694)	286,447	(g)	(188,247)

Property and equipment, net	793,393	1,135,685	—		1,929,078	545,416		2,474,494
Goodwill	4,715	10,622	444,083	(b)	459,420	558,100 (10,622 17,100	(d) )(d) (h)	1,023,998
Investment in joint ventures	15,582	26,277	—		41,859			41,859
Other noncurrent assets, net	3,636	11,710	3,250	(a)	18,596	(4,984	)(d)	13,612

Total assets	$858,878	$1,350,287	$419,040		$2,628,205	$1,114,068		$3,742,273

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$485	$—	$—		$485	$—		$485
Accounts payable	7,597	51,857	—		59,454	—		59,454
Payable to Valero Energy	3,783	—	—		3,783	—		3,783
Accrued liabilities	11,973	72,975	—		84,948	2,000	(h)	86,948
Deferred terminalling fees	—	8,669	—		8,669	—		8,669

Total current liabilities	23,838	133,501	—		157,339	2,000		159,339

Long-term debt, less current portion	395,114	685,775	500,000	(a)	1,580,889	51,993	(d)	1,632,882
Deferred income taxes	—	20,610	—		20,610	—		20,610
Other long-term liabilities	1,023	32,136	—		33,159	—		33,159
Interest of outside non-controlling partners in Kaneb Partners	—	397,305	—		397,305	(397,305	)(d)	—
Equity:
Common units	310,834	—	—		310,834	1,428,722 (500	(d) )(f)	1,739,056
Subordinated units	118,199	—	—		118,199	—		118,199
General partner's equity	9,870	—	—		9,870	29,158	(e)	39,028
Shareholders' equity	—	80,960	(80,960	)(b)	—	—		—

Total equity	438,903	80,960	(80,960)		438,903	1,457,380		1,896,283

Total liabilities and equity	$858,878	$1,350,287	$419,040		$2,628,205	$1,114,068		$3,742,273

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

VALERO L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except unit and per unit data)

	Valero L.P. Historical	Kaneb Services Historical	Kaneb Services Merger Pro Forma Adjustments		Valero L.P. Pro Forma before Kaneb Partners Merger	Kaneb Partners Merger Pro Forma Adjustments		Valero L.P. Pro Forma Combined with Kaneb
Revenues	$181,450	$865,791	$—		$1,047,241	$(4,306	)(i)	$1,042,935

Costs and expenses:
Cost of products sold	—	486,310	—		486,310	—		486,310
Operating expenses	64,609	169,380	—		233,989	—		233,989
General and administrative expenses	7,537	28,402	—		35,939	—		35,939
Depreciation and amortization	26,267	53,195	—		79,462	19,833	(j)	99,295

Total costs and expenses	98,413	737,287	—		835,700	19,833		855,533

Operating income	83,037	128,504	—		211,541	(24,139)		187,402
Equity income from joint ventures	2,416	—	—		2,416	4,306	(i)	6,722
Interest and other expense, net	(15,860)	(39,211)	(32,825	)(c)	(87,896)	4,373	(k)	(83,523)

Income from continuing operations before gain on issuance of units by Kaneb Partners, interest of outside non- controlling partners and income taxes	69,593	89,293	(32,825)		126,061	(15,460)		110,601
Gain on issuance of units by Kaneb Partners	—	10,898	—		10,898	—		10,898
Interest of outside non-controlling partners in Kaneb Partners	—	(61,908)	—		(61,908)	61,908	(l)	—
Income tax expense	—	(4,887)	—	(m)	(4,887)	—	(m)	(4,887)

Income from continuing operations	$69,593	$33,396	$(32,825)		$70,164	$46,448		$116,612

Allocation of income from continuing operations:
Income from continuing operations	$69,593	$33,396	$(32,825)		$70,164	$46,448		$116,612
General partner's interest in income from continuing operations	(3,959)	—	—		(3,959)	(3,791	)(n)	(7,750)

Limited partners' interest in income from continuing operations	$65,634	$33,396	$(32,825)		$66,205	$42,657		$108,862

Income from continuing operations per unit applicable to limited partners	$3.02							$2.33

Weighted average number of limited partnership units outstanding	21,706,164				21,706,164	24,990,759	(d)	46,696,923

        See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

VALERO L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(in thousands, except unit and per unit data)

	Valero L.P. Historical	Kaneb Services Historical	Kaneb Services Merger Pro Forma Adjustments		Valero L.P. Pro Forma before Kaneb Partners Merger	Kaneb Partners Merger Pro Forma Adjustments		Valero L.P. Pro Forma Combined with Kaneb
Revenue	$166,106	$759,623	$—		$925,729	$(4,423	)(i)	$921,306

Costs and expenses:
Cost of products sold	—	458,253	—		458,253	—		458,253
Operating expenses	59,746	133,443	—		193,189	—		193,189
General and administrative expenses	8,233	21,850	—		30,083	—		30,083
Depreciation and amortization	24,536	41,701	—		66,237	14,875	(j)	81,112

Total costs and expenses	92,515	655,247	—		747,762	14,875		762,637

Operating income	73,591	104,376	—		177,967	(19,298)		158,669
Equity income from joint ventures	1,102	—	—		1,102	4,423	(i)	5,525
Interest and other expense, net	(15,630)	(32,038)	(24,619	)(c)	(72,287)	3,438	(k)	(68,849)

Income from continuing operations before interest of outside non-controlling partners and income taxes	59,063	72,338	(24,619)		106,782	(11,437)		95,345
Interest of outside non-controlling partners in Kaneb Partners	—	(49,109)	—		(49,109)	49,109	(l)	—
Income tax expense	—	(3,028)	—	(m)	(3,028)	—	(m)	(3,028)

Income from continuing operations	$59,063	$20,201	$(24,619)		$54,645	$37,672		$92,317

Allocation of income from continuing operations:
Income from continuing operations	$59,063	$20,201	$(24,619)		$54,645	$37,672		$92,317
General partner's interest in income from continuing operations	(4,451)	—	—		(4,451)	(4,211	)(n)	(8,662)

Limited partners' interest in income from continuing operations	$54,612	$20,201	$(24,619)		$50,194	$33,461		$83,655

Income from continuing operations per unit applicable to limited partners	$2.37							$1.74

Weighted average number of limited partnership units outstanding	23,041,394				23,041,394	24,990,759	(d)	48,032,153

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

VALERO L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except unit and per unit data)

Kaneb Services Merger Pro Forma Adjustments:

(a)
To reflect the issuance of $500,000 principal amount of 10-year term debt and the payment of $3,250 of associated debt issuance costs, the proceeds from which will be used to acquire the equity securities of Kaneb Services. The deferred debt issuance costs will be capitalized and amortized over the life of the new term debt.

(b)
To reflect the acquisition of 100% of the outstanding equity securities of Kaneb Services, the assets of which include a 1% general partner interest in Kaneb Partners, an approximate 1% general partner interest in the operating partnership, Kaneb Pipe Line Operating Partnership, L.P., and an 18% limited partner interest in Kaneb Partners. The following is a preliminary estimate of the purchase price allocation for the Kaneb Services merger:

Estimated purchase price (based on $43.31 per share applied to Kaneb Services' 12,122,903 shares outstanding at closing)	$525,043
Less: Carrying value of Kaneb Services' net assets, including ownership interests in Kaneb Partners	80,960

Excess of estimated purchase price over carrying value of net assets acquired	$444,083

Under the terms of the Kaneb Services merger agreement, the aggregate amount of cash to be paid to Kaneb Services' shareholders in the merger does not vary with the market price of Valero L.P. common units at completion of the merger. The Kaneb Services shares reflected above include outstanding shares as well as the assumed vesting of certain stock options and deferred stock units immediately prior to the closing date. For purposes of this pro forma analysis, the above excess of estimated purchase price over carrying value of net assets acquired has been allocated entirely to goodwill. All adjustments of the carrying values of the acquired assets and liabilities to fair value, including additional goodwill, are reflected in the Kaneb Partners merger pro forma adjustments.

(c)
To reflect interest expense at an annual interest rate of 6.5% on borrowings of $500,000 of new term debt ($24,375 for the nine months ended September 30, 2004 and $32,500 for the year ended December 31, 2003), as well as the amortization of deferred debt issuance costs ($244 for the nine months ended September 30, 2004 and $325 for the year ended December 31, 2003). A 1/8% change in the interest rate associated with these borrowings would have a $469 and $625 effect on interest expense for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

Kaneb Partners Merger Pro Forma Adjustments:

(d)
To reflect the purchase of Kaneb Partners' remaining 81% limited partner interest through an exchange of Valero L.P. common units. The following is a preliminary estimate of the purchase price for the Kaneb Partners merger:

Kaneb Partners' limited partner units outstanding as of September 30, 2004	28,327,590
Less: Kaneb Services' ownership of Kaneb Partners' limited partner units acquired by Valero L.P. in the Kaneb Services merger	5,095,500

Number of Kaneb Partners' limited partner units expected to be exchanged for Valero L.P. common units	23,232,090
Multiplied by the exchange ratio	1.0757	(1)

Number of Valero L.P. common units expected to be issued in the exchange	24,990,759
Multiplied by Valero L.P.'s average common unit price from 2 days before to 2 days after the announcement of the mergers	$57.17

Estimated purchase price of Kaneb Partners merger before transaction-related costs	$1,428,722
Estimated transaction-related costs	4,500

Total estimated purchase price of Kaneb Partners merger	1,433,222
Less: Carrying value of non-controlling partners' interest in Kaneb Partners' net assets	397,305

Excess of estimated purchase price over carrying value of net assets acquired	$1,035,917	(2)

  (1)
  Under the terms of the merger agreement with Kaneb Partners, each unitholder of Kaneb Partners will receive a number of Valero L.P. common units determined by an exchange ratio formula based on the average sales price of Valero L.P. common units measured over a period prior to closing. The exchange ratio assumed for the unaudited pro forma condensed combined financial statements was 1.0757.

  (2)
  For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary assessment of the fair value of the assets to be acquired and liabilities to be assumed, pending the completion of an independent appraisal. Management does not expect to allocate a significant amount of the purchase price to identifiable intangible assets, as there is little intellectual property involved in the operation of the acquired businesses. However, the results of the pending appraisal may reflect a value for certain customer contracts or other identifiable intangible assets, the quantification of which cannot be determined at this time. The preliminary purchase price allocation results in the following pro forma adjustments:

Increase in property and equipment	$545,416
Decrease in other noncurrent assets	(4,984)
Elimination of Kaneb's historical goodwill	(10,622)
Increase in long-term debt related to the fair value premium	(51,993)
Goodwill resulting from Kaneb Partners merger	558,100

Excess of estimated purchase price over carrying value of net assets acquired	$1,035,917

(e)
To record a capital contribution from the general partner of Valero L.P. of $29,158 to maintain its 2% ownership interest in Valero L.P.

(f)
To reflect estimated transaction costs of $500 related to the Valero L.P. common units expected to be issued in the exchange.

(g)
To reflect the elimination of Kaneb's historical accumulated depreciation of $286,447.

(h)
To reflect $15,100 of estimated payments to Kaneb employees under termination and change of control provisions in executive compensation and employment agreements and an accrual of $2,000 for estimated relocation and other costs related mainly to relocating Kaneb employees to Valero L.P.'s headquarters location.

(i)
To reclassify equity earnings from investments in joint ventures in order to conform the financial statement presentation of Kaneb to that of Valero L.P.

(j)
To record depreciation expense on the $545,416 excess purchase price preliminarily allocated to property and equipment of $14,875 for the nine months ended September 30, 2004 and $19,833 for the year ended December 31, 2003 based on an estimated life of 27.5 years and no assumed salvage value.

(k)
Valero L.P.'s pro forma statements of income for the nine months ended September 30, 2004 and the year ended December 31, 2003 reflect $3,438 and $4,373, respectively, of interest expense reductions attributable to amortization of the $51,993 pro forma excess of fair value over carrying value of Kaneb's debt at September 30, 2004 (i.e., the "fair value premium"). For pro forma presentation purposes, the fair value premium associated with each Kaneb debt instrument assumed has been amortized from January 1, 2003 or the date of issuance of the debt, whichever is later, over the remaining term of the instrument using the effective interest method. If market rates underlying the fair value of each debt instrument were to increase 1/8%, the pro forma increase in interest expense would be $285 and $367 for the nine months ended September 30, 2004 and for the year ended December 31, 2003, respectively.

(l)
To eliminate the deduction from income representing the interest of outside non-controlling partners in Kaneb Partners of $49,109 for the nine months ended September 30, 2004 and $61,908 for the year ended December 31, 2003. Subsequent to the merger transactions, Valero L.P. will own 100% of Kaneb Services' and Kaneb Partners' ownership interests.

(m)
The pro forma adjustments to the statements of income have not been tax-effected as the effect on income tax is not deemed to be material.

(n)
General partner's interest in income from continuing operations has been calculated using historical distributions per limited partner unit as declared and approved by the board of directors. The general partner's incentive distribution rights have been calculated as defined by the partnership agreement. The income from continuing operations applicable to the general partner is reflected in the Kaneb Partners merger pro forma adjustments to reflect the effect of both mergers. The following reflects the general partner's total interest in the pro forma combined income from continuing operations:

	For the Year Ended December 31, 2003	For the Nine Months Ended September 30, 2004
General partner's 2% ownership interest in income from continuing operations	$2,222	$1,707
General partner's incentive distribution for the respective reporting period	5,528	6,955

Total general partner interest in income from continuing operations	$7,750	$8,662

(o)
Certain of the pro forma adjustments incorporate preliminary estimates of the fair value of assets that are being acquired. Early indications are that the excess of the purchase price over the preliminary fair values ("excess cost") may be assigned to non-amortizable goodwill as opposed to depreciable fixed assets or amortizable intangible assets. Upon completion of the proposed merger or shortly thereafter, Valero L.P. will obtain a third-party valuation of Kaneb's assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some additional amounts being assigned to tangible or amortizable intangible assets apart from goodwill. To the extent that any additional amount is assigned to a tangible or amortizable intangible asset, this amount will ultimately be depreciated or amortized (as appropriate) to earnings over the expected useful life of the asset. To the extent that any amount remains as goodwill, this amount would not be subject to amortization, but would be subject to periodic impairment testing and if necessary, written down to a lower fair value should circumstances warrant.

The following table shows the preliminary calculation of the estimated pro forma goodwill amount (in thousands):

Amount Allocated to Goodwill in Preliminary Purchase Price Allocation		Pro Forma Reference
Estimated purchase price of Kaneb Services merger	$525,043	Note (b)
Estimated purchase price of Kaneb Partners merger before transaction-related costs	1,428,722	Note (d)
Estimated transaction-related costs	4,500	Note (d)

Total aggregate purchase price	1,958,265
Less: Estimated fair value of Kaneb net assets at September 30, 2004	938,982

Excess of purchase price over net assets of Kaneb preliminarily assigned to goodwill	1,019,283
Valero L.P. historical goodwill prior to the Kaneb mergers	4,715

Valero L.P. pro forma combined company goodwill	$1,023,998

The table below shows the potential increase in pro forma depreciation or amortization expense if certain amounts of the $1,019,283 of goodwill resulting from the Kaneb mergers are ultimately assigned to fixed assets or amortizable intangible assets. For purposes of calculating this sensitivity, the straight-line method of cost allocation (i.e., depreciation or amortization) has been utilized using an estimated useful life of 27.5 years and no assumed salvage value. The decrease in income per unit is predicated on the income from continuing operations per unit applicable to limited partners reflected in the "Valero L.P. Pro Forma Combined with Kaneb" column of the unaudited pro forma condensed combined statements of income.

The resulting pro forma adjustments for the year ended December 31, 2003 are as follows (dollars in thousands, except per unit amounts):

For the Year Ended December 31, 2003
Amount Allocated to Tangible or Intangible Assets Out of Goodwill Preliminarily Assigned	Decrease in Income from Continuing Operations	Decrease in Income Per Unit
$203,857 or 20% of preliminary goodwill	$7,413	$0.15
$407,713 or 40% of preliminary goodwill	14,826	0.31
$611,570 or 60% of preliminary goodwill	22,239	0.47
$815,426 or 80% of preliminary goodwill	29,652	0.62
$1,019,283 or 100% of preliminary goodwill	37,065	0.78

The resulting pro forma adjustments for the nine months ended September 30, 2004 are as follows (dollars in thousands, except per unit amounts):

For the Nine Months Ended September 30, 2004
Amount Allocated to Tangible or Intangible Assets Out of Goodwill Preliminarily Assigned	Decrease in Income from Continuing Operations	Decrease in Income Per Unit
$203,857 or 20% of preliminary goodwill	$5,560	$0.11
$407,713 or 40% of preliminary goodwill	11,120	0.23
$611,570 or 60% of preliminary goodwill	16,679	0.34
$815,426 or 80% of preliminary goodwill	22,239	0.45
$1,019,283 or 100% of preliminary goodwill	27,799	0.57
(p)
Under the terms of the Kaneb Partners merger agreement, the number of Valero L.P. common units to be issued in exchange for Kaneb Partners limited partner units will vary with changes in the market price of Valero L.P. common units between $54.39 per common unit and $60.11 per common unit, but will not vary if the market price of Valero L.P. common units is equal to or greater than $60.11 per common unit or equal to or less than $54.39 per common unit. As a result, the purchase price of the Kaneb Partners merger, and the amount of goodwill resulting from the merger, will not vary if the market price of Valero L.P. common units is between $54.39 per common unit and $60.11 per common unit, but will vary if the market price of Valero L.P. common units is greater than or equal to $60.11 per common unit or equal to or less than $54.39 per common unit.

  The following table presents increases and decreases in certain selected unaudited pro forma condensed combined financial statement information based on four assumed market prices of Valero L.P. common units at the date of the closing of the Kaneb Partners merger:

			Increase (Decrease) in Income from Continuing Operations per Unit Applicable to Limited Partners
Assumed Market Price of Valero L.P. Common Unit	Increase (Decrease) in Number of Valero L.P. Common Units to be Issued	Increase (Decrease) in Purchase Price and Resulting Goodwill
			For the Year Ended December 31, 2003	For the Nine Months Ended September 30, 2004
(in thousands, except unit and per unit data)
$49.39	1,277,765	$(131,319)	$(0.06)	$(0.05)
54.39	1,277,765	—	(0.06)	(0.05)
60.11	(1,222,008)	—	0.07	0.05
65.11	(1,222,008)	118,862	0.07	0.05

LEGAL MATTERS

        The validity of the Valero L.P. common units to be issued in the Kaneb Partners merger will be passed upon by Bradley C. Barron, Esq., Secretary of Valero L.P.

RIGHTS OF DISSENTING UNITHOLDERS/SHAREHOLDERS

        Under Delaware law and their respective partnership agreements, Valero L.P. common unitholders and Kaneb Partners unitholders do not have the right to dissent from the mergers and obtain appraisal rights.

        Under Kaneb Services' limited liability company agreement, Kaneb Services shareholders are entitled to dissent from any transaction upon which they are required to vote and obtain appraisal rights to the same extent and on the same terms and procedures such rights would be available to shareholders of a Delaware corporation in the same context. Because Section 262 of the Delaware General Corporation Law would provide dissenter's rights in this context to the shareholders of a Delaware corporation, Kaneb Services shareholders are entitled to dissent from the Kaneb Services merger and obtain appraisal rights if they strictly comply with the statutory procedures summarized below. The relevant section of Kaneb Services' limited liability company agreement is attached to this document in Appendix F and is incorporated into this summary by reference.

        The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this document in Appendix F and is incorporated into this summary by reference.

        Under Section 262 of Delaware General Corporation Law, appraisal rights will generally be available for the shares of any class or series of a constituent corporation to a merger if the holders thereof are required by the terms of the agreement of merger to accept for such shares anything except (a) shares of the corporation surviving or resulting from the merger; (b) shares of certain other corporations; (c) cash in lieu of fractional shares; or (d) any combination of shares, depository receipts and cash in lieu of fractional shares.

        Kaneb Services shareholders wishing to exercise appraisal rights must strictly comply with the rules governing the exercise of appraisal rights or may lose these rights of appraisal.

        If the Kaneb Services merger is consummated, each Kaneb Services shareholder who (a) files with Kaneb Services a written demand for appraisal of his or her shares prior to the taking of the vote on the Kaneb Services merger, and (b) follows the procedures set forth in Section 262 of the Delaware General Corporation Law, will be entitled to be paid by Valero L.P. for his or her Kaneb Services common shares the fair value in cash of the Kaneb Services common shares. All written demands for appraisal rights should be mailed or delivered to Kaneb Services LLC, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, Attention: Corporate Secretary. The fair value of Kaneb Services common shares will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the Kaneb Services merger. The Kaneb Services common shares with respect to which holders have perfected their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law and have not effectively withdrawn or lost their appraisal rights are referred to in this section as the dissenting shares.

        Within ten days after the effective date of the Kaneb Services merger, Valero L.P. must mail a notice to all Kaneb Services shareholders who have complied with item (a) in the preceding paragraph notifying such shareholders of the effective date of the Kaneb Services merger. Within 120 days after the effective date of the Kaneb Services merger, holders of dissenting shares may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although they may, within 60 days of the effective date of the Kaneb Services merger, withdraw their demand for appraisal. Within 120 days of the effective date of the Kaneb Services merger, the holders of dissenting shares may also, upon written request, receive from Valero L.P., on behalf of Kaneb Services, a statement setting forth the aggregate number of shares not voted in favor of the Kaneb Services merger and with respect to which demands for appraisals have been received and the aggregate number of holders of such shares.

        Appraisal rights are available only to the holder of record of shares. If a Kaneb Services shareholder wishes to exercise appraisal rights but has a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, the Kaneb Services shareholder should act promptly to cause the holder of record to follow the procedures set forth in Section 262 of the Delaware General Corporation Law to perfect the Kaneb Services shareholder's appraisal rights.

        A demand for appraisal should be signed by or on behalf of the Kaneb Services shareholder exactly as the shareholder's name appears on the shareholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

        If any holder of Kaneb Services common shares who demands appraisal of his or her shares under Section 262 of the Delaware General Corporation Law fails to perfect, or effectively withdraws or loses the right to appraisal, his or her shares will be converted into a right to receive the consideration with respect to the holder's dissenting shares in accordance with the Kaneb Services merger agreement. Dissenting shares lose their status as dissenting shares if:

  •
  the Kaneb Services merger is abandoned;

  •
  the dissenting shareholder fails to make a timely written demand for appraisal;

  •
  the dissenting shares are voted in favor of the Kaneb Services merger;

  •
  neither Valero L.P., on behalf of Kaneb Services as the surviving entity, nor the shareholder files a complaint or intervenes in a pending action within 120 days after the effective date of the Kaneb Services merger; or

  •
  the dissenting shareholder delivers to Valero L.P., acting on behalf of Kaneb Services, the surviving entity, within 60 days of the effective date of the Kaneb Services merger, or thereafter, with Valero L.P.'s approval, a written withdrawal of the shareholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any dissenting shareholder without the approval of the court.

        Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event the Kaneb Services shareholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the Kaneb Services merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, holders of Kaneb Services common shares who are considering dissenting from the Kaneb Services merger should consult their own legal advisors.

EXPERTS

        The consolidated balance sheets of Valero L.P. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, cash flows and partners' equity for the years ended December 31, 2003 and 2002 incorporated herein by reference have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference herein, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The Audit Committee of the board of directors of Valero GP, LLC, the general partner of Valero L.P.'s general partner, determined on March 11, 2004 to appoint KPMG LLP to serve as Valero L.P.'s independent registered public accounting firm for the fiscal year ending December 31, 2004. On March 11, 2004, the Audit Committee approved the dismissal of Ernst & Young LLP as the Company's independent registered public accounting firm following the fiscal year 2003 audit.

        The consolidated statements of income, cash flows and partners' equity of Valero L.P. and subsidiaries for the year ended December 31, 2001 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon incorporated herein by reference, in reliance on the authority of said firm as experts in giving said report. On March 22, 2002, upon the recommendation of the audit committee, the board of directors of Valero GP, LLC approved the dismissal of Arthur Andersen LLP as Valero L.P.'s independent public accountants and the selection of Ernst & Young LLP to audit the consolidated financial statements of Valero L.P. for the year ending December 31, 2002.

        Arthur Andersen LLP, which has ceased operations, has not consented to the incorporation of their report herein, and Valero L.P. dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Under most circumstances a registrant must obtain and file the consent of its accountants contemporaneously with the filing of any registration statement that includes audited financial statements. By granting such a consent, accounting firms become exposed to liability under Section 11(a) of the Securities Act for any untrue statements of material fact in, or omissions of material facts from, such registration statement. Investors who bring a successful claim under Section 11(a) of the Securities Act are entitled to recessionary damages. As a result of the criminal conviction against Arthur Andersen LLP in connection with Enron Corporation, and the volume of civil lawsuits filed against it, Arthur Andersen LLP may not have the ability to withstand liability for prior audits.

        The consolidated balance sheets of Kaneb Services LLC and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2003, and the consolidated balance sheets of Kaneb Pipe Line Partners, L.P. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, cash flows and partners' capital for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein, and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003 consolidated financial statements refer to a change in the method of accounting for asset retirement obligations.

OTHER MATTERS

        As of the date of this document, Valero GP, LLC, the general partner of Valero L.P.'s general partner, Kaneb Partners' general partner and the Kaneb Services board of directors know of no matters that will be presented for consideration at the Valero L.P. special meeting, the Kaneb Partners special meeting or the Kaneb Services special meeting, respectively, other than as described in this document. If any other matters do properly come before any of those special meetings or any adjournments or postponements of those special meetings and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any of those other matters.

UNITHOLDER/SHAREHOLDER PROPOSALS

        Under Delaware law and under their respective partnership agreements, Valero L.P. and Kaneb Partners are not required to hold annual meetings of their unitholders. Valero L.P. and Kaneb Partners currently do not intend to hold annual meetings of their unitholders in 2005.

        Kaneb Services plans to hold an annual meeting in 2005 only if the Kaneb Services merger is not completed. If an annual meeting of Kaneb Services shareholders is held in 2005, proposals of Kaneb Services shareholders intended to be presented at the 2005 annual meeting must be received by Kaneb Services, addressed to Howard C. Wadsworth, Vice President, Treasurer and Secretary, Kaneb Services LLC, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, no later than December 31, 2004 in order to be considered for inclusion in the proxy materials relating to that meeting. Any Kaneb Services shareholder proposal submitted outside of the foregoing process will be considered untimely if filed after March 16, 2005.

INDEPENDENT AUDITORS

        Representatives of KPMG LLP will be present at each of the Valero L.P. special meeting, the Kaneb Partners special meeting and the Kaneb Services special meeting. In each case, those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

        Valero L.P., Kaneb Services and Kaneb Partners file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information filed by Valero L.P., Kaneb Services and Kaneb Partners at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Valero L.P., Kaneb Services and Kaneb Partners are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

        Valero L.P. has filed a Registration Statement on Form S-4 to register with the SEC the Valero L.P. common units to be issued to Kaneb Partners unitholders in the Kaneb Partners merger. This document is a part of that Registration Statement and constitutes a proxy statement and a prospectus of Valero L.P., in addition to being a proxy statement of Kaneb Partners for the Kaneb Partners special meeting and Kaneb Services for the Kaneb Services special meeting. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about Valero L.P., Kaneb Services and Kaneb Partners and Valero L.P. common units. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. Summaries contained in this document of the contents of any agreement or other document referred to in this document are not necessarily complete and we refer you to the complete copy of that agreement or other document for its precise legal terms and other information that may be important to you.

        The SEC allows Valero L.P., Kaneb Services and Kaneb Partners to "incorporate by reference" information into this document. This means that Valero L.P., Kaneb Services and Kaneb Partners can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

        This document incorporates by reference the documents listed below that Valero L.P., Kaneb Services and Kaneb Partners have previously filed with the SEC. They contain important information about Valero L.P., Kaneb Services and Kaneb Partners and their financial condition.

Valero L.P. SEC Filings	Period/Filing Date
Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004, and September 30, 2004
Current Reports on Form 8-K
Filed January 26, 2004, March 2, 2004, March 12, 2004, April 26, 2004, July 26, 2004, August 19, 2004, October 29, 2004, November 1, 2004, November 1, 2004 and November 4, 2004 (other than those portions furnished under (a) Item 9 or Item 12 of Form 8-K prior to August 25, 2004, and (b) Item 2.02 or 7.01 of Form 8-K on or after August 23, 2004)
Registration Statement on Form 8-A	Filed March 30, 2001
Kaneb Services SEC Filings	Period/Filing Date
Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004, and September 30, 2004
Current Reports on Form 8-K
Filed February 26, 2004, May 3, 2004, August 6, 2004, November 1, 2004, November 2, 2004, and November 3, 2004 (other than those portions furnished under (a) Item 9 or Item 12 of Form 8-K prior to August 25, 2004, and (b) Item 2.02 or 7.01 of Form 8-K on or after August 23, 2004)
Kaneb Partners SEC Filings	Period/Filing Date
Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004, and September 30, 2004
Current Reports on Form 8-K
Filed February 26, 2004, April 22, 2004, May 3, 2004, August 6, 2004, November 1, 2004, November 2, 2004, and November 3, 2004 (other than those portions furnished under (a) Item 9 or Item 12 of Form 8-K prior to August 25, 2004, and (b) Item 2.02 or 7.01 of Form 8-K on or after August 23, 2004)

        In addition, Valero L.P., Kaneb Services and Kaneb Partners incorporate by reference additional documents that any of them may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the dates of the Valero L.P., Kaneb Services and Kaneb Partners special meetings. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        All information included or incorporated by reference in this document concerning Valero L.P. has been furnished by Valero L.P. All information included or incorporated by reference in this document concerning Kaneb Services has been furnished by Kaneb Services. All information included or incorporated by reference in this document concerning Kaneb Partners has been furnished by Kaneb Partners.

        You can obtain any of the documents incorporated by reference in this document through Valero L.P., Kaneb Services or Kaneb Partners, as the case may be, or from the SEC through the SEC's Internet Web site at the address described above. Documents incorporated by reference are available from Valero L.P., Kaneb Services and Kaneb Partners without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain these documents by requesting them in writing or by telephone from the appropriate company at the following addresses:

Valero L.P. Investor Relations One Valero Way San Antonio, Texas 78249 (210) 345-2000	Kaneb Services LLC or Kaneb Pipe Line Partners, L.P. Investor Relations 2435 N. Central Expressway, Suite 700 Richardson, Texas 75080 (972) 699-4041

        If you would like to request documents, please do so by            to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, promptly after we receive your request.

        We have not authorized anyone to give any information or make any representation about the mergers of our entities that is different from, or in addition to, that contained in this document or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF OCTOBER 31, 2004

BY AND AMONG

VALERO L.P.

RIVERWALK LOGISTICS, L.P.

VALERO GP, LLC

VLI SUB A LLC

AND

KANEB SERVICES LLC

ARTICLE I	CERTAIN DEFINITIONS	A-1
ARTICLE II	THE MERGER	A-7
2.1	The Merger	A-7
2.2	Effective Time of the Merger	A-7
2.3	Effects of the Merger	A-7
2.4	Closing	A-7
2.5	LLC Agreement	A-7
2.6	Directors and Officers	A-7
2.7	Alternative Transaction Structures	A-7
ARTICLE III	CONVERSION OF SECURITIES	A-8
3.1	Effect of the Merger on Equity Securities	A-8
3.2	KSL Stock Options; Other KSL Equity Awards	A-9
3.3	Exchange Fund	A-9
3.4	Exchange Procedures	A-9
3.5	No Further Ownership Rights in KSL Common Shares	A-10
3.6	Termination of Exchange Fund	A-10
3.7	No Liability	A-10
3.8	Investment of the Exchange Fund	A-10
3.9	Lost Certificates	A-10
3.10	Withholding Rights	A-10
3.11	Further Assurances	A-11
3.12	Stock Transfer Books	A-11
ARTICLE IV	REPRESENTATIONS AND WARRANTIES	A-11
4.1	Representations and Warranties of KSL	A-11
4.2	Representations and Warranties of VLI	A-23
ARTICLE V	COVENANTS RELATING TO CONDUCT OF BUSINESS	A-25
5.1	Covenants of KSL	A-25
5.2	Covenants of VLI	A-28
5.3	Governmental Filings	A-28
5.4	Control of Other Party's Business	A-28
ARTICLE VI	ADDITIONAL AGREEMENTS	A-28
6.1	Preparation of Proxy Statement; Shareholders Meetings	A-28

A-i

6.2	Access to Information	A-30
6.3	Reasonable Best Efforts	A-31
6.4	Acquisition Proposals	A-32
6.5	Fees and Expenses	A-33
6.6	Directors' and Officers' Indemnification and Insurance	A-34
6.7	Employee Benefits	A-35
6.8	Public Announcements	A-36
6.9	KSL Rights Agreement	A-36
6.10	Section 16 Matters	A-36
6.11	Accountants' Letter	A-37
6.12	Tax Matters	A-37
6.13	Other Payments	A-37
ARTICLE VII	CONDITIONS PRECEDENT	A-37
7.1	Conditions to Each Party's Obligation to Effect the KSL Merger	A-37
7.2	Additional Conditions to Obligations of VLI	A-38
7.3	Additional Conditions to Obligations of KSL	A-38
ARTICLE VIII	TERMINATION AND AMENDMENT	A-39
8.1	Termination	A-39
8.2	Effect of Termination	A-40
8.3	Amendment	A-41
8.4	Extension; Waiver	A-42
ARTICLE IX	GENERAL PROVISIONS	A-42
9.1	Non-Survival of Representations, Warranties and Agreements	A-42
9.2	Notices	A-42
9.3	Interpretation	A-43
9.4	Counterparts	A-43
9.5	Entire Agreement; No Third Party Beneficiaries	A-44
9.6	Governing Law	A-44
9.7	Severability	A-44
9.8	Assignment	A-44
9.9	Submission to Jurisdiction; Waivers	A-44
9.10	Waiver of Jury Trial	A-44
9.11	Enforcement	A-45
EXHIBIT A—Form of Support Agreement

A-ii

        AGREEMENT AND PLAN OF MERGER, dated as of October 31, 2004 (this "Agreement"), by and among Valero L.P., a Delaware limited partnership ("VLI"), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of VLI ("VLI GP"), Valero GP, LLC, a Delaware limited liability company and the general partner of VLI GP ("Parent GP"), VLI Sub A LLC, a Delaware limited liability company and a wholly-owned subsidiary of VLI ("VLI Sub A" and collectively with VLI, VLI GP and Parent GP, the "VLI Entities" and each a "VLI Entity"), and Kaneb Services LLC, a Delaware limited liability company ("KSL").

W I T N E S S E T H:

        WHEREAS, the VLI Entities and KSL desire that VLI and KSL combine their businesses on the terms and conditions set forth in this Agreement;

        WHEREAS, simultaneously with, and as a condition to, the execution hereof, VLI, VLI GP, Parent GP and VLI Sub B LLC, a Delaware limited liability company and wholly-owned subsidiary of VLI ("VLI Sub B"), Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("KPP"), and Kaneb Pipe Line Company LLC, a Delaware limited liability company that is a wholly-owned subsidiary of KSL and the general partner of KPP ("KPP GP" and collectively, with KSL and KPP, the "Kaneb Entities" and each a "Kaneb Entity") are entering into an Agreement and Plan of Merger (the "KPP Merger Agreement"), pursuant to which VLI Sub B will merge with and into KPP (the "KPP Merger"); and

        WHEREAS, simultaneously with, and as a condition to, the execution hereof, Messrs. Barnes and Doherty are executing a support agreement substantially in the form of Exhibit A hereto (the "Support Agreement").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        As used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Acquisition Proposal" shall have the meaning set forth in Section 6.4(a)(i).

        "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

        "Agreement" shall have the meaning set forth in the preamble.

        "Assets" means all of the assets (including the tangible and intangible assets) used or necessary for the conduct of KSL's or VLI's, as the case may be, and their respective Subsidiaries' businesses as they are presently conducted.

        "beneficial ownership" or "beneficially own" shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

        "Benefit Plan" means, with respect to any entity, any employee compensation, benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its Subsidiaries or to which such entity or any of its Subsidiaries contributes or is obligated to contribute or with respect to which such entity or any of its Subsidiaries may have any liability, contingent or otherwise, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy or agreement and any related trusts or other funding vehicles.

        "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

        "Certificate of Merger" shall have the meaning set forth in Section 2.2.

        "Change in the Kaneb Recommendation" shall have the meaning set forth in Section 6.1(b).

        "Change in the VLI Recommendation" shall have the meaning set forth in Section 6.1(c).

        "Closing" shall have the meaning set forth in Section 2.4.

        "Closing Date" shall have the meaning set forth in Section 2.4.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Confidentiality Agreement" shall have the meaning set forth in Section 6.2.

        "Dissenting Shares" shall have the meaning set forth in Section 3.1(a)(ii).

        "DOJ" means the Antitrust Division of the U.S. Department of Justice.

        "Effective Times" shall have the meaning set forth in Section 2.2.

        "Encumbrances" shall have the meaning set forth in Section 4.1(b)(ii).

        "Environmental Laws" shall have the meaning set forth in Section 4.1(l)(ii)(1).

        "Environmental Permits" shall have the meaning set forth in Section 4.1(l)(i)(a).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall have the meaning set forth in Section 3.3.

        "Exchange Fund" shall have the meaning set forth in Section 3.3.

        "Expenses" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of member and/or limited partner approvals and all other matters related to the transactions contemplated hereby and thereby.

        "Form S-4" means a registration statement, and any amendments and supplements thereto, on Form S-4 with respect to the issuance of VLI Common Units in the KPP Merger.

        "FTC" means the U.S. Federal Trade Commission.

        "GAAP" means U.S. generally accepted accounting principles.

        "Governmental Entity" shall have the meaning set forth in Section 4.1(d).

        "Hazardous Substances" shall have the meaning set forth in Section 4.1(l)(ii)(2).

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indemnified Party" and "Indemnified Parties" shall have the meaning set forth in Section 6.6(b).

        "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials.

        "Joint Proxy Statement/Prospectus" shall have the meaning set forth in Section 4.1(d)(iii).

        "Kaneb Benefit Plan" means the KSL Stock Plans and any other Benefit Plan sponsored, maintained or contributed to by KSL or any of its Subsidiaries, or to which KSL or any of its Subsidiaries is required to contribute, or with respect to which KSL or any of its Subsidiaries may have any liability, contingent or otherwise.

        "Kaneb Contract" shall have the meaning set forth in Section 4.1(j)(i).

        "Kaneb Disclosure Schedule" shall have the meaning set forth in Section 4.1.

        "Kaneb Employees" shall have the meaning set forth in Section 6.7(a).

        "Kaneb Entities" or "Kaneb Entity" shall have the meaning set forth in the recitals.

        "Kaneb Partially Owned Entities" means Partially Owned Entities of KSL.

        "Kaneb Plan" means any Kaneb Benefit Plan other than a Multiemployer Plan.

        "Kaneb Qualified Plans" shall have the meaning set forth in Section 4.1(m)(iii).

        "Kaneb Recommendation" shall have the meaning set forth in Section 6.1(b).

        "Kaneb SEC Documents" means the KSL SEC Documents and the KPP SEC Documents.

        "KSL Termination Fee" means $15,000,000.

        "Knowledge" means, with respect to any entity, the knowledge of such entity's (or its general partner's) executive officers after reasonable inquiry.

        "KPP" shall have the meaning set forth in the recitals.

        "KPP Effective Time" shall have the meaning set forth in Section 2.2.

        "KPP GP" shall have the meaning set forth in the recitals.

        "KPP GP LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of KPP GP, dated July 2, 2001.

        "KPP Merger" shall have the meaning set forth in the recitals.

        "KPP Merger Agreement" shall have the meaning set forth in the recitals.

        "KPP Partnership Agreement" means the Amended and Restated Partnership Agreement of KPP, dated July 23, 1998, as amended October 27, 2003.

        "KPP SEC Documents" shall have the meaning assigned thereto in the KPP Merger Agreement.

        "KPP Unit" shall have the meaning given the term "Common Unit" in the KPP Partnership Agreement.

        "KPP Unitholders" means the holders of the KPP Units.

        "KPP Unitholders Meeting" shall have the meaning set forth in the KPP Merger Agreement.

        "KSL" shall have the meaning set forth in the preamble.

        "KSL Certificate" shall have the meaning set forth in Section 3.1(a)(i).

        "KSL Common Shares" shall have the meaning given the term "Common Share" in the KSL LLC Agreement.

        "KSL Consideration" shall have the meaning set forth in Section 3.1(a)(i).

        "KSL Deferred Share Unit" shall have the meaning set forth in Section 3.2(b).

        "KSL Deferred Share Unit Arrangements" shall have the meaning set forth in Section 3.2(b).

        "KSL Effective Time" shall have the meaning set forth in Section 2.2.

        "KSL Entities" means KSL and its Subsidiaries (which specifically excludes KPP and its Subsidiaries).

        "KSL LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of KSL, dated June 28, 2001.

        "KSL Merger" shall have the meaning set forth in Section 2.1.

        "KSL Owned Units" means KPP Units directly or indirectly owned by KSL.

        "KSL Rights" means any of the Rights, as such term is defined in the KSL Rights Agreement.

        "KSL Rights Agreement" means the Rights Agreement, dated as of June 27, 2001, between KSL and The Chase Manhattan Bank, National Association, as rights agent.

        "KSL SEC Documents" shall have the meaning set forth in Section 4.1(e)(i).

        "KSL Shareholder" shall have the meaning given to the term "Shareholder" in the KSL LLC Agreement.

        "KSL Shareholders Approval" means the approval and adoption of this Agreement and the transactions contemplated hereby by the KSL Shareholders holding at least the majority of the voting power of KSL, including the affirmative vote of the KSL Shareholders holding at least a majority of the outstanding KSL Common Shares (other than those beneficially owned by VLI or any Affiliates thereof or by any Kaneb Entity or any Affiliates thereof) that are present, in person or by proxy, at the KSL Shareholders Meeting.

        "KSL Shareholders Meeting" shall have the meaning set forth in Section 4.1(c)(i).

        "KSL Stock Option" shall have the meaning set forth in Section 3.2(a).

        "KSL Stock Plans" shall have the meaning set forth in Section 4.1(b)(i).

        "KSL 2003 10-K" means KSL's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC.

        "Letter of Transmittal" shall have the meaning set forth in Section 3.4(a).

        "LLC Act" shall have the meaning set forth in Section 2.2.

        "Material Adverse Effect" means, with respect to any entity or group of entities, a material adverse effect on (i) the business, operations, results of operations or financial condition of such entity or entities and its or their Subsidiaries taken as a whole or (ii) the ability of such entity or entities to timely consummate the transactions contemplated by this Agreement, except, in each case, to the extent such effect is reasonably attributable to (A) general political and economic conditions (including prevailing interest rate and stock market levels), (B) the general state of the industries in which such entity operates, except to the extent such entity is substantially disproportionately affected, (C) the negotiation, announcement, execution or delivery of this Agreement or (D) any outbreak of hostilities, terrorism or war, other than any terrorist or similar acts directed at or directly impacting the business or assets of such entity or its Subsidiaries.

        "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

        "Necessary Consents" shall have the meaning set forth in Section 4.1(d)(vi).

        "New Plans" shall have the meaning set forth in Section 6.7(b).

        "NYSE" means the New York Stock Exchange, Inc.

        "Old Plans" shall have the meaning set forth in Section 6.7(b).

        "Other Approvals" shall have the meaning set forth in Section 4.1(d)(ii).

        "Parent GP" shall have the meaning set forth in the preamble.

        "Partially Owned Entity" means, with respect to a specified Person, any other Person that is not a Subsidiary of such specified Person but in which such specified Person, directly or indirectly, owns 30% or more of the equity interests thereof (whether voting or non-voting and including beneficial interests); provided, however, in no case shall KPP or its Subsidiaries or its or their Partially Owned Entities be considered a "Partially Owned Entity" of KSL.

        "PBGC" shall have the meaning set forth in Section 4.1(m)(v).

        "Permitted Encumbrances" means (A) liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith in appropriate proceedings, and (B) such other Encumbrances that are de minimis or immaterial individually and in the aggregate.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

        "Policies" shall have the meaning set forth in Section 4.1(k)(i).

        "Regulatory Law" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investment, or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

        "Release" shall have the meaning set forth in Section 4.1(l)(ii)(3).

        "Required Approvals" shall have the meaning set forth in Section 6.3(a)(i).

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC; provided, however, in no case shall any of KPP or its Subsidiaries be considered a "Subsidiary" of KSL. For the avoidance of doubt, with respect to KSL, a "Subsidiary" includes KPP GP.

        "Superior Proposal" shall mean, for purposes of this Agreement, a bona fide written Acquisition Proposal with respect to KSL that the Board of Directors of KSL concludes in good faith, after consultation with its respective financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), as well as after giving effect to all of the adjustments that may be offered by VLI pursuant to clause (B) of the final proviso in this definition below, (i) is more favorable to the KSL Shareholders, from a financial point of view, than the transactions contemplated by this Agreement, and (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 6.4(a)(i), except that the reference to "10% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving a majority of the equity securities of KSL or all or substantially all of the consolidated assets of the KSL and its Subsidiaries; provided further that no Acquisition Proposal shall constitute a Superior Proposal unless (A) KSL has notified VLI, at least five Business Days in advance, of the intention to effect a Change in the Kaneb Recommendation in accordance with Section 6.4 hereof on the basis of such Acquisition Proposal, specifying the material terms and conditions of any such Acquisition Proposal and furnishing to VLI a copy of the relevant proposed transaction agreements, if such exist, with the party making such Acquisition Proposal, and (B) during the period of not less than five Business Days following KSL's delivery of the notice referred to in clause (A) above and prior to effecting such a Change in the Kaneb Recommendation, have negotiated, and have used reasonable best efforts to cause their respective financial and legal advisors to negotiate, with VLI in good faith (to the extent that VLI desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

        "Support Agreement" shall have the meaning set forth in the recitals.

        "Surviving LLC" shall have the meaning ascribed to such term in Section 2.1.

        "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

        "Taxes" means any and all taxes, assessments, fees and other governmental charges imposed by any Governmental Entity, including without limitation income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental (including taxes under section 59A of the Code), stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Termination Date" shall have the meaning set forth in Section 8.1(b).

        "VLI" shall have the meaning set forth in the preamble.

        "VLI Common Unit" shall have the meaning given the term "Common Unit" in the VLI Partnership Agreement.

        "VLI Disclosure Schedule" shall have the meaning set forth in Section 4.2.

        "VLI Entities" and "VLI Entity" shall have the meaning set forth in the preamble.

        "VLI GP" shall have the meaning set forth in the preamble.

        "VLI Incentive Distribution Rights" shall have the meaning given the term "Incentive Distribution Rights" in the VLI Partnership Agreement.

        "VLI Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of VLI, dated as of March 18, 2003, as amended March 11, 2004.

        "VLI Recommendation" shall have the meaning set forth in Section 6.1(c).

        "VLI Sub A" shall have the meaning set forth in the preamble.

        "VLI Sub B" shall have the meaning set forth in the recitals.

        "VLI Subordinated Units" shall have the meaning given the term "Subordinated Unit" in the VLI Partnership Agreement.

        "VLI Termination Fee" means $25,000,000.

        "VLI Unitholders" shall have the meaning set forth in the KPP Merger Agreement.

        "VLI Unitholders Approval" shall have the meaning set forth in Section 4.2(b)(i).

        "VLI Unitholders Meeting" shall have the meaning set forth in Section 4.2(b)(i).

        "Voting Debt" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

ARTICLE II

THE MERGER

        2.1    The Merger.    Upon the terms and subject to the conditions hereof, at the KSL Effective Time, VLI Sub A shall be merged with and into KSL (the "KSL Merger"), with KSL as the surviving entity in the KSL Merger (the "Surviving LLC"), and the separate existence of VLI Sub A shall thereupon cease.

        2.2    Effective Time of the Merger.    The KSL Merger shall become effective as set forth in (or, if not set forth, at the time of filing) a properly executed certificate of merger, in accordance with the Delaware Limited Liability Company Act (the "LLC Act") duly filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"), which filing shall be made on the Closing Date. As used in this Agreement, the term "KSL Effective Time" shall mean the date and time when the KSL Merger becomes effective, which date and time shall immediately precede the time that the KPP Merger becomes effective (the "KPP Effective Time" and, together with the KSL Effective Time, the "Effective Times").

        2.3    Effects of the Merger.    The KSL Merger shall have the effects set forth in the applicable provisions of the LLC Act.

        2.4    Closing.    Upon the terms and subject to the conditions set forth in Article VII and the termination rights set forth in Article VIII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 at 10:00 A.M. on the date that is the second full NYSE trading day to occur after the date following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the "Closing Date").

        2.5    LLC Agreement.    At the KSL Effective Time, the limited liability company agreement of the Surviving LLC shall be the KSL LLC Agreement, as in effect immediately prior to the KSL Effective Time, until thereafter changed or amended as provided therein or by applicable law.

        2.6    Directors and Officers.    The directors and officers of VLI Sub A immediately prior to the KSL Effective Time shall be the directors and officers of the Surviving LLC.

        2.7    Alternative Transaction Structures.    The parties agree that VLI, with the consent of KSL, which shall not be unreasonably withheld or delayed, may change the method and structure of effecting the KSL Merger, and KSL shall cooperate in such efforts, including by entering into appropriate amendments to this Agreement; provided, however, that any actions taken pursuant to this Section 2.7 shall not (i) alter or change the kind or amount of consideration to be issued to KSL Shareholders as provided for in this Agreement, (ii) adversely affect the tax consequences of the receipt of such consideration by the holders of KSL Common Shares, (iii) materially delay receipt of any Required Approvals, or (iv) otherwise cause any condition to Closing set forth in Article VII to be materially delayed or to be materially more difficult to fulfill (unless duly waived by the party entitled to the benefits thereof).

ARTICLE III

CONVERSION OF SECURITIES

        3.1    Effect of the Merger on Equity Securities.

        (a)   At the KSL Effective Time, by virtue of the KSL Merger and without any action on the part of any holder of any KSL Common Shares:

          (i)    Subject to Section 3.1(a)(ii), each outstanding KSL Common Share (together with any associated KSL Rights) issued and outstanding immediately prior to the KSL Effective Time shall be converted into the right to receive an amount in cash equal to $43.31 (the "KSL Consideration"). All KSL Common Shares converted into the right to receive the KSL Consideration pursuant to this Section 3.1(a) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the KSL Effective Time represented any such KSL Common Shares (a "KSL Certificate") shall thereafter cease to be a member of KSL or have any rights with respect to such KSL Common Shares, except the right to receive the KSL Consideration to be issued in consideration therefor and any distributions to which holders of KSL Common Shares become entitled all in accordance with this Article III upon the surrender of such KSL Certificate.

          (ii)   Notwithstanding any other provision contained in this Agreement, no KSL Common Shares that are issued and outstanding as of the KSL Effective Time and that are held by a KSL Shareholder who has properly exercised such KSL Shareholder's appraisal rights (any such KSL Common Shares being referred to herein as "Dissenting Shares") under Section 11.5 of the KSL LLC Agreement shall be converted into the right to receive the KSL Consideration as provided in Section 3.1(a) unless and until such KSL Shareholder shall have failed to perfect, or shall have effectively withdrawn or lost, such Shareholder's right to dissent from the KSL Merger under the KSL LLC Agreement and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the KSL LLC Agreement. If any holder of Dissenting Shares shall have so failed to perfect or has effectively withdrawn or lost such KSL Shareholder's right to dissent from the KSL Merger after the KSL Effective Time, each of such holder's KSL Common Shares shall thereupon be deemed to have been converted into and to have become, as of the KSL Effective Time, the right to receive the KSL Consideration.

        (b)   At the KSL Effective Time, by virtue of the KSL Merger and without any action on the part of VLI, each outstanding limited liability company interest in VLI Sub A issued and outstanding immediately prior to the KSL Effective Time shall be converted into 1,000 KSL Common Shares and KSL shall issue to VLI a certificate evidencing such KSL Common Shares. VLI agrees that at the KSL Effective Time, VLI shall be automatically bound by the KSL LLC Agreement and VLI shall be admitted to KSL as a member of KSL immediately upon the KSL Effective Time. At the KSL Effective Time, the books and records of KSL shall be revised to reflect the admission of VLI as a member of KSL and the simultaneous resignation of all other members of KSL, and VLI shall continue KSL without dissolution.

        3.2    KSL Stock Options; Other KSL Equity Awards.    (a) Immediately prior to the KSL Effective Time, each KSL stock option to acquire KSL Common Shares then outstanding (the "KSL Stock Options") shall become fully vested and shall be converted into the right to receive, upon the exercise thereof, an amount in cash (without interest) equal to the KSL Consideration multiplied by the number of KSL Common Shares subject to the KSL Stock Option so exercised. As of the KSL Effective Time, each outstanding KSL Stock Option so converted shall be cancelled, and the holder thereof shall be entitled to receive, as soon as practicable thereafter, an amount of cash (without interest) equal to the product of (x) the total number of KSL Common Shares subject to such KSL Stock Option multiplied by (y) the excess, if any, of the amount of the KSL Consideration over the exercise price per share of KSL Common Shares under such KSL Stock Option (with the aggregate amount of such payment rounded to the nearest cent) less applicable Taxes, if any, required to be withheld with respect to such payment. Payment of any amounts in respect of the KSL Stock Options pursuant to Section 3.2(a) hereof shall be in full satisfaction of the obligations in respect thereof.

        (b)   Effective as of the KSL Effective Time, all then outstanding and unsettled stock units in respect of KSL Common Shares (each, a "KSL Deferred Share Unit") credited pursuant to a compensation agreement or plan or any similar plan, agreement or arrangement with respect to KSL Common Shares including, but not limited to, the Xanser Corporation Deferred Stock Unit Plan and the Xanser Corporation 1996 Supplemental Deferred Compensation Plan (the "KSL Deferred Share Unit Arrangements") shall be converted into an obligation to pay cash in respect thereof with a value equal to the product of (i) the KSL Consideration and (ii) the number of KSL Common Shares subject to such KSL Deferred Share Unit (with the aggregate amount of such payment rounded to the nearest cent). Such obligation shall be payable or distributable in accordance with the terms of the applicable KSL Deferred Share Unit Arrangement.

        (c)   Prior to the KSL Effective Time, the compensation committee of the Board of Directors of KSL shall take all actions as are necessary, including making such adjustments and amendments to, or determinations with respect to, the KSL Stock Options and KSL Deferred Share Units, including the plans and agreements related thereto, to implement the provisions of this Section 3.2, so as to ensure that following the KSL Effective Time, no holder of a KSL Stock Option or KSL Deferred Share Unit or participant in a Kaneb Plan or other employee benefit arrangement of Kaneb or its Subsidiaries shall have any right thereunder to acquire or receive any KSL Common Shares.

        (d)   Schedule 3.2(d) contains a list of all KSL Stock Options and KSL Deferred Share Units outstanding as of the date hereof and lists for each such KSL Stock Option or KSL Deferred Share Unit (i) the holder thereof; (ii) the number of KSL shares subject to such award; (iii) the dates of grant and expiration; and (iv) the exercise price (if any).

        3.3    Exchange Fund.    Prior to the KSL Effective Time, VLI shall appoint Computershare Limited, or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to KSL, to act as exchange agent hereunder for the purpose of exchanging KSL Certificates for the KSL Consideration (the "Exchange Agent"). At or prior to the KSL Effective Time, VLI shall deposit with the Exchange Agent in trust for the benefit of holders of KSL Common Shares, cash to be issued and paid pursuant to Section 3.1(a) in exchange for outstanding KSL Common Shares upon due surrender of KSL Certificates pursuant to this Article III. Any cash deposited with the Exchange Agent (including the amount of any distributions (or other distributions payable with respect thereto) shall hereinafter be referred to as the "Exchange Fund."

        3.4    Exchange Procedures.    Promptly after the KSL Effective Time, VLI shall cause the Exchange Agent to mail to each holder of a KSL Certificate (other than any KSL Certificate representing any Dissenting Shares) (a) a letter of transmittal (the "Letter of Transmittal") that shall specify that delivery shall be effected, and risk of loss and title to the KSL Certificates shall pass, only upon proper delivery of the KSL Certificates to the Exchange Agent, and which Letter of Transmittal shall be in customary form and have such other provisions as VLI and KSL may reasonably specify (such letter to be reasonably acceptable to VLI and KSL prior to the KSL Effective Time) and (b) instructions for effecting the surrender of such KSL Certificates in exchange for the KSL Consideration, together with any distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a KSL Certificate to the Exchange Agent together with the relevant Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such KSL Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the cash such holder has the right to receive pursuant to Section 3.1(a).

        3.5    No Further Ownership Rights in KSL Common Shares.    All cash paid upon conversion of KSL Common Shares in accordance with the terms of this Article III shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the KSL Common Shares.

        3.6    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of KSL Certificates one year after the KSL Effective Time shall, at VLI's request, be delivered to VLI or otherwise on the instruction of VLI, and any holders of KSL Certificates who have not theretofore complied with this Article III shall after such delivery look only to VLI for any amounts payable to such holders pursuant to this Article III. Any such portion of the Exchange Fund remaining unclaimed by holders of KSL Common Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of VLI free and clear of any claims or interest of any Person previously entitled thereto.

        3.7    No Liability.    To the fullest extent permitted by law, none of the VLI Entities, KSL or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        3.8    Investment of the Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by VLI on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to KSL Shareholders pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to VLI.

        3.9    Lost Certificates.    If any KSL Certificate (other than any KSL Certificate representing any Dissenting Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by VLI, the posting by such Person of a bond in such reasonable amount as VLI may direct as indemnity against any claim that may be made against it with respect to such certificate, following the KSL Effective Time the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the consideration and amounts payable with respect to the KSL Common Shares formerly represented thereby pursuant to this Article III.

        3.10    Withholding Rights.    VLI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by VLI, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by VLI.

        3.11    Further Assurances.    At and after the KSL Effective Time, the officers and directors of the Surviving LLC shall be authorized to execute and deliver, in the name and on behalf of the Surviving LLC or KSL, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving LLC or KSL, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving LLC any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving LLC as a result of, or in connection with, the KSL Merger.

        3.12    Stock Transfer Books.    Subject to Section 3.1(b), the limited liability company interest transfer books of KSL shall be closed immediately upon the KSL Effective Time, and there shall be no further registration of transfers of KSL Common Shares or other limited liability company interests of KSL thereafter on the records of KSL. On or after the KSL Effective Time, subject to Section 3.1(a)(ii) any KSL Certificates presented to the Exchange Agent, VLI or the Surviving LLC for any reason shall be converted into the right to receive the KSL Consideration with respect to the KSL Common Shares formerly represented thereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        4.1    Representations and Warranties of KSL.    Except as disclosed in a section of the KSL disclosure schedule delivered to VLI concurrently herewith (the "Kaneb Disclosure Schedule") corresponding to the subsection of this Section 4.1 to which such disclosure applies, or as specifically identified in the Kaneb SEC Documents filed prior to the date hereof, KSL represents and warrants to VLI as follows:

        (a)    Organization.

          (i)    Each of KPP GP and KSL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of KPP GP and KSL has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power or authority or be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the KSL Entities. A true and complete copy of the KSL LLC Agreement and the KPP GP LLC Agreement, each as in effect as of the date of this Agreement, has previously been made available by KSL to VLI.

          (ii)   Each Subsidiary of KSL (other than KPP GP) (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each case where the failure to have such power or authority or to be so organized, in existence, or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the KSL Entities.

          (iii)  Section 4.1(a)(iii) of the Kaneb Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the KSL Entities and Kaneb Partially Owned Entities and each of their respective Subsidiaries, together with (A) the nature of the legal organization of such Person, (B) the jurisdiction of organization or formation of such Person, (C) the name of each KSL Entity or Kaneb Partially Owned Entity that owns beneficially or of record any equity or similar interest in such Person, and (D) the percentage interest owned by such KSL Entity or Kaneb Partially Owned Entity in such Person. None of the KSL Entities is subject to any obligation in excess of $1,000,000 to provide funds to or make any investment in (in the form of a loan, capital contribution or otherwise) any of its Subsidiaries, Partially Owned Entities or other persons.

        (b)    Capitalization.    (i) Except as set forth in Section 4.1(b) of the Kaneb Disclosure Schedule, KSL has no limited liability company or other equity interests issued or outstanding other than, as of the date of this Agreement, 11,692,328 KSL Common Shares (each of which includes one KSL Right). Each of such KSL Common Shares has been duly authorized and validly issued in accordance with applicable laws and the KSL LLC Agreement, and are fully paid and non-assessable. From and after October 31, 2004, no KSL Common Shares have been issued except pursuant to employee and director stock plans of KSL in effect as of the date of this Agreement and listed on Section 4.1(b) of the Kaneb Disclosure Schedule (the "KSL Stock Plans") or the KSL Deferred Share Unit Arrangements. Except pursuant to the terms of options or deferred or restricted stock units issued pursuant to the KSL Stock Plans or the KSL Deferred Share Unit Arrangements and outstanding as of the date of this Agreement or issued thereafter as expressly permitted hereby, and pursuant to the KSL Rights, KSL does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any KSL Common Shares or any other equity securities of KSL or any securities of KSL representing the right to purchase or otherwise receive any KSL Common Shares or any other equity securities of KSL. KSL has no Voting Debt issued or outstanding. Section 3.2(d) of the Kaneb Disclosure Schedule lists all KSL Stock Options and KSL Deferred Share Units outstanding as of the date hereof.

          (ii)   KPP GP is the sole general partner of KPP. KPP GP is the sole record and beneficial owner of the general partner interest and incentive distribution rights in KPP, and such general partner interest and incentive distribution rights have been duly authorized and validly issued in accordance with applicable laws and the KPP Partnership Agreement. KPP GP owns such general partner interest and incentive distribution rights free and clear of any liens, pledges, charges, encumbrances, restrictions and security interests whatsoever ("Encumbrances"). KSL is the sole record and beneficial owner of all of the outstanding limited liability company or other equity interests in KPP GP free and clear of any Encumbrances. KSL owns, directly or indirectly, all of the issued and outstanding equity securities or other equity ownership and limited liability company interests (including but not limited to general partnership interests) of each Subsidiary of KSL, free and clear of any Encumbrances, and all of such limited liability company interests or equity ownership interests are duly authorized and validly issued in accordance with applicable laws and the applicable partnership agreement, limited liability company agreement or other similar organizational document and are fully paid, non-assessable and free of pre-emptive rights. No Subsidiary of any of the KSL Entities has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any equity securities or any other equity ownership interests of such Subsidiary or any securities representing the right to purchase or otherwise receive any equity security of such Subsidiary. No Subsidiary of any of the KSL Entities has any Voting Debt.

        (c)    Authority; No Violation.    Except as set forth in Section 4.1(c) of the Kaneb Disclosure Schedule:

          (i)    KSL has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the KSL Shareholders Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by unanimous vote of the Board of Directors of KSL, at a duly convened meeting thereof. The Board of Directors of KSL has directed that this Agreement be submitted to KSL Shareholders for approval at a meeting of KSL Shareholders for the purpose of approving the KSL Merger and this Agreement (including any adjournment thereof, the "KSL Shareholders Meeting"), and, except for the KSL Shareholders Approval, no other limited liability company or other actions on the part of KSL are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by KSL and (assuming due authorization, execution and delivery by the VLI Entities) constitutes a valid and binding obligation of KSL, enforceable against KSL in accordance with its terms.

          (ii)   Neither the execution and delivery of this Agreement by KSL, nor the consummation by KSL of the transactions contemplated hereby, nor compliance by KSL with any of the terms or provisions hereof, will (A) violate any provision of the KSL LLC Agreement or the organizational documents of its Subsidiaries, or (B) assuming that the consents and approvals referred to in Section 4.1(d) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to KSL, any of its Subsidiaries or Partially Owned Entities or any of its respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the respective properties or assets of KSL, any of its Subsidiaries or, to the KSL Entities' Knowledge, their Partially Owned Entities under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which KSL, any of its Subsidiaries or Partially Owned Entities is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the KSL Entities or the Surviving LLC.

        (d)    Consents and Approvals.    Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filing of any other required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications and notices (the "Other Approvals"), (iii) the filing with the SEC of a proxy statement relating to the matters to be submitted to KSL Shareholders at the KSL Shareholders Meeting and the matters to be submitted to the VLI Unitholders at the VLI Unitholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus"), (iv) the filing of the Certificate of Merger, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of VLI Common Units pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to the foregoing clauses (ii) through (vi) being referred to as "Necessary Consents") and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the KSL Entities or the Surviving LLC, no consents or approvals of or filings or registrations with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "Governmental Entity") are necessary in connection with (A) the execution and delivery by KSL of this Agreement and (B) the consummation by KSL of the transactions contemplated by this Agreement.

        (e)    Financial Reports and SEC Documents; Disclosure and Internal Controls.

          (i)    The KSL 2003 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by KSL or any of its Subsidiaries subsequent to December 31, 2000 (including but not limited to, items incorporated by reference into such reports, registration statements, definitive proxy statements or information statements) under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed (collectively, the "KSL SEC Documents"), with the SEC, (1) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (2) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such KSL SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in shareholders' equity and cash flows or equivalent statements in such KSL SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the KSL SEC Documents. No executive officer of any of the KSL Entities has failed in any respect to make the certification required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against KSL relating to disclosures contained in any KSL SEC Document.

          (ii)   Prior to the date of this Agreement and in the ordinary course of business, KSL has established approval procedures (which, as in effect as of the date of this Agreement, have previously been disclosed to VLI) with respect to the open position resulting from KSL and its Subsidiaries' physical commodity transactions, exchange-traded futures and options and over-the-counter derivative instruments.

          (iii)  Except as set forth in Section 4.1(e)(iii) of the Kaneb Disclosure Schedule, the records, systems, controls, data and information of KSL and its respective Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of KSL or its Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. KSL and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including that (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of KSL and its Subsidiaries and to maintain accountability for the assets of KSL and its Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Each of the KSL Entities (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the KSL SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls. The KSL Entities have made available to VLI a summary of any such disclosure made by management to KSL's auditors and audit committee since January 1, 2002. KSL has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

          (iv)  Except as set forth in Section 4.1(e)(iv) of the Kaneb Disclosure Schedule, since July 30, 2002, (x) none of KSL or any of its Subsidiaries nor, to the Knowledge of KSL, any director, officer, employee, auditor, accountant or representative of either of KSL or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of KSL or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that either of KSL or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing either KSL or any of its Subsidiaries, whether or not employed thereby, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by KSL or any of its officers, directors, employees or agents, or those of its Subsidiaries, to the Board of Directors of KSL or any committee thereof or to any director or officer of KSL.

        (f)    Absence of Undisclosed Liabilities.    Except as set forth in Section 4.1(f) of the Kaneb Disclosure Schedule or disclosed in the audited financial statements (or notes thereto) included in the KSL 2003 10-K, neither KSL nor any of its Subsidiaries had at December 31, 2003, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which (i) are accrued or reserved against in the financial statements in the KSL 2003 10-K with respect to KSL or its Subsidiaries, or in the notes thereto or (ii) were incurred thereafter in the ordinary course of business and consistent with past practices, and (b) liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the KSL Entities or (ii) have been discharged or paid in full prior to the date hereof.

        (g)    Absence of Certain Changes or Events.

          (i)    Since December 31, 2003, except as set forth in the Kaneb SEC Documents filed prior to the date hereof, no event or events have occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the KSL Entities.

          (ii)   Except as set forth in Section 4.1(g)(ii) of the Kaneb Disclosure Schedule, since December 31, 2003, KSL and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

          (iii)  Except as set forth in Section 4.1(g)(iii) of the Kaneb Disclosure Schedule, since December 31, 2003, or as permitted under Section 5.1(h), neither KSL nor any of its Subsidiaries has (A) except for such actions prior to the date hereof as were in the ordinary course of business consistent with past practice or except as required by applicable law, (I) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director from the amount thereof in effect as of December 31, 2003, or (II) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, to any executive officer or director or (B) suffered any strike, work stoppage, slowdown, or other labor disturbance which would be reasonably be expected to have (in the case of this clause (B) only), either individually or in the aggregate, a Material Adverse Effect on the KSL Entities.

          (iv)  Since December 31, 2003 and prior to the date hereof, KSL has not declared or made any distributions with respect to KSL Common Shares other than its regular quarterly distributions as follows:

Quarter	Amount Per KSL Common Share
Fourth (2003)	$0.475
First (2004)	$0.475
Second (2004)	$0.495
Third (2004)	$0.495

        (h)    Legal Proceedings.    Except as disclosed in the Kaneb SEC Documents filed prior to the date hereof or in Section 4.1(h) of the Kaneb Disclosure Schedule, there is no suit, action or proceeding or investigation pending or, to the Knowledge of KSL, threatened, against or affecting KSL or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the KSL Entities, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the KSL Entities or any of its Subsidiaries having, or which would reasonably be expected to have, individually or in the aggregate, any such effect.

        (i)    Compliance with Applicable Law.    KSL and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to KSL or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the KSL Entities.

        (j)    Contracts.    Except as set forth in Section 4.1(j) of the Kaneb Disclosure Schedule or filed as exhibits to the Kaneb SEC Documents filed prior to the date hereof:

          (i)    Neither KSL nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (1), which, upon the consummation or KSL Shareholders Approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from KSL, VLI, the Surviving LLC, or any of their respective Subsidiaries to any director, officer or employee thereof, (2) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K), or which, if entered into, amended, terminated or otherwise created or modified on or after the date of this Agreement, would be required to be disclosed on a Current Report on Form 8-K filed with the SEC, to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Kaneb SEC Documents filed prior to the date of this Agreement, (3) which materially restricts the conduct of any line of business by KSL or upon consummation of the KSL Merger will materially restrict the ability of KSL, VLI or the Surviving LLC to engage in any line of business, (4) relating to any outstanding commitment for any capital expenditure in excess of $10,000,000, (5) with any labor union or organization, (6) except (a) as reflected in the financial statements included in the Kaneb SEC Documents filed prior to the date hereof, (b) as reflected in the September 30, 2004 financial statements of KSL delivered prior to the date hereof to VLI or (c) from the date hereof to the extent permitted under Section 5.1(g), indentures, mortgages, liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by KSL or any of its Subsidiaries, (7) containing provisions triggered by change of control of KSL or any of its Subsidiaries or (8) in favor of directors or officers relating to employment or compensation or providing rights to indemnification, or (9) between any of the KSL Entities and any of their respective Affiliates on the one hand and Xanser Corporation or any of its Affiliates on the other. Each contract, arrangement, commitment or understanding of the type described in this Section 4.1(j), whether or not set forth in the Kaneb Disclosure Schedule or in such Kaneb SEC Documents, is referred to herein as a "Kaneb Contract". True and complete copies of all such Kaneb Contracts have been made available by the Kaneb Entities to VLI.

          (ii)   (A) Each Kaneb Contract is valid and binding on KSL and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) KSL and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Kaneb Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the KSL Entities, and (C) neither KSL nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of KSL or any of its Subsidiaries under any such Kaneb Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the KSL Entities.

        (k)    Insurance.

          (i)    Section 4.1(k) of the Kaneb Disclosure Schedule sets forth a true and complete list of all policies of property, casualty and liability insurance, including crime insurance, liability and casualty insurance, property insurance, business interruption insurance, workers' compensation, excess or umbrella liability insurance and any other type of property and casualty insurance insuring the properties, assets, employees and/or operations of KSL or its Subsidiaries (collectively, the "Policies"). Upon request, KSL will make available to VLI certificates of insurance and insurance summaries from the insurance broker evidencing the existence of the Policies. Except as set forth on Section 4.1(k) of the Kaneb Disclosure Schedule, all such policies are in full force and effect. All premiums payable under such Policies have been paid in a timely manner and KSL, and its Subsidiaries have complied in all material respects with the terms and conditions of all such Policies.

          (ii)   Except as set forth in Section 4.1(k)(ii) of the Kaneb Disclosure Schedule, neither KSL nor any of its Subsidiaries is in default under any provisions of the Policies, and there is no claim by KSL or any Subsidiary of KSL or any other Person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies. Neither KSL nor any of its Subsidiaries has received written notice from an insurance carrier issuing any Policies that alteration of any equipment or any improvements located on real property, purchase of additional equipment, or modification of any of the methods of doing business of KSL or its Subsidiaries, will be required or suggested after the date of this Agreement, except for any such alterations or modifications as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the KSL Entities.

        (l)    Environmental Liability.

          (i)    Except as set forth in Section 4.1(l) of the Kaneb Disclosure Schedule, and except as would not have a Material Adverse Effect on the KSL Entities: (a) KSL and its Subsidiaries, and to the Knowledge of KSL, the Kaneb Partially Owned Entities, and their respective businesses, operations, properties and Assets are in compliance with all Environmental Laws and all permits, registrations, licenses, approvals, exemptions, variances, and other authorizations required under Environmental Laws ("Environmental Permits"); (b) KSL, its Subsidiaries, and to the Knowledge of KSL, the Kaneb Partially Owned Entities, have obtained or filed for all Environmental Permits for its respective businesses, operations, properties and Assets as they currently exist and all such

  Environmental Permits are currently in full force and effect; (c) KSL, its Subsidiaries, and to the Knowledge of KSL, the Kaneb Partially Owned Entities, and their respective businesses, operations, properties and Assets are not subject to any pending or, to the Knowledge of the KSL, threatened claims, actions, suits, writs, injunctions, decrees, orders, judgments, investigations, inquiries or proceedings relating to their compliance with Environmental Laws; (d) (i) there has been no Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by KSL, its Subsidiaries or to the Knowledge of KSL the Kaneb Partially Owned Entities, that was required to be reported under applicable Environmental Laws but was not so reported, and (ii) KSL has provided the VLI Entities with copies of all reports and related documentation regarding any Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by KSL, its respective Subsidiaries or the Kaneb Partially Owned Entities; (e) none of KSL, its Subsidiaries, and to the Knowledge of KSL, the Kaneb Partially Owned Entities have received any written notice asserting an alleged liability or obligation under any Environmental Laws involving KSL, its Subsidiaries or the Kaneb Partially Owned Entities with respect to the actual or alleged Hazardous Substance contamination of any property offsite of the properties of KSL; (f) to the Knowledge of KSL or its Subsidiaries, there are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against KSL, its Subsidiaries or the Kaneb Partially Owned Entities that pertain or relate to personal injury or property damage claims relating to a Release of Hazardous Substances; (g) there have been no ruptures in the Pipeline Systems resulting in personal injury, loss of life, or material property damage; (h) to the Knowledge of KSL, there are no defects, corrosion or other damage to any of the Pipeline Systems that could reasonably be expected to create a risk of pipeline integrity failure; and (i) KSL has made available to VLI complete and correct information regarding compliance matters relating to Environmental Laws in the possession of KSL or its Subsidiaries and relating to their respective businesses, operations, properties or Assets.

          (ii)   The following terms shall have the following meanings:

            (1)   "Environmental Laws" means any and all applicable laws, statutes, regulations, rules, orders, ordinances, and legally enforceable directives of and agreements between a person that is subject to the applicable representation and any Governmental Entity and rules of common law pertaining to protection of human health (to the extent arising from exposure to Hazardous Substances) or the environment (including any generation, use, storage, treatment, or Release of Hazardous Substances into the environment) including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Atomic Energy Act, 42 U.S.C. Section 2014 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Federal Hazardous Materials Transportation Law, 49 U.S.C. Section 5101 et seq., as each has been amended from time to time, and all other environmental conservation and protection laws.

            (2)   "Hazardous Substances" means any (a) chemical, product, substance, waste, material, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law; (b) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (c) any oil or gas exploration or production waste or any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof.

            (3)   "Release" means any depositing, spilling, leaking, pumping, pouring, emitting, discarding, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

        (m)    Employee Benefit Plans; Labor Matters.

          (i)    Section 4.1(m)(i) of the Kaneb Disclosure Schedule includes a complete list of all Kaneb Benefit Plans.

          (ii)   With respect to each Kaneb Plan, KSL has delivered or made available to VLI, as applicable, a true, correct and complete copy of: (A) each Kaneb Plan document or a summary of any unwritten Kaneb Plan, trust agreement and insurance contract or other funding vehicle; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule; (C) the current summary plan description and any material modifications thereto (in each case, whether or not required to be furnished under ERISA); (D) the most recent annual financial report; (E) the most recent actuarial report; and (F) the most recent determination letter from the Internal Revenue Service. Except as specifically provided in the foregoing documents delivered or made available to VLI, or except as provided in Section 4.1(m)(ii) of the Kaneb Disclosure Schedule, there are no amendments to any Kaneb Plan that have been adopted or approved nor has KSL or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Kaneb Plan.

          (iii)  Section 4.1(m)(iii) of the Kaneb Disclosure Schedule identifies each Kaneb Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Kaneb Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Kaneb Qualified Plan and the related trust, and such determination letter has not been revoked. No circumstances exist and no events have occurred that could adversely affect the qualified status of any Kaneb Qualified Plan or the related trust, which could not be corrected under the Internal Revenue Service's Employee Plans Compliance Resolution System (Revenue Procedure 2003-44) without material liability. No Kaneb Plan is intended to meet the requirements of Code Section 501(c)(9).

          (iv)  All contributions required to be made to any Kaneb Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Kaneb Plan, for any period through the date of this Agreement have been timely made or, to the extent not required to be made or paid on or before the date of this Agreement, have been fully reflected on the financial statements. Each Kaneb Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) unfunded.

          (v)   With respect to each Kaneb Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (B) the fair market value of the assets of such Kaneb Plan equals or exceeds the actuarial present value of all accrued benefits under such Kaneb Plan (whether or not vested) on an accumulated benefits obligation basis based on the most recent actuarial report for each such plan; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (D) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (E) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by KSL or any of its Subsidiaries; and (F) the PBGC has not instituted proceedings to terminate any such Kaneb Plan and, to the Knowledge of KSL, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Kaneb Plan.

          (vi)  (A) No Kaneb Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; and (B) neither KSL, any of its Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full or reasonably expects to incur any such liability. With respect to each Kaneb Benefit Plan that is a Multiemployer Plan, neither KSL, any of its Subsidiaries, nor any of its ERISA Affiliates has received any notification, nor has any reason to believe, that any such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (vii) (A) Each of the Kaneb Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or, to the Knowledge of KSL, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Kaneb Plans, any fiduciaries thereof with respect to their duties to the Kaneb Plans or the assets of any of the trusts under any of the Kaneb Plans which could reasonably be expected to result in any material liability of KSL or any of its Subsidiaries to the PBGC, the U.S. Department of the Treasury, the U.S. Department of Labor, any Kaneb Plan, any participant in a Kaneb Plan, or any other party.

          (viii)  Except as set forth in Section 4.1(m)(viii) of the Kaneb Disclosure Schedule, KSL and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage that is required by Section 4980B of the Code or Part 6 of Title I of ERISA or that is provided at no expense to KSL and its Subsidiaries. KSL and its Subsidiaries have reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

          (ix)  Section 4.1(m)(ix) of the Kaneb Disclosure Schedule sets forth (A) an accurate and complete list of each Kaneb Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit (including the forgiveness of indebtedness) to any employee, officer or director of KSL or any of its Subsidiaries, or could limit the right of KSL or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Kaneb Plan or related trust or any material employment agreement or related trust, and (B) a reasonable good faith estimate of the maximum amount of the payments or value of benefits that could become payable to officers and senior management of KSL or any of its Subsidiaries if their employment were terminated at the KSL Effective Time. No amounts or benefits payable by KSL or any of its Subsidiaries will be "parachute payments" within the meaning of Section 280G of the Code.

          (x)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the KSL Entities, all Kaneb Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements; (B) if they are intended to qualify for special tax treatment meet all requirements for such treatment; and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          (xi)  There does not now exist, nor do any circumstances exist that could result in, any liability (A) under Title IV of ERISA, (B) under section 302 of ERISA, (C) under sections 412 and 4971 of the Code, (D) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (E) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Kaneb Benefit Plans, that would be a liability of KSL or any of its Subsidiaries following the KSL Effective Time. Without limiting the generality of the foregoing, neither KSL nor any of its Subsidiaries, nor any of its ERISA Affiliates, has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA. With respect to each Kaneb Plan, there is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Kaneb Plan or the imposition of any lien on the assets of KSL or any of its Subsidiaries under ERISA or the Code.

          (xii)  Neither KSL nor any of its Subsidiaries has any potential liability, contingent or otherwise, under the Coal Industry Retiree Health Benefits Act of 1992. None of KSL, any of its Subsidiaries or any entity that was ever an ERISA Affiliate of KSL or a Subsidiary of KSL was, on July 20, 1992, required to be treated as a single employer under Section 414 of the Code together with an entity that was ever a party to any collective bargaining agreement or any other agreement with the United Mine Workers of America.

          (n)    Property of the KSL Entities.    Except for Permitted Encumbrances, failures that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the KSL Entities or as set forth in Section 4.1(n) of the Kaneb Disclosure Schedule, KSL or its Subsidiaries have defensible fee or leasehold title to use their other Assets, free and clear of all Encumbrances. The KSL Entities do not own any real property.

          (o)    Intellectual Property.    Except as would not reasonably be expected to have a Material Adverse Effect on the KSL Entities, (i) the KSL Entities and their Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted, (ii) to the Knowledge of KSL, the use of Intellectual Property by KSL and its Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which KSL acquired the right to use such Intellectual Property, (iii) to the Knowledge of KSL, no third party is challenging, infringing on or otherwise violating any right of any of KSL in the Intellectual Property, (iv) neither KSL nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of KSL's and its Subsidiaries' businesses, as they are presently conducted, and (v) to the Knowledge of KSL, no Intellectual Property is being used or enforced by KSL or any of its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of KSL's and its Subsidiaries' businesses, as they are presently conducted.

          (p)    State Takeover Laws; Rights Plan.

              (i)  The Board of Directors of KSL has approved this Agreement and the transactions contemplated by this Agreement as required under Section 18-209 of the LLC Act and any other applicable state takeover laws and any applicable provision of the KSL LLC Agreement so that any such state takeover laws and such provisions will not apply to this Agreement or any of the transactions contemplated hereby.

             (ii)  KSL has taken all action, if any, necessary or appropriate so that the execution of this Agreement does not result in the ability of any person to exercise any KSL Rights under the KSL Rights Agreement or enable or require the KSL Rights to separate from the KSL Common Shares to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Share Acquisition Date" (as such terms are defined in the KSL Rights Agreement) has occurred.

          (q)    Opinion of Financial Advisor.    KSL has received the opinion of Raymond James & Associates Inc., dated the date of this Agreement, to the effect that the KSL Consideration to be received by KSL Shareholders in the KSL Merger is fair to such KSL Shareholders (excluding VLI or any Affiliate or associate thereof, any Kaneb Entity or any Affiliate or associate thereof, or any director or executive officer of any Kaneb Entity) from a financial point of view.

          (r)    Board Approval and General Partner Approval.    The Board of Directors of KSL, at a meeting duly called and held, has by unanimous vote of those directors present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the KSL Shareholders, (ii) approved and adopted this Agreement and (iii) recommended that the KSL Merger and this Agreement be approved and adopted by the KSL Shareholders.

          (s)    Broker's Fees.    Neither KSL nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

          (t)    Taxes.    Except in each case for any exceptions that are immaterial individually and in the aggregate or as set forth in Section 4.1(t) of the Kaneb Disclosure Schedule: (i) all Tax Returns that were required to be filed by or with respect to KSL or any of its Subsidiaries have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, have been so included, (iii) all Taxes owed by KSL or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established, (iv) all Tax withholding and deposit requirements imposed on or with respect to KSL or any of its Subsidiaries have been satisfied in full in all respects, (v) there are no Encumbrances on any of the assets of KSL or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, (vi) there is no written claim against KSL or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to KSL or any of its Subsidiaries, (vii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to KSL or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to KSL or any of its Subsidiaries, (viii) neither KSL nor any of its Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period, (ix) except as set forth in Section 4.1(t)(ix) of the Kaneb Disclosure Schedule, neither KSL nor any of its Subsidiaries is a party to a Tax allocation or sharing agreement, and no payments are due or will become due by KSL or any of its Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement, (x) neither KSL nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than KSL or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (xi) KSL is a "publicly traded partnership" for United States federal income tax purposes, and (xii) at least 90% of the gross income of KSL for each taxable year since its formation has been from sources that will be treated as "qualifying income" within the meaning of section 7704(d) of the Code.

          (u)    Labor Relations; Collective Bargaining Agreements.    Except as set forth on Section 4.1(u) of the Kaneb Disclosure Schedule, neither KSL nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by KSL or its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by KSL or its Subsidiaries. No labor organization or group of employees of KSL or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of KSL, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as would not reasonably be expected to have a Material Adverse Effect on the KSL Entities, (i) there is no labor dispute, strike, slowdown or work stoppage against KSL or any of its Subsidiaries pending or, to the Knowledge of KSL, threatened against KSL or any of its Subsidiaries and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to KSL or its Subsidiaries.

          (v)    Regulation as a Utility; Investment Company.    None of the KSL Entities nor any of its Subsidiaries is (i) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) (1) a "public-utility company" or a "holding company" or (2) a "subsidiary company" or an "affiliate" of a "public-utility company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Except as set forth in Section 4.1(v) of the Kaneb Disclosure Schedule, none of the KSL Entities or their Affiliates, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity that could reasonably be expected to result in orders having a Material Adverse Effect with respect to the KSL Entities, nor to the Knowledge of the KSL Entities has notice of such a proceeding been given or has any Governmental Entity indicated to any of the KSL Entities its intention to hold such a proceeding.

        4.2    Representations and Warranties of VLI.    Except as disclosed in a section of the VLI disclosure schedule delivered to KSL concurrently herewith (the "VLI Disclosure Schedule") corresponding to the subsection of this Section 4.2 to which such disclosure applies or as specifically identified in the VLI SEC Documents filed prior to the date hereof, VLI hereby represents and warrants to KSL as follows:

          (a)    Organization.

              (i)  Each of VLI, VLI GP and Parent GP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (ii)  Each Subsidiary of VLI is duly organized, validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Delaware.

            (iii)  VLI GP is the sole general partner of VLI. VLI GP is the sole record and beneficial owner of the general partner interest in VLI, and such general partner interest has been duly authorized and validly issued in accordance with applicable laws and the VLI Partnership Agreement. VLI GP owns such general partner interest free and clear of any Encumbrances. VLI GP is the sole record and beneficial owner of all of the VLI Incentive Distribution Rights and owns such rights free and clear of all Encumbrances.

            (iv)  Parent GP is the sole general partner of VLI GP. Parent GP is the sole record and beneficial owner of the general partner interest in VLI GP, and such general partner interest has been duly authorized and validly issued in accordance with applicable laws and the VLI GP partnership agreement. Parent GP owns such general partner interest free and clear of any Encumbrances.

          (b)    Authority; No Violation.

              (i)  Each of the VLI Entities has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to VLI Unitholders Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by VLI Sub A and VLI, as its sole member, and by VLI GP. Parent GP, on behalf of VLI GP, has directed that the KPP Merger Agreement be submitted to VLI Unitholders for approval at a meeting of VLI Unitholders for the purpose of approving the issuance of VLI Common Units in the KPP Merger (the "VLI Unitholders Meeting"), and except for the approval of the issuance of VLI Common Units in the KPP Merger by both the holders of a majority of the outstanding VLI Common Units and the holders of a majority of the outstanding VLI Subordinated Units, each voting as a separate class, at a meeting of VLI's unitholders at which a quorum is present (the "VLI Unitholders Approval"), no other proceedings on the part of any VLI Entity are necessary to approve this Agreement or the KPP Merger Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the VLI Entities and (assuming due authorization, execution and delivery by KSL) constitutes a valid and binding obligation of the VLI Entities, enforceable against the VLI Entities in accordance with its terms.

             (ii)  Neither the execution and delivery of this Agreement by VLI, nor the consummation by VLI of the transactions contemplated hereby, nor compliance by VLI with any of the terms or provisions hereof, will (A) violate any provision of the VLI Partnership Agreement or the organizational documents or its Subsidiaries, (B) assuming that the consents and approvals referred to in Section 4.2(c) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to VLI, any of its Subsidiaries or Partially Owned Entities or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the properties or assets of VLI, any of its Subsidiaries or, to the VLI Entities' Knowledge, the Partially Owned Entities under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which VLI, any of its Subsidiaries or Partially Owned Entities is a party, or by which they or any of their properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on VLI.

          (c)    Consents and Approvals.    Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the Other Approvals, (iii) the filing of the Certificate of Merger, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (v) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by the VLI Entities of this Agreement and (B) the consummation by the VLI Entities of the transactions contemplated by this Agreement.

          (d)    Opinion of Financial Advisor.    VLI has received the opinion of Credit Suisse First Boston LLC, dated the date of this Agreement, to the effect that, as of the date of this

  Agreement, the aggregate consideration to be paid by VLI in the KPP Merger and the KSL Merger is fair to VLI from a financial point of view.

          (e)    General Partner Approval.    VLI GP has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the unitholders of VLI, (ii) approved and adopted this Agreement, and (iii) recommended the approval of the issuance of the VLI Common Units by the VLI Unitholders as contemplated by the KPP Merger Agreement.

          (f)    Broker's Fees.    Neither VLI nor any of its Subsidiaries nor any of its respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Credit Suisse First Boston LLC and Citigroup Global Markets Inc.

          (g)    Financing.    VLI, taken together with its Subsidiaries, will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    Covenants of KSL.    During the period from the date of this Agreement and continuing until the KSL Effective Time, KSL agrees as to itself and its Subsidiaries that without the written consent of VLI, which consent shall not be unreasonably withheld or delayed (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the Kaneb Disclosure Schedule):

          (a)    Ordinary Course.

              (i)  KSL and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practices in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts consistent with the other provisions of this Agreement to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the KSL Effective Time.

             (ii)  KSL shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and obligations or liabilities in connection therewith (I) not exceeding $1 million individually, or $3 million in the aggregate, or (II) contemplated by the 2004 or 2005 capital budget approved by the board of directors of KSL and set forth on Section 5.1(a)(ii) of the Kaneb Disclosure Schedule.

          (b)    Distributions; Changes in Share Capital.    Except as required under the KSL LLC Agreement, KSL shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any distributions or in respect of any of its equity securities, except (x) the declaration and payment of regular quarterly cash distributions not in excess of $0.495 per KSL Common Share with usual record and payment dates for such distributions in accordance with past distribution practice and (y) the declaration and payment of regular distributions from a wholly owned Subsidiary of any of the KSL Entities to its parent KSL Entity or to another wholly owned Subsidiary of such parent KSL Entity in accordance with past distribution practice, (ii) split, combine or reclassify any of its equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its equity securities, except for any such transaction by a wholly owned Subsidiary of any KSL Entity which remains a wholly owned Subsidiary of such KSL Entity after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any of its equity securities or any securities convertible into or exercisable for any equity securities.

          (c)    Issuance of Securities.    The KSL Entities shall not, and shall not permit any of their respective Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any of its equity securities, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of KSL Common Shares (and the associated KSL Rights) upon the exercise of KSL Stock Options outstanding as of the date of this Agreement or in satisfaction of KSL Deferred Share Units unsatisfied as of the date of this Agreement, in each case in accordance with their present terms, (ii) issuances, sales or deliveries by a wholly owned Subsidiary of any of the KSL Entities of equity securities or partnership units to such Subsidiary's parent or another wholly owned Subsidiary of any of the KSL Entities or (iii) issuances in accordance with the KSL Rights Agreement.

          (d)    Governing Documents.    Except to the extent required to comply with its obligations hereunder or with applicable law, KSL shall not and shall cause each of its Subsidiaries not to amend or propose to amend its partnership agreement or limited liability company agreement or similar organizational documents.

          (e)    No Acquisitions.    Except for acquisitions (i) set forth in Section 5.1(e) of the Kaneb Disclosure Schedule or (ii) in the ordinary course of business consistent with past practice that do not exceed $1 million individually or $3 million in the aggregate, KSL shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of KSL and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor and which acquisitions are in the ordinary course of business consistent with past practice).

          (f)    No Dispositions.    KSL shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, in each case including but not limited to by way of merger, any of its assets (including equity securities or partnership units of Subsidiaries of KSL), except for, in the case of assets that are not equity securities or partnership units, dispositions or encumbrances of immaterial assets in the ordinary course of business consistent with past practice.

          (g)    Investments; Indebtedness.    KSL shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by KSL or any of its wholly owned Subsidiaries to any of their wholly owned Subsidiaries or parent wholly owning such entity, (y) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to KSL and its Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause (y) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the KSL Merger under Regulatory Law) or (ii) except for additional borrowings under existing loan arrangements, incur any indebtedness for borrowed money or guarantee or assume any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of KSL or any of its

  Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary or KPP or any wholly owned Subsidiary of KPP) or enter into any arrangement having the economic effect of any of the foregoing. Notwithstanding any other provision of this Agreement, KSL and its Subsidiaries shall be entitled to transfer funds and make payments to KPP and its Subsidiaries (i) to reimburse KPP and its Subsidiaries for obligations (which otherwise were incurred in compliance with the KPP Merger Agreement) of KSL or its Subsidiaries incurred by KPP or its Subsidiaries or (ii) in the ordinary course of business consistent with past practice.

          (h)    Compensation.    Except (i) as disclosed on Section 5.1(h) of the Kaneb Disclosure Schedule or except as required by law or by the terms of any collective bargaining agreement or other agreement in effect as of the date hereof between KSL or its Subsidiaries and any director, officer or employee thereof identified on Section 5.1(h) of the Kaneb Disclosure Schedule, or (ii) as otherwise agreed by KSL and VLI, KSL shall not and shall not permit any of its Subsidiaries to (A) increase the amount of compensation of, or pay any severance to, any director, officer or employee of KSL or its Subsidiaries (except for increases in base salary or wages to employees who are not directors or officers of the foregoing entities in the ordinary course of business consistent with past practice), (B) make any increase in or commitment to increase any employee benefits, (C) grant any additional KSL Stock Options or other equity-based awards or permit the deferral or accrual of any amounts under the KSL Deferred Share Unit Arrangements or any similar plan, (D) adopt, enter into or amend, make any commitment to adopt, enter into or amend, or take any action to clarify any provision of, any Kaneb Benefit Plan, (E) fund or make any contribution to any Kaneb Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans, or (F) adopt, enter into or amend any collective bargaining agreement or other arrangement relating to union or organized employees.

          (i)    Accounting Methods; Tax Elections.    Except as disclosed in Kaneb SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, KSL shall not change in any material respect its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP as concurred in by KSL's independent public accountants. KSL shall not (i) change its fiscal year or any method of tax accounting, (ii) make any material Tax election or (iii) settle or compromise any material liability for Taxes.

          (j)    Material Contracts.    Other than in the ordinary course of business consistent with past practice or as disclosed on Section 5.1(j) of the Kaneb Disclosure Schedule, KSL and its Subsidiaries shall not enter into any contract or agreement that would be a Kaneb Contract if in existence as of the date of this Agreement or terminate or amend in any material respect any Kaneb Contract or waive any material rights under any Kaneb Contract.

          (k)    Settlement of Disputes.    KSL and its Subsidiaries shall not settle any claim, demand, lawsuit or state or federal regulatory proceeding (i) for damages to the extent such settlement in the aggregate assesses damages in excess of $500,000 or (ii) seeking an injunction or any other equitable relief, except in case of clause (i) a settlement of any such claim, demand, lawsuit or state or federal regulatory proceeding within the specific amount reserved and identified on Section 5.1(k) of the Kaneb Disclosure Schedule, provided that such settlement achieves a full, final and non-appealable resolution of the matter reserved.

          (l)    Insurance.    KSL shall use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are now carried by KSL and its Subsidiaries.

          (m)    Governmental Filings.    KSL shall file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material permit, license, variance or any other approval required by any Governmental Entity for the continuing operation of its business.

          (n)    Certain Actions.    KSL and its Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the KSL Merger or the other transactions contemplated by this Agreement.

          (o)    No Related Actions.    KSL shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        5.2    Covenants of VLI.    During the period from the date of this Agreement and continuing until the KSL Effective Time, each of the VLI Entities agrees as to itself and its Subsidiaries that without the written consent of KSL, which consent shall not be unreasonably withheld or delayed (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the VLI Disclosure Schedule):

          (a)    Certain Actions.    The VLI Entities and their Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the Merger, the other transactions contemplated by this Agreement or the payment of the KSL Consideration.

          (b)    No Related Actions.    Each of the VLI Entities shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        5.3    Governmental Filings.    To the extent permitted by law or regulation or any applicable confidentiality agreement, KSL and VLI shall confer on a reasonable basis with each other on operational matters. KSL and VLI shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the KSL Effective Time and shall, if requested by the other and (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly upon request.

        5.4    Control of Other Party's Business.    Nothing contained in this Agreement shall give KSL, directly or indirectly, the right to control or direct VLI's operations or give VLI, directly or indirectly, the right to control or direct KSL's operations prior to the KSL Effective Time. Prior to the KSL Effective Time, KSL and VLI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    Preparation of Proxy Statement; Shareholders Meetings.

        (a)   As promptly as reasonably practicable following the date of this Agreement, VLI and KSL shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus and VLI shall prepare and file with the SEC the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as VLI's prospectus. Each of VLI and KSL shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC. VLI and KSL shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC.

The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both VLI and KSL, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party which are incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. VLI will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the VLI Unitholders, and KSL will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to KSL Shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the VLI Common Units issuable in connection with the KPP Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the KSL Effective Time, any information relating to VLI or KSL, or any of their respective Affiliates, officers or directors, is discovered by VLI or KSL and such information should be set forth in an amendment or supplement to either of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the KSL Shareholders and the VLI Unitholders.

        KSL shall use its reasonable best efforts to ensure that none of the information to be supplied by KSL or its Subsidiaries in the Joint Proxy Statement/Prospectus shall, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the KSL Shareholders Meeting, and the VLI Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. KSL shall use its reasonable best efforts to ensure that the Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by KSL with respect to information supplied by VLI for inclusion in any filing by KSL with the SEC.

        VLI shall use its reasonable best efforts to ensure that none of the information to be supplied by the VLI Entities or their Subsidiaries in the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the KSL Shareholders Meeting and the VLI Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. VLI shall use its reasonable best efforts to ensure that the Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by the VLI Entities with respect to information supplied by KSL for inclusion therein.

        (b)   KSL shall duly take all lawful action to call, give notice of, convene and hold the KSL Shareholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of VLI and KSL for the purpose of obtaining the KSL Shareholder Approval and, subject to Section 6.4, shall take all lawful action to solicit the KSL Shareholder Approval. The Board of Directors of KSL (i) shall recommend the approval and adoption of the plan of merger contained in this Agreement by the KSL Shareholders to the effect as set forth in Section 4.1(r) (the "Kaneb Recommendation"), and (ii) shall not, unless VLI first makes a Change in the VLI Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to VLI the Kaneb Recommendation or (y) take any action or make any statement in connection with the KSL Shareholder Meeting inconsistent with such recommendation (collectively, a "Change in the Kaneb Recommendation"); provided, however, that the Board of Directors of KSL may make a Change in the Kaneb Recommendation pursuant to Section 6.4 hereof. KSL agrees, in its capacity as a KPP Unitholder, that it shall cause all KPP Units beneficially owned by it or any of its Subsidiaries (whether beneficially owned as of the date hereof or acquired thereafter and prior to the record date for the KPP Unitholders Meeting) to be present for quorum purposes at the KPP Unitholders Meeting and shall vote or cause to be voted such KPP Units in favor of the approval and adoption of the KPP Merger Agreement and the transactions contemplated thereby, and against any Acquisition Proposal at any meeting of KPP Unitholders at which such proposal may be considered.

        (c)   VLI shall duly take all lawful action to call, give notice of, convene and hold the VLI Unitholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of VLI and KSL for the purpose of obtaining the VLI Unitholders Approval and shall take all lawful action to solicit the VLI Unitholders Approval. The Board of Directors of VLI GP shall recommend the approval of the issuance of VLI Common Units in the KPP Merger by the VLI Unitholders to the effect set forth in Section 4.2(e) (the "VLI Recommendation"), and shall not, unless the board of directors of KSL (pursuant to this Agreement) or the board of directors of KPP GP (pursuant to the KPP Merger Agreement) first makes a Change in the Kaneb Recommendation (as defined in this Agreement and in the KPP Merger Agreement), (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Kaneb Entities the VLI Recommendation or (y) take any action or make any statement in connection with the VLI Unitholders Meeting inconsistent with such recommendation (collectively, a "Change in the VLI Recommendation").

        6.2    Access to Information.    Upon reasonable notice, each party shall (and shall cause its Subsidiaries to), except as prohibited by law, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Times, to all its properties, books, contracts, commitments, records, officers and employees, and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of Federal, state or foreign laws (including, without limitation, pursuant to the HSR Act, the Securities Act, the Exchange Act and the rules of any Governmental Entity thereunder), as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) such disclosure of the information would breach confidentiality obligations owed to a third party (provided, further, that if the circumstances of the preceding proviso occur, the parties will use reasonable best efforts to agree upon alternate disclosure methods to convey, to the maximum extent possible, the substance of such information to the requesting party). The parties will hold any information obtained pursuant to this Section 6.2 in confidence in accordance with, and shall otherwise be subject to, the provisions of the amended and restated confidentiality agreement dated August 8, 2004, between KPP, KSL and VLI (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either VLI or KSL shall not affect the representations and warranties of the other.

        6.3    Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the KSL Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable after the date of this Agreement, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as reasonably practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the KSL Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) using its reasonable best efforts to obtain all such Necessary Consents and the Required Approvals. In furtherance of and not in limitation of the foregoing, each of VLI and KSL agrees (i) to make (A) as promptly as reasonably practicable, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (B) as promptly as reasonably practicable, appropriate filings with the Canadian Competition Commission, if required, in accordance with applicable competition, merger control, antitrust, investment or similar laws, and (C) as promptly as reasonably practicable, all other necessary filings with other Governmental Entities relating to the KSL Merger, and, to supply as promptly as reasonably practicable any additional information or documentation that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as reasonably practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which shall not be unreasonably withheld or delayed).

        (b)   Each of KSL and the VLI Entities shall, in connection with the efforts referenced in Section 6.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, and (v) subject to any action taken by the parties pursuant to Section 6.3(c), respond promptly and fully to any "second request" or other request for information in connection with filings required by the HSR Act or any similar or corresponding foreign or state statute, law, rule or regulation.

        (c)   In furtherance and not in limitation (except as otherwise expressly set forth) of the covenants of the parties contained in Section 6.3(a) and 6.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any regulatory law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the KSL Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the KSL Merger or the other transactions contemplated hereby, KSL and the VLI Entities shall cooperate with each other in all respects in responding thereto, and each party shall use its respective reasonable best efforts in responding thereto, including (i) contesting and resisting any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the KSL Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement and (ii) holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, assets of VLI, KSL or its Subsidiaries or the conducting of their business in a specified manner, provided that the actions described in this clause (ii) would not reasonably be expected to have a Material Adverse Effect on the VLI Entities taken as a whole, the Kaneb Entities taken as a whole, or the combined VLI Entities and Kaneb Entities after consummation of the KSL Merger. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.3 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied with its obligations under this Section 6.3.

        (d)   Each of the VLI Entities and KSL and their respective Boards of Directors and general partners shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the KSL Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the KSL Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the KSL Merger and the other transactions contemplated hereby.

        6.4    Acquisition Proposals.

        (a)   KSL agrees that neither it nor any of its Subsidiaries nor any of its officers and directors nor those of its Subsidiaries shall, and that it shall cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly take any action that facilitates any inquiries, or the making of any proposal or offer, with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving KSL or any of its Subsidiaries, or any purchase, sale or other transfer of 10% or more of the consolidated assets of KSL (including stock of its Subsidiaries) of it or its Subsidiaries, or any purchase or sale of, or tender or exchange offer for, or other transfer of, its equity securities that, if consummated, would result in any Person (or the shareholders of such Person) beneficially owning securities representing 10% or more of the total voting power of KSL or the voting power of any of its Subsidiaries (any such proposal, offer or transaction, other than (a) a proposal or offer made by VLI or an Affiliate thereof, or (b) a proposal, offer or transaction solely involving the equity securities of KPP to the extent KPP and KPP GP comply with their obligation relating thereto under the KPP Merger Agreement, being hereinafter referred to as an "Acquisition Proposal"), (ii) except as the board of directors of KSL determines in good faith, after consultation with outside counsel and taking into account any change in the terms of the KSL Merger or other proposal made reasonably promptly by VLI after being notified pursuant to Section 6.4(b), that doing so is necessary for such directors to comply with their fiduciary duties under applicable law (and in such case only after entering into a confidentiality agreement with such Person on terms no less favorable to KSL than the Confidentiality Agreement and conditioned upon contemporaneously providing to VLI a copy of any such information or data that it is providing to any such Person pursuant to this Section 6.4 to the extent not previously provided or made available to VLI), have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

        (b)   Notwithstanding anything in this Agreement to the contrary, KSL (and the Board of Directors of KSL shall be permitted to (A) take and publicly disclose a position to the extent necessary to comply with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (to the extent applicable), (B) effect a Change in the Kaneb Recommendation, or (C) engage in discussions or negotiations with, or provide any information (whether confidential, non-public or otherwise) to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B) or (C), (I) the KSL Shareholder Meeting shall not have occurred other than as a result of a breach by KSL of its obligations pursuant to Section 6.1, (II) (y) in the case of clause (B) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party not in violation of Section 6.4(a) and the Board of Directors of KSL concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal, (III) in the case of clause (B) or (C) above, the Board of Directors of KSL, after receipt of the advice of outside counsel, determines in good faith that doing so is necessary for such directors to comply with their fiduciary duties under applicable law, (IV) prior to providing any information or data permitted to be provided pursuant to this sentence, KSL shall have entered into a confidentiality agreement with such Person on terms no less favorable to the KSL than the Confidentiality Agreement, and shall have provided to VLI a copy of any such information or data that it is providing to any such Person pursuant to this Section 6.4 to the extent not previously provided or made available to VLI, and (V) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, KSL shall notify VLI promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, along with a copy of the relevant proposed transaction agreements, if such exist, with the party making such Acquisition Proposal. KSL agrees that it will promptly keep VLI reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer. KSL agrees that it will, and will cause its officers, directors and employees and use its reasonable best efforts to cause its representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than the parties to this Agreement) conducted heretofore with respect to any Acquisition Proposal. KSL agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.4.

        6.5    Fees and Expenses.    Subject to Section 8.2, whether or not the KSL Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with any filings under the HSR Act the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be shared equally by VLI, on the one hand, and the Kaneb Entities, on the other hand.

        6.6    Directors' and Officers' Indemnification and Insurance.

        (a)   The indemnification provisions of the KSL LLC Agreement as in effect as of the date hereof shall not be amended, repealed or otherwise modified for a period of at least six years from the KSL Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the KSL Effective Time would be entitled to indemnification by KSL under the KSL LLC Agreement. At the KSL Effective Time, VLI shall cause the Surviving LLC to honor in accordance with their respective terms each of the covenants contained in this Section 6.6 applicable thereto.

        (b)   Without limiting Section 6.6(a), but without duplication of any right or benefit thereunder, after the KSL Effective Time, each of VLI and the Surviving LLC shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer and employee of KSL or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties"), in their capacity as such, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (x) any action or omission occurring or alleged to occur prior to the KSL Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director, manager, partner, employee or other fiduciary in any entity if such service was at the request of KSL) and (y) the KSL Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) KSL or VLI and the Surviving LLC, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to VLI and the Surviving LLC, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, subject to the receipt of any undertaking (which need not be secured) by or on behalf of the Indemnified Party to repay such amount if it shall be determined that such Person is not entitled to be indemnified pursuant to the KSL LLC Agreement, (ii) VLI and the Surviving LLC will use all reasonable efforts to assist in and cooperate in the defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law and VLI's or the Surviving LLC's respective partnership agreement, such determination shall be made by independent legal counsel acceptable to VLI or the Surviving LLC, as the case may be, and the Indemnified Party; provided, however, that neither VLI nor the Surviving LLC shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and, provided further, that if VLI or the Surviving LLC advances or pays any amount to any Person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such Person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to VLI or the Surviving LLC, as the case may be. The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict requiring separate representation on any significant issue between the positions of any two or more Indemnified Parties.

        (c)   In the event the Surviving LLC or VLI or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving LLC or VLI shall assume the obligations of the Surviving LLC or VLI, as the case may be, set forth in this Section 6.6.

        (d)   For a period of six years after the KSL Effective Time, VLI shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by KSL and its Subsidiaries with respect to matters arising on or before the KSL Effective Time (provided that VLI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for VLI's directors and officers) with respect to matters arising on or before the KSL Effective Time; provided, however, provided, however, that in no event shall VLI (or any such successor) be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by KSL and its Subsidiaries for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, VLI (or any such successor) shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        (e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the KSL LLC Agreement, any indemnification agreement, Delaware law or otherwise, but shall in no event entitle any Indemnified Party to duplicative payments or reimbursement. The provisions of this Section 6.6 shall survive the consummation of the KSL Merger and expressly are intended to benefit each of the Indemnified Parties.

        (f)    VLI shall pay all reasonable expenses, including reasonable attorneys fees that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.6 to the extent such Indemnified Party is finally determined to be successful on the merits.

        (g)   Nothing contained in this Section 6.6 shall provide, or shall be interpreted as providing, any individual with rights or benefits that are duplicative of those that may be provided under any similar provisions of the KPP Merger Agreement.

        6.7    Employee Benefits.

        (a)   Following the KSL Effective Time until the first anniversary of the KSL Effective Time, Parent GP shall provide, or shall cause to be provided, to individuals who are employees of KSL and its Subsidiaries immediately before the KSL Effective Time and who continue to be employed by any of the VLI Entities after the KSL Effective Time (the "Kaneb Employees") employee benefits (other than any equity-based benefits) that are, in the aggregate, not less favorable than those generally provided to Kaneb Employees as of the date of this Agreement, as disclosed by KSL to VLI immediately prior to the date of this Agreement. Notwithstanding anything contained herein to the contrary, Kaneb Employees who are covered under a collective bargaining agreement shall be provided the benefits that are required by such collective bargaining agreement from time to time.

        (b)   (i) For purposes of eligibility and vesting under the employee benefit plans of the VLI Entities and their respective Subsidiaries providing benefits to any Kaneb Employee after the KSL Effective Time (the "New Plans") and (ii) solely for purposes of levels of vacation and severance benefits under the severance and vacation benefit plans providing benefits to any Kaneb Employee after the KSL Effective Time, each Kaneb Employee shall be credited with his or her years of service with KSL and its Subsidiaries and predecessor employers before the KSL Effective Time, to the same extent as such Kaneb Employee was entitled, before the KSL Effective Time, to credit for such service under any similar Kaneb Benefit Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Kaneb Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Kaneb Benefit Plan in which such Kaneb

Employee participated immediately prior to the KSL Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Kaneb Employee, Parent GP or the other applicable VLI Entity shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent GP or the other applicable VLI Entity shall cause any eligible expenses incurred by such employee and his or her covered dependents—during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins—to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (c)   Parent GP or the other applicable VLI Entity will honor, in accordance with their terms, all vested and accrued benefit obligations to, and contractual rights of, current and former employees of KSL and its Subsidiaries which are disclosed in Section 4.1(m)(i) of the Kaneb Disclosure Schedules. Nothing in this Agreement shall be interpreted as preventing Parent GP or the other applicable VLI Entity from amending, modifying or terminating any Kaneb Benefit Plan or other contract, arrangement, commitment or understanding, in accordance with their terms and applicable law. This Agreement is not intended, and it shall not be construed, to create third party beneficiary rights for any current or former employees of KSL or its Subsidiaries (including any beneficiaries or dependents thereof) under or with respect to any plan, program, or arrangement described or contemplated by this Agreement.

        (d)   VLI and the Kaneb Entities will take all actions necessary to satisfy the obligations set forth on Section 6.7(d) of the Kaneb Disclosure Schedule in accordance with the procedure set forth therein. Nothing contained in this Section 6.7 shall provide, or shall be interpreted as providing, any individual with rights or benefits that are duplicative of those that may be provided under any similar provisions of the KPP Merger Agreement.

        6.8    Public Announcements.    Neither the VLI Entities nor KSL shall, and neither the VLI Entities nor KSL shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of VLI, in the case of a proposed announcement or statement by KSL, or KSL in the case of a proposed announcement or statement by any of the VLI Entities; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

        6.9    KSL Rights Agreement.    The Board of Directors of KSL shall take all action to the extent necessary (including amending the KSL Rights Agreement) in order to render the KSL Rights inapplicable to the KSL Merger and the KPP Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence, the Board of Directors of KSL shall not, without the prior written consent of VLI, (i) amend or waive any provision of the KSL Rights Agreement or (ii) take any action with respect to, or make any determination under, the KSL Rights Agreement, including a redemption or exchange of the KSL Rights, in each case in order to, or that would reasonably be expected to, facilitate any Acquisition Proposal with respect to KSL.

        6.10    Section 16 Matters.    Prior to the KSL Effective Time, to the extent permitted by law KSL shall take all such steps as may be required to cause any dispositions of KSL Common Shares (including derivative securities with respect to Kaneb Entities equity securities or partnership interests) or acquisitions of VLI Common Units (including derivative securities with respect to VLI Entities equity securities) resulting from the transactions contemplated by Article II or Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to KSL or will become subject to such reporting requirements with respect to VLI, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.11    Accountants' Letter.    KSL shall use their reasonable best efforts to cause to be delivered to VLI a letter from their independent public accountants addressed to VLI, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to VLI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. VLI shall use its reasonable best efforts to cause to be delivered to the Kaneb Entities a letter from its independent public accountants addressed to the Kaneb Entities, dated a date within two Business Days before the date on which the Form S-4 shall become effective in form and substance reasonably satisfactory to the Kaneb Entities and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        6.12    Tax Matters.    KSL and the VLI Entities agree and consent to treat the KSL Merger as a transaction governed by Rev. Rul. 99-6, 1999-1 C.B. 432 (Situation 2); provided further, that, to the extent applicable, each holder of a KSL Common Share shall be deemed to have consented for federal income tax purposes (and to the extent applicable state and local income tax purposes) to report the KSL Merger as a sale of the holder's KSL Common Shares to VLI consistent with Treasury Regulation Section 1.708-1(c)(4). Further, if pursuant to a determination (as that term is defined in section 1313 of the Code), the KSL Merger is classified as an "asset-over" transaction under Treasury Regulation Section 1.708-1(c)(3)(i), KSL hereby consents to report such deemed transfer for federal income tax purposes to VLI of its general partner interests in KPP and KSL Owned Units as a sale of such interests to VLI consistent with Treasury Regulation Section 1.708-1(c)(4).

        6.13    Other Agreements.    KPP or KSL shall pay the amount to the extent due and payable as set forth on and pursuant to Section 6.13 of the Kaneb Disclosure Schedule.

ARTICLE VII

CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation to Effect the KSL Merger.    The respective obligations of KSL and VLI to effect the KSL Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Shareholder and Unitholder Approval.    (i) KSL shall have obtained the KSL Shareholders Approval and (ii) VLI shall have obtained the VLI Unitholders Approval.

          (b)    No Injunctions or Restraints; Illegality.    No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the KSL Merger illegal or otherwise prohibiting consummation of the KSL Merger.

          (c)    HSR Act; Other Approvals.    (i) The waiting period (and any extension thereof) applicable to the KSL Merger under the HSR Act shall have been terminated or shall have expired, without the imposition of any condition or requirement that would be expected to have a Material Adverse Effect on the VLI Entities taken as a whole, the Kaneb Entities taken as a whole, or the combined VLI Entities and Kaneb Entities after consummation of the KSL Merger, and (ii) all Other Approvals shall have been obtained, except those Other Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI or the KSL Entities.

        7.2    Additional Conditions to Obligations of VLI.    The obligations of VLI to effect the KSL Merger are subject to the satisfaction, or waiver by VLI, on or prior to the Closing Date, of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of KSL set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of KSL set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); provided, however, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.2(a) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, reasonably be expected to result in (A) an adverse effect on the KSL Entities involving $20,000,000 or more (individually or in the aggregate) or (B) a Material Adverse Effect on the KSL Entities. In addition to the requirements of the preceding sentence, the representations and warranties set forth in Sections 4.1(a) and (b) that are not qualified therein as to Material Adverse Effect or materiality shall be true and correct in all material respects and those that are so qualified shall be true and correct. VLI shall have received a certificate of an executive officer of KSL to the effect of the preceding provisions of this Section 7.2(a).

          (b)    Performance of Obligations of KSL.    KSL shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the combined VLI Entities and the KSL Entities after the consummation of the KSL Merger and VLI shall have received a certificate of an executive officer of KSL to such effect.

          (c)    Tax Opinion.    VLI shall have received an opinion of each of Andrews Kurth LLP and Wachtell, Lipton, Rosen & Katz dated as of the Closing Date to the effect that (i) no VLI Entity will recognize any income or gain as a result of the KSL Merger or the KPP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code), (ii) no gain or loss will be recognized by holders of VLI Common Units as a result of the KSL Merger or the KPP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code), and (iii) 90% of the combined gross income of each of VLI, KSL and KPP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as "qualifying income" within the meaning of section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the VLI Entities and the Kaneb Entities and any of their respective Affiliates as to such matters as such counsel may reasonably request.

          (d)    Consummation of the KPP Merger.    The KPP Merger shall be capable of being consummated immediately succeeding the consummation of the KSL Merger.

        7.3    Additional Conditions to Obligations of KSL.    The obligations of KSL to effect the KSL Merger are subject to the satisfaction, or waiver by KSL, on or prior to the Closing Date, of the following additional conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of VLI set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of VLI set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); provided, however, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.3(a) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, have a Material Adverse Effect on VLI. In addition to the requirements of the preceding sentence, that the representations and warranties set forth in Sections 4.2(a) and (b) that are not qualified therein as to Material Adverse Effect or materiality shall be true and correct in all material respects and those that are so qualified shall be true and correct. KSL shall have received a certificate of an executive officer of VLI to the effect of the preceding provisions of this Section 7.3(a).

          (b)    Performance of Obligations of VLI.    VLI shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the combined VLI Entities and the KSL Entities after the consummation of the KSL Merger and KSL shall have received a certificate of an executive officer of VLI to such effect.

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated at any time prior to the KSL Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as specifically provided below, whether before or after the KSL Shareholders Meeting or the VLI Unitholders Meeting:

        (a)   By mutual written consent of VLI and KSL;

        (b)   By either VLI or KSL, if the KSL Effective Time shall not have occurred on or before the date that is ten (10) months after the date hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.3) has been the primary cause of, or resulted in, the failure of the KSL Effective Time to occur on or before the Termination Date;

        (c)   By either VLI or KSL if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(c), and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 6.3); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.3 has been the primary cause of such action or inaction;

        (d)   By either VLI or KSL, if either the VLI Unitholders Approval or the KSL Shareholders Approval has not been obtained by reason of the failure to obtain the required vote at the VLI Unitholders Meeting or the KSL Shareholders Meeting, as applicable;

        (e)   By VLI, if KSL shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date;

        (f)    By KSL, if VLI shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date;

        (g)   By KSL, if VLI shall have either (i) failed to make the VLI Recommendation or effected a Change in the VLI Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the VLI Unitholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its shareholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

        (h)   By VLI, if KSL shall have either (i) failed to make the Kaneb Recommendation or effected a Change in the Kaneb Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the KSL Shareholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to the KSL Shareholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

        (i)    By KSL, if the Board of Directors of KSL has provided written notice to VLI that KSL intends to enter into a binding written agreement for a Superior Proposal (with such termination becoming effective, if VLI does not make the offer contemplated by clause (iii) below, on the business day immediately following the five business day period contemplated thereby, or otherwise, upon KSL entering into such binding written agreement); provided, however, that (i) KSL shall have complied with Section 6.4 hereof in all material respects; (ii) KSL shall have (A) notified VLI in writing of its receipt of such Superior Proposal, (B) further notified VLI in such writing that KSL intends to enter into a binding agreement with respect to such Superior Proposal subject to clause (iii) below and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; and (iii) VLI does not make, within five business days after receipt of KSL's written notice pursuant to clause (ii) above, an offer that the Board of Directors of KSL shall have reasonably concluded in good faith (following consultation with its financial advisor and outside counsel) is at least as favorable to the KSL Shareholders as such Superior Proposal; or

        (j)    By VLI, if the KPP Merger Agreement has been terminated without consummation of the transactions contemplated thereby.

        8.2    Effect of Termination.

        (a)   In the event of termination of this Agreement by KSL or VLI as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party to this Agreement or their respective officers or directors except as otherwise expressly set forth herein and except with respect to Section 4.1(s), Section 4.2(f), the second sentence of Section 6.2, Section 6.5, this Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this Agreement, neither VLI nor KSL shall be relieved or released from any liabilities or damages arising out of its intentional or willful and material breach of this Agreement.

        (b)   If (A) (I) KSL or VLI terminates this Agreement pursuant to Section 8.1(d) as a result of the failure to obtain the required vote at the KSL Shareholder Meeting, or pursuant to Section 8.1(b) without the KSL Shareholder Meetings having occurred, (II) VLI terminates this Agreement pursuant to Section 8.1(h), (III) VLI terminates this Agreement pursuant to Section 8.1(e), or (IV) KSL terminates this Agreement pursuant to Section 8.1(i), (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to KSL shall have been publicly announced or otherwise communicated to the senior management, Board of Directors of KSL, or to KSL Shareholders and (C) within 18 months of such termination KSL or any of its Subsidiaries enters into any definitive agreement with respect to, or the Board of Directors of KSL or any of its Subsidiaries recommends that KSL Shareholders approve, adopt or accept, any Acquisition Proposal and such Acquisition Proposal is consummated at any time, KSL shall promptly, but in no event later than one Business Day, after consummation of such Acquisition Proposal, pay VLI, subject to the last sentence of Section 8.2(d), an aggregate amount equal to the KSL Termination Fee by wire transfer of immediately available funds.

        (c)   If (A) (I) KSL or VLI terminates this Agreement pursuant to Section 8.1(d) as a result of the failure to obtain the required vote at the VLI Unitholders Meeting, or pursuant to Section 8.1(b) without the VLI Unitholders Meetings having occurred, (II) KSL terminates this Agreement pursuant to Section 8.1(f), or (III) KSL terminates this Agreement pursuant to Section 8.1(g), (B) at any time after the date of this Agreement and before such termination there shall have been publicly announced or otherwise communicated to Parent GP, VLI GP, the senior management or unitholders of VLI a proposal for the acquisition by a third party of 10% or more of the consolidated assets (including stock of its Subsidiaries) of VLI and its Subsidiaries, taken as a whole, or of 10% or more of its total voting power, whether by merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution, tender offer or exchange offer or similar transaction or series of related transactions and (C) within 18 months of the such termination VLI or any of its Subsidiaries consummates or enters into any definitive agreement with respect to, or VLI GP or any of its Subsidiaries recommends that its respective unitholders or stockholders approve, adopt or accept, a transaction or series of related transactions contemplated by clause (B), then in the case of a termination, VLI shall promptly, but in no event later than one Business Day, after consummation of the transactions contemplated by clause (B), pay KSL, subject to the last sentence of Section 8.2(d), an aggregate amount equal to the VLI Termination Fee by wire transfer of immediately available funds.

        (d)   The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement; accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.5. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement. The parties agree that any KSL Termination Fee payable hereunder, together with any Kaneb Termination Fee previously paid under the KPP Merger Agreement, shall not exceed $25 million, and that any VLI Termination Fee payable hereunder, together with any VLI Termination Fee previously paid under the KPP Merger Agreement, shall not exceed $25 million.

        8.3    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors or General Partner, as applicable, at any time before or after the KSL Shareholders Approval or the VLI Unitholders Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders or unitholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.4    Extension; Waiver.    At any time prior to the KSL Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors or General Partner, as applicable, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

        9.1    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Times, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Times and this Article IX.

        9.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to any of the VLI Entities to:
Valero L.P. One Valero Way San Antonio, Texas 78249
Attention: Bradley Barron, Esq.
with a copy to:
Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002
Attention: Gislar Donnenberg, Esq.
and:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Attention: Edward D. Herlihy, Esq. Lawrence S. Makow, Esq.
(ii)	if to KSL to:
2435 North Central Expressway, Suite 700 Richardson, Texas 75080
Attention: John Barnes
with a copy to:
Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, Texas 77010
Attention: John Watson, Esq.

        9.3    Interpretation.    When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require VLI or KSL or any of their respective Subsidiaries or Affiliates to take or omit to take any action if doing so would violate any applicable obligation (arising in law or equity), rule or regulation.

        9.4    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

        9.5    Entire Agreement; No Third Party Beneficiaries.

        (a)   This Agreement, the Confidentiality Agreement, the Support Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        (b)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

        9.6    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

        9.7    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        9.8    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        9.9    Submission to Jurisdiction; Waivers.    Each of the VLI Entities and KSL irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the VLI Entities and KSL hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the VLI Entities and KSL hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        9.10    Waiver of Jury Trial.    EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

        9.11    Enforcement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, VALERO L.P., RIVERWALK LOGISTICS, L.P., VALERO GP, LLC, VLI SUB A LLC, and KANEB SERVICES LLC, have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

VALERO L.P.
By:	/s/ CURTIS V. ANASTASIO
	Name:	Curtis V. Anastasio
	Title:	Chief Executive Officer and President
RIVERWALK LOGISTICS, L.P.
By:	/s/ CURTIS V. ANASTASIO
	Name:	Curtis V. Anastasio
	Title:	Chief Executive Officer and President
VALERO GP, LLC
By:	/s/ CURTIS V. ANASTASIO
	Name:	Curtis V. Anastasio
	Title:	Chief Executive Officer and President
VLI SUB A LLC
By:	/s/ CURTIS V. ANASTASIO
	Name:	Curtis V. Anastasio
	Title:	Chief Executive Officer and President
KANEB SERVICES LLC
By:	/s/ HOWARD C. WADSWORTH
	Name:	Howard C. Wadsworth
	Title:	Vice President, Treasurer and Secretary

APPENDIX B

AGREEMENT AND PLAN OF MERGER
DATED AS OF OCTOBER 31, 2004
BY AND AMONG
VALERO L.P.,
RIVERWALK LOGISTICS, L.P.,
VALERO GP LLC,
VLI SUB B LLC,
KANEB PIPE LINE PARTNERS L.P.
AND
KANEB PIPE LINE COMPANY LLC

ARTICLE I CERTAIN DEFINITIONS		B-1
ARTICLE II THE MERGER		B-8
2.1	The Merger	B-8
2.2	Effective Time of the Merger	B-8
2.3	Effects of the Merger	B-8
2.4	Closing	B-8
2.5	Partnership Agreement	B-8
2.6	Alternative Transaction Structures	B-8
ARTICLE III CONVERSION OF SECURITIES		B-9
3.1	Effect of the Merger on Equity Securities	B-9
3.2	Exchange Fund	B-10
3.3	Exchange Procedures	B-10
3.4	Distributions with Respect to Unexchanged KPP Units	B-10
3.5	No Further Ownership Rights in KPP Units	B-10
3.6	No Fractional VLI Common Units	B-11
3.7	Termination of Exchange Fund	B-11
3.8	No Liability	B-11
3.9	Investment of the Exchange Fund	B-11
3.10	Lost Certificates	B-11
3.11	Withholding Rights	B-11
3.12	Further Assurances	B-11
3.13	Unit Transfer Books	B-12
ARTICLE IV REPRESENTATIONS AND WARRANTIES		B-12
4.1	Representations and Warranties of KPP and KPP GP	B-12
4.2	Representations and Warranties of VLI	B-25
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		B-37
5.1	Covenants of Kaneb Entities	B-37
5.2	Covenants of VLI	B-40
5.3	Governmental Filings	B-42
5.4	Control of Other Party's Business	B-42

B-i

ARTICLE VI ADDITIONAL AGREEMENTS		B-43
6.1	Preparation of Proxy Statement; Shareholders and Unitholders Meetings	B-43
6.2	Governance Matters	B-44
6.3	Access to Information	B-44
6.4	Reasonable Best Efforts	B-45
6.5	Acquisition Proposals	B-56
6.6	Fees and Expenses	B-48
6.7	Directors' and Officers' Indemnification and Insurance	B-48
6.8	Employee Benefits	B-50
6.9	Public Announcements	B-51
6.10	Listing of VLI Common Units	B-51
6.11	Coordination of Distributions	B-51
6.12	Affiliates	B-51
6.13	Section 16 Matters	B-51
6.14	Accountants' Letter	B-51
6.15	Post-Closing Distribution Policy	B-51
6.16	Other Agreements	B-52
ARTICLE VII CONDITIONS PRECEDENT		B-52
7.1	Conditions to Each Party's Obligation to Effect the Merger	B-52
7.2	Additional Conditions to Obligations of VLI	B-52
7.3	Additional Conditions to Obligations of the Kaneb Entities	B-53
ARTICLE VIII TERMINATION AND AMENDMENT		B-54
8.1	Termination	B-54
8.2	Effect of Termination	B-55
8.3	Amendment	B-57
8.4	Extension; Waiver	B-57
ARTICLE IX GENERAL PROVISIONS		B-57
9.1	Non-Survival of Representations, Warranties and Agreements	B-57
9.2	Notices	B-57
9.3	Interpretation	B-58
9.4	Counterparts	B-58
9.5	Entire Agreement; No Third Party Beneficiaries	B-58
9.6	Governing Law	B-58
9.7	Severability	B-58
9.8	Assignment	B-59
9.9	Submission to Jurisdiction; Waivers	B-59
9.10	Waiver of Jury Trial	B-59
9.11	Enforcement	B-59
EXHIBIT A—Form of Affiliate Agreement
EXHIBIT B—Form of Support Agreement

B-ii

        AGREEMENT AND PLAN OF MERGER, dated as of October 31, 2004 (this "Agreement"), by and among Valero L.P., a Delaware limited partnership ("VLI"), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of VLI ("VLI GP"), Valero GP, LLC, a Delaware limited liability company and the general partner of VLI GP ("Parent GP"), VLI Sub B LLC, a Delaware limited liability company and a wholly-owned subsidiary of VLI ("VLI Sub B", and collectively with VLI, VLI GP, and Parent GP, the "VLI Entities" and each a "VLI Entity"), Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("KPP"), and Kaneb Pipe Line Company LLC, a Delaware limited liability company that is the general partner of KPP ("KPP GP", and collectively with KPP the "Kaneb Entities" and each a "Kaneb Entity").

W I T N E S S E T H:

        WHEREAS, the VLI Entities and the Kaneb Entities desire that VLI and KPP combine their businesses on the terms and conditions set forth in this Agreement; and

        WHEREAS, simultaneously with, and as a condition to, the execution hereof, VLI, VLI GP, Parent GP, VLI Sub A LLC, a Delaware limited liability company and wholly-owned subsidiary of VLI ("VLI Sub A") and Kaneb Services LLC, a Delaware limited liability company and parent of KPP GP ("KSL") are entering into an Agreement and Plan of Merger (the "KSL Merger Agreement") pursuant to which VLI Sub A will merge with and into KSL ("the "KSL Merger").

        WHEREAS, simultaneously with, and as a condition to, the execution hereof, Messrs. Barnes and Doherty are executing a support agreement substantially in the form of Exhibit B hereto (the "Support Agreement").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        As used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Acquisition Proposal" shall have the meaning set forth in Section 6.5(a)(i).

        "Additional Limited Partner" shall have the meaning given such term in the VLI Partnership Agreement.

        "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

        "Affiliate Agreement" shall have the meaning set forth in Section 6.12.

        "Agreement" shall have the meaning set forth in the preamble.

        "Assets" means all of the assets (including the Kaneb Real Property or the VLI Real Property, as the case may be, and tangible and intangible assets) used or necessary for the conduct of KPP's or VLI's, as the case may be, and their respective Subsidiaries' businesses as they are presently conducted.

        "Average Closing Price" means as of any date, the mean average of the mean average of the daily high and low sale price of a VLI Common Unit as reported on the NYSE Composite Transactions Reporting System for the ten consecutive NYSE full trading days (in which such common units are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding such date.

        "beneficial ownership" or "beneficially own" shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

        "Benefit Plan" means, with respect to any entity, any employee compensation, benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its Subsidiaries or to which such entity or any of its Subsidiaries contributes or is obligated to contribute or with respect to which such entity or any of its Subsidiaries may have any liability, contingent or otherwise, whether or not written, including without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy or agreement and any related trusts or other funding vehicles.

        "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

        "Certificate of Merger" shall have the meaning set forth in Section 2.2.

        "Change in the Kaneb Recommendation" shall have the meaning set forth in Section 6.1(b).

        "Change in the VLI Recommendation " shall have the meaning set forth in Section 6.1(c).

        "Closing" shall have the meaning set forth in Section 2.4.

        "Closing Date" shall have the meaning set forth in Section 2.4.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Condition Date" shall have the meaning set forth in Section 2.4

        "Confidentiality Agreement" shall have the meaning set forth in Section 6.3.

        "DOJ" means the Antitrust Division of the U.S. Department of Justice.

        "DRULPA" shall have the meaning set forth in Section 2.2.

        "Effective Times" shall have the meaning set forth in Section 2.2.

        "Encumbrances" shall have the meaning set forth in Section 4.1(b)(i).

        "Environmental Laws" shall have the meaning set forth in Section 4.1(l)(ii)(1).

        "Environmental Permits" shall have the meaning set forth in Section 4.1(l)(i)(a).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall have the meaning set forth in Section 3.2.

        "Exchange Fund" shall have the meaning set forth in Section 3.2.

        "Exchange Ratio" shall have the meaning set forth in Section 3.1(a)(ii).

        "Expenses" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder, member and/or limited partner approvals and all other matters related to the transactions contemplated hereby and thereby.

        "Form S-4" shall have the meaning set forth in Section 4.1(d)(iii).

        "FTC" means the U.S. Federal Trade Commission.

        "GAAP" means U.S. generally accepted accounting principles.

        "Governmental Entity" shall have the meaning set forth in Section 4.1(d)(vii).

        "Hazardous Substances" shall have the meaning set forth in Section 4.1(l)(ii)(2).

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indemnified Party" shall have the meaning set forth in Section 6.7(b).

        "Indemnified Parties" shall have the meaning set forth in Section 6.7(b).

        "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials.

        "Joint Proxy Statement/Prospectus" shall have the meaning set forth in Section 4.1(d)(iii).

        "Kaneb Benefit Plan" means each Benefit Plan sponsored, maintained or contributed to by KPP or any of its Subsidiaries, or to which KPP or any of its Subsidiaries is required to contribute, or with respect to which KPP or any of its Subsidiaries may have any liability, contingent or otherwise.

        "Kaneb Board Designees" shall have the meaning set forth in Section 6.2.

        "Kaneb Contract" shall have the meaning set forth in Section 4.1(j)(i).

        "Kaneb Disclosure Schedule" shall have the meaning set forth in Section 4.1.

        "Kaneb Employees" shall have the meaning set forth in Section 6.8(a).

        "Kaneb Entities" or "Kaneb Entity" shall have the meaning set forth in the preamble.

        "Kaneb Entities Organizational Documents" shall mean the KPP Partnership Agreement and the KPP GP LLC Agreement.

        "Kaneb Partially Owned Entities" means Partially Owned Entities of KPP.

        "Kaneb Pipeline Systems" means all refined petroleum, anhydrous ammonia and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals and other related operations, assets, machinery and equipment that are located on or under the Kaneb Real Property and that are used or necessary for the conduct of KPP's and its Subsidiaries' businesses as they are presently conducted.

        "Kaneb Plan" means any Kaneb Benefit Plan other than a Multiemployer Plan.

        "Kaneb Qualified Plans" shall have the meaning set forth in Section 4.1(m)(iii).

        "Kaneb Real Property" means all real property used by KPP and its Subsidiaries' businesses or necessary for the conduct of KPP's and its Subsidiaries' businesses, as they are presently conducted.

        "Kaneb Recommendation" shall have the meaning set forth in Section 6.1(b).

        "Kaneb SEC Documents" shall have the meaning set forth in Section 4.1(e).

        "Kaneb Termination Fee" means $25,000,000.

        "Knowledge" or "Known" means, with respect to any entity, the knowledge of such entity's (or its general partner's) executive officers after reasonable inquiry.

        "KPP" shall have the meaning set forth in the preamble.

        "KPP Certificate" shall have the meaning set forth in Section 3.1(a).

        "KPP Consideration" shall have the meaning set forth in Section 3.1(a).

        "KPP Effective Time" shall have the meaning set forth in Section 2.2.

        "KPP GP" shall have the meaning set forth in the preamble.

        "KPP GP LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of KPP GP, dated July 2, 2001.

        "KPP Merger" shall have the meaning set forth in Section 2.1.

        "KPP Partnership Agreement" means the Amended and Restated Partnership Agreement of KPP, dated July 23, 1998, as amended October 27, 2003.

        "KPP 2003 10-K" means KPP's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC.

        "KPP Unit" shall have the meaning given the term "Common Unit" in the KPP Partnership Agreement.

        "KPP Unitholders" means the holders of the KPP Units.

        "KPP Unitholders Approval" means the approval and adoption of this Agreement and the transactions contemplated hereby by the KPP Unitholders holding at least a majority of outstanding KPP Units, including the affirmative vote of the KPP Unitholders holding at least a majority of the outstanding KPP Units (other than those beneficially owned by VLI or any Affiliate thereof or by any Kaneb Entity, or any Affiliate thereof, including KSL) that are present, in person or by proxy, at the KPP Unitholders Meeting.

        "KPP Unitholders Meeting" shall have the meaning set forth in Section 4.1(c)(i).

        "KSL" shall have the meaning set forth in the recitals.

        "KSL Effective Time" shall have the meaning set forth in Section 2.2.

        "KSL Merger" shall have the meaning set forth in the recitals.

        "KSL Merger Agreement" shall have the meaning set forth in the recitals.

        "KSL Owned Units" means KPP Units directly or indirectly owned by KSL.

        "Letter of Transmittal" shall have the meaning set forth in Section 3.3.

        "LLC Act" shall have the meaning set forth in Section 2.2.

        "Material Adverse Effect" means, with respect to any entity or group of entities, a material adverse effect on (i) the business, operations, results of operations or financial condition of such entity or entities and its or their Subsidiaries taken as a whole or (ii) the ability of such entity or entities to timely consummate the transactions contemplated by this Agreement, except, in each case, to the extent such effect is reasonably attributable to (A) general political and economic conditions (including prevailing interest rate and stock market levels), (B) the general state of the industries in which such entity operates, except to the extent such entity or entities are substantially disproportionately affected, (C) the negotiation, announcement, execution or delivery of this Agreement or (D) any outbreak of hostilities, terrorism or war, other than any terrorist or similar act directed at or directly impacting the business or assets of such entity or its Subsidiaries.

        "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

        "Multiple Employer Plan" shall have the meaning set forth in Section 4.1(m)(vi).

        "Necessary Consents" shall have the meaning set forth in Section 4.1(d)(vi).

        "New Plans" shall have the meaning set forth in Section 6.8(b).

        "NYSE" means the New York Stock Exchange, Inc.

        "Old Plans" shall have the meaning set forth in Section 6.8(b).

        "Other Approvals" shall have the meaning set forth in Section 4.1(d)(ii).

        "Other Party" means, with respect to the VLI Entities, the Kaneb Entities, and with respect to the Kaneb Entities, the VLI Entities.

        "Parent GP" shall have the meaning set forth in the preamble.

        "Partially Owned Entity" means, with respect to a specified Person, any other Person that is not a Subsidiary of such specified Person but in which such specified Person, directly or indirectly, owns 30% or more of the equity interests thereof (whether voting or non-voting and including beneficial interests).

        "PBGC" shall have the meaning set forth in Section 4.1(m)(v).

        "Permitted Encumbrances" means (A) liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith in appropriate proceedings, (B) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to the Kaneb Real Property or the VLI Real Property, as the case may be, including zoning regulations, provided they do not materially adversely affect the current use of the applicable real property, (C) mechanics', carriers', workmen's and repairmen's liens which do not materially detract from the value of or materially interfere with the present use of any Kaneb Real Property or VLI Real Property, as the case may be, or assets subject thereto or affected thereby and which have arisen or been incurred in the ordinary course of business, and (D) such other Encumbrances that are de minimis or immaterial individually and in the aggregate.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

        "Policies" shall have the meaning set forth in Section 4.1(k)(i).

        "Property Restrictions" means rights of way, easements, laws, restrictions, ordinances and regulations affecting building use and occupancy.

        "Regulatory Law" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investment, or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

        "Release" shall have the meaning set forth in Section 4.1(l)(ii)(3).

        "Required Approvals" shall have the meaning set forth in Section 6.4(a)(i).

        "Rights of Way" means a right-of-way, easement, permit, servitude, license or similar right through real property.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC. For the avoidance of doubt, with respect to KPP, a Subsidiary includes Kaneb Pipe Line Operating Partnership, L.P. and any Subsidiary thereof.

        "Superior Proposal" shall mean, for purposes of this Agreement, a bona fide written Acquisition Proposal with respect to KPP which the Board of Directors of KPP GP concludes in good faith, after consultation with its respective financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), as well as after giving effect to all of the adjustments which may be offered by VLI pursuant to clause (B) of the final proviso in this definition below, (i) is more favorable to the KPP Unitholders, from a financial point of view, than the transactions contemplated by this Agreement, and (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 6.5(a)(i), except that the reference to "10% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving a majority of the equity securities of KPP or all or substantially all of the consolidated assets of the KPP and its Subsidiaries; provided further that no Acquisition Proposal shall constitute a Superior Proposal unless (A) KPP GP has notified VLI, at least five Business Days in advance, of the intention to effect a Change in the Kaneb Recommendation in accordance with Section 6.5 hereof on the basis of such Acquisition Proposal, specifying the material terms and conditions of any such Acquisition Proposal and furnishing to VLI a copy of the relevant proposed transaction agreements, if such exist, with the party making such Acquisition Proposal, and (B) during the period of not less than five Business Days following KPP GP's delivery of the notice referred to in clause (A) above and prior to effecting such a Change in the Kaneb Recommendation, have negotiated, and have used reasonable best efforts to cause their respective financial and legal advisors to negotiate, with VLI in good faith (to the extent that VLI desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

        "Support Agreement" shall have the meaning set forth in the recitals.

        "Surviving Partnership" shall have the meaning ascribed to such term in Section 2.1.

        "Taxes" means any and all taxes, assessments, fees and other governmental charges imposed by any Governmental Entity, including without limitation, income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental (including taxes under section 59A of the Code), stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

        "Termination Date" shall have the meaning set forth in Section 8.1(b).

        "VLI" shall have the meaning set forth in the preamble.

        "VLI Benefit Plan" means each VLI Stock Plan and any other Benefit Plan sponsored, maintained or contributed to by any of the VLI Entities or their respective Subsidiaries, or to which any of the VLI Entities or any of their respective Subsidiaries is required to contribute, or with respect to which any of the VLI Entities or any of their Subsidiaries may have any liabilities, contingent or otherwise.

        "VLI Common Unit" shall have the meaning given the term "Common Unit" in the VLI Partnership Agreement.

        "VLI Contract" shall have the meaning set forth in Section 4.2(j).

        "VLI Disclosure Schedule" shall have the meaning set forth in Section 4.2.

        "VLI Entities" shall have the meaning set forth in the preamble.

        "VLI GP" shall have the meaning set forth in the preamble.

        "VLI Incentive Distribution Rights" shall have the meaning given the term "Incentive Distribution Rights" in the VLI Partnership Agreement.

        "VLI Partially Owned Entities" means Partially Owned Entities of the VLI Entities.

        "VLI Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of VLI, dated as of March 18, 2003 as amended as of March 11, 2004.

        "VLI Pipeline Systems" means all refined petroleum and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals and other related operations, assets, machinery and equipment that are located on or under the VLI Real Property and that are used or necessary for the conduct of VLI's and its Subsidiaries' businesses as they are presently conducted.

        "VLI Plan" means any VLI Benefit Plan other than a Multiemployer Plan.

        "VLI Qualified Plans" shall have the meaning set forth in Section 4.2(m)(iii).

        "VLI Real Property" means all real property used by VLI's and its Subsidiaries' businesses or necessary for the conduct of VLI's and its Subsidiaries' businesses, as they are presently conducted.

        "VLI Recommendation" shall have the meaning set forth in Section 6.1(c).

        "VLI SEC Documents" shall have the meaning set forth in Section 4.2(e).

        "VLI Stock Plan" shall mean the employee and director stock plans of VLI.

        "VLI Sub A" shall have the meaning set forth in the recitals.

        "VLI Sub B" shall have the meaning set forth in the preamble.

        "VLI Subordinated Units" shall have the meaning given the term "Subordinated Unit" in the VLI Partnership Agreement.

        "VLI Termination Fee" means $25,000,000.

        "VLI 2003 10-K" means VLI's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC.

        "VLI Unitholders" shall have the meaning set forth in Section 4.2(c)(i).

        "VLI Unitholders Approval" shall have the meaning set forth in Section 4.2(c)(i).

        "VLI Unitholders Meeting" shall have the meaning set forth in Section 4.2(c)(i).

        "Voting Debt" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

ARTICLE II

THE MERGER

        2.1    The Merger.    Upon the terms and subject to the conditions hereof, immediately following the KSL Effective Time, at the KPP Effective Time, VLI Sub B shall be merged with and into KPP (the "KPP Merger"), with KPP as the surviving entity in the KPP Merger (the "Surviving Partnership"), and the separate existence of VLI Sub B shall thereupon cease.

        2.2    Effective Time of the Merger.    The KPP Merger shall become effective as set forth in (or, if not set forth, at the time of filing) a properly executed certificate of merger, in accordance with the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") and the Delaware Limited Liability Company Act (the "LLC Act"), as applicable, duly filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"), which filing shall be made on the Closing Date. As used in this Agreement, the term "KSL Effective Time" shall mean the date and time when the KSL Merger becomes effective, the term "KPP Effective Time" shall mean the date and time when the KPP Merger becomes effective, which date and time shall immediately succeed the KSL Effective Time (unless waived by KPP and VLI), as each is set forth in (or, if not set forth, at the time of filing) the relevant Certificate of Merger, and the term "Effective Times" shall mean the KSL Effective Time and the KPP Effective Time.

        2.3    Effects of the Merger.    The KPP Merger shall have the effects set forth in the applicable provisions of the DRULPA and the LLC Act.

        2.4    Closing.    Upon the terms and subject to the conditions set forth in Article VII and the termination rights set forth in Article VIII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019 at 10:00 A.M. on the date that is the second full NYSE trading day to occur after the date (the "Condition Date") following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the "Closing Date").

        2.5    Partnership Agreement.    At the KPP Effective Time, the Partnership Agreement of the Surviving Partnership shall be the KPP Partnership Agreement, as in effect immediately prior to the KPP Effective Time, until thereafter changed or amended as provided therein or by applicable law.

        2.6    Alternative Transaction Structures.    The parties agree that VLI, with the consent of KPP, which shall not be unreasonably withheld or delayed, may change the method and structure of effecting the KPP Merger, and the Kaneb Entities shall cooperate in such efforts, including by entering into appropriate amendments to this Agreement; provided, however, that any actions taken pursuant to this Section 2.6 shall not (i) alter or change the kind or amount of consideration to be issued to KPP Unitholders as provided for in this Agreement, (ii) adversely affect the tax consequences of the receipt of such consideration by the KPP Unitholders, (iii) materially delay receipt of any Required Approvals, or (iv) otherwise cause any condition to Closing set forth in Article VII to be materially delayed or to be materially more difficult to fulfill (unless duly waived by the party entitled to the benefits thereof).

ARTICLE III

CONVERSION OF SECURITIES

        3.1    Effect of the Merger on Equity Securities.

        (a)   At the KPP Effective Time, by virtue of the KPP Merger and without any action on the part of any holder of any KPP Units:

          (i)    If the KSL Merger shall have occurred, all KPP Units that are KSL Owned Units immediately prior to the KPP Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

          (ii)   Subject to Sections 3.1(a)(i), 3.1(b) and 3.6, each outstanding KPP Unit issued and outstanding immediately prior to the KPP Effective Time shall be converted into the right to receive a number of VLI Common Units equal to (i) if the Average Closing Price as of the Condition Date is equal to or less than $54.39, 1.1307; (ii) if the Average Closing Price as of the Condition Date is between $54.39 and $60.11, a quotient, the numerator of which is $61.50 and the denominator of which is the Average Closing Price as of the Condition Date (such quotient to be rounded to the nearest ten thousandth), or (iii) if the Average Closing Price as of the Condition Date is equal to or greater than $60.11, 1.0231 (in each case, the "Exchange Ratio"). Each KPP Unit converted into the right to receive VLI Common Units pursuant to this Section 3.1(a)(ii) (such amount of VLI Common Units the "KPP Consideration") shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the KPP Effective Time represented any such KPP Units (a "KPP Certificate") shall thereafter cease to be a limited partner of KPP or have any rights with respect to such KPP Units, except the right to be admitted as an Additional Limited Partner and receive the VLI Common Units to be issued in consideration therefor and any distributions to which holders of KPP Units become entitled all in accordance with this Article III upon the surrender of such KPP Certificate. The VLI GP consents to the admission of each KPP Unitholder as an Additional Limited Partner who is issued VLI Common Units in exchange for such KPP Unitholder's KPP Units in accordance with this Article III upon the proper surrender of the KPP Certificate representing such KPP Units. Upon such surrender of the KPP Certificate (or upon a waiver of the requirement to surrender a KPP Certificate granted by VLI GP in its sole discretion) and the recording of the name of such Person as a limited partner of VLI on the books and records of VLI, such Person shall automatically and effective as of the KPP Effective Time be admitted to VLI as an Additional Limited Partner and be bound by the VLI Partnership as such. By its surrender of a KPP Certificate, or by its acceptance of VLI Common Units, a KPP Unitholder confirms its agreement to be bound by all of the terms and conditions of the VLI Partnership Agreement, including the power of attorney granted in Section 2.6 thereof.

        (b)   If, between the date of this Agreement and the KPP Effective Time, there is a reclassification, recapitalization, split, split-up, unit distribution, combination or exchange of shares with respect to, or rights issued in respect of, VLI Common Units, the Exchange Ratio shall be adjusted accordingly to provide to the holders of KPP Units the same economic effect as contemplated by this Agreement prior to such event.

        (c)   At the KPP Effective Time, by virtue of the KPP Merger and without any action on the part of VLI, each outstanding limited liability company interest in VLI Sub B issued and outstanding immediately prior to the KPP Effective Time shall be converted into 1,000 KPP Units and KPP shall issue to VLI, as the holder of such KPP Units, a certificate evidencing such KPP Units. VLI agrees that at the KPP Effective Time, VLI shall be automatically bound by the KPP Partnership Agreement, and VLI shall be admitted to KPP as a limited partner of KPP immediately upon the KPP Effective Time. At the KPP Effective Time, the books and records of KPP shall be revised to reflect the admission of VLI as a limited partner of KPP and the simultaneous withdrawal of all other limited partners of KPP, and KPP GP and VLI shall continue KPP without dissolution.

        3.2    Exchange Fund.    Prior to the KPP Effective Time, VLI shall appoint Computershare Limited, or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to the Kaneb Entities, to act as exchange agent hereunder for the purpose of exchanging KPP Certificates for the VLI Common Units (the "Exchange Agent"). At or prior to the KPP Effective Time, VLI shall deposit with the Exchange Agent in trust for the benefit of holders of KPP Units, (a) certificates representing VLI Common Units, and (b) cash, to be issued and paid pursuant to Sections 3.1(a) and 3.6 in exchange for outstanding KPP Units upon due surrender of KPP Certificates pursuant to this Article III. Following the KPP Effective Time, VLI agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.4. Any cash and certificates representing VLI Common Units deposited with the Exchange Agent (including the amount of any distributions or other distributions payable with respect thereto and cash in lieu of fractional shares to be paid pursuant to Section 3.6) shall hereinafter be referred to as the "Exchange Fund."

        3.3    Exchange Procedures.    Promptly after the KPP Effective Time, VLI shall cause the Exchange Agent to mail to each holder of a KPP Certificate (a) a letter of transmittal (the "Letter of Transmittal") that shall specify that delivery shall be effected, and risk of loss and title to the KPP Certificates shall pass, only upon proper delivery of the KPP Certificates to the Exchange Agent, and which Letter of Transmittal shall be in customary form and have such other provisions as may be necessary for the KPP Unitholders to be admitted as Additional Limited Partners and other provisions as VLI and KPP may reasonably specify (such letter to be reasonably acceptable to VLI and KPP prior to the Effective Time) and (b) instructions for effecting the surrender of such KPP Certificates in exchange for the VLI Common Units, together with any distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a KPP Certificate to the Exchange Agent together with the relevant Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such KPP Certificate shall be entitled to receive in exchange therefor (A) VLI Common Units representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.1(a) (in each case, after taking into account all KPP Units then held by such holder), and (B) a check in the amount equal to the cash, if any, that such holder has the right to receive pursuant to Sections 3.4 and 3.6. No interest will be paid or will accrue on any cash payable pursuant to the provisions of this Article III.

        3.4    Distributions with Respect to Unexchanged KPP Units.    No distributions with a record date after the KPP Effective Time shall be paid to the holder of any unsurrendered KPP Certificate with respect to the VLI Common Units that such holder would be entitled to receive upon surrender of such KPP Certificate, and no cash payment in lieu of fractional VLI Common Units shall be paid to any such holder pursuant to Section 3.6, until such holder shall surrender such KPP Certificate in accordance with Section 3.3. Subject to the effect of applicable laws, following the later of the surrender of any such KPP Certificate and the KPP Effective Time, there shall be paid to the record holder thereof without interest (a) promptly after such time, the amount of any cash payable in lieu of fractional VLI Common Units to which such holder is entitled pursuant to Section 3.6 and the amount of any distributions with a record date after the KPP Effective Time theretofore paid with respect to such whole VLI Common Units and (b) at the appropriate payment date, the amount of distributions with a record date after the KPP Effective Time and a payment date subsequent thereto and to such surrender payable with respect to such VLI Common Units.

        3.5    No Further Ownership Rights in KPP Units.    All VLI Common Units issued and cash paid upon conversion of KPP Units, in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.4 or 3.6) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the KPP Units.

        3.6    No Fractional VLI Common Units.    No certificates or scrip or VLI Common Units representing fractional VLI Common Units or book-entry credit of the same shall be issued upon the surrender for exchange of KPP Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a holder of VLI Common Units. In lieu of any such fractional share, each holder of KPP Units who would otherwise have been entitled to a fraction of a VLI Common Unit upon surrender of KPP Certificates (determined after taking into account all KPP Certificates delivered by such holder) shall be paid upon such surrender cash (without interest) in an amount equal to the value (determined with reference to the Average Closing Price as of the Condition Date) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration.

        3.7    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of KPP Certificates, one year after the KPP Effective Time shall, at VLI's request, be delivered to VLI or otherwise on the instruction of VLI, and any holders of KPP Certificates who have not theretofore complied with this Article III shall after such delivery look only to VLI for any amounts payable to such holders pursuant to this Article III. Any such portion of the Exchange Fund remaining unclaimed by holders of KPP Units immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of VLI free and clear of any claims or interest of any Person previously entitled thereto.

        3.8    No Liability.    To the fullest extent permitted by law, none of the VLI Entities, the Kaneb Entities or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        3.9    Investment of the Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by VLI on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to KPP Unitholders pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to VLI.

        3.10    Lost Certificates.    If any KPP Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by VLI, the posting by such Person of a bond in such reasonable amount as VLI may direct as indemnity against any claim that may be made against it with respect to such certificate, following the KPP Effective Time, as the case may be, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the consideration and amounts payable with respect to the KPP Units formerly represented thereby pursuant to this Article III.

        3.11    Withholding Rights.    VLI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by VLI, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by VLI.

        3.12    Further Assurances.    At and after the KPP Effective Time, the officers and directors of the Surviving Partnership or the Surviving Partnership's general partner shall be authorized to execute and deliver, in the name and on behalf of the Surviving Partnership or KPP, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Partnership or KPP, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Partnership any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Partnership as a result of, or in connection with, the KPP Merger.

        3.13    Unit Transfer Books.    Subject to Section 3.1(c), the unit transfer books of KPP shall be closed immediately upon the KPP Effective Time, and there shall be no further registration of transfers of KPP Units thereafter on the records of KPP. On or after the KPP Effective Time, any KPP Certificates presented to the Exchange Agent, VLI or the Surviving Partnership for any reason shall be converted into the right to receive VLI Common Units with respect to the KPP Units formerly represented thereby (including any cash in lieu of fractional KPP Units to which the holders thereof are entitled pursuant to Section 3.6 and any distributions to which the holders thereof are entitled pursuant to Section 3.4).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        4.1    Representations and Warranties of KPP and KPP GP.    Except as disclosed in a section of the Kaneb Entities disclosure schedule delivered to VLI concurrently herewith (the "Kaneb Disclosure Schedule") corresponding to the subsection of this Section 4.1 to which such disclosure applies, or as specifically identified in the Kaneb SEC Documents filed prior to the date hereof each of KPP and KPP GP represents and warrants to VLI as follows:

        (a)    Organization.

          (i)    KPP GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. KPP is a limited partnership duly formed, validly existing and in good standing under the laws of the state of Delaware. Each of the Kaneb Entities has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power or authority or be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the Kaneb Entities. True and complete copies of the Kaneb Entities Organizational Documents, as in effect as of the date of this Agreement, have previously been made available by the Kaneb Entities to VLI.

          (ii)   Each Subsidiary of KPP (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (C) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each case where the failure to have such power or authority or to be so organized, in existence or qualified would not have a Material Adverse Effect on the Kaneb Entities.

          (iii)  Section 4.1(a) of the Kaneb Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the Kaneb Entities, KPP's Subsidiaries and Kaneb Partially Owned Entities, together with (i) the nature of the legal organization of such Person, (ii) the jurisdiction of organization or formation of such Person, (iii) the name of each Kaneb Entity or Kaneb Partially Owned Entity that owns beneficially or of record any equity or similar interest in such Person, and (iv) the percentage interest owned by such Kaneb Entity or Kaneb Partially Owned Entity in such Person. KPP is not subject to any obligation in excess of $1,000,000 to provide funds to or make any investment in (in the form of a loan, capital contribution or otherwise) any of its Subsidiaries, Partially Owned Entities or other Persons.

        (b)    Capitalization.    Except as set forth in Section 4.1(b) of the Kaneb Disclosure Schedule:

          (i)    KPP GP is the sole general partner of KPP. KPP GP is the sole record and beneficial owner of the general partner interest and incentive distribution rights in KPP, and such general partner interest and incentive distribution rights have been duly authorized and validly issued in accordance with applicable laws and the KPP Partnership Agreement. KPP GP owns such general partner interest and incentive distribution rights free and clear of any liens, pledges, charges, encumbrances, restrictions and security interests whatsoever ("Encumbrances"). KSL is the sole record and beneficial owner of all of the outstanding limited liability company or other equity interests in KPP GP free and clear of any Encumbrances. No Subsidiary of KPP has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any equity securities or any other equity ownership interests of such Subsidiary or any securities representing the right to purchase or otherwise receive any equity security of such Subsidiary. No Subsidiary of KPP has any Voting Debt.

          (ii)   KPP has no limited partner or other partnership or equity interests issued and outstanding other than, as of the date of this Agreement (a) 28,327,590 KPP units, including 5,095,500 issued to KPP GP, with respect to which KPP GP is the sole record and beneficial owner, and (b) the general partner interest described in Section 4.1(b)(i) above.

          (iii)  Each of the KPP Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable laws and the KPP Partnership Agreement, and are fully paid (to the extent required under the KPP Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by the DRULPA). Such KPP Units were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding on KPP. All of the outstanding equity interests of the direct and indirect Subsidiaries of KPP and the Kaneb Partially Owned Entities have been duly authorized and are validly issued, fully paid (to the extent required under the applicable governing documents) and non-assessable and free of pre-emptive rights, (except (1) with respect to general partner interests, (2) as set forth to the contrary in the applicable governing documents and (3) to the extent such non-assessability may be affected by the DRULPA or the LLC Act) and were not issued in violation of pre-emptive or similar rights; and all such shares and other equity interests, other than interest in Kaneb Partially Owned Entities that are owned by others, are owned, directly or indirectly, by KPP or KPP GP, free and clear of all Encumbrances. There are no outstanding options or equity based awards of any kind requiring the issuance of any KPP Units or any other securities of any Kaneb Entity or any of its Subsidiaries.

        (c)   Authority; No Violation.    Except as set forth in Section 4.1(c) of the Kaneb Disclosure Schedule:

          (i)    Each of the Kaneb Entities has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to KPP Unitholders Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by unanimous vote of the board of directors of KPP GP, at a duly convened meeting thereof and by KPP GP, as the general partner of KPP. KPP GP, acting through its board of directors, has directed that this Agreement be submitted to the KPP Unitholders for approval at a meeting of such holders for the purpose of approving the KPP Merger and this Agreement (including any adjournment thereof, the "KPP Unitholders Meeting") and has resolved to vote or cause to be voted at the KPP Unitholders Meeting all of the KPP Units beneficially owned by it as of the date of this Agreement, or which it thereafter acquires, in favor of the approval of this Agreement, and, except for the KPP Unitholders Approval, no other proceedings on the part of KPP or KPP GP are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the each of the Kaneb Entities and (assuming due authorization, execution and delivery by the VLI Entities) constitutes a valid and binding obligation of each of the Kaneb Entities, enforceable against each of the Kaneb Entities in accordance with its terms.

          (ii)   Neither the execution and delivery of this Agreement by the Kaneb Entities, nor the consummation by the Kaneb Entities of the transactions contemplated hereby, nor compliance by the Kaneb Entities with any of the terms or provisions hereof, will (A) violate any provision of the Kaneb Entities Organizational Documents or the organizational documents of their Subsidiaries, or (B) assuming that the consents and approvals referred to in Section 4.1(d) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Kaneb Entities, any of their respective Subsidiaries or, to the Kaneb Entities' Knowledge, the Kaneb Partially Owned Entities or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the respective properties or assets of the Kaneb Entities, any of their respective Subsidiaries or, to the Kaneb Entities' Knowledge, the Kaneb Partially Owned Entities under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Kaneb Entities, any of KPP's Subsidiaries or, to the Kaneb Entities' Knowledge, the Kaneb Partially Owned Entities is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B)(y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Kaneb Entities or the Surviving Partnership.

        (d)    Consents and Approvals.    Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filing of any other required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications and notices (the "Other Approvals"), (iii) the filing with the SEC of a proxy statement relating to the matters to be submitted to the VLI Unitholders at the VLI Unitholders Meeting and the matters to be submitted to KPP's Unitholders at the KPP Unitholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and a registration statement on Form S-4 with respect to the issuance of VLI Common Units in the KPP Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"), (iv) the filing of the Certificate of Merger, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of VLI Common Units pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to the foregoing clauses (ii) through (vi) being referred to as "Necessary Consents") and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Kaneb Entities or the Surviving Partnership, no consents or approvals of or filings or registrations with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "Governmental Entity") are necessary in connection with (A) the execution and delivery by the Kaneb

Entities of this Agreement and (B) the consummation by the Kaneb Entities of the transactions contemplated by this Agreement.

        (e)    Financial Reports and SEC Documents; Disclosure and Internal Controls.

          (i)    The KPP 2003 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by or on behalf of KPP or any of its Subsidiaries subsequent to December 31, 2000, including, but not limited to, items incorporated by reference into such reports, registration statements, definitive proxy statements or information statements under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed (collectively, the "Kaneb SEC Documents"), with the SEC, (1) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (2) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Kaneb SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Kaneb SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the Kaneb SEC Documents. No executive officer of any of the Kaneb Entities has failed in any respect to make the certification required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against any of the Kaneb Entities relating to disclosures contained in any Kaneb SEC Document.

          (ii)   Prior to the date of this Agreement and in the ordinary course of business, KPP has established approval procedures (which, as in effect as of the date of this Agreement, have previously been disclosed to VLI) with respect to the open position resulting from KPP's and its Subsidiaries' physical commodity transactions, exchange-traded futures and options and over-the-counter derivative instruments.

          (iii)  Except as set forth in Section 4.1(e)(iii) of the Kaneb Disclosure Schedule, the records, systems, controls, data and information of KPP and its Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of KPP or its Subsidiaries or KPP GP or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. KPP and its Subsidiaries and KPP GP have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including that (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of KPP, as applicable, and to maintain accountability for the assets of KPP and its Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. KPP (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Kaneb SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of KPP GP's board of directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls. The Kaneb Entities have made available to VLI a summary of any such disclosure made by management to KPP's auditors and audit committee since January 1, 2002. KPP has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

          (iv)  Except as set forth in Section 4.1(e)(iv) of the Kaneb Disclosure Schedule, since July 30, 2002, (x) none of KPP GP or KPP or any of its Subsidiaries nor, to the Knowledge of the Kaneb Entities, any director, officer, employee, auditor, accountant or representative of either of KPP GP or KPP or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of KPP or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that either of KPP or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing either KPP GP or KPP or any of its Subsidiaries, whether or not employed thereby, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by KPP or any of its officers, directors, employees or agents, or those of KPP's Subsidiaries, to the board of directors of KPP GP or any committee thereof or to any director or officer of KPP GP or KPP.

        (f)    Absence of Undisclosed Liabilities.    Except as set forth in Section 4.1(f) of the Kaneb Disclosure Schedule or as disclosed in the audited financial statements (or notes thereto) included in the KPP 2003 10-K neither KPP nor any of its Subsidiaries had at December 31, 2003, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which (i) are accrued or reserved against in the financial statements in the KPP 2003 10-K, or reflected in the notes thereto or (ii) were incurred thereafter in the ordinary course of business and consistent with past practices and (b) liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Kaneb Entities or (ii) have been discharged or paid in full prior to the date hereof.

        (g)    Absence of Certain Changes or Events.

          (i)    Since December 31, 2003, except as set forth in the Kaneb SEC Documents filed prior to the date hereof, no event or events have occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Kaneb Entities.

          (ii)   Except as set forth in Section 4.1(g)(ii) of the Kaneb Disclosure Schedule, since December 31, 2003, KPP and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

          (iii)  Except as set forth in Section 4.1(g)(iii) of the Kaneb Disclosure Schedule, since December 31, 2003, or as permitted under Section 5.1(h) of the Kaneb Disclosure Schedule, neither KPP nor any of its Subsidiaries has (A) except for such actions prior to the date hereof as were in the ordinary course of business consistent with past practice or except as required by applicable law, (I) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director from the amount thereof in effect as of December 31, 2003, or (II) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, to any executive officer or director or (B) suffered any strike, work stoppage, slowdown, or other labor disturbance which would be reasonably be expected to have (in the case of this clause (B) only), either individually or in the aggregate, a Material Adverse Effect on the Kaneb Entities.

          (iv)  Since December 31, 2003 and prior to the date hereof, KPP has not declared or made any distributions on KPP Units other than its regular quarterly distribution as follows:

Quarter	Amount per KPP Unit
Fourth (2003)	$0.84

First (2004)	$0.84

Second (2004)	$0.855

Third (2004)	$0.855

        (h)    Legal Proceedings.    Except as disclosed in the Kaneb SEC Documents filed prior to the date hereof or Section 4.1(h) of the Kaneb Disclosure Schedule, there is no suit, action or proceeding or investigation pending or, to the Knowledge of any of the Kaneb Entities, threatened, against or affecting any of the Kaneb Entities or any of their respective Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Kaneb Entities, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the Kaneb Entities or any of their respective Subsidiaries having, or which would reasonably be expected to have, individually or in the aggregate, any such effect.

        (i)    Compliance with Applicable Law.    KPP and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to KPP or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Kaneb Entities.

        (j)    Contracts.    Except as filed as exhibits to the Kaneb SEC Documents filed prior to the date hereof or disclosed in Section 4.1(j) of the Kaneb Disclosure Schedule:

          (i)    Neither KPP nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (1), which, upon the consummation or KPP Unitholders Approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from KPP, VLI, the Surviving Partnership or any of their respective Subsidiaries to any director, officer or employee thereof, (2) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K), or which, if entered into, amended, terminated or otherwise created or modified on or after the date of this Agreement, would be required to be disclosed on a Current Report on Form 8-K filed with the SEC, to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Kaneb SEC Documents filed prior to the date of this Agreement, (3) which materially restricts the conduct of any line of business by KPP or upon consummation of the KPP Merger will materially restrict the ability of KPP, VLI or the Surviving Partnership to engage in any line of business, (4) relating to any outstanding commitment for any capital expenditure in excess of $10,000,000, (5) with any labor union or organization, (6) except (a) as reflected in the financial statements included in the Kaneb SEC Documents filed prior to the date hereof, (b) as reflected in the September 30, 2004 financial statements of KPP delivered prior to the date hereof to VLI or (c) from the date hereof to the extent permitted under Section 5.1(g), indentures, mortgages, liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by KPP or any of its Subsidiaries, (7) containing provisions triggered by change of control of KPP or any of its Subsidiaries or (8) in favor of directors or officers relating to employment or compensation or providing rights to indemnification, or (9) between any of the Kaneb Entities and any of their respective Affiliates on the one hand and Xanser Corporation or any of its Affiliates on the other hand. Each contract, arrangement, commitment or understanding of the type described in this Section 4.1(j), whether or not set forth in the Kaneb Disclosure Schedule or in such Kaneb SEC Documents, is referred to herein as a "Kaneb Contract". True and complete copies of all such Kaneb Contracts have been made available by the Kaneb Entities to VLI.

          (ii)   (A) Each Kaneb Contract is valid and binding on KPP or its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) KPP and each of its Subsidiaries, as applicable, has performed all obligations required to be performed by it to date under each Kaneb Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Kaneb Entities, and (C) neither KPP nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of KPP or any of its Subsidiaries under any such Kaneb Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Kaneb Entities.

        (k)    Insurance.

          (i)    Section 4.1(k) of the Kaneb Disclosure Schedule sets forth a true and complete list of all policies of property, casualty and liability insurance, including crime insurance, liability and casualty insurance, property insurance, business interruption insurance, workers' compensation, excess or umbrella liability insurance and any other type of property and casualty insurance insuring the properties, assets, employees and/or operations of KPP or its Subsidiaries (collectively, the "Policies"). Upon request, the Kaneb Entities will make available to VLI certificates of insurance and insurance summaries from the insurance broker evidencing the existence of the Policies. Except as set forth on Section 4.1(k) of the Kaneb Disclosure Schedule, all such policies are in full force and effect. All premiums payable under such Policies have been paid in a timely manner and each of KPP and its Subsidiaries have complied in all material respects with the terms and conditions of all such Policies.

          (ii)   Except as set forth in Section 4.1(k)(ii) of the Kaneb Disclosure Schedule, neither KPP nor any of its Subsidiaries is in default under any provisions of the Policies, and there is no claim by KPP or any of its Subsidiaries or any other Person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies. None of KPP or any of its Subsidiaries has received written notice from an insurance carrier issuing any Policies that alteration of any equipment or any improvements located on Real Property, purchase of additional equipment, or modification of any of the methods of doing business of KPP or its Subsidiaries, will be required or suggested after the date of this Agreement, except for any such alterations or modifications as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Kaneb Entities.

        (l)    Environmental Liability.

          (i)    Except as set forth in Section 4.1(l) of the Kaneb Disclosure Schedule, and except as would not have a Material Adverse Effect on the Kaneb Entities: (a) KPP and its respective Subsidiaries, and to the Knowledge of the Kaneb Entities, the Kaneb Partially Owned Entities, and their respective businesses, operations, properties and Assets are in compliance with all Environmental Laws and all permits, registrations, licenses, approvals, exemptions, variances, and other authorizations required under Environmental Laws ("Environmental Permits"); (b) KPP, its Subsidiaries, and to the Knowledge of the Kaneb Entities, the Kaneb Partially Owned Entities, have obtained or filed for all Environmental Permits for their respective businesses, operations, properties and Assets as they currently exist and all such Environmental Permits are currently in full force and effect; (c) KPP, its respective Subsidiaries, and to the Knowledge of the Kaneb Entities, the Kaneb Partially Owned Entities, and their respective businesses, operations, properties and Assets are not subject to any pending or, to the Knowledge of the Kaneb Entities, threatened claims, actions, suits, writs, injunctions, decrees, orders, judgments, investigations, inquiries or proceedings relating to their compliance with Environmental Laws; (d) (i) there has been no Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by KPP, its Subsidiaries, or to the Knowledge of the Kaneb Entities, the Kaneb Partially Owned Entities, that was required to be reported under applicable Environmental Laws but was not so reported, and (ii) the Kaneb Entities have provided the VLI Entities with copies of all reports and related documentation regarding any Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by KPP, its Subsidiaries, or to the Knowledge of the Kaneb Entities, the Kaneb Partially Owned Entities; (e) none of KPP, its Subsidiaries, and to the Knowledge of the Kaneb Entities, the Kaneb Partially Owned Entities have received any written notice asserting an alleged liability or obligation under any Environmental Laws involving KPP, its Subsidiaries or the Kaneb Partially Owned Entities with respect to the actual or alleged Hazardous Substance contamination of any property offsite of the properties of KPP; (f) to the Knowledge of the Kaneb Entities, there are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against KPP, its Subsidiaries or the Kaneb Partially Owned Entities that pertain or relate to personal injury or property damage claims relating to a Release of Hazardous Substances; (g) there have been no ruptures in the Kaneb Pipeline Systems resulting in personal injury, loss of life, or material property damage; (h) to the Knowledge of the Kaneb Entities, there are no defects, corrosion or other damage to any of the Kaneb Pipeline Systems that could reasonably be expected to create a risk of pipeline integrity failure; and (i) the Kaneb Entities have made available to VLI complete and correct information regarding compliance matters relating to Environmental Laws in the possession of KPP or its Subsidiaries and relating to their respective businesses, operations, properties or Assets.

          (ii)   The following terms shall have the following meanings:

            (1)    "Environmental Laws" means any and all applicable laws, statutes, regulations, rules, orders, ordinances, and legally enforceable directives of and agreements between a person that is subject to the applicable representation and any Governmental Entity and rules of common law pertaining to protection of human health (to the extent arising from exposure to Hazardous Substances) or the environment (including any generation, use, storage, treatment, or Release of Hazardous Substances into the environment) including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42

    U.S.C. Section 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Atomic Energy Act, 42 U.S.C. Section 2014 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Federal Hazardous Materials Transportation Law, 49 U.S.C. Section 5101 et seq., as each has been amended from time to time, and all other environmental conservation and protection laws.

            (2)    "Hazardous Substances" means any (a) chemical, product, substance, waste, material, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law; (b) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (c) any oil or gas exploration or production waste or any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof.

            (3)    "Release" means any depositing, spilling, leaking, pumping, pouring, emitting, discarding, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

        (m)    Employee Benefit Plans; Labor Matters.

          (i)    Section 4.1(m)(i) of the Kaneb Disclosure Schedule includes a complete list of all Kaneb Benefit Plans.

          (i)    Section 4.1(m)(i) of the Kaneb Disclosure Schedule includes a complete list of all Kaneb Benefit Plans.

          (ii)   With respect to each Kaneb Plan, the Kaneb Entities have delivered or made available to VLI, as applicable, a true, correct and complete copy of: (A) each Kaneb Plan document or a summary of any unwritten Kaneb Plan, trust agreement and insurance contract or other funding vehicle; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule; (C) the current summary plan description and any material modifications thereto (in each case, whether or not required to be furnished under ERISA); (D) the most recent annual financial report; (E) the most recent actuarial report; and (F) the most recent determination letter from the Internal Revenue Service. Except as specifically provided in the foregoing documents delivered or made available to VLI, or except as provided in Section 4.1(m)(ii) of the Kaneb Disclosure Schedule, there are no amendments to any Kaneb Plan that have been adopted or approved nor has KPP or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Kaneb Plan.

          (iii)  Section 4.1(m)(iii) of the Kaneb Disclosure Schedule identifies each Kaneb Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Kaneb Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Kaneb Qualified Plan and the related trust, and such determination letter has not been revoked. No circumstances exist and no events have occurred that could adversely affect the qualified status of any Kaneb Qualified Plan or the related trust, which could not be corrected under the Internal Revenue Service's Employee Plans Compliance Resolution System (Revenue Procedure 2003-44) without material liability. No Kaneb Plan is intended to meet the requirements of Code Section 501(c)(9).

          (iv)  All contributions required to be made to any Kaneb Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Kaneb Plan, for any period through the date of this Agreement have been timely made or, to the extent not required to be made or paid on or before the date of this Agreement, have been fully reflected on the financial statements. Each Kaneb Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) unfunded.

          (v)   With respect to each Kaneb Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (B) the fair market value of the assets of such Kaneb Plan equals or exceeds the actuarial present value of all accrued benefits under such Kaneb Plan (whether or not vested) on an accumulated benefits obligation basis based on the most recent actuarial report for each such plan; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (D) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (E) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by KPP or any of its Subsidiaries; and (F) the PBGC has not instituted proceedings to terminate any such Kaneb Plan and, to the Knowledge of the Kaneb Entities, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Kaneb Plan.

          (vi)  (A) No Kaneb Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); and (B) none of KPP, any of its Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full or reasonably expects to incur any such liability. With respect to each Kaneb Benefit Plan that is a Multiemployer Plan, none of KPP, any of its respective Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that any such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (vii) (A) Each of the Kaneb Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or, to the Knowledge of the Kaneb Entities, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Kaneb Plans, any fiduciaries thereof with respect to their duties to the Kaneb Plans or the assets of any of the trusts under any of the Kaneb Plans which could reasonably be expected to result in any material liability of any of the Kaneb Entities or any of their respective Subsidiaries to the PBGC, the U.S. Department of the Treasury, the U.S. Department of Labor, any Kaneb Plan, any participant in a Kaneb Plan, or any other party.

          (viii)   Except as set forth in Section 4.1(m)(viii) of the Kaneb Disclosure Schedule, KPP and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage that is required by Section 4980B of the Code or Part 6 of Title I of ERISA or that is provided at no expense to KPP and its Subsidiaries. KPP and its Subsidiaries have reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

          (ix)  Section 4.1(m)(ix) of the Kaneb Disclosure Schedule sets forth (A) an accurate and complete list of each Kaneb Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit (including the forgiveness of indebtedness) to any employee, officer or director of KPP or any of its respective Subsidiaries, or could limit the right of KPP or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Kaneb Plan or related trust or any employment agreement or related trust, and (B) a reasonable good faith estimate of the maximum amount of the payments or value of benefits that could become payable to officers and senior management of KPP or any of its respective Subsidiaries if their employment were terminated at the KPP Effective Time. No amounts or benefits payable by KPP or any of its Subsidiaries will be "parachute payments" within the meaning of Section 280G of the Code.

          (x)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Kaneb Entities, all Kaneb Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements; (B) if they are intended to qualify for special tax treatment meet all requirements for such treatment; and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          (xi)  There does not now exist, nor do any circumstances exist that could result in, any liability (A) under Title IV of ERISA, (B) under section 302 of ERISA, (C) under sections 412 and 4971 of the Code, (D) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (E) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Kaneb Benefit Plans, that would be a liability of KPP or any of its Subsidiaries following the Effective Time. Without limiting the generality of the foregoing, neither the Kaneb Entities nor any of their respective Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA. With respect to each Kaneb Plan, there is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Kaneb Plan or the imposition of any lien on the assets of KPP or any of its respective Subsidiaries under ERISA or the Code.

          (xii) None of KPP or any of its Subsidiaries has any potential liability, contingent or otherwise, under the Coal Industry Retiree Health Benefits Act of 1992. None of KPP, any of its Subsidiaries or any entity that was ever an ERISA Affiliate of KPP or any of its Subsidiaries was, on July 20, 1992, required to be treated as a single employer under Section 414 of the Code together with an entity that was ever a party to any collective bargaining agreement or any other agreement with the United Mine Workers of America.

        (n)   Property of the Kaneb Entities.

          (i)    Except for Permitted Encumbrances, failures that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Kaneb Entities or as set forth in Section 4.1(n) of the Kaneb Disclosure Schedule, KPP or its Subsidiaries have defensible, good and valid fee or leasehold title (or, with respect to Kaneb Pipeline Systems, title to or interest in the applicable Kaneb Pipeline System sufficient to enable KPP and its Subsidiaries to conduct their businesses with respect thereto without interference as it is currently being conducted) to or valid and enforceable Rights of Way through the Kaneb Real Property and its other Assets, free and clear of all Encumbrances.

          (ii)   Except for violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Kaneb Entities or in Section 4.1(n) of the Kaneb Disclosure Schedule, the businesses of KPP and its Subsidiaries have been and are being operated in a manner which does not violate the terms of any Rights of Way used by KPP or its Subsidiaries in their businesses. All Rights of Way used by KPP or its Subsidiaries in their business are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such businesses, except where the failure of any such Right of Way to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would not have a Material Adverse Effect on the Kaneb Entities. Except as set forth in Section 4.1(n) of the Kaneb Disclosure Schedule, there are no gaps in the Right of Ways used by KPP and its Subsidiaries in their businesses that would impair the conduct of such businesses in a manner that would, or that could reasonably be expected to, have a Material Adverse Effect on the Kaneb Entities, and no part of the Kaneb Pipeline System is located on property that is not owned in fee by KPP or its respective Subsidiaries or subject to a Right of Way in favor of KPP or one of its Subsidiaries, where the failure of such Kaneb Pipeline System to be so located would have a Material Adverse Effect on the Kaneb Entities.

          (iii)  There is no pending or, to the Knowledge of the Kaneb Entities, threatened condemnation of any material part of the Kaneb Real Property used or necessary for the conduct of KPP's and its Subsidiaries' businesses, as they are presently conducted, by any Governmental Entity or other Person.

          (iv)  The Kaneb Real Property and all buildings, structures, improvements and fixtures located on the Kaneb Real Property and used in the businesses of KPP and its Subsidiaries (and all appurtenances thereto and other aspects thereof used in the business) (1) are in good operating condition and are structurally sound and free of material defects; and (2) are otherwise adequate and appropriate in all material respects (including containing lawful means of access) to permit the use thereof in the manner for the purposes to which it is presently devoted, except in each case as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Kaneb Entities.

        (o)    Intellectual Property.    Except as would not reasonably be expected to have a Material Adverse Effect on the Kaneb Entities, (i) KPP and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted, (ii) to the Knowledge of the Kaneb Entities, the use of Intellectual Property by KPP and its Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which KPP acquired the right to use such Intellectual Property, (iii) to the Knowledge of the Kaneb Entities, no third party is challenging, infringing on or otherwise violating any right of KPP in the Intellectual Property, (iv) neither KPP nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of KPP's and its Subsidiaries' businesses, as they are currently conducted, and (v) to the Knowledge of the Kaneb Entities, no Intellectual Property is being used or enforced by KPP or any of its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of KPP's and its Subsidiaries' businesses, as they are currently conducted.

        (p)    State Takeover Laws; Rights Plan.    KPP GP has approved this Agreement and the transactions contemplated by this Agreement as required under Section 17-211 of the DRULPA and any other applicable state takeover laws and any applicable provision of the KPP Partnership Agreement so that any such state takeover laws and such provisions will not apply to this Agreement or any of the transactions contemplated hereby.

        (q)    Opinion of Financial Advisor.    KPP has received the opinion of Houlihan, Lokey, Howard & Zukin, dated the date of this Agreement, to the effect that the KPP Consideration to be received by holders of KPP Units (excluding VLI or any affiliates or associates thereof, any Kaneb Entity or any affiliates or associates thereof, including KSL, or any director or executive officer of any Kaneb Entity or KSL) in the KPP Merger is fair to such KPP Unitholders from a financial point of view.

        (r)    Board Approval and General Partner Approval.    The board of directors of KPP GP at a meeting duly called and held, has by unanimous vote of those directors present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the KPP Unitholders, (ii) approved and adopted this Agreement and (iii) recommended that the KPP Merger and this Agreement be approved and adopted by the KPP Unitholders.

        (s)    Broker's Fees.    None of the Kaneb Entities nor any of their respective Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

        (t)    Taxes.    Except in each case for any exceptions that are immaterial individually and in the aggregate: (i) all Tax Returns that were required to be filed by or with respect to KPP or any of its Subsidiaries have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, have been so included, (iii) all Taxes owed by KPP or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established, (iv) all Tax withholding and deposit requirements imposed on or with respect to KPP or any of its Subsidiaries have been satisfied in full in all respects, (v) there are no Encumbrances on any of the assets of KPP or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, (vi) there is no written claim against KPP or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to KPP or any of its Subsidiaries, (vii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to KPP or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of KPP or any of its Subsidiaries, (viii) none of KPP or any of its Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period, (ix) except as set forth in Section 4.1(t) of the Kaneb Disclosure Schedule, none of KPP or any of its Subsidiaries is a party to a Tax allocation or sharing agreement, and no payments are due or will become due by any of the Kaneb Entities or any of their Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement, (x) none of KPP or any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than a Kaneb Entity or any of their Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise, (xi) KPP is a "publicly traded partnership" for United States federal income tax purposes, and (xii) at least 90% of the gross income of KPP for each taxable year since its formation has been from sources that will be treated as "qualifying income" within the meaning of section 7704(d) of the Code.

        (u)    Labor Relations; Collective Bargaining Agreements.    Except as set forth in Section 4.1(u) of the Kaneb Disclosure Schedule, neither KPP nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by KPP or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by KPP or any of its Subsidiaries. No labor organization or group of employees of KPP or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Kaneb Entities, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as would not reasonably be expected to have a Material Adverse Effect on the Kaneb Entities, (i) there is no labor dispute, strike, slowdown or work stoppage against KPP or any of its Subsidiaries pending or, to the

Knowledge of any of the Kaneb Entities, threatened against KPP or any of its Subsidiaries and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to KPP or any of its Subsidiaries.

        (v)    Regulation as a Utility; Investment Company.    None of the Kaneb Entities nor any of its Subsidiaries is (i) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) (1) a "public-utility company" or a "holding company" or (2) a "subsidiary company" or an "affiliate" of a "public-utility company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Except as set forth in Section 4.1(v) of the Kaneb Disclosure Schedule, none of the Kaneb Entities or their affiliates, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity that could reasonably be expected to result in orders having a Material Adverse Effect with respect to the Kaneb Entities, nor to the Knowledge of the Kaneb Entities has notice of such a proceeding been given or has any Governmental Entity indicated to any of the Kaneb Entities its intention to hold such a proceeding.

        4.2    Representations and Warranties of VLI.    Except as disclosed in a section of the VLI disclosure schedule delivered to the Kaneb Entities concurrently herewith (the "VLI Disclosure Schedule") corresponding to the subsection of this Section 4.2 to which such disclosure applies or as specifically identified in the VLI SEC Documents filed prior to the date hereof, VLI hereby represents and warrants to the Kaneb Entities as follows:

  (a)
  Organization.

          (i)    Each of VLI and VLI GP is a limited partnership and Parent GP is a limited liability company, in each case, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of VLI, VLI GP and Parent GP has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power or authority or be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on VLI. True and complete copies of the VLI Partnership Agreement, as in effect as of the date of this Agreement, have previously been made available by VLI to the Kaneb Entities.

          (ii)   Each Subsidiary of VLI (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted except in each case where the failure to have such power or authority or to be so organized in existence or qualified would not have a Material Adverse Effect on VLI.

          (iii)  Section 4.2(a)(iii) of the VLI Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the VLI Entities and VLI Partially Owned Entities and each of their respective Subsidiaries, together with (i) the nature of the legal organization of such Person, (ii) the jurisdiction of organization or formation of such Person, (iii) the name of each VLI Entity or VLI Partially Owned Entity that owns beneficially or of record any equity or similar interest in such Person, and (iv) the percentage interest owned by such VLI Entity or VLI Partially Owned Entity in such Person. None of the VLI Entities is subject to any obligation in excess of $1,000,000 to provide funds to or make any investment in (in the form of a loan, capital contribution or otherwise) any of their Subsidiaries, Partially Owned Entities or other Persons.

  (b)
  Capitalization.

          (i)    As of the date of this Agreement, VLI has no limited partner interests issued and outstanding other than the following: (1) 13,442,072 VLI Common Units, including 614,572 issued to UDS Logistics LLC, with respect to which UDS Logistics LLC is the sole record holder, and 40,421 issued to VLI GP, with respect to which VLI GP is the sole record holder; (2) outstanding options to purchase 219,106 VLI Common Units at the exercise prices and with the vesting schedules set forth on Section 4.2(b)(i)(2) of the VLI Disclosure Schedule; (3) outstanding awards for the issuance of 38,206 restricted VLI Common Units having the vesting schedules set forth on Section 4.2(b)(i)(3) of the VLI Disclosure Schedule; and (4) 9,599,322 VLI Subordinated Units issued to UDS Logistics LLC, with respect to which UDS Logistics LLC is the sole record holder.

          (ii)   Each of the VLI Common Units and the VLI Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable laws and the VLI Partnership Agreement, and are fully paid (to the extent required under the VLI Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the DRULPA). Such VLI Common Units and VLI Subordinated Units were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding on VLI. All of the outstanding equity interests of the direct and indirect Subsidiaries of VLI and the VLI Partially Owned Entities have been duly authorized and are validly issued, fully paid (to the extent required under the applicable governing documents) and non-assessable and free of pre-emptive rights (except (1) with respect to general partner interests, (2) as set forth to the contrary in the applicable governing documents and (3) to the extent such non-assessability may be affected by the DRULPA or the LLC Act) and were not issued in violation of pre-emptive or similar rights; and all such shares and other equity interests, other than interests in VLI Partially Owned Entities that are owned by others, are owned, directly or indirectly, by VLI, free and clear of all Encumbrances. No Subsidiary of VLI has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any equity securities or any other equity ownership interests of such Subsidiary or any securities representing the right to purchase or otherwise receive any equity security of such Subsidiary. No Subsidiary of VLI has any Voting Debt.

          (iii)  VLI GP is the sole general partner of VLI. VLI GP is the sole record and beneficial owner of the general partner interest in VLI, and such general partner interest has been duly authorized and validly issued in accordance with applicable laws and the VLI Partnership Agreement. VLI GP owns such general partner interest free and clear of any Encumbrances. VLI GP is the sole record and beneficial owner of all of the VLI Incentive Distribution Rights and owns such rights free and clear of all Encumbrances.

          (iv)  Parent GP is the sole general partner of VLI GP. Parent GP is the sole record and beneficial owner of the general partner interest in VLI GP, and such general partner interest has been duly authorized and validly issued in accordance with applicable laws and the VLI GP partnership agreement. Parent GP owns such general partner interest free and clear of any Encumbrances.

  (c)
  Authority; No Violation.

          (i)    Each of the VLI Entities has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to VLI Unitholders Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by VLI Sub B and VLI, as its sole member, and by Parent GP, on behalf of VLI GP. Parent GP, on behalf of VLI GP, has directed that this Agreement be submitted to VLI Unitholders for approval at a meeting of VLI

  Unitholders for the purpose of approving the issuance of the VLI Common Units constituting the KPP Consideration in the KPP Merger (the "VLI Unitholders Meeting"), and, except for the approval of the issuance of VLI Common Units in the KPP Merger by both the holders of a majority of the outstanding VLI Common Units and the holders of a majority of the outstanding VLI Subordinated Units, each voting as a separate class, (holders of VLI Common Units and VLI Subordinated Units are referred to collectively herein as the "VLI Unitholders") at a meeting of VLI Unitholders at which a quorum is present (the "VLI Unitholders Approval"), no other proceedings on the part of VLI are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the VLI Entities and (assuming due authorization, execution and delivery by the Kaneb Entities) constitutes a valid and binding obligation of the VLI Entities, enforceable against the VLI Entities in accordance with its terms.

          (ii)   Neither the execution and delivery of this Agreement by VLI, nor the consummation by VLI of the transactions contemplated hereby, nor compliance by VLI with any of the terms or provisions hereof, will (A) violate any provision of the VLI Partnership Agreement or the organizational documents of its Subsidiaries or (B) assuming that the consents and approvals referred to in Section 4.2(d) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to VLI, any of its Subsidiaries or, to VLI's Knowledge, VLI Partially Owned Entities or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the respective properties or assets of VLI, any of its Subsidiaries or, to the VLI Entities' Knowledge, the Partially Owned Entities under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which VLI, any of its Subsidiaries or, to the VLI Entities' Knowledge, the Partially Owned Entities is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on VLI.

        (d)    Consents and Approvals.    Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the Other Approvals, (iii) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Form S-4, (iv) the filing of the Certificate of Merger, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of VLI Common Units pursuant to this Agreement and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by the VLI Entities of this Agreement and (B) the consummation by the VLI Entities of the transactions contemplated by this Agreement.

        (e)    Financial Reports and SEC Documents; Disclosure and Internal Controls.

          (i)    The VLI 2003 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by VLI or any of its Subsidiaries subsequent to December 31, 2000, including, but not limited to, items incorporated by reference into such reports, registration statements, definitive proxy statements or information statements under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the

  form filed, or to be filed (collectively, the "VLI SEC Documents"), with the SEC (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such VLI SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such VLI SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the VLI SEC Documents. No executive officer of VLI or VLI GP has failed in any respect to make the certification required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against VLI relating to disclosures contained in any VLI SEC Documents.

          (ii)   Prior to the date of this Agreement and in the ordinary course of business, the board of directors of Parent GP has established approval procedures (which, as in effect as of the date of this Agreement, have previously been disclosed to the Kaneb Entities) with respect to the open position resulting from VLI's and its Subsidiaries' physical commodity transactions, exchange-traded futures and options and over-the-counter derivative instruments.

          (iii)  Except as set forth in Section 4.2(e)(iii) of the VLI Disclosure Schedule, the records, systems, controls, data and information of VLI and its Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of VLI or its Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. VLI and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including that (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of VLI and to maintain accountability for the assets of VLI and its Subsidiaries, as applicable; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. VLI (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the VLI SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its or its general partner's board of directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls. VLI has made available to the Kaneb Entities a summary of any such disclosure made by management to VLI's auditors and audit committee since January 1, 2002. VLI has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

          (iv)  Except as set forth in Section 4.2(e)(iv) of the VLI Disclosure Schedule, since July 30, 2002, (x) none of VLI or any of its Subsidiaries nor, to the Knowledge of VLI, any director, officer, employee, auditor, accountant or representative of either of VLI or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of VLI or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that VLI or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing VLI or any of its Subsidiaries, whether or not employed thereby, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by VLI or any of its officers, directors, employees or agents, or those of its Subsidiaries, to the board of directors of VLI GP or any committee thereof or to any director or officer of VLI.

        (f)    Absence of Undisclosed Liabilities.    Except as disclosed in the audited financial statements (or notes thereto) included in the VLI 2003 10-K, neither VLI nor any of its Subsidiaries had at December 31, 2003, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which (i) are accrued or reserved against in the financial statements in the VLI 2003 10-K or reflected in the notes thereto or (ii) were incurred thereafter in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on VLI or (ii) have been discharged or paid in full prior to the date hereof.

        (g)    Absence of Certain Changes or Events.    (i) Since December 31, 2003, except as set forth in the VLI SEC Documents filed prior to the date hereof, no event or events have occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on VLI.

          (ii)   Except as set forth in as set forth in Section 4.2(g)(ii) of the VLI Disclosure Schedule, since December 31, 2003, VLI and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

          (iii)  Except as set forth in Section 4.2(g)(iii) of the VLI Disclosure Schedule or as permitted under Section 5.2(h) hereof, since December 31, 2003, neither VLI nor any of its Subsidiaries has (A) except for such actions as were in the ordinary course of business consistent with past practice or except as required by applicable law, (I) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director from the amount thereof in effect as of December 31, 2003, or (II) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, to any executive officer or director or (B) suffered any strike, work stoppage, slowdown, or other labor disturbance which would be reasonably be expected to have (in the case of this clause (B) only), either individually or in the aggregate, a Material Adverse Effect on the VLI.

          (iv)  Since December 31, 2003 and prior to the date hereof, VLI has not declared any distributions on VLI Common Units or VLI Subordinated Units other than its regular quarterly distributions as follows:

Quarter	Amount per VLI Common Unit	Amount per VLI Subordinated Unit
Fourth (2003)	$0.75	$0.75
First (2004)	$0.80	$0.80
Second (2004)	$0.80	$0.80
Third (2004)	$0.80	$0.80

        (h)    Legal Proceedings.    Except as disclosed in the VLI SEC Documents filed prior to the date hereof or Section 4.2(h) of the VLI Disclosure Schedule, there is no suit, action or proceeding or investigation pending or, to the Knowledge of VLI, threatened, against or affecting VLI or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against VLI or its Subsidiaries having, or which would reasonably be expected to have, individually or in the aggregate, any such effect.

        (i)    Compliance with Applicable Law.    VLI and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to VLI or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI.

        (j)    Contracts.    Except as disclosed in the VLI SEC Documents filed prior to the date hereof, or Section 4.2(j) of the VLI Disclosure Schedule:

          (i)    Neither VLI nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (1), which, upon the consummation or VLI Unitholders Approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from KPP, VLI, the Surviving Partnership or any of their respective Subsidiaries to any director, officer or employee thereof, (2) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K), or which, if entered into, amended, terminated or otherwise created or modified on or after the date of this Agreement, would be required to be disclosed on a Current Report on Form 8-K filed with the SEC, to be performed after the date of this Agreement that has not been filed or incorporated by reference in the VLI SEC Documents filed prior to the date of this Agreement, (3) which materially restricts the conduct of any line of business by VLI or upon consummation of the KPP Merger will materially restrict the ability of the VLI Entities to engage in any line of business, (4) relating to any outstanding commitment for any capital expenditure in excess of $10,000,000, (5) with any labor union or organization, (6) except as (a) reflected in the financial statements included in the VLI SEC Documents filed prior to the date hereof or (b) from the date hereof to the extent permitted under Section 5.2(h), indentures, mortgages, liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by any of the VLI Entities or any of their Subsidiaries, (7) containing provisions triggered by change of control of any of the VLI Entities or any of their Subsidiaries or (8) in favor of directors or officers relating to employment or compensation or providing rights to indemnification, or (9) between any of the VLI Entities and any of their respective Affiliates. Each contract, arrangement, commitment or understanding of the type described in this Section 4.2(j), whether or not set forth in the VLI

  Disclosure Schedule or in such VLI SEC Documents, is referred to herein as a "VLI Contract". True and complete copies of all such VLI Contracts have been made available by the VLI Entities to the Kaneb Entities.

          (ii)   (A) Each VLI Contract is valid and binding on VLI and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) VLI and each of its Subsidiaries has performed all obligations required to be performed by it to date under each VLI Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on VLI, and (C) neither VLI nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of VLI or any of its Subsidiaries under any such VLI Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on VLI.

        (k)    Insurance.

          (i)    Section 4.2(k) of the VLI Disclosure Schedule sets forth a true and complete list of all Policies of VLI. Upon request, VLI will make available to the Kaneb Entities certificates of insurance and insurance summaries from the insurance broker evidencing the existence of the Policies. Except as set forth on Section 4.2(k) of the VLI Disclosure Schedule, all such policies are in full force and effect. All premiums payable under such Policies have been paid in a timely manner and VLI and its Subsidiaries have complied in all material respects with the terms and conditions of all such Policies.

          (ii)   Neither VLI nor any of its Subsidiaries is in default under any provisions of the Policies, and there is no claim by VLI or any of its Subsidiary or any of other person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies. None of VLI or any of its Subsidiaries has received written notice from an insurance carrier issuing any Policies that alteration of any equipment or any improvements located on Real Property, purchase of additional equipment, or modification of any of the methods of doing business of VLI or its Subsidiaries, will be required or suggested after the date of this Agreement, except for any such alterations or modifications as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on VLI.

        (l)    Environmental Liability.    Except as set forth in Section 4.2(l) of the VLI Disclosure Schedule, and except as would not have a Material Adverse Effect on VLI: (a) VLI and its Subsidiaries, and to the Knowledge of VLI, the VLI Partially Owned Entities, and their respective businesses, operations, properties and Assets are in compliance with all Environmental Laws and Environmental Permits; (b) VLI, its Subsidiaries, and to the Knowledge of VLI, the VLI Partially Owned Entities, have obtained or filed for all Environmental Permits for their respective businesses, operations, properties and Assets as they currently exist and all such Environmental Permits are currently in full force and effect; (c) VLI, its Subsidiaries, and to the Knowledge of VLI, the VLI Partially Owned Entities, and their respective businesses, operations, properties and Assets are not subject to any pending or, to the Knowledge of VLI, threatened claims, actions, suits, writs, injunctions, decrees, orders, judgments, investigations, inquiries or proceedings relating to their compliance with Environmental Laws; (d) (i) there has been no Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by VLI, its Subsidiaries, or to the Knowledge of VLI, the VLI Partially Owned Entities, that was required to be reported under applicable Environmental Laws but was not so reported, and (ii) VLI has provided the Kaneb Entities with copies of all reports and related documentation regarding any Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by VLI, its Subsidiaries, or to the Knowledge of VLI, the VLI Partially Owned Entities; (e) none of VLI, its Subsidiaries, and to the Knowledge of VLI, the

VLI Partially Owned Entities have received any written notice asserting an alleged liability or obligation under any Environmental Laws involving VLI, its Subsidiaries or the VLI Partially Owned Entities with respect to the actual or alleged Hazardous Substance contamination of any property offsite of the properties of VLI; (f) to the Knowledge of VLI, there are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against VLI, its Subsidiaries or the VLI Partially Owned Entities that pertain or relate to personal injury or property damage claims relating to a Release of Hazardous Substances; (g) there have been no ruptures in the VLI Pipeline Systems resulting in personal injury, loss of life, or material property damage; (h) to the Knowledge of VLI, there are no defects, corrosion or other damage to any of the VLI Pipeline Systems that could reasonably be expected to create a risk of pipeline integrity failure; and (i) VLI has made available to KPP complete and correct information regarding compliance matters relating to Environmental Laws in the possession of VLI or its Subsidiaries and relating to their respective businesses, operations, properties or Assets.

        (m)    Employee Benefit Plans; Labor Matters.

          (i)    Section 4.2(m)(i) of the VLI Disclosure Schedule includes a complete list of all VLI Benefit Plans.

          (ii)   With respect to each VLI Plan, VLI has delivered or made available to the Kaneb Entities, as applicable, a true, correct and complete copy of: (A) each VLI Plan document or a summary of any unwritten VLI Plan, trust agreement and insurance contract or other funding vehicle; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule; (C) the current summary plan description and any material modifications thereto (in each case, whether or not required to be furnished under ERISA); (D) the most recent annual financial report; (E) the most recent actuarial report; and (F) the most recent determination letter from the Internal Revenue Service. Except as specifically provided in the foregoing documents delivered or made available to the Kaneb Entities or except as provided on Section 4.2(m)(ii) of the VLI Disclosure Schedule, there are no amendments to any VLI Plan that have been adopted or approved nor has any VLI Entity or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new VLI Plan.

          (iii)  Section 4.2(m)(iii) of the VLI Disclosure Schedule identifies each VLI Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("VLI Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each VLI Qualified Plan and the related trust, and such determination letter has not been revoked. No circumstances exist and no events have occurred that could adversely affect the qualified status of any VLI Qualified Plan or the related trust, which could not be corrected under the Internal Revenue Service's Employee Plans Compliance Resolution System (Revenue Procedure 2003-44) without material liability. No VLI Plan is intended to meet the requirements of Code Section 501(c)(9).

          (iv)  All contributions required to be made to any VLI Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any VLI Plan, for any period through the date of this Agreement have been timely made or, to the extent not required to be made or paid on or before the date of this Agreement, have been fully reflected on the financial statements. Each VLI Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) unfunded.

          (v)   With respect to each VLI Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived;

  (B) the fair market value of the assets of such VLI Plan equals or exceeds the actuarial present value of all accrued benefits under such VLI Plan (whether or not vested) on an accumulated benefits obligation basis based on the most recent actuarial report for each such plan; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (D) all premiums to the PBGC have been timely paid in full; (E) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by any VLI Entity or any of its Subsidiaries; and (F) the PBGC has not instituted proceedings to terminate any such VLI Plan and, to the Knowledge of the VLI Entities, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such VLI Plan.

          (vi)  No VLI Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan; and (B) none of the VLI Entities, any of their respective Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full or reasonably expects to incur any such liability. With respect to each VLI Benefit Plan that is a Multiemployer Plan, none of the VLI Entities, any of their respective Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that any such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (vii) Each of the VLI Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and there are no pending or, to the Knowledge of the VLI Entities, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the VLI Plans, any fiduciaries thereof with respect to their duties to the VLI Plans or the assets of any of the trusts under any of the VLI Plans which could reasonably be expected to result in any material liability of any of the VLI Entities or any of their respective Subsidiaries to the PBGC, the U.S. Department of the Treasury, the U.S. Department of Labor, any VLI Plan, any participant in a VLI Plan, or any other party.

          (viii)   Except as set forth in Section 4.2(m)(viii) of the VLI Disclosure Schedule, the VLI Entities and their respective Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage that is required by Section 4980B of the Code or Part 6 of Title I of ERISA or that is provided at no expense to the VLI Entities and their respective Subsidiaries. The VLI Entities and their respective Subsidiaries have reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

          (ix)  Section 4.2(m)(ix) of the VLI Disclosure Schedule sets forth (A) an accurate and complete list of each VLI Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit (including the forgiveness of indebtedness) to any employee, officer or director of the VLI Entities or any of their respective Subsidiaries, or could limit the right of the VLI Entities or any of their respective Subsidiaries to amend, merge, terminate or receive a reversion of assets from any VLI Plan or related trust or any employment agreement or related trust, and (B) a reasonable good faith estimate of the maximum amount of the payments or value of benefits that could become payable to officers and senior management of the VLI Entities or any of their respective Subsidiaries if their employment were terminated at either of the Effective Times.

          (x)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the VLI Entities, all VLI Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements; (B) if they are intended to qualify for special tax treatment meet all requirements for such treatment; and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          (xi)  There does not now exist, nor do any circumstances exist that could result in, any liability (A) under Title IV of ERISA, (B) under section 302 of ERISA, (C) under sections 412 and 4971 of the Code, (D) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (E) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the VLI Benefit Plans, that would be a liability of the VLI Entities or any of their respective Subsidiaries following the Effective Time. Without limiting the generality of the foregoing, neither the VLI Entities nor any of their respective Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA. With respect to each VLI Plan, there is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a VLI Plan or the imposition of any lien on the assets of the VLI Entities or any of their respective Subsidiaries under ERISA or the Code.

          (xii) None of the VLI Entities or any of their respective Subsidiaries has any potential liability, contingent or otherwise, under the Coal Industry Retiree Health Benefits Act of 1992. None of VLI, any of its Subsidiaries or any entity that was ever an ERISA Affiliate of VLI or any of its Subsidiaries was, on July 20, 1992, required to be treated as a single employer under Section 414 of the Code together with an entity that was ever a party to any collective bargaining agreement or any other agreement with the United Mine Workers of America.

        (n)    Property of VLI.

          (i)    Except for Permitted Encumbrances, failures that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on VLI or in Section 4.2(n) of the VLI Disclosure Schedule, VLI or its Subsidiaries have defensible, good and valid fee or leasehold title (or, with respect to VLI Pipeline Systems, title to or interest in the applicable VLI Pipeline System sufficient to enable VLI and its Subsidiaries to conduct their businesses with respect thereto without interference as it is currently being conducted) to or valid and enforceable Rights of Way through the VLI Real Property and its other Assets, free and clear of all Encumbrances.

          (ii)   Except for violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on VLI or as set forth in the VLI SEC Documents filed prior to the date hereof or in Section 4.2(n) of the VLI Disclosure Schedule, the businesses of VLI and its Subsidiaries have been and are being operated in a manner which does not violate the terms of any Rights of Way used by VLI or its Subsidiaries in their businesses. All Rights of Way used by VLI or its Subsidiaries in their business are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other Laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such businesses, except where the failure of any such Right of Way to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would not have a Material Adverse Effect on VLI. Except as set forth in Section 4.2(n) of the VLI Disclosure Schedule, there are no gaps in the Right of Ways used by VLI and its Subsidiaries in their businesses that would impair the conduct of such businesses in a manner that would, or that could reasonably be expected to, have a Material Adverse Effect on VLI, and no part of the VLI Pipeline System is located on property that is not owned in fee by VLI or its Subsidiaries or subject to a Right of Way in favor of VLI or one of its Subsidiaries, where the failure of such VLI Pipeline System to be so located would have a Material Adverse Effect on VLI.

          (iii)  There is no pending or, to the Knowledge of VLI, threatened condemnation of any material part of the VLI Real Property used or necessary for the conduct of VLI and its Subsidiaries' businesses, as they are presently conducted, by any Governmental Entity or other Person.

          (iv)  The VLI Real Property and all buildings, structures, improvements and fixtures located on the VLI Real Property and used in the businesses of VLI and its Subsidiaries (and all appurtenances thereto and other aspects thereof used in the business) (1) are in good operating condition and are structurally sound and free of material defects; and (2) are otherwise adequate and appropriate in all material respects (including containing lawful means of access) to permit the use thereof in the manner for the purposes to which it is presently devoted, except in each case as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on VLI.

        (o)    Intellectual Property.    Except as would not reasonably be expected to have a Material Adverse Effect on VLI, (i) VLI and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted, (ii) to the Knowledge of VLI, the use of Intellectual Property by VLI and its Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which VLI acquired the right to use such Intellectual Property, (iii) to the Knowledge of VLI, no third party is challenging, infringing on or otherwise violating any right of VLI in the Intellectual Property, (iv) neither VLI nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of VLI's and its Subsidiaries' businesses as they are currently conducted, and (v) to the Knowledge of VLI, no Intellectual Property is being used or enforced by VLI or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of VLI's and its Subsidiaries' businesses as they are currently conducted.

        (p)    State Takeover Laws; Rights Plan.    Parent GP, on behalf of VLI GP, has approved this Agreement and the transactions contemplated by this Agreement as required under Section 17-211 of the DRULPA and any other applicable state takeover laws and any applicable provision of the VLI Partnership Agreement or the VLI GP partnership agreement so that any such state takeover laws and such provisions will not apply to this Agreement or any of the transactions contemplated hereby.

        (q)    Opinion of Financial Advisor.    VLI has received the opinion of Credit Suisse First Boston LLC, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the aggregate consideration to be paid by VLI in the KPP Merger and the KSL Merger is fair to VLI from a financial point of view.

        (r)    General Partner Approval.    The board of directors of Parent GP on behalf of VLI GP has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the unitholders of VLI, (ii) approved and adopted this Agreement, and (iii) recommended the approval of the issuance of the VLI Common Units by the VLI Unitholders contemplated by this Agreement.

        (s)    Broker's Fees.    Neither VLI nor any of its Subsidiaries nor any of its respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Credit Suisse First Boston LLC and Citigroup Global Markets Inc.

        (t)    Taxes.    Except in each case for any exceptions that are immaterial individually and in the aggregate: (i) all Tax Returns that were required to be filed by or with respect to VLI or any of its Subsidiaries have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included, (iii) all Taxes owed by VLI or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established, (iv) all Tax withholding and deposit requirements imposed on or with respect to VLI or any of its Subsidiaries have been satisfied in full in all respects, (v) there are no Encumbrances on any of the assets of VLI or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, (vi) there is no written claim against VLI or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to VLI or any of its Subsidiaries, (vii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to VLI or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to VLI or any of its Subsidiaries, (viii) none of VLI or any of its Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period, (ix) none of VLI or any of its Subsidiaries is a party to a Tax allocation or sharing agreement, and no payments are due or will become due by VLI or any of its Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement, (x) none of VLI or any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than a VLI Entity or any of their Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (xi) VLI is a "publicly traded partnership" for United States federal income tax purposes and (xii) at least 90% of the gross income of VLI for each taxable year since its formation has been from sources that VLI's counsel has opined will be treated as "qualifying income" within the meaning of section 7704(d) of the Code.

        (u)    Labor Relations; Collective Bargaining Agreements.    Neither VLI nor any Subsidiary of VLI is a party to any collective bargaining or other labor union contract applicable to persons employed by VLI or any Subsidiary of VLI, and no collective bargaining agreement or other labor union contract is being negotiated by VLI or any Subsidiary of VLI. No labor organization or group of employees of VLI or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the VLI Entities, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as would not reasonably be expected to have a Material Adverse Effect on VLI, (i) there is no labor dispute, strike, slowdown or work stoppage against VLI or any Subsidiary of VLI pending or, to the Knowledge of VLI, threatened against VLI or any Subsidiary of VLI and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to VLI or any Subsidiary of VLI.

        (v)    Regulation as a Utility; Investment Company.    None of the VLI Entities nor any of its Subsidiaries is (i) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) (1) a "public-utility company" or a "holding company" or (2) a "subsidiary company" or an "affiliate" of a "public-utility company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

Except as set forth in Section 4.2(v) of the VLI Disclosure Schedule, none of the VLI Entities or their affiliates, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity that could reasonably be expected to result in orders having a Material Adverse Effect with respect to the VLI Entities, nor to the Knowledge of the VLI Entities has notice of such a proceeding been given or has any Governmental Entity indicated to any of the VLI Entities its intention to hold such a proceeding.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    Covenants of Kaneb Entities.    During the period from the date of this Agreement and continuing until the KPP Effective Time, KPP agrees as to itself and its Subsidiaries that without the written consent of VLI, which consent shall not be unreasonably withheld or delayed (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the Kaneb Disclosure Schedule):

        (a)    Ordinary Course.

            (i)    KPP and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practices in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts consistent with the other provisions of this Agreement to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the KPP Effective Time.

            (ii)   KPP shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and obligations or liabilities in connection therewith (I) not exceeding $1 million individually, or $3 million in the aggregate, or (II) contemplated by the 2004 or 2005 capital budget approved by the board of directors of KPP GP and set forth on Section 5.1(a)(ii) of the Kaneb Disclosure Schedule.

        (b)    Distributions; Changes in Share Capital.    Except as required under the KPP Partnership Agreement, KPP shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any distributions in respect of any of its equity securities or partnership units, except (y) subject to Section 6.11, the declaration and payment of regular quarterly cash distributions not in excess of $0.855 per KPP Unit with usual record and payment dates for such distributions in accordance with past distribution practice, and (z) the declaration and payment of regular distributions from a wholly owned Subsidiary of any of the Kaneb Entities to its parent Kaneb Entity or to another wholly owned Subsidiary of such parent Kaneb Entity in accordance with past distribution practice, (ii) split, combine or reclassify any of its equity securities or partnership units or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its equity securities or partnership units, except for any such transaction by a wholly owned Subsidiary of any Kaneb Entity which remains a wholly owned Subsidiary of such Kaneb Entity after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any of its equity securities or partnership units or any securities convertible into or exercisable for any equity securities or partnership units.

        (c)    Issuance of Securities.    KPP shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any of its equity securities or partner units of any class (including, but not limited to, in the case of KPP, any general partner interests or limited partner interests), any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than issuances, sales or deliveries by a wholly owned Subsidiary of the Kaneb Entities of equity securities or partnership units to such Subsidiary's parent or another wholly owned Subsidiary of the Kaneb Entities.

        (d)    Governing Documents.    Except to the extent required to comply with its obligations hereunder or with applicable law, KPP shall not and shall cause each of its Subsidiaries not to amend or propose to amend its partnership agreement or limited liability company agreement or similar organizational documents.

        (e)    No Acquisitions.    Except for acquisitions (i) set forth in Section 5.1(e) of the Kaneb Disclosure Schedule or (ii) in the ordinary course of business consistent with past practice that do not exceed $1 million individually or $3 million in the aggregate, KPP shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of KPP and its respective Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor and which acquisitions are in the ordinary course of business consistent with past practice).

        (f)    No Dispositions.    KPP shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, in each case including but not limited to by way of merger, any of its assets (including equity securities or partnership units of Subsidiaries of any of the Kaneb Entities), except for, in the case of assets that are not equity securities or partnership units, dispositions or encumbrances of immaterial assets in the ordinary course of business consistent with past practice.

        (g)    Investments; Indebtedness.    KPP shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by KPP or any of its wholly owned Subsidiaries to any of their wholly owned Subsidiaries or parent wholly owning such entity, (y) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to KPP and its Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause (y) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the KPP Merger under Regulatory Law) or (ii) except for additional borrowing under existing loan agreements, incur any indebtedness for borrowed money or guarantee or assume any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of KPP or any of its Subsidiaries, guarantee any debt securities of any of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing. Notwithstanding any other provision of this Agreement, KPP and its Subsidiaries shall be entitled to transfer funds and make payments to KSL and its Subsidiaries (i) to reimburse KSL and its Subsidiaries for obligations (which otherwise were incurred in compliance with the KSL Merger Agreement) of KPP or its Subsidiaries incurred by KSL or its Subsidiaries or (ii) in the ordinary course of business consistent with past practice.

        (h)    Compensation.    Except (i) as disclosed on Section 5.1(h) of the Kaneb Disclosure Schedule or except as required by law or by the terms of any collective bargaining agreement or other agreement in effect as of the date hereof between the Kaneb Entities or any of their respective Subsidiaries and any director, officer or employee thereof identified on Section 5.1(h) of the Kaneb Disclosure

Schedule, or (ii) as otherwise agreed by VLI and KPP, KPP shall not and shall not permit any of its Subsidiaries to (A) increase the amount of compensation of, or pay any severance to, any director, officer or employee of KPP or any of its Subsidiaries (except for increases in base salary or wages to employees who are not directors or officers of the foregoing entities in the ordinary course of business consistent with past practice), (B) make any increase in or commitment to increase any employee benefits, (C) grant any additional equity-based awards, (D) adopt, enter into or amend, make any commitment to adopt, enter into or amend, or take any action to clarify any provision of, any Kaneb Benefit Plan, (E) fund or make any contribution to any Kaneb Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans, or (F) adopt, enter into or amend any collective bargaining agreement or other arrangement relating to union or organized employees.

        (i)    Accounting Methods; Tax Elections.    Except as disclosed in Kaneb SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, KPP shall not change in any material respect its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP as concurred in by the Kaneb Entities's independent public accountants. KPP shall not (i) change its fiscal year or any method of tax accounting, (ii) make any material Tax election or (iii) settle or compromise any material liability for Taxes, except as required by law.

        (j)    Material Contracts.    Other than in the ordinary course of business consistent with past practice or as disclosed on Section 5.1(j) of the Kaneb Disclosure Schedule, KPP and its Subsidiaries shall not enter into any contract or agreement that would be a Kaneb Contract if in existence as of the date of this Agreement or terminate or amend in any material respect any Kaneb Contract or waive any material rights under any Kaneb Contract.

        (k)    Settlement of Disputes.    KPP and its respective Subsidiaries shall not settle any claim, demand, lawsuit or state or federal regulatory proceeding (i) for damages to the extent such settlement in the aggregate assesses damages in excess of $500,000 or (ii) seeking an injunction or any other equitable relief, except in case of clause (i), a settlement of any such claim, demand, lawsuit or state or federal regulatory proceeding within the specific amount reserved and identified on Schedule 5.1(k) of the Kaneb Disclosure Schedule, provided that such settlement achieves a full, final and non-appealable resolution of the matter reserved.

        (l)    Insurance.    KPP shall use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are now carried by KPP and its Subsidiaries.

        (m)    Governmental Filings.    The Kaneb Entities shall file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material permit, license, variance or any other approval required by any Governmental Entity for the continuing operation of its business.

        (n)    Certain Actions.    The Kaneb Entities and their respective Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the KPP Merger or the other transactions contemplated by this Agreement.

        (o)    No Related Actions.    KPP shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        5.2   Covenants of VLI.    During the period from the date of this Agreement and continuing until the Effective Times, each of the VLI Entities agrees as to itself and its Subsidiaries that without the written consent of KPP GP, which consent shall not be unreasonably withheld or delayed (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the VLI Disclosure Schedule).

        (a)   New Business; Capital Expenditures.    VLI shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and obligations or liabilities in connection therewith (I) not exceeding $40 million individually, or $40 million in the aggregate, or (II) contemplated by the 2004 or 2005 capital budget approved by VLI GP and set forth on Section 5.2(a)(II) of the VLI Disclosure Schedule.

        (b)   Ordinary Course.    Except as required under the VLI Partnership Agreement as in effect as of the date hereof, VLI and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practices in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the KPP Effective Time.

        (c)   Distributions; Changes in Share Capital.    Except as required by the VLI Partnership Agreement, VLI shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any distributions on or make other distributions in respect of any of its partnership units or other equity securities, except (x) the declaration and payment of regular quarterly cash distributions not in excess of $0.80 per VLI Common Unit with usual record and payment dates for such distributions in accordance with past distribution practice and (y) the declaration and payment of regular distributions from a wholly-owned Subsidiary of VLI to VLI or to another wholly-owned Subsidiary of VLI in accordance with past distribution practice, (ii) split, combine or reclassify any of its partnership units or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its partnership units, except for any such transaction by a wholly owned Subsidiary of VLI which remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any of its equity securities or partnership units or any securities convertible into or exercisable for any equity securities as partnership units.

        (d)   Issuance of Securities.    The VLI Entities shall not, and shall not permit any of their respective Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any of its equity securities or partner units of any class (including, but not limited to, in the case of VLI and VLI GP, or any general partner interests or limited partner interests), any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of VLI stock options or VLI Common Units upon the exercise of VLI stock options each issued under the VLI Stock Plan, or (ii) issuances, sales or deliveries by a wholly owned Subsidiary of any of the VLI Entities of equity securities or partnership units to such Subsidiary's parent or another wholly owned Subsidiary of any of the VLI Entities.

        (e)   Governing Documents.    Except to the extent required to comply with its obligations hereunder or applicable law, the VLI Entities shall not amend or propose to amend the VLI Partnership Agreement or any of the organizational documents of the other VLI Entities in a manner that would be adverse to the interests of the holders of KPP Units in any manner.

        (f)    No Acquisitions.    Except for acquisitions (i) set forth in Section 5.2(f) of the VLI Disclosure Schedule or (ii) in the ordinary course of business consistent with past practice that do not exceed

$35 million individually or $35 million in the aggregate, without the prior written consent of KPP, which will not be unreasonably withheld, the VLI Entities shall not, and shall not permit any of their Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operation of the business of the VLI Entities and their respective Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor and which acquisitions are in the ordinary course of business consistent with past practice).

        (g)   No Disposition.    VLI shall not, and shall not permit any of their Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, in each case including but not limited to by way of merger, any of its assets (including equity securities or partnership units of Subsidiaries of any of the VLI Entities), except for, in the case of assets that are not equity securities or partnership units, dispositions or Encumbrances of immaterial assets in the ordinary course of business consistent with past practice.

        (h)   Investments; Indebtedness.    The VLI Entities shall not, and shall not permit any of their Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by any of the VLI Entities or any of their wholly owned Subsidiaries to any of their wholly owned Subsidiaries or parent wholly owning such entity, (y) in the ordinary course of business consistent with past practice which are not individually or in the aggregate, material to the VLI Entities and their respective Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause (y) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the KPP Merger under Regulatory Law) or (ii) except for additional borrowing under existing loan agreements or otherwise in connection with financing the transactions contemplated by this Agreement, incur any indebtedness for borrowed money or guarantee or assume any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of any of the VLI Entities or any of their respective Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

        (i)    Compensation.    Except (i) as disclosed on Section 5.2(i) of the VLI Disclosure Schedule or except as required by law or by the terms of any collective bargaining agreement or other agreement in effect as of the date hereof between the VLI Entities or any of their respective subsidiaries and any director, officer or employee thereof identified on Section 5.2(i) of the VLI Disclosure Schedule, (ii) in the ordinary course of business consistent with past practice, or (iii) as otherwise agreed by VLI and KPP, the VLI Entities shall not and shall not permit any of their respective Subsidiaries to (A) increase the amount of compensation of, or pay any severance to, any director, officer or key employee of the VLI Entities or any of their respective Subsidiaries (except for increases in base salary or wages to employees who are not directors, officers or key employees of the foregoing entities in the ordinary course of business consistent with past practice), (B) make any increase in or commitment to increase any employee benefits, (C) adopt, enter into or amend, make any commitment to adopt, enter into or amend, or taken ay action to clarify any provision of, any VLI Benefit Plan, (D) fund or make any contribution to any VLI Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans, or (E) adopt, enter into or amend any collective bargaining agreement or other arrangement relating to union or organized employees.

        (j)    Accounting Methods; Tax Elections.    Except as disclosed in VLI SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, each of the VLI Entities shall not change in any material respect its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP as concurred in by the VLI Entities' independent public accountants. Each of the VLI Entities shall not (i) change its fiscal year or any method of tax accounting, (ii) make any material Tax election or (iii) settle or compromise any material liability for Taxes, except as required by law.

        (k)   Material Contracts.    Other than in the ordinary course of business consistent with past practice or as disclosed on Section 5.2(d) of the VLI Disclosure Schedule, none of the VLI Entities or their Subsidiaries shall enter into any contract or agreement that would be a VLI Contract if in existence as of the date of this Agreement or terminate or amend in any material and adverse respect any VLI Contract, waive any material rights under any VLI Contract.

        (l)    Settlement of Disputes.    The VLI Entities and their Subsidiaries shall not settle any claim, demand, lawsuit or state or federal regulatory proceeding (i) for damages to the extent such settlement in the aggregate assesses damages in excess of $500,000, or (ii) seeking an injunction or any other equitable relief.

        (m)  Insurance.    VLI shall use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are now carried by the VLI Entities or their Subsidiaries.

        (n)   Governmental Filings.    The VLI Entities and their Subsidiaries shall file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material permit, license, variance or any other approval required by any Governmental Entity for the continuing operation of its business.

        (o)   Certain Actions.    The VLI Entities and their Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the KSL Merger and the KPP Merger or the other transactions contemplated by this Agreement or the KSL Merger Agreement.

        (p)   No Related Actions.    Each of the VLI Entities shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        5.3   Governmental Filings.    To the extent permitted by law or regulation or any applicable confidentiality agreement, each of the Kaneb Entities and VLI shall confer on a reasonable basis with each other on operational matters. The Kaneb Entities and VLI shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the KPP Effective Time and shall, if requested by the other and (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly upon request.

        5.4   Control of Other Party's Business.    Nothing contained in this Agreement shall give the Kaneb Entities, directly or indirectly, the right to control or direct VLI's operations or give VLI, directly or indirectly, the right to control or direct the Kaneb Entities' operations prior to the KPP Effective Time. Prior to the KPP Effective Time, each of the Kaneb Entities and VLI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1   Preparation of Proxy Statement; Shareholders and Unitholders Meetings.

        (a)   As promptly as reasonably practicable following the date of this Agreement, VLI and the Kaneb Entities shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus and VLI shall prepare and file with the SEC the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as VLI's prospectus. Each of VLI and the Kaneb Entities shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC, and to keep the Form S-4 effective as long as is necessary to consummate the KPP Merger and the related transactions contemplated hereby. VLI and the Kaneb Entities shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both VLI and the Kaneb Entities, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party which are incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. VLI will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to VLI Unitholders, and the Kaneb Entities will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to KPP Unitholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the VLI Common Units issuable in connection with the KPP Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the Effective Times, any information relating to VLI or the Kaneb Entities, or any of their respective affiliates, officers or directors, is discovered by VLI or the Kaneb Entities and such information should be set forth in an amendment or supplement to either of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the KPP Unitholders and the VLI Unitholders.

        KPP shall use its reasonable best efforts to ensure that none of the information to be supplied by the Kaneb Entities or their respective Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus shall, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the KPP Unitholders Meeting and the VLI Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. KPP shall use its reasonable best efforts to ensure that the Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by the Kaneb Entities with respect to information supplied by VLI for inclusion therein.

        VLI shall use its reasonable best efforts to ensure that none of the information to be supplied by the VLI Entities or their Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the KPP Unitholders Meeting and the VLI Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. VLI shall use its reasonable best efforts to ensure that the Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by the VLI Entities with respect to information supplied by Kaneb Entities for inclusion therein.

        (b)   KPP GP shall duly take all lawful action to call, give notice of, convene and hold the KPP Unitholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of VLI and the Kaneb Entities for the purpose of obtaining the KPP Unitholders Approval and, subject to Section 6.5, shall take all lawful action to solicit the KPP Unitholders Approval. The Board of Directors of KPP GP (i) shall recommend the approval and adoption of the plan of merger contained in this Agreement by the KPP Unitholders to the effect as set forth in Section 4.1(r) (the "Kaneb Recommendation"), and (ii) shall not, unless VLI first makes a Change in the VLI Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to VLI the Kaneb Recommendation or (y) take any action or make any statement in connection with the KPP Unitholders Meeting inconsistent with such recommendation (collectively, a "Change in the Kaneb Recommendation"); provided, however, that the Board of Directors of KPP and KPP GP may make a Change in the Kaneb Recommendation pursuant to Section 6.5 hereof.

        (c)   VLI shall duly take all lawful action to call, give notice of, convene and hold the VLI Unitholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of VLI and the Kaneb Entities for the purpose of obtaining the VLI Unitholders Approval and shall take all lawful action to solicit the VLI Unitholders Approval. The Board of Directors of Parent GP on behalf of VLI GP shall recommend the approval of the issuance of VLI Common Units in the KPP Merger by the VLI Unitholders to the effect set forth in Section 4.2(r)(the "VLI Recommendation"), and shall not, unless the board of directors of KPP GP (pursuant to this Agreement) or the board of directors of KSL (pursuant to the KSL Merger Agreement) first makes a Change in the Kaneb Recommendation (as defined in this Agreement or in the KSL Merger Agreement), (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Kaneb Entities the VLI Recommendation or (y) take any action or make any statement in connection with the VLI Unitholders Meeting inconsistent with such recommendation (collectively, a "Change in the VLI Recommendation").

        6.2   Governance Matters.    At the KPP Effective Time, (i) VLI GP shall take all requisite action to give effect to the succeeding clause, and (ii) Diamond Shamrock Refining and Marketing Company, a Subsidiary of Valero Energy Corporation and the sole member of Parent GP, the general partner of VLI GP, shall (a) expand the Board of Directors of Parent GP by up to three members and (b) cause three of the current members of the KPP GP Board of Directors, as shall be mutually determined by the Kaneb Entities and VLI, to be appointed to the Board of Directors of Parent GP (collectively, the "Kaneb Board Designees").

        6.3   Access to Information.    Upon reasonable notice, each party shall (and shall cause its Subsidiaries to), except as prohibited by law, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Times, to all its properties, books, contracts, commitments, records, officers and employees, and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of Federal, state or foreign laws (including, without limitation, pursuant to the HSR Act, the Securities Act, the Exchange Act and the rules of any Governmental Entity thereunder), as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) such disclosure of the information would breach confidentiality obligations owed to a third party (provided, further, that if the circumstances of the preceding proviso occur, the parties will use reasonable best efforts to agree upon alternate disclosure methods to convey, to the maximum extent possible, the substance of such information to the requesting party). The parties will hold any information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the amended and restated confidentiality agreement dated August 8, 2004, between KPP, KSL and VLI (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either VLI or Kaneb Entities shall not affect the representations and warranties of the other.

        6.4   Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the KPP Merger and the other transactions contemplated by this Agreement as soon as practicable after the date of this Agreement, including (i) preparing and filing as reasonably as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as reasonably as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the KPP Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) using its reasonable best efforts to obtain all such Necessary Consents and the Required Approvals. In furtherance of and not in limitation of the foregoing, each of VLI and the Kaneb Entities agrees (i) to make (A) as reasonably as practicable, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (B) as reasonably as practicable, appropriate filings with the Canadian Competition Commission, if required, in accordance with applicable competition, merger control, antitrust, investment or similar laws, and (C) as promptly as reasonably practicable, all other necessary filings with other Governmental Entities relating to the KPP Merger, and, to supply as promptly as reasonably practicable any additional information or documentation that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which shall not be unreasonably withheld or delayed).

        (b)   Each of the Kaneb Entities and the VLI Entities shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable best efforts to

(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences and (v) subject to any action taken by the parties pursuant to Section 6.4(c), respond promptly and fully to any "second request" or other request for information in connection with filings required by the HSR Act or any similar or corresponding foreign or state statute, law, rule or regulation.

        (c)   In furtherance and not in limitation of the covenants of the parties contained in Section 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any regulatory law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the KPP Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the KPP Merger or the other transactions contemplated hereby, the Kaneb Entities and the VLI Entities shall cooperate with the Other Party in all respects in responding thereto, and each party shall use its respective reasonable best efforts in responding thereto, including (i) contesting and resisting any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement and (ii) holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, assets of VLI, KPP or their respective Subsidiaries or the conducting of their business in a specified manner, provided that the action described in this clause (ii) would not be reasonably expected to have a Material Adverse Effect on the VLI Entities taken as a whole, the Kaneb Entities and KSL taken as a whole, or the combined VLI Entities and Kaneb Entities after the consummation of the KPP Merger. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied with its obligations under this Section 6.4.

        (d)   Each of the VLI Entities and the Kaneb Entities and their respective boards of directors and general partners shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the KPP Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the KPP Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the KPP Merger and the other transactions contemplated hereby.

        6.5   Acquisition Proposals.

        (a)   Each of KPP and KPP GP agrees that neither it nor any of its Subsidiaries nor any of its officers and directors nor those of its Subsidiaries shall, and that it shall cause its and its Subsidiaries' employees and agents and shall use reasonable best efforts to cause its and its Subsidiaries representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit or encourage or knowingly take any action that facilitates any inquiries, or the making of any proposal or offer, with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving KPP GP, KPP or any of their respective Subsidiaries, or any purchase, sale or other transfer of 10% or more of the consolidated assets of KPP GP, KPP (including stock of any of their Subsidiaries) or their Subsidiaries, or any purchase or sale of, or tender or exchange offer for, or other transfer of, their equity securities that, if consummated, would result in any Person (or the shareholders of such Person) beneficially owning securities representing 10% or more of the total voting power of KPP or KPP GP, or any portion of the general partner interest in KPP GP, KPP or any of their respective Subsidiaries, (or 10% or more of the surviving parent entity in such transaction) or the voting power of any of its Subsidiaries (any such proposal, offer or transaction, other than (a) a proposal or offer made by VLI or an Affiliate thereof or (b) a proposal, offer or transaction solely involving equity securities, or all or substantially all of the assets, of KSL to the extent KSL complies with its obligations relating thereto under the KSL Merger Agreement, being hereinafter referred to as an "Acquisition Proposal"), (ii) except as the board of directors of KPP GP determines in good faith, after consultation with outside counsel and taking into account any change in the terms of the KPP Merger or other proposal made reasonably promptly by VLI after being notified pursuant to Section 6.5(b), that doing so is necessary for such directors to comply with their fiduciary duties under applicable law (and in such case only after entering into a confidentiality agreement with such Person on terms no less favorable to KPP than the Confidentiality Agreement and conditioned upon contemporaneously providing to VLI a copy of any such information or data being provided to any such Person pursuant to this Section 6.5 to the extent not previously provided or made available to VLI), have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

        (b)   Notwithstanding anything in this Agreement to the contrary, KPP (and the Board of Directors of KPP GP) shall be permitted to (A) take and publicly disclose a position to the extent necessary to comply with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (to the extent applicable), (B) effect a Change in the Kaneb Recommendation, or (C) engage in discussions or negotiations with, or provide any information (whether confidential, non-public or otherwise) to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B) or (C), (I) the KPP Unitholders Meeting shall not have occurred other than as a result of a breach by Kaneb Entities of their obligations pursuant to Section 6.1, (II) (x) in the case of clause (B) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party not in violation of Section 6.5(a) and the Board of Directors KPP GP concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal, (III) in the case of clause (B) or (C) above, the Board of Directors of KPP GP, after receipt of the advice of outside counsel, determines in good faith that doing so is necessary for such directors to comply with their fiduciary duties under applicable law, (IV) prior to providing any information or data permitted to be provided pursuant to this sentence, KPP shall have entered into a confidentiality agreement with such Person on terms no less favorable to the KPP than the Confidentiality Agreement, and shall have provided to VLI a copy of any such information or data that it is providing to any such Person pursuant to this Section 6.5 to the extent not previously provided or made available to VLI, and (V) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, KPP or KPP GP shall notify VLI promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, along with a copy of the relevant proposed transaction agreements, if such exist, with the party making such Acquisition Proposal. Each of the Kaneb Entities agrees that it will promptly keep VLI reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer. Each of the Kaneb Entities agrees that it will, and will cause its officers, directors and use its reasonable best efforts to cause its representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than the parties to this Agreement) conducted heretofore with respect to any Acquisition Proposal. Each of the Kaneb Entities agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.5.

        6.6   Fees and Expenses.    Subject to Section 8.2, whether or not the KPP Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with any filings under the HSR Act, and the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4, which shall be shared equally by VLI, on the one hand, and the Kaneb Entities, on the other hand.

        6.7   Directors' and Officers' Indemnification and Insurance.

        (a)   The indemnification provisions of the KPP GP LLC Agreement and the KPP Partnership Agreement as each is in effect as of the date hereof shall not be amended, repealed or otherwise modified for a period of at least six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time would be entitled to indemnification by KPP GP or KPP under the KPP GP LLC Agreement and the KPP Partnership Agreement. At the KPP Effective Time, VLI assumes, and is jointly and severally liable for, and shall honor, guaranty and stand for, and shall cause the Surviving Partnership to honor in accordance with their respective terms each of the covenants contained in this Section 6.7 applicable thereto.

        (b)   Without limiting Section 6.7(a), but without duplication or any right or benefit thereunder, after the Effective Time, each of VLI and the Surviving Partnership shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer or employee of KPP GP or KPP or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties"), in their capacity as such, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (x) any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director, manager, partner, employee or other fiduciary in any entity if such service was at the request of KPP GP or KPP) and (y) the KPP Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) KPP GP or KPP or VLI and the Surviving Partnership, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to VLI and the Surviving Partnership, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, subject to the receipt of any undertaking (which need not be secured) by or on behalf of the Indemnified Party to repay such amount if it shall be determined that such Person is not entitled to be indemnified pursuant to the KPP GP LLC Agreement or the KPP Partnership Agreement, as applicable, (ii) VLI and the Surviving Partnership will use all reasonable efforts to assist in and cooperate in the defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law and VLI's or the Surviving Partnership's respective partnership agreement, such determination shall be made by independent legal counsel acceptable to VLI or the Surviving Partnership, as the case may be, and the Indemnified Party; provided, however, that neither VLI nor the Surviving Partnership shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and, provided further, that if VLI or the Surviving Partnership advances or pays any amount to any Person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such Person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to VLI or the Surviving Partnership, as the case may be. The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict requiring separate representation on any significant issue between the positions of any two or more Indemnified Parties.

        (c)   In the event the Surviving Partnership or VLI or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Partnership or VLI shall assume the obligations of the Surviving Partnership or VLI, as the case may be, set forth in this Section 6.7.

        (d)   For a period of six years after the Effective Time, VLI shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by KPP GP or KPP and its Subsidiaries (provided that VLI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for VLI's directors and officers) with respect to matters arising on or before the Effective Time; provided, however, that in no event shall VLI (or any such successor) be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by KPP GP or KPP and its Subsidiaries for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, VLI (or any such successor) shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        (e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the KPP GP LLC Agreement or KPP Partnership Agreement, any indemnification agreement, under Delaware law or otherwise, but shall in no event entitle any Indemnified Party to duplicative payments or reimbursement. The provisions of this Section 6.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

        (f)    VLI shall pay all reasonable expenses, including reasonable attorneys fees, that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.7 to the extent such Indemnified Party is finally determined to be successful on the merits.

        (g)   Nothing contained in this Section 6.7 shall provide, or shall be interpreted as providing, any individual with rights or benefits that are duplicative of those that may be provided under any similar provisions of the KSL Merger Agreement.

        6.8    Employee Benefits.

        (a)   Following the KPP Effective Time until the first anniversary of the KPP Effective Time, Parent GP shall provide, or shall cause to be provided, to individuals who are employees of KPP and its Subsidiaries immediately before the KPP Effective Time and who continue to be employed by any of the VLI Entities after the KPP Effective Time (the "Kaneb Employees") employee benefits (other than any equity-based benefits) that are, in the aggregate, not less favorable than those generally provided to Kaneb Employees as of the date of this Agreement, as disclosed by Kaneb Entities to VLI immediately prior to the date of this Agreement. Notwithstanding anything contained herein to the contrary, Kaneb Employees who are covered under a collective bargaining agreement shall be provided the benefits that are required by such collective bargaining agreement from time to time.

        (b)   (i) For purposes of eligibility and vesting under the employee benefit plans of the VLI Entities and their respective Subsidiaries providing benefits to any Kaneb Employee after the KPP Effective Time (the "New Plans") and (ii) solely for purposes of levels of vacation and severance benefits under the severance and vacation benefit plans providing benefits to any Kaneb Employee after the KPP Effective Time, each Kaneb Employee shall be credited with his or her years of service with the Kaneb Entities and their respective Subsidiaries and predecessor employers before the KPP Effective Time, to the same extent as such Kaneb Employee was entitled, before the KPP Effective Time, to credit for such service under any similar Kaneb Benefit Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Kaneb Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Kaneb Benefit Plan in which such Kaneb Employee participated immediately prior to the KPP Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Kaneb Employee, Parent GP or the other applicable VLI Entity shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent GP or the other applicable VLI Entity shall cause any eligible expenses incurred by such employee and his or her covered dependents—during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins—to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (c)   Parent GP or the other applicable VLI Entity will honor, in accordance with their terms, all vested and accrued benefit obligations to, and contractual rights of, current and former employees of the Kaneb Entities and their respective Subsidiaries which are disclosed in Section 4.1(m)(i) of the Kaneb Disclosure Schedules. Nothing in this Agreement shall be interpreted as preventing Parent GP or the other applicable VLI Entity from amending, modifying or terminating any Kaneb Benefit Plan or other contract, arrangement, commitment or understanding, in accordance with their terms and applicable law. This Agreement is not intended, and it shall not be construed, to create third party beneficiary rights for any current or former employees of the Kaneb Entities or their respective Subsidiaries (including any beneficiaries or dependents thereof) under or with respect to any plan, program, or arrangement described or contemplated by this Agreement.

        (d)   VLI and the Kaneb Entities will take all actions necessary to satisfy the obligations set forth on Section 6.8(d) of the Kaneb Disclosure Schedule in accordance with the procedures set forth therein. Nothing contained in this Section 6.8 shall provide, or shall be interpreted as providing, any individual with rights or benefits that are duplicative of those that may be provided under any similar provisions of the KSL Merger Agreement.

        6.9    Public Announcements.    Neither the VLI Entities nor the Kaneb Entities shall, and neither the VLI Entities nor the Kaneb Entities shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of VLI, in the case of a proposed announcement or statement by the Kaneb Entities, or the Kaneb Entities, in the case of a proposed announcement or statement by any of the VLI Entities; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

        6.10    Listing of VLI Common Units.    VLI shall use its reasonable best efforts to cause the VLI Common Units to be issued in the KPP Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

        6.11    Coordination of Distributions.    Each of VLI and KPP GP shall coordinate with the Other Party regarding the declaration and payment of distributions in respect of the VLI Common Units and the KPP Units and the record dates and payment dates relating thereto, so that no KPP Unitholder shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its KPP Units or any VLI Common Units any such KPP Unitholder receives in exchange therefor pursuant to the KPP Merger.

        6.12    Affiliates.    Not less than 45 days prior to the date of the KPP Unitholders Meeting, KPP shall deliver to VLI a letter identifying all persons who, in the judgment of KPP, may be deemed at the time this Agreement is submitted for approval and adoption by the KPP Unitholders, "affiliates" of KPP or KPP GP for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. KPP shall use reasonable best efforts to cause each person identified on such list to deliver to VLI not later than ten days prior to the Effective Times a written agreement substantially in the form attached as Exhibit A hereto (an "Affiliate Agreement").

        6.13    Section 16 Matters.    Prior to the Effective Times, to the extent permitted by law the Kaneb Entities shall take all such steps as may be required to cause any dispositions of KPP Units or acquisitions of VLI Common Units (including derivative securities with respect to VLI Entities equity securities) resulting from the transactions contemplated by Article II or Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to KPP or will become subject to such reporting requirements with respect to VLI, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.14    Accountants' Letter.    The Kaneb Entities shall use their reasonable best efforts to cause to be delivered to VLI a letter from their independent public accountants addressed to VLI, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to VLI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. VLI shall use its reasonable best efforts to cause to be delivered to the Kaneb Entities a letter from its independent public accountants addressed to the Kaneb Entities, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to the Kaneb Entities and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        6.15    Post-Closing Distribution Policy.    Promptly after the execution of this Agreement, VLI will publicly announce that if the KPP Merger occurs, effective as of the next regular quarterly distribution date following the Closing, VLI intends to increase its quarterly distribution to at least $0.855 per VLI Common Unit, and intends to reaffirm this intent in the Joint Proxy Statement/Prospectus.

        6.16    Other Agreements.    KPP or KSL shall pay the amount to the extent due and payable as set forth on and pursuant to Section 6.16 of the Kaneb Disclosure Schedule. Prior to Closing, VLI will cause the VLI Partnership Agreement to be amended if required in the form attached hereto as Section 6.16 of the VLI Disclosure Schedule.

ARTICLE VII

CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of the Kaneb Entities and VLI to effect the KPP Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Unitholder Approval.    (i) KPP shall have obtained the KPP Unitholders Approval, and (ii) VLI shall have obtained the VLI Unitholders Approval.

          (b)    No Injunctions or Restraints; Illegality.    No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making either of the KSL Merger or the KPP Merger illegal or otherwise prohibiting consummation of either of the KPP Merger and the KSL Merger.

          (c)    HSR Act; Other Approvals.    (i) The waiting period (and any extension thereof) applicable to the KPP Merger and the KSL Merger under the HSR Act shall have been terminated or shall have expired, without the imposition of any condition or requirement that would be expected to have a Material Adverse Effect on the VLI Entities taken as a whole, the Kaneb Entities and KSL taken as a whole, or the combined VLI Entities and Kaneb Entities after the consummation of the KPP Merger), and (ii) all Other Approvals shall have been obtained, except those Other Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI or the Kaneb Entities.

          (d)    NYSE Listing.    The VLI Common Units to be issued in the KPP Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (e)    Effectiveness of the Form S-4.    The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (f)    Consummation of the KSL Merger.    The KSL Merger shall have been consummated.

        7.2    Additional Conditions to Obligations of VLI.    The obligations of VLI to effect the KPP Merger is subject to the satisfaction, or waiver by VLI, on or prior to the Closing Date, of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of the Kaneb Entities set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Kaneb Entities set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); provided, however, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.2(a) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, reasonably be expected to result in (A) an adverse effect on the Kaneb Entities involving $20,000,000 or more (individually or in the aggregate) or (B) a Material Adverse Effect on the Kaneb Entities. In addition to the requirements of the preceding sentence, the representations and warranties set forth in Sections 4.1(a) and (b) that are not qualified therein as to Material Adverse Effect or materiality shall be true and correct in all material respects and those that are so qualified shall be true and correct. VLI shall have received a certificate of an executive officer of each of the Kaneb Entities to the effect of the preceding provisions of this Section 7.2(a).

          (b)    Performance of Obligations of the Kaneb Entities.    Each of the Kaneb Entities shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the combined VLI Entities and the Kaneb Entities after the consummation of the KPP Merger, and VLI shall have received a certificate of an executive officer of each of the Kaneb Entities to such effect.

          (c)    Tax Opinion.    VLI shall have received an opinion of each of Andrews Kurth LLP and Wachtell, Lipton, Rosen & Katz dated as of the Closing Date to the effect that (i) no VLI Entity will recognize any income or gain as a result of the KPP Merger or the KSL Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code), (ii) no gain or loss will be recognized by holders of VLI Common Units as a result of the KPP Merger or the KSL Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code), and (iii) 90% of the combined gross income of each of VLI, KSL and KPP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as "qualifying income" within the meaning of section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the VLI Entities and the Kaneb Entities and any of their respective affiliates as to such matters as such counsel may reasonably request.

        7.3    Additional Conditions to Obligations of the Kaneb Entities.    The obligations of the Kaneb Entities to effect the KPP Merger are subject to the satisfaction, or waiver by the Kaneb Entities, on or prior to the Closing Date, of the following additional conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of VLI set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of VLI set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); provided, however, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.3(a) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, have a Material Adverse Effect on VLI. In addition to the requirements of the preceding sentence, that the representations and warranties set forth in Sections 4.2(a) and (b) that are not qualified therein as to Material Adverse Effect or materiality shall be true and correct in all material respects and those that are so qualified shall be true and correct. The Kaneb Entities shall have received a certificate of an executive officer of VLI to the effect of the preceding provisions of this Section 7.3(a).

          (b)    Performance of Obligations of VLI.    Each of the VLI Entities shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the combined VLI Entities and the Kaneb Entities after the consummation of the KPP Merger, and the Kaneb Entities shall have received a certificate of an executive officer of VLI to such effect.

          (c)    Tax Opinion.    KPP shall have received an opinion dated as of the Closing Date of Fulbright & Jaworski L.L.P. to the effect that, except with respect to fractional units, (i) KPP will not recognize any income or gain as a result of the KPP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code), and (ii) no gain or loss will be recognized by holders of KPP Units as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code); provided, that such opinion shall not extend to any holder who acquired KPP Common Units from KPP in exchange for property other than cash. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the VLI Entities and the Kaneb Entities and any of their respective affiliates as to such matters as such counsel may reasonably request.

          (d)    Reaffirmation.    The Joint Proxy Statement/Prospectus shall contain VLI's reaffirmation of VLI's intent described in Section 6.15.

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated at any time prior to the KPP Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties (or of KPP GP in the case of KPP), and, except as specifically provided below, whether before or after the KPP Unitholders Meeting or the VLI Unitholders Meeting:

          (a)   By mutual written consent of VLI and KPP;

          (b)   By either VLI or KPP, if the KPP Effective Time shall not have occurred on or before the ten month anniversary of the date hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.4) has been the primary cause of, or resulted in, the failure of the KPP Effective Time to occur on or before the Termination Date;

          (c)   By either VLI or KPP if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(c), (d) or (e), as applicable, and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 6.4); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.4 has been the primary cause of such action or inaction;

          (d)   By either VLI or KPP if either the VLI Unitholders Approval or the KPP Unitholders Approval has not been obtained by reason of the failure to obtain the required vote at the VLI Unitholders Meeting or the KPP Unitholders Meeting, as applicable.

          (e)   By VLI, if KPP shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date;

          (f)    By KPP, if VLI shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date;

          (g)   By KPP, if VLI shall have either (i) failed to make the VLI Recommendation or effected a Change in the VLI Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the VLI Unitholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its shareholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

          (h)   By VLI, if KPP shall have either (i) failed to make the Kaneb Recommendation or effected a Change in the Kaneb Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the KPP Unitholders Meeting, as applicable, in accordance with Section 6.1(b) or a failure to prepare and mail to the KPP Unitholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

          (i)    By KPP, if the Board of Directors of KPP GP or KPP has provided written notice to VLI that KPP intends to enter into a binding written agreement for a Superior Proposal (with such termination becoming effective, if VLI does not make the offer contemplated by clause (iii) below, on the business day immediately following the five business day period contemplated thereby, or otherwise, upon KPP entering into such binding written agreement); provided, however, that (i) KPP shall have complied with Section 6.5 hereof in all material respects; (ii) KPP shall have (A) notified VLI in writing of its receipt of such Superior Proposal, (B) further notified VLI in such writing that KPP intends to enter into a binding agreement with respect to such Superior Proposal subject to clause (iii) below and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; and (iii) VLI does not make, within five business days after receipt of KPP GP's or KPP's written notice pursuant to clause (ii) above, an offer that the Board of Directors of KPP GP shall have reasonably concluded in good faith (following consultation with its financial advisor and outside counsel) is at least as favorable to the KPP Unitholders as such Superior Proposal.

          (j)    By VLI or KPP, if the KSL Merger Agreement shall have been terminated without consummation of the transactions contemplated thereby.

        8.2    Effect of Termination.

        (a)   In the event of termination of this Agreement by KPP or VLI as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party to this Agreement or their respective officers or directors except with respect to Section 4.1(s), Section 4.2(s), the second sentence of Section 6.3, Section 6.6, this Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this Agreement, neither VLI nor the Kaneb Entities shall be relieved or released from any liabilities or damages arising out of its intentional or willful and material breach of this Agreement.

        (b)   If (A) (I) KPP or VLI terminates this Agreement pursuant to Section 8.1(d) as a result of the failure to obtain the required vote at the KPP Unitholders Meeting, or pursuant to Section 8.1(b) without the KPP Unitholders Meetings having occurred, (II) VLI terminates this Agreement pursuant to Section 8.1(h), (III) VLI terminates this Agreement pursuant to Section 8.1(e), or (IV) KPP terminates this Agreement pursuant to Section 8.1(i), (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to KPP shall have been publicly announced or otherwise communicated to the senior management, Board of Directors of KPP GP, or to KPP Unitholders and (C) within 18 months of such termination KPP or any of its Subsidiaries enters into any definitive agreement with respect to, or the Board of Directors of KPP GP or any of its Subsidiaries recommends that KPP Unitholders approve, adopt or accept, any Acquisition Proposal and such Acquisition Proposal is consummated at any time, KPP shall promptly, but in no event later than one Business Day, after consummation of such Acquisition Proposal, pay VLI, subject to the last sentence of Section 8.2(d), an aggregate amount equal to the Kaneb Termination Fee by wire transfer of immediately available funds.

        (c)   If (A) (I) KPP or VLI terminates this Agreement pursuant to Section 8.1(d) as a result of the failure to obtain the required vote at the VLI Unitholders Meeting, or pursuant to Section 8.1(b) without the VLI Unitholders Meetings having occurred, (II) KPP terminates this Agreement pursuant to Section 8.1(f), or (III) KPP terminates this Agreement pursuant to Section 8.1(g), (B) at any time after the date of this Agreement and before such termination there shall have been publicly announced or otherwise communicated to Parent GP, VLI GP, the senior management or unitholders of VLI a proposal for the acquisition by a third party of 10% or more of the consolidated assets (including stock of its Subsidiaries) of VLI and its Subsidiaries, taken as a whole, or of 10% or more of its total voting power, whether by merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution, tender offer or exchange offer or similar transaction or series of related transactions and (C) within 18 months of the such termination VLI or any of its Subsidiaries consummates or enters into any definitive agreement with respect to, or VLI GP or any of its Subsidiaries recommends that its respective unitholders or stockholders approve, adopt or accept, a transaction or series of related transactions contemplated by clause (B), then in the case of a termination, VLI shall promptly, but in no event later than one Business Day, after consummation of the transactions contemplated by clause (B), pay KPP, subject to the last sentence of Section 8.2(d), an aggregate amount equal to the VLI Termination Fee by wire transfer of immediately available funds.

        (d)   The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement; accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.6. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement. The parties agree that any Kaneb Termination Fee payable hereunder, together with any KSL Termination Fee previously paid under the KSL Merger Agreement, shall not exceed $25 million, and that any VLI Termination Fee payable hereunder, together with any VLI Termination Fee previously paid under the KSL Merger Agreement, shall not exceed $25 million.

        8.3    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors or general partner, as applicable, at any time before or after the KPP Unitholders Approval or the VLI Unitholders Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such unitholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.4    Extension; Waiver.    At any time prior to the Effective Times, the parties hereto, by action taken or authorized by boards of directors or general partner, as applicable, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

        9.1    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Times, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Times and this Article IX.

        9.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i)    if to any of the VLI Entities to:

        Valero L.P.
        One Valero Way
        San Antonio, Texas 78249

        Attention: Bradley Barron, Esq.

        with a copy to:

        Andrews Kurth LLP
        600 Travis, Suite 4200
        Houston, Texas 77002

        Attention: Gislar Donnenberg, Esq.

        and:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019

        Attention:    Edward D. Herlihy, Esq.
        Lawrence S. Makow, Esq.

            (ii)   if to the Kaneb Entities to:

        2435 North Central Expressway, Suite 700
        Richardson, Texas 75080

        Attention: Edward D. Doherty

        with a copy to:

        Fulbright & Jaworski L.L.P.
        1301 McKinney, Suite 5100
        Houston, Texas 77010

        Attention: John Watson, Esq.

        9.3    Interpretation.    When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require VLI, KPP, KPP GP or any of their respective Subsidiaries or affiliates to take or omit to take any action if doing so would violate any applicable obligation (arising in law or equity), rule or regulation.

        9.4    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

        9.5    Entire Agreement; No Third Party Beneficiaries.

        (a)   This Agreement, the Confidentiality Agreement, the Support Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        (b)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

        9.6    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

        9.7    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        9.8    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        9.9    Submission to Jurisdiction; Waivers.    Each of the VLI Entities and the Kaneb Entities irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the VLI Entities and the Kaneb Entities hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the VLI Entities and the Kaneb Entities hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        9.10    Waiver of Jury Trial.    EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

        9.11    Enforcement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, VALERO L.P., RIVERWALK LOGISTICS, L.P., VALERO GP, LLC, VLI SUB B LLC, KANEB PIPE LINE PARTNERS, L.P. and KANEB PIPE LINE COMPANY LLC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

VALERO L.P.
By:	/s/ CURTIS V. ANASTASIO Name: Curtis V. Anastasio Title: Chief Executive Officer and President
RIVERWALK LOGISTICS, L.P.
By:	/s/ CURTIS V. ANASTASIO Name: Curtis V. Anastasio Title: Chief Executive Officer and President
VALERO GP, LLC
By:	/s/ CURTIS V. ANASTASIO Name: Curtis V. Anastasio Title: Chief Executive Officer and President
VLI SUB B LLC
By:	/s/ CURTIS V. ANASTASIO Name: Curtis V. Anastasio Title: Chief Executive Officer and President
KANEB PIPE LINE PARTNERS, L.P.
By:	/s/ E. D. DOHERTY Name: E. D. Doherty Title: Chairman and CEO
KANEB PIPE LINE COMPANY LLC
By:	/s/ E. D. DOHERTY Name: E. D. Doherty Title: Chairman and CEO

APPENDIX C

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

October 31, 2004

Board of Directors
Valero GP, LLC,
    on behalf of Riverwalk Logistics, L.P.,
    as the general partner of Valero L.P.
One Valero Way
San Antonio, Texas 78249

Members of the Board:

        You have asked us to advise you with respect to the fairness to Valero L.P. ("Valero LP"), from a financial point of view, of the Aggregate Consideration (as defined below) provided for in (i) the Agreement and Plan of Merger, dated as of October 31, 2004 (the "KSL Merger Agreement"), among Valero LP, Riverwalk Logistics, L.P., the general partner of Valero LP ("Valero GP"), Valero GP, LLC, the general partner of Valero GP ("Valero GP Parent" and, together with Valero LP and Valero GP, "Valero"), VLI Sub A LLC, a wholly owned subsidiary of Valero LP ("VLI Sub A"), and Kaneb Services LLC ("KSL") and (ii) the Agreement and Plan of Merger, dated as of October 31, 2004 (the "KPP Merger Agreement" and, together with the KSL Merger Agreement, the "Merger Agreements"), among Valero, VLI Sub B LLC, a wholly owned subsidiary of Valero LP ("VLI Sub B"), Kaneb Pipe Line Partners, L.P. ("KPP") and Kaneb Pipe Line Company LLC, the general partner of KPP (together with KSL and KPP, "Kaneb"). The KSL Merger Agreement provides for, among other things, the merger of VLI Sub A with and into KSL (the "KSL Merger") pursuant to which KSL will become a wholly owned subsidiary of Valero LP and each outstanding common share of KSL will be converted into the right to receive $43.31 in cash (the "KSL Consideration"). The KPP Merger Agreement provides for, among other things, the merger of VLI Sub B with and into KPP (the "KPP Merger" and, together with the KSL Merger, the "Mergers") pursuant to which KPP will become a wholly owned subsidiary of Valero LP and each outstanding unit representing limited partnership interests in KPP (other than such units directly or indirectly owned by KSL) will be converted into the right to receive a number of common units representing limited partnership interests in Valero LP ("VLI Common Units") equal to (i) if the mean average of the mean average of the daily high and low sale price of a VLI Common Unit for the 10 consecutive full trading days immediately preceding the date following the satisfaction or waiver of all closing conditions to the Mergers (the "Average Closing Price") is equal to or less than $54.39, 1.1307; (ii) if the Average Closing Price is between $54.39 and $60.11, a quotient, the numerator of which is $61.50 and the denominator of which is the Average Closing Price, or (iii) if the Average Closing Price is equal to or greater than $60.11, 1.0231 (such number of VLI Common Units, the "KPP Consideration"). The aggregate KSL Consideration and KPP Consideration to be paid by Valero LP in the Mergers is referred to herein as the "Aggregate Consideration."

        In arriving at our opinion, we have reviewed the Merger Agreements as well as certain publicly available business and financial information relating to Valero LP, KSL and KPP. We also have reviewed certain other information relating to Valero LP, KSL and KPP, including financial forecasts for Valero LP, KSL and KPP (as adjusted in the case of KSL and KPP), provided to or discussed with us by the managements of Valero and Kaneb, and have met with the managements of Valero and Kaneb to discuss the businesses and prospects of Valero LP, KSL and KPP. We also have considered certain financial and stock market data of Valero LP, KSL and KPP, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of Valero LP, KSL and KPP, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected. We also have considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

Board of Directors
Valero GP, LLC,
    on behalf of Riverwalk Logistics, L.P.,
    as the general partner of Valero L.P.
October 31, 2004

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Valero LP, KSL and KPP (including adjustments to the financial forecasts for KSL and KPP prepared by the management of Valero), we have been advised by the managements of Valero and Kaneb, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Valero and Kaneb as to the future financial performance of Valero LP, KSL and KPP and of the management of Valero as to the potential cost savings and other synergies anticipated to result from the Mergers and have assumed, with your consent, that the financial results reflected in such forecasts will be realized in the amounts and at the times projected in all respects material to our analyses. We also have assumed, with your consent, that no tax liability will be payable by Valero LP, KSL and KPP and their respective affiliates as a result of the Mergers for federal income tax purposes. We further have assumed, with your consent, that in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Mergers, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Valero LP, KSL, KPP or the contemplated benefits of the Mergers and that the Mergers will be consummated in accordance with the terms of the Merger Agreements without waiver, modification or amendment of any material term, condition or agreement therein. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Valero LP, KSL or KPP, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information made available to us as of, and upon financial, economic, market and other conditions as they exist and can be evaluated on, the date hereof. We are not expressing any opinion as to what the actual value of Valero Common Units will be when issued pursuant to the KPP Merger or the prices at which Valero Common Units will trade at any time. Our opinion only addresses the fairness, from a financial point of view, to Valero LP of the Aggregate Consideration to be paid by Valero LP in the Mergers and does not address the allocation of the Aggregate Consideration or any other aspect or implication of the Mergers or any related transaction. Our opinion does not address the relative merits of the Mergers as compared to other business strategies or transactions that might be available to Valero LP, nor does it address the underlying business decision of Valero LP to proceed with the Mergers. We were not requested to, and we did not, participate in the negotiation or structuring of the Mergers.

        We were retained by Valero LP solely for purposes of rendering this opinion and will receive a fee upon the delivery of this opinion. In addition, Valero LP has agreed to indemnify us for certain liabilities and other items arising out of our engagement. We and our affiliates in the past have provided and in the future may provide financial and investment banking services to Valero Energy Corporation, an affiliate of Valero LP, unrelated to the Mergers, for which services we and our affiliates have received, and expect to receive, compensation. In the ordinary course of our business, we and our affiliates may actively trade the securities of Valero LP, KSL, KPP and certain of their respective affiliates for our and our affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Board of Directors
Valero GP, LLC,
    on behalf of Riverwalk Logistics, L.P.,
    as the general partner of Valero L.P.
October 31, 2004

        It is understood that this letter is for the information of the Board of Directors of Valero GP Parent, on behalf of Valero GP as the general partner of Valero LP, in connection with its evaluation of the Mergers and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act with respect to any matters relating to the Mergers.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid by Valero LP in the Mergers is fair to Valero LP from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

APPENDIX D

October 30, 2004

Special Committee of the Board of Directors
Kaneb Services LLC
2435 North Central Expressway
Richardson, Texas 75080

Members of the Special Committee of the Board:

        You have requested Raymond James & Associates, Inc.'s ("Raymond James") opinion as to the fairness, from a financial point of view, to the shareholders of the outstanding common stock (the "Common Stock") of Kaneb Services LLC (the "Company") of the consideration to be received by such holders in connection with the proposed merger (the "Transaction") of the Company pursuant and subject to the draft Agreement and Plan of Merger by and among the Company and Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, and VLI Sub A LLC (collectively, "Valero"), dated as of October 29, 2004 (the "Agreement"). Under the terms of the Agreement, the consideration to be received by the Company's shareholders in exchange for all the outstanding Common Stock of the Company and any associated rights will be $43.31 per share in cash.

        In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

  1.
  Reviewed the financial terms and conditions as stated in the draft of the Agreement dated October 29, 2004;

  2.
  Reviewed the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Company's quarterly reports on Form l0-Q for the fiscal quarters ended March 31, 2004 and June 30, 2004;

  3.
  Reviewed other Company financial and operating information requested from and/or provided by the Company;

  4.
  Reviewed certain other publicly available information on the Company; and

  5.
  Discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

Raymond James & Associates, Inc.
Member New York Stock Exchange/SIPC
2001 Ross Avenue, Suite 3550 Dallas, TX 75201
214-720-1314    800-393-1314    214-720-1315 Fax

Special Committee of the Board of Directors
Kaneb Services LLC
October 30, 2004

        We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Valero, or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

        Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of October 29, 2004 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

        We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or negotiate the final terms of the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Transaction to the shareholders. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special Committee of the Board of Directors to approve or consummate the Transaction. We express no opinion with respect to any other transaction between the Company, Kaneb Pipeline Partners L.P. and Valero.

        In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

        In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Special Committee of the Board of Directors
Kaneb Services LLC
October 30, 2004

        Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James will receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

        In the ordinary course of our business, Raymond James may trade in the securities of the Company, Valero L.P., and Kaneb Pipe Line Partners L.P. for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

        Based upon and subject to the foregoing, it is our opinion that, as of October 30, 2004, the consideration to be received by the shareholders of the Company pursuant to the Agreement is fair, from a financial point of view, to the holders of the Company's outstanding Common Stock.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

APPENDIX E

October 31, 2004

Board of Directors of
Kaneb Pipe Line Company LLC,
General Partner of Kaneb Pipe Line
Partners, L.P.

Dear Members of the Board of Directors:

        We understand that Kaneb Pipe Line Partners, L.P. (the "Company") proposes to enter into a Merger Agreement, dated as of October 31, 2004 (the "Agreement"), among the Company, Kaneb Pipe Line Company LLC (the "GP"), the general partner of the Company, Valero L.P. ("Valero"), Riverwalk Logistics, L.P. ("Riverwalk"), the general partner of Valero, Valero GP, LLC ("Valero GP"), the general partner of Riverwalk, and VLI Sub B LLC ("VLI Sub B"), a wholly-owned subsidiary of Valero, pursuant to which, among other things, (i) VLI Sub B will be merged with and into the Company (the "Merger") and (ii) in connection with the Merger, each outstanding common unit of the Company (other than the approximately 5.1 million common units held directly or indirectly by the GP) will be converted, as discussed below, into common units of Valero (the "Exchange Ratio"). The Exchange Ratio, which will be set shortly before the close of the Merger, fluctuates based on changes in the Valero unit price to provide a fixed unit value of $61.50 to the Company's common unit holders as long as the Average Closing Price (as such term is defined in the Agreement) is between $54.39 and 60.11. The Exchange Ratio is fixed at 1.0231 common units of Valero above the Average Closing Price of $60.11, and is fixed at 1.1307 common units of Valero below the Average Closing Price of $54.39. The terms of the Merger are more fully set forth in the Agreement.

        Such transaction and all related transactions are referred to collectively herein as the "Transaction."

        You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction or constitute a recommendation to any holder of common units of the Company as to how such unitholder should vote with respect to the Agreement or any other matter. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction, the Agreement or advised you with respect to alternatives to it and we have not been asked to, and do not, offer any opinion as to the material terms of the Agreement or the form of the Merger. Our Opinion does not address the Exchange Ratio and/or any other consideration to be paid to the GP and its affiliates and the officers and members of management of the GP and Kaneb Services, LLC. In particular, in arriving at our opinion, we did not analyze or compare, and our opinion does not address, the relative value of (i) the consideration to be received by any or all of the GP and its affiliates and the officers and members of management of the GP and Kaneb Services, LLC, on the one hand, and (ii) the Valero common units to be received by all other holders of the Company's common units pursuant to the Exchange Ratio, on the other hand.

        We express no opinion as to what the value of Valero common units will be when issued pursuant to the Merger or the prices at which the Valero common units will trade in the future. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement does not differ in any material respect from the draft that we have examined, and that the parties to the Agreement will comply with all the material terms of the Agreement.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended 2001, 2002 and 2003 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2004, and Company-prepared interim financial statements for the period ended September 30, 2004, which the Company's management has identified as being the most current financial statements available;

  2.
  reviewed Valero's annual reports to shareholders and on Form 10-K for the fiscal years ended 2001, 2002 and 2003 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2004, and Valero-prepared interim financial statements for the period ended September 30, 2004, which Valero's management has identified as being the most current financial statements available;

  3.
  reviewed the Agreement;

  4.
  reviewed the Amended and Restated Agreement of Limited Partnership of the Company, dated September 18, 1995, as revised July 23, 1998, as amended by an Amendment thereto dated October 27, 2003;

  5.
  reviewed the Second Amended and Restated Agreement of Limited Partnership of Valero, dated as of April 16, 2001, as amended by the First Amendment thereto dated December 31, 2001 and reviewed the Third Amended and Restated Agreement of Limited Partnership of Valero, L.P., dated March 11, 2004;

  6.
  met with certain members of the senior management of the Company and Valero to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and Valero;

  7.
  reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ending December 31, 2004 through 2005;

  8.
  reviewed forecasts and projections prepared by Valero's management with respect to Valero for the years ending December 31, 2004 through 2009;

  9.
  reviewed drafts of certain documents to be delivered at the closing of the Transaction;

  10.
  reviewed the historical market prices and trading volume for the Company's and Valero's publicly traded securities;

  11.
  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company and Valero, and publicly available prices paid in other transactions that we considered similar to the Transaction; and

  12.
  conducted such other studies, analyses and inquiries as we have deemed appropriate.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and Valero and do not assume any responsibility with respect to it. With respect to the estimates, financial forecasts, pro forma effects (including debt financing) and calculations of cost savings and other synergies referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of the Company and management of Valero as to the future performance of their respective companies and that there has been no material change in the assets, financial condition, business or prospects of the Company and Valero since the date of the most recent financial statements made available to us. In addition, we have assumed, with your approval, that the estimates, financial forecasts, pro forma effects (including debt financing) and calculations of cost savings and other synergies referred to above will be achieved at the times and in the amounts and rates projected. We have assumed, with your consent, that all interim and permanent financings contemplated in connection with the Merger will be obtained without any material adverse effect on the Company and/or Valero and the Merger will qualify as a tax-free merger for U.S. federal income tax purposes. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company, nor have we been furnished with any such inspection or appraisal. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on either or both of the Company and Valero and the Merger. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

        Based upon the foregoing, and in reliance thereon, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of the common units of the Company (other than the GP and its affiliates and the officers and members of management of the GP and Kaneb Services, LLC).

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Appendix F

SECTION 11.5 OF THE KANEB SERVICES
LIMITED LIABILITY COMPANY AGREEMENT

Section 11.5    Appraisal rights.

        With respect to any Transaction Agreement requiring Shareholder adoption, Shareholders shall have appraisal rights in the same manner and to the same extent that such rights would be available to the holder of stock of a Delaware corporation under the GCLD, mutatis mutandis, and those rights must be perfected by the same procedures that would be required of a holder of common stock of a Delaware corporation, mutatis mutandis.

DELAWARE GENERAL CORPORATION LAW
TITLE 8
CORPORATIONS
CHAPTER 1. GENERAL CORPORATION LAW
Subchapter IX. Merger, Consolidation or Conversion

§ 262    Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

            (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

        The partnership agreement of Valero L.P. provides that it will, to the fullest extent permitted by law, indemnify and advance expenses to its general partner, any Departing Partner (as defined therein), any person who is or was an affiliate of its general partner or any Departing Partner, any person who is or was an officer, director, employee, partner, agent or trustee of its general partner or any Departing Partner or any affiliate of its general partner or any Departing Partner, or any person who is or was serving at the request of such general partner or any affiliate of its general partner or any Departing Partner or any affiliate of any Departing Partner as an officer, director, employee, partner, agent or trustee of another person ("Indemnitees") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as general partner, Departing Partner or an affiliate of either, an officer, director, employee, partner, agent or trustee of its general partner, any Departing Partner or affiliate of either or a person serving at the request of Valero L.P. in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of Valero L.P. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. In addition, each Indemnitee would automatically be entitled to the advancement of expenses in connection with the foregoing indemnification. Any indemnification under these provisions will be only out of the assets of Valero L.P.

        Valero L.P. is authorized to purchase (or to reimburse the respective general partners for the costs of) insurance against liabilities asserted against and expenses incurred by the persons described in the paragraph above in connection with their activities, whether or not it would have the power to indemnify such person against such liabilities under the provisions described in the paragraph above. Valero L.P.'s general partner has purchased insurance, the cost of which is reimbursed by Valero L.P., covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of Valero L.P.'s general partner or any of its direct or indirect subsidiaries.

        The limited liability company agreement of Valero GP, LLC provides that Valero GP, LLC will, to the fullest extent permitted or required by the Delaware Limited Liability Company Act, indemnify and advance expenses to any person who is or was a director or an officer of Valero GP, LLC or is or was serving at the request of Valero GP, LLC as a director, officer, employee, or agent of another person (each a "Valero GP Indemnitee") against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Valero GP Indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which any Valero GP Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the person's status as a director, officer, employee or agent, provided that, except with respect to proceedings to enforce rights of indemnification, Valero GP, LLC will indemnify a Valero GP Indemnitee in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of Valero GP, LLC.

        Valero GP, LLC is authorized to purchase insurance against liabilities asserted against and expenses incurred by the persons described in the paragraph above in connection with their activities, whether or not it would have the power to indemnify such person against such liabilities under the provisions described in the paragraph above. Valero Energy has purchased insurance, the cost of which is reimbursed by Valero L.P., covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of Valero GP, LLC or any of its direct or indirect subsidiaries.

ITEM 21. Exhibits and Financial Statement Schedules.

2.1	Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub A LLC and Kaneb Services LLC (attached as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement).
2.2	Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub B LLC, Kaneb Pipe Line Partners, L.P. and Kaneb Pipe Line Company LLC (attached as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement).
5.1	Opinion of Bradley C. Barron, Esq. as to the legality of the securities.
8.1	Opinion of Andrews Kurth LLP as to certain tax matters.*
8.2	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.*
8.3	Opinion of Fulbright & Jaworski L.L.P. as to certain tax matters.*
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP for Kaneb Services.
23.3	Consent of KPMG LLP for Kaneb Partners.
23.4	Consent of Bradley C. Barron, Esq. (included in opinion filed as Exhibit 5.1).
23.5	Consent of Andrews Kurth LLP (included in opinion filed as Exhibit 8.1).*
23.6	Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as Exhibit 8.2).*
23.7	Consent of Fulbright & Jaworski (included in opinion filed as Exhibit 8.3).*
24.1	Powers of Attorney (included on signature page hereto).
99.1	Form of Proxy for Holders of Valero L.P. common units.*
99.2	Form of Proxy for Holders of Kaneb Partners units.*
99.3	Form of Proxy for Holders of Kaneb Services common shares.*
99.4	Consent of Credit Suisse First Boston LLC
99.5	Consent of Raymond James & Associates, Inc.
99.6	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

*
To be filed by amendment.

ITEM 22. Undertakings.

        The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Valero L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, State of Texas, on the 23rd day of November, 2004.

VALERO L.P.
By:	RIVERWALK LOGISTICS, L.P. its general partner
	By:	VALERO GP, LLC its general partner
By:	/s/ CURTIS V. ANASTASIO Name: Curtis V. Anastasio Title: President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Curtis V. Anastasio, Steven A. Blank, Clayton E. Killinger and Bradley C. Barron, and each of them, any of whom may act without the joinder of the others, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title

/s/ WILLIAM E. GREEHEY William E. Greehey	Chairman of the Board and Director
/s/ CURTIS V. ANASTASIO Curtis V. Anastasio	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ STEVEN A. BLANK Steven A. Blank	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ CLAYTON E. KILLINGER Clayton E. Killinger	Vice President and Controller (Principal Accounting Officer)
/s/ DAN J. HILL Dan J. Hill	Director
/s/ WILLIAM R. KLESSE William R. Klesse	Director
/s/ GREGORY C. KING Gregory C. King	Director
/s/ H. FREDERICK CHRISTIE H. Frederick Christie	Director
/s/ RODMAN D. PATTON Rodman D. Patton	Director
/s/ ROBERT A. PROFUSEK Robert A. Profusek	Director

         Each person above holds his respective position at both Valero GP, LLC (the general partner of Riverwalk Logistics, L.P., the general partner of Valero L.P.) and Valero GP, Inc. (the general partner of Valero Logistics Operations, L.P.).

EXHIBIT INDEX

Exhibit Number	Description
2.1	—	Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub A LLC and Kaneb Services LLC (attached as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement).
2.2	—
Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub B LLC, Kaneb Pipe Line Partners, L.P. and Kaneb Pipe Line Company LLC (attached as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement).
5.1	—	Opinion of Bradley C. Barron, Esq. as to the legality of the securities.
8.1	—	Opinion of Andrews Kurth LLP as to certain tax matters.*
8.2	—	Opinion of Wachtell, Lipton, Rosen & Katz to certain tax matters.*
8.3	—	Opinion of Fulbright & Jaworski L.L.P. as to certain tax matters.*
23.1	—	Consent of Ernst & Young LLP.
23.2	—	Consent of KPMG LLP for Kaneb Services.
23.3	—	Consent of KPMG LLP for Kaneb Partners.
23.4	—	Consent of Bradley C. Barron, Esq. (included in opinion filed as Exhibit 5.1).
23.5	—	Consent of Andrews Kurth LLP (included in opinion filed as Exhibit 8.1).*
23.6	—	Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as Exhibit 8.2).*
23.7	—	Consent of Fulbright & Jaworski (included in opinion filed as Exhibit 8.3).*
24.1	—	Powers of Attorney (included on signature page hereto).
99.1	—	Form of Proxy for Holders of Valero L.P. common units.*
99.2	—	Form of Proxy for Holders of Kaneb Partners units.*
99.3	—	Form of Proxy for Holders of Kaneb Services common shares.*
99.4	—	Consent of Credit Suisse First Boston LLC.
99.5	—	Consent of Raymond James & Associates, Inc.
99.6	—	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

*
To be filed by amendment.

QuickLinks

NOTICE OF SPECIAL MEETING OF UNITHOLDERS To Be Held on
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QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETINGS
SUMMARY
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
SELECTED HISTORICAL FINANCIAL DATA
SELECTED HISTORICAL FINANCIAL DATA—Continued
SELECTED HISTORICAL FINANCIAL DATA—Continued
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SELECTED HISTORICAL FINANCIAL DATA—Continued
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MARKET PRICES AND DISTRIBUTION INFORMATION
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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
VALERO L.P. SPECIAL MEETING
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THE MERGERS
THE KANEB SERVICES MERGER AGREEMENT
THE KANEB PARTNERS MERGER AGREEMENT
COMPARISON OF THE RIGHTS OF VALERO L.P. AND KANEB PARTNERS UNITHOLDERS
VALERO L.P. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
VALERO L.P. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
VALERO L.P. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET SEPTEMBER 30, 2004 (in thousands)
VALERO L.P. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2003 (in thousands, except unit and per unit data)
VALERO L.P. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (in thousands, except unit and per unit data)
VALERO L.P. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (in thousands, except unit and per unit data)
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RIGHTS OF DISSENTING UNITHOLDERS/SHAREHOLDERS
EXPERTS
OTHER MATTERS
UNITHOLDER/SHAREHOLDER PROPOSALS
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WHERE YOU CAN FIND MORE INFORMATION

ARTICLE I CERTAIN DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III CONVERSION OF SECURITIES
ARTICLE IV REPRESENTATIONS AND WARRANTIES
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII CONDITIONS PRECEDENT
ARTICLE VIII TERMINATION AND AMENDMENT
ARTICLE IX GENERAL PROVISIONS

W I T N E S S E T H
ARTICLE I CERTAIN DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III CONVERSION OF SECURITIES
ARTICLE IV REPRESENTATIONS AND WARRANTIES
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII CONDITIONS PRECEDENT
ARTICLE VIII TERMINATION AND AMENDMENT
ARTICLE IX GENERAL PROVISIONS
Raymond James & Associates, Inc. Member New York Stock Exchange/SIPC 2001 Ross Avenue, Suite 3550 Dallas, TX 75201 214-720-1314 800-393-1314 214-720-1315 Fax
SECTION 11.5 OF THE KANEB SERVICES LIMITED LIABILITY COMPANY AGREEMENT
DELAWARE GENERAL CORPORATION LAW TITLE 8 CORPORATIONS CHAPTER 1. GENERAL CORPORATION LAW Subchapter IX. Merger, Consolidation or Conversion
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX